CONVERSION VALUATION APPRAISAL REPORT


                                 Prepared for:

                          Lincoln Federal Savings Bank

                                      and

                                Lincoln Bancorp



                                     As Of:

                                August 14, 1998




                                  Prepared By:

                             Keller & Company, Inc.

                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426


                                KELLER & COMPANY

                     CONVERSION VALUATION APPRAISAL REPORT


                                 Prepared for:

                          Lincoln Federal Savings Bank

                                      and

                                Lincoln Bancorp



                                     As Of:

                                August 14, 1998

                                TABLE OF CONTENTS



                                                                            PAGE

INTRODUCTION                                                                   1

  I. Description of Lincoln Federal Savings Bank
     General                                                                   4
         Performance Overview                                                  7
         Income and Expense                                                    9
         Yields and Costs                                                     15
     Interest Rate Sensitivity                                                16
         Lending Activities                                                   18
         Non-Performing Assets                                                23
         Investments                                                          25
         Deposit Activities                                                   26
         Borrowings                                                           27
         Subsidiaries                                                         27
         Office Properties                                                    27
         Management                                                           28

II.  Description of Primary Market Area                                       29

III. Comparable Group Selection
         Introduction                                                         34
         General Parameters
           Merger/Acquisition                                                 35
           Mutual Holding Companies                                           36
           Trading Exchange                                                   37
           IPO Date                                                           37
           Geographic Location                                                37
           Asset Size                                                         38
         Balance Sheet Parameters
           Introduction                                                       39
           Cash and Investments to Assets                                     40
           Mortgage-Backed Securities to Assets                               40
           One- to Four-Family Loans to Assets                                41
           Total Net Loans to Assets                                          41
           Total Net Loans and Mortgage-Backed Securities to Assets           41
           Borrowed Funds to Assets                                           42
           Equity to Assets                                                   43
         Performance Parameters
           Introduction                                                       43

                                                                            PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                           44
           Return on Average Equity                                           44
           Net Interest Margin                                                45
           Operating Expenses to Assets                                       45
           Noninterest Income to Assets                                       46
         Asset Quality Parameters
           Introduction                                                       47
           Nonperforming Assets to Asset Ratio                                47
           Repossessed Assets to Assets                                       47
           Loan Loss Reserves to Assets                                       48
         The Comparable Group                                                 48

IV.      Analysis of Financial Performance                                    50

V.      Market Value Adjustments
         Earnings Performance and Growth Potential                            53
         Market Area                                                          59
         Financial Condition                                                  60
         Asset, Loan and Deposit Growth                                       62
         Dividend Payments                                                    64
         Subscription Interest                                                65
         Liquidity of Stock                                                   66
         Management                                                           66
         Marketing of the Issue                                               67

VI.      Valuation Methods                                                    69
         Price to Book Value Method                                           70
         Price to Earnings Method                                             71
         Price to Assets Method                                               72
         Valuation Conclusion                                                 74

                                LIST OF EXHIBITS




NUMERICAL                                                                   PAGE
EXHIBITS

   1          Consolidated Balance Sheets - At June 30, 1998,
                and December 31, 1997                                         76
   2          Consolidated Statements of Financial Condition -
                At December 31, 1993 through 1997                             77
   3          Consolidated Statements of Income  - Six months ended
                June 30, 1998, and for the Year Ended
                December 31, 1997                                             78
   4          Consolidated Statements of Income - Year Ended
                December 31, 1993 through 1996                                79
   5          Selected Consolidated Financial Information                     80
   6          Income and Expense Trends                                       81
   7          Normalized Earnings Trend                                       82
   8          Performance Indicators                                          83
   9          Volume/Rate Analysis                                            84
  10          Yield and Cost Trends                                           85
  11          Net Portfolio Value                                             86
  12          Loan Portfolio Composition                                      87
  13          Loan Maturity Schedule                                          88
  14          Loan Originations and Purchases                                 89
  15          Delinquent Loans                                                90
  16          Nonperforming Assets                                            91
  17          Classified Assets                                               92
  18          Allowance for Loan Losses                                       93
  19          Investment Portfolio Composition                                94
  20          Mix of Deposits                                                 95
  21          Deposit Activity                                                96
  22          Borrowed Funds Activity                                         97
  23          Offices of Lincoln Federal Savings Bank                         98
  24          List of Key Officers and Directors                              99
  25          Key Demographic Data and Trends                                100
  26          Key Housing Data                                               101
  27          Major Sources of Employment                                    102
  28          Unemployment Rates                                             103
  29          Market Share of Deposits                                       104
  30          National Interest Rates by Quarter                             105
  31          Thrift Stock Prices and Pricing Ratios                         106
  32          Key Financial Data and Ratios                                  118
  33          Recently Converted Thrift Institutions                         131
  34          Acquisitions and Pending Acquisitions                          133

NUMERICAL                                                             PAGE
EXHIBITS



  35       Thrift Stock Prices and Pricing Ratios -
             Mutual Holding Companies                                   134
  36       Key Financial Data and Ratios -
             Mutual Holding Companies                                   135
  37       Balance Sheets Parameters -
             Comparable Group Selection                                 136
  38       Operating Performance and Asset Quality Parameters -
             Comparable Group Selection                                 141
  39       Balance Sheet Ratios -
             Final Comparable Group                                     147
  40       Operating Performance and Asset Quality Ratios
                    Final Comparable Group                              148
  41       Balance Sheet Totals - Final Comparable Group                149
  42       Balance Sheet - Asset Composition
                    Most Recent Quarter                                 150
  43       Balance Sheet - Liability and Equity
                    Most Recent Quarter                                 151
  44       Income and Expense Comparison
                    Trailing Four Quarters                              152
  45       Income and Expense Comparison as a Percent of
                    Average Assets - Trailing Four Quarters             153
  46       Yields, Costs and Earnings Ratios
                    Trailing Four Quarters                              154
  47       Dividends, Reserves and Supplemental Data                    155
  48       Valuation Analysis and Calculations                          156
  49       Market Pricings and Financial Ratios - Stock Prices
                    Comparable Group                                    157
  50       Pro Forma Minimum Valuation                                  158
  51       Pro Forma Mid-Point Valuation                                159
  52       Pro Forma Maximum Valuation                                  160
  53       Pro Forma Superrange Valuation                               161
  54       Summary of Valuation Premium or Discount                     162

ALPHABETICAL EXHIBITS                                                     PAGE


   A                       Background and Qualifications                   163
   B                       RB 20 Certification                             167
   C                       Affidavit of Independence                       168

                                KELLER LETTERHEAD



September 15, 1998



Board of Directors
Lincoln Federal Savings Bank
1121 East Main Street
Plainfield, IN 46168

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Lincoln Bancorp (the "Corporation"), which is the newly formed holding company of Lincoln Federal Savings Bank ("Lincoln Federal" or the "Bank"). The Corporation will hold all of the shares of the common stock of the Bank. Such stock is to be issued in connection with the Bank's conversion from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association in accordance with the Bank's plan of conversion. This appraisal was prepared and provided to the Bank in accordance with the conversation requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Lincoln Federal and the material provided by the independent auditor, Olive LLC, Indianapolis, Indiana, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. WE have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Lincoln Federal, with the law firm of Barnes & Thornburg, Indianapolis, Indiana, the Bank's conversion counsel, and with Olive LLC. Further, we viewed the Bank's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will subsequently be able to sell such shares at a price equivalent to the price designated in this appraisal.

This valuation recognizes the implications and impact of the Corporation's establishment of a charitable foundation in connection with the Bank's conversion. The foundation will be funded with authorized but unissued shares of the Corporation equal to 3.85 percent of the shares to be offered to the public at the midpoint of the valuation range.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will make necessary adjustments to the Bank's appraised value in an appraisal update.

It is our opinion that as of August 14, 1998, the pro forma market value or appraised value of the Corporation, inclusive of the value of the shares to be issues to the foundation, is $67,500,000 at the midpoint, representing 6,750,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $57,375,000 to a maximum of $77,625,000, with a super- maximum of $89,268,750, representing 5,737,500 shares, 6,750,000 shares, 7,762,500 shares and 8,926,875 shares at $10.00 per share at the minimum, midpoint, maximum and super-maximum, respectively.

Net of the shares to be issued to the foundation, the gross proceeds of the public offering will be $65,000,000 at the midpoint, ranging from $54,875,000 at the minimum to $75,125,000 at the maximum, with a super-maximum of $86,768,750, representing 5,487,500 shares, 6,500,000 shares, 7,512,500 shares and 8,676,875 shares at $10.00 per share at the minimum, midpoint, maximum and super-maximum, respectively.

The pro forma appraised value of Lincoln Bancorp as of August 14, 1998, is $67,500,000 at the midpoint.

Very truly yours,

/s/ KELLER & COMPANY, INC.

INTRODUCTION

         Keller & Company, Inc. is an independent appraisal firm for financial institutions, and has prepared this Conversion Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Lincoln Bancorp (the "Corporation"), an Indiana corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Lincoln Federal Savings Bank ("Lincoln Federal" or the "Bank"), Plainfield, Indiana. The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a federal- chartered mutual savings and loan association to a federal-chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Barnes & Thornburg, L.L.P., Indianapolis, Indiana.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," in accordance with the OTS application requirements of Regulation '563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the financial statements for the five fiscal years ended December 31, 1993 through 1997, as well as the financial statements for the six months ended June 30, 1997 and 1998, and discussed them with Lincoln Federal's management and with Lincoln Federal's independent auditors, Olive, LLP, Indianapolis, Indiana. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

         We have visited Lincoln Federal's home office and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area of Hendricks, Montgomery and Clinton Counties, and analyzed the Bank's primary market area relative to Indiana and the United States. We have also examined the competitive market within which Lincoln Federal operates, giving consideration to the area's numerous bank and thrift institution offices, mortgage banking offices, and other competitors and other demographic and economic characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Lincoln Federal to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF LINCOLN FEDERAL SAVINGS BANK


GENERAL

         Lincoln Federal Savings Bank was organized in 1884 as a federal-chartered mutual savings and loan association, Ladoga Federal Savings and Loan Association, Ladoga, Indiana. In 1979, Ladoga Federal merged with Plainfield First Federal Savings and Loan Association and changed its name to Lincoln Federal Savings and Loan Association. In 1984, the Bank changed its name to Lincoln Federal Savings Bank. Lincoln Federal conducts its business from its main office in Plainfield, Indiana and its three branches in Crawfordsville, Frankfort and Brownsburg. The Bank serves its customers from its four offices with a fifth office to open on Avon in January 1999.

         Lincoln  Federal's  deposits are insured up to applicable limits by the
Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Lincoln Federal is a member of the Federal Home Loan Bank (the "FHLB") of Indianapolis and is regulated by the OTS and by the FDIC. As of June 30, 1998, Lincoln Federal had assets of $304,500,000, deposits of $211,160,000 and equity of $42,795,000.

         Lincoln Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Lincoln Federal has been involved in the origination of residential mortgage loans secured by one- to four-family dwellings, which represented 63.3 percent of its loan originations during the six months ended June 30, 1998, and a lesser 57.5 percent of its loan originations during the fiscal year ended December 31, 1997. Consumer loan originations represented a modest 20.2 percent and 16.1 percent of total originations for the same respective time periods. At June 30, 1998, 79.9 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans, compared to a moderately higher
83.8 percent at December 31, 1993, with the primary sources of funds being retail deposits from residents in its local communities and FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction and land loans, commercial loans and consumer loans. Consumer loans include home improvement loans, automobile loans, loans on savings accounts, home equity loans, and secured and unsecured personal loans.

         The Bank had $48.5 million, or a moderate 15.9 percent of its assets in cash and interest-bearing deposits and investments including FHLB stock. The Bank had an additional $43.2 million in mortgage-backed securities. Deposits, FHLB advances, and equity have been the primary sources of funds for the Bank's lending and investment activities.

         The Bank's gross amount of stock to be sold in the subscription and community offering will be $65,000,000 or 6,500,000 shares at $10 per share based on the midpoint of the appraised value of $67.5 million, less $2.5 million to be used to form the Lincoln Federal Charitable Foundation, Inc. ("Foundation"). The net conversion proceeds of $63,390,000 reflect the $2.5 million Foundation and conversion expenses of approximately $1,610,000. The actual cash proceeds to the Bank will be $31.7 million representing fifty percent of the net conversation proceeds. The ESOP will represent 8.0 percent of the gross shares issued or 540,000 shares at $10 per share, representing $5,400,000. The Bank's net proceeds will be invested in adjustable-rate and fixed-rate mortgage loans, consumer loans and mortgage related securities, and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP, to invest in short-and intermediate-term government or federal agency securities or possibly to purchase mortgage-backed and related securities.

         Lincoln Federal has seen a moderate deposit increase over the past five fiscal years with deposits increasing 14.8 percent from December 31, 1993 to December 31, 1997, or an average of 3.71 percent per year. From December 31, 1997, to June 30, 1998, deposits increased by 3.58 percent or 7.16 percent, annualized, compared to a 3.31 percent decrease in fiscal 1997. The Bank has focused on increasing its residential real estate loan portfolio during the past five years, monitoring its earnings and maintaining its equity to assets ratio. Equity to assets increased from 12.49 percent of assets at December 31, 1993, to
13.06 percent at December 31, 1997, and then increased to 14.05 percent at June 30, 1998.

         Lincoln Federal's primary lending strategy has been to focus on the origination of adjustable-rate and fixed-rate one- to four-family loans, the origination of commercial real estate and land loans, the origination of construction loans and the origination of consumer and commercial loans.

         Lincoln Federal's share of one- to four-family mortgage loans has decreased moderately, from 83.8 percent of gross loans at December 31, 1993, to
77.1 percent as of June 30, 1998. Construction loans decreased from 4.1 percent of gross loans at December 31, 1993, to 3.7 percent at June 30, 1998. Commercial real estate and land loans decreased from 8.4 percent to 7.8 percent and multi-family loans increased from 0.4 percent to 0.5 percent from December 31, 1993, to June 30, 1998. All types of mortgage loans as a group decreased from
96.6 percent of gross loans in 1993 to 89.2 percent at June 30, 1998. Commercial loans increased from zero in 1993 to 0.1 percent of loans at June 30, 1998. The decrease in mortgage loans was offset by the Bank's increase in consumer loans. The Bank's share of consumer loans witnessed an increase in its share of loans from 3.4 percent at December 31, 1993, to 10.8 percent at June 30, 1998, and the level of consumer loans increased from $7.1 million to $22.4 due primarily to growth in home equity loans.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank's historically higher level of nonperforming assets and higher charge-offs in 1997 and the six months ended June 30, 1998. At December 31, 1995, Lincoln Federal had $1,121,000 in its loan loss allowance or 0.39 percent of gross loans and 46.8 percent of nonperforming assets, which increased to $1,432,000 and represented a higher
0.70 percent of gross loans and 82.3 percent of nonperforming assets at June 30, 1998.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on strengthening the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Lincoln Federal's financial position over the past five fiscal years of December 31, 1993 through December 31, 1997, and for the six months ended June 30, 1998, is highlighted through the use of selected financial data in Exhibit
5. Lincoln Federal has focused on maintaining its equity level and overall earnings, increasing its loan levels, increasing its investments, and maintaining its net interest margin. Lincoln Federal has experienced a moderate increase in assets from 1993 to 1997 with a more modest increase in deposits, a noticeable increase in borrowed funds, and a rise in equity over the past five fiscal years. Such a change in assets was the result of a major increase in both loans and investments from 1993 to 1997.

         Lincoln Federal witnessed a total increase in assets of $95.9 million or 42.5 percent for the period of December 31, 1993, to December 31, 1997, representing an average annual increase in assets of 10.6 percent. For the year ended December 31, 1997, assets decreased $24.2 million or 7.0 percent due to the securitization of approximately $76.2 million in loans and the subsequent sale of approximately $54.5 million of these mortgage-backed securities. For the six months ended June 30, 1998, the Bank's assets decreased another $16.9 million or 5.3 percent with this decrease due to the securitization of $39.9 million in loans and the subsequent sale of $21.1 million of these mortgage-backed securities. Over the past four fiscal periods, the Bank experienced its largest dollar rise in assets of $83.5 million in fiscal year 1994, which represented a significant 37.0 percent increase in assets primarily funded by a rise in deposits and borrowings. This increase was succeeded by a $10.8 million or 3.5 percent increase in assets in fiscal year 1995 and a $25.8 million increase or 8.1 percent rise in fiscal year 1996.

         The  Bank's  net  loan   portfolio,   including   mortgage   loans  and
non-mortgage loans, increased from $190.1 million at December 31, 1993, to $250.0 million at December 31, 1997, and represented a total increase of $59.9 million, or 31.5 percent. The average annual increase during that period was
7.87 percent. That increase was primarily the result of higher levels of loan originations of one- to four-family loans and consumer loans. For the year ended December 31, 1997, loans decreased $32.8 million or 11.6 percent due to loan securitizations. For the six months ended June 30, 1998, net loans decreased another $65.1 million or 26.2 percent also as a result of loan securitizations.

         Lincoln Federal has pursued obtaining funds through deposits and FHLB advances in accordance with the demand for loans. The Bank's competitive rates for savings in its local market in conjunction with its focus on service have been the sources for attracting retail deposits. Deposits increased 18.8 percent from 1993 to 1996, and then decreased 3.3 percent in 1997 with an average annual rate of increase of 3.7 percent from December 31, 1993, to December 31, 1997. For the six months ended June 30, 1998, deposits increased by $7.3 million or 3.6 percent, annualized to 7.2 percent. The Bank's strongest fiscal year deposit growth was in 1996, when deposits increased a moderate $14.7 million or 7.5 percent. The Bank had FHLB advances of $47.9 million at June 30, 1998 compared to a lower $17.6 million at December 31, 1993.

         Lincoln Federal has been able to increase its equity each fiscal year from 1993 through 1997 and in the six months ended June 30, 1998. At December 31, 1993, the Bank had equity of $28.2 million representing a 12.49 percent equity to assets ratio and then increased to $42.0 million at December 31, 1997, and representing a 13.06 percent equity to assets ratio. At June 30, 1998, equity was a higher $42.8 million and a higher 14.05 percent of assets. The rise in the equity to assets ratio from 1993 to 1997 is the result of the Bank's steady earnings performance impacted by the Bank's moderate rise in assets. Equity increased 49.0 percent from December 31, 1993, to December 31, 1997, representing an average annual increase of 12.3 percent and increased only 1.9 percent for the six months ended June 30, 1998, or 3.8 percent, annually.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Lincoln Federal, reflecting the Bank's income and expense trends. This table provides key income and expense figures in dollars for the fiscal years of 1993 through 1997 and income and expense figures for the six months ended June 30, 1997 and 1998.

         Lincoln Federal has witnessed an overall increase in its dollar level of interest income from December 31, 1993, through December 31, 1997, due to the Bank's growth in assets, primarily loans. Interest income ranged from a low of $15.7 million in 1993 to a high of $25.3 million in 1997. This overall trend was the result of increases in each fiscal year from 1993 to 1997. For the six months ended June 30, 1998, interest income was $11.4 million, compared to $12.9 million for the six months ended June 30, 1997, reflecting a decrease in interest income due to the Bank's reduction in loans and assets. The overall increase in interest income from 1993 to 1997 was due primarily to the Bank's increase in its loan portfolio.

         The Bank's interest expense experienced a similar trend with increases from fiscal year 1993 to 1997. Interest expense increased $7.6 million or 101.3 percent, from 1993 to 1996, compared to a larger dollar increase in interest income of $8.7 million but a smaller 55.6 percent, for the same time period. Interest expense then increased $533,600 or 3.5 percent from 1996 to 1997, compared to an increase in interest income of $844,000 or 3.5 percent. Such increase in interest income, notwithstanding the increase in interest expense, resulted in a moderate dollar increase in annual net interest income of $311,000 or 3.3 percent for the fiscal year ended December 31, 1997, and a minimal increase in net interest margin. Net interest income increased from $8,201,000 in 1993, its lowest level, to $9,645,000 in 1997. For the six months ended June 30, 1998, Lincoln Federal's actual net interest income was $4,588,000 or $9.1 million, annualized, which was moderately lower than the $5,122,000 for the six months ended June 30, 1997, or $10.2 million, annualized.

         The Bank has made provisions for loan losses in four of the past five fiscal years of 1993 through 1997 and also in the six months ended June 30, 1998. The amounts of those provisions were determined in recognition of the Bank's levels of nonperforming assets, charge-offs, repossessed assets, the Bank's rise in lending activity, and industry norms. The loan loss provisions were $369,000 in 1993, $100,000 in 1995, $120,000 in 1996, $298,000 in 1997 and
$410,000 in the six months ended June 30, 1998. The Bank had a decrease in provisions of $1,000 in 1994. The impact of these loan loss provisions has been to provide Lincoln Federal with a general valuation allowance of $1,432,000 at June 30, 1998, or 0.70 percent of gross loans and 82.3 percent of nonperforming assets.

         Total other income or noninterest income indicated very volatile levels in fiscal years 1993 to 1997 due to unrealized gains and losses and losses on its equity investment in limited partnerships. The highest level of noninterest income was in fiscal year 1993 at $877,000 or 0.39 percent of assets and the lowest level was a loss of $1,514,000 in 1994, representing 0.49 percent of assets and due primarily to losses on loans held for sale. The average noninterest income level for the past five fiscal years was a negative $27,800 or a minimal (0.01) percent of average assets. Excluding the larger loss in 1994, the average noninterest income was a much higher $343,750 or 0.11 percent of average assets. In the six months ended June 30, 1998, noninterest income was $101,000 or 0.07 percent of assets on an annualized basis. Other noninterest income consists primarily of service charges, fees and other income.

         The Bank's general and administrative expenses or other expenses increased from $2,602,000 for the fiscal year of 1993 to $5,085,000 for the fiscal year ended December 31, 1997. The dollar increase in other expenses was $2,483,000 from 1993 to 1997, representing an average annual increase of $620,750 or 16.4 percent. The higher average annual increase in other expenses was due partially to the Bank's higher rise in core overhead expenses in fiscal 1997 of 33.7 percent due to higher data processing expenses, professional fees and higher other expenses. On a percent of average assets basis, other expenses increased from 1.29 percent of average assets for the fiscal year ended December 31, 1993, to 1.47 percent for the fiscal year ended December 31, 1997. For the six months ended June 30, 1998, Lincoln Federal's ratio of other expenses to average assets was a higher 2.15 percent, due to a higher data processing expenses, compensation, professional fees and mortgage servicing rights amortization.

         The net earnings position of Lincoln Federal has indicated profitable performance in each of the past five fiscal years ended December 31, 1993 through 1997, and for the six months ended June 30, 1998. The annual net income figures for the past five fiscal years of 1993, 1994, 1995, 1996 and 1997 have been $4,176,000, $3,383,000, $3,383,000, $2,988,000 and $3,513,000, representing returns on average assets of 2.06 percent, 1.32 percent, 1.09 percent, 0.90 percent, and 1.02 percent, respectively. For the six months ended June 30, 1998, net earnings were $817,000, representing an annualized return on average assets of 0.53 percent.

         Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1996 and 1997 and for the twelve months ended June 30, 1998. The Bank's normalized earnings eliminate any nonrecurring income and expense items. There was an expense adjustment of $1.3 million in 1996 to eliminate the one-time SAIF assessment. In fiscal 1997, there was an expense adjustment to reduce the higher than normal provision for loan losses by $78,000. In the twelve months ended June 30, 1998, there was a similar expense adjustment to reduce the higher provision for loan losses by $237,000 and a $249,000 expense reduction due to a FHLB prepayment penalty. With regard to income, there was a $233,000 reduction to reflect the higher gain on securities available-for-sale.

         The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets decreased from
2.06 percent in fiscal year 1993 to 0.90 percent in fiscal year 1996, and then up to 1.02 percent in 1997. It was a lower level for the six months ended June 30, 1998, of 0.53 percent, annualized.

         The Bank's average net interest rate spread decreased from 3.86 percent in fiscal year 1993 to 2.36 percent in fiscal year 1996, then increased to 2.41 percent in 1997. For the six months ended June 30, 1998, net interest spread was a lower 2.39 percent, annualized. The Bank's net interest margin also indicated a declining trend, decreasing from 4.34 percent in fiscal year 1993 to 2.91 percent in fiscal year 1996, then increasing to 2.92 percent in fiscal 1997, and then rising to 3.06 percent for the six months ended June 30, 1998, annualized. Lincoln Federal's average net interest rate spread decreased 150 basis points from 1993 to 1996 from 3.86 percent in 1993 to 2.36 percent in 1996 and then increased 5 basis points in 1997 to 2.41 percent. The Bank's net interest margin followed a similar volatile trend, decreasing 143 basis points from 4.34 percent in 1993 to 2.91 percent in 1996 and then increasing 1 basis point to 2.92 percent in 1997. For the six months ended June 30, 1998, Lincoln Federal's annualized net interest spread decreased 2 basis points to 2.39 percent, and its net interest margin increased 14 basis points to 3.06 percent.

         The Bank's return on average equity decreased from 1993 to 1997. The return on average equity decreased from 15.84 percent in 1993 to 8.71 percent in fiscal year 1997. For the six months ended June 30, 1998, return on average equity was a lower 3.81 percent, annualized.

         Lincoln Federal's ratio of interest-earning assets to interest-bearing liabilities decreased modestly from 112.05 percent at December 31, 1993, to
110.88 percent at December 31, 1997, and to a higher 114.59 percent at June 30, 1998.

         The Bank's ratio of other  expenses to average  assets  increased  from
1.29 percent in fiscal year 1993 to a higher 1.47 percent in fiscal year 1997. For the six months ended June 30, 1998, other expenses to assets increased to
2.15 percent. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio". The industry norm is 64.0 percent with the lower the ratio indicating higher efficiency. The Bank has been characterized with a higher level of efficiency historically reflected in its lower efficiency ratio, which increased from 28.66 percent in 1993 to 50.57 percent in 1997. The ratio then increased to 66.43 percent for the six months ended June 30, 1998.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Lincoln Federal witnessed an increase in its nonperforming asset ratio from 1993 to 1997, and the ratio was much higher than normal. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. Lincoln Federal's nonperforming assets consist of 90-day delinquent loans and nonaccruing loans as there were no repossessed assets. The ratio of nonperforming assets to total assets was 0.13 percent at December 31, 1993, and increased to 0.73 percent at December 31, 1996. The ratio then increased to 1.14 percent in 1997. At June 30, 1998, Lincoln Federal's ratio of nonperforming assets to total assets decreased to 0.57 percent. The Bank's allowance for loan losses was 0.53 percent of loans at December 31, 1993, and increased to 0.54 percent at December 31, 1997, and then increased to 0.70 percent at June 30, 1998. As a percentage of nonperforming loans, Lincoln Federal's allowance for loan losses was 350.08 percent in 1993 and 37.56 percent in 1997. At June 30, 1998, the ratio increased to 87.16 percent reflective of a decrease in nonperforming loans combined with an increase in allowance for loan losses.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal years of 1996 and 1997 and for the six months ended June 30, 1998. In fiscal year 1996, net interest income increased $1,755,000, due to an increase in interest income of $2,388,000 reduced by a $633,000 increase in interest expense. The increase in interest income was due to an increase due to rate of $667,000 accented by an increase due to volume of $1,721,000. The increase in interest expense was due to an increase due to volume of $1,284,000 reduced by a decrease due to a change in rate of $451,000.

         In fiscal year 1997, net interest income increased $311,000 due to an increase in interest income of $844,000 reduced by an increase in interest expense of $533,000. The increase in interest income was due to an increase due to volume of $689,000 accented by an increase due to rate of $155,000. The increase in interest expense was due to an increase due to volume of $683,000 reduced by a decrease due to a change in rate of $150,000.

         For the six months ended June 30, 1998, compared to the six months ended June 30, 1997, net interest income decreased $564,000 due to a $1,454,000 decrease in interest income reduced by a $1,137,000 decrease in interest expense. The decrease in interest income was due to a $2,215,000 decrease due to volume reduced by a $761,000 increase due to rate. The decrease in interest expense was the result of a decrease due to volume of $1,441,000 reduced by an increase due to rate of $551,000.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended December 31, 1995 through 1997, for the six months ended June 30, 1997 and 1998, and at June 30, 1998 can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Lincoln Federal's weighted average yield on its loan portfolio increased 32 basis points from fiscal year 1995 to 1997, from 7.48 percent to
7.80 percent, and then increased 13 basis points to 7.93 percent for the six months ended June 30, 1998, compared to a lower 7.74 percent for the six months ended June 30, 1997. The yield on investment securities available-for-sale decreased 25 basis points from 7.83 percent in 1995 to 7.58 percent in fiscal year 1997 and then decreased 77 basis points to 6.81 percent for the six months ended June 30, 1998, compared to a higher 6.89 percent for the six months ended June 30, 1997. The yield on investment securities held-to-maturity showed no change from 1995 to 1997 remaining at 6.02 percent and then increased 3 basis points to 6.05 percent for the six months ended June 30, 1998. The yield on interest-bearing deposits decreased 154 basis points from fiscal year 1995 to 1997, from 7.05 percent to 5.51 percent and then decreased 43 basis points to
5.08 percent for the six months ended June 30, 1998. The combined weighted average yield on all interest-earning assets increased 26 basis points to 7.67 percent from 1995 to 1997, reflecting the Bank's higher share of higher-yielding loans. The yield on interest-earning assets for the six months ended June 30, 1998, was a lower 7.66 percent, compared to an identical similar 7.66 percent for the six months ended June 30, 1997. The yield on interest-earning assets was a lower 7.48 percent at June 30, 1998.

         Lincoln Federal's weighted average cost of interest-bearing liabilities decreased 16 basis points to 5.26 percent from fiscal year 1995 to 1997, which was less than the Bank's 26 basis point increase in yield, resulting in an increase in the Bank's interest rate spread of 42 basis points from 1.99 percent to 2.41 percent from 1995 to 1997. For the six months ended June 30, 1998, the Bank's cost of funds increased 1 basis point to 5.27 percent, compared to a 1 basis point decrease in yield on interest-earning assets, resulting in a lower net interest rate spread by 2 basis points to 2.39 percent compared to 2.53 percent for the six months ended June 30, 1997. The Bank's net interest rate spread decreased 17 basis points to 2.22 percent at June 30, 1998. The Bank's net interest margin increased from 2.55 percent in fiscal year 1995 to 2.92 percent in fiscal year 1997 or 37 basis points. The Bank's net interest margin for the six months ended June 30, 1998, increased 14 basis points to 3.06 percent compared to a similar 3.05 percent for the six months ended June 30, 1997.

INTEREST RATE SENSITIVITY

         Lincoln Federal has always monitored its interest rate sensitivity position and focused on maintaining a higher level of rate sensitive assets by originating primarily adjustable-rate mortgage loans accented by adjustable-rate commercial real estate loans and short term consumer loans. Lincoln Federal has recognized the thrift industry's historically higher interest rate risk exposure, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance. Lincoln Federal has responded to the interest rate sensitivity issue by being an active originator and purchaser of adjustable-rate mortgage loans, nonresidential adjustable-rate mortgage loans and multi-family loans.

         The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis, by the Bank, as well as the change in the NPV for the Bank under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure.

         There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, deposit withdrawals, etc.

         Exhibit 11 provides the Bank's NPV as of June 30, 1998, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by the Bank, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Bank's change in its NPV at June 30, 1998, based on a rise in interest rates of 200 basis points was a 19.0 percent decrease, representing a dollar decrease in equity value of $9,552,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase
5.0 percent or $2,536,000 at June 30, 1998. The Bank's  exposure  increases to a
44.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 11.0 percent based on a 400 basis point decrease in rates.

         The Bank is aware of its moderate interest rate risk exposure under rapidly rising rates or falling rates. Due to Lincoln Federal's recognition of the need to control its interest rate exposure, the Bank has focused on being active in the origination and purchase of adjustable-rate residential mortgage loans, adjustable-rate commercial real estate loans and multi-family loans and plans to continue this lending strategy combined with maintaining a higher level of short and intermediate term investments.


LENDING ACTIVITIES

         Lincoln Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Lincoln Federal's loan portfolio, by loan type, at December 31, 1993 through 1997, and at June 30, 1998.

         Residential loans secured by one- to four-family dwellings but excluding residential construction loans were the primary loan type representing
77.1 percent of the Bank's gross loans as of June 30, 1998. This share has seen a moderate derease from 83.8 percent at December 31, 1993. The second largest real estate loan type as of June 30, 1998, was commercial real estate loans, which comprised a moderate 7.0 percent of gross loans compared to a lower 5.8 percent as of December 31, 1993. The commercial real estate loan category was also the second largest real estate loan type in 1993. The third key real estate loan type was construction loans, which represented
3.7 percent of gross loans as of June 30, 1998, compared to a higher 4.1 percent at December 31, 1993. Construction loans were the third largest real estate loan type at December 31, 1993. Lincoln Federal's land loans were the fourth largest real estate loan type representing 0.8 percent of gross loans at June 30, 1998, and a much larger 2.5 percent at December 31, 1993, making it the fourth largest real estate loan type in 1993. The four largest real estate loan categories represented 88.6 percent of gross loans at June 30, 1998, compared to a larger
96.2 percent of gross loans at December 31, 1993.

         Commercial loans represent a small loan category for Lincoln Federal. Commercial loans totaled only $141,000 and represented 0.1 percent of gross loans at June 30, 1998, compared to zero at December 31, 1993.

         The consumer loan category was the remaining loan type at June 30, 1998, and represented a moderate 10.8 percent of gross loans compared to 3.4 percent at December 31, 1993. Consumer loans were the second largest overall loan type, at June 30, 1998, but the fourth largest loan type in 1993. The Bank originates savings account loans, automobile loans, home equity loans and secured and unsecured personal loans. The overall mix of loans has witnessed moderate changes from fiscal year-end 1993 to June 30, 1998, with the Bank having decreased its share of one- to four-family loans, commercial, construction and land loans to offset its increases in commercial real estate and consumer loans.

         The emphasis of Lincoln Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Lincoln Federal's market area, which includes Hendricks, Montgomery and Clinton

Counties. The Bank also originates interim construction loans on one- to four-family residences primarily to individual owners and to developers. At June 30, 1998, 77.1 percent of Lincoln Federal's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction loans represented 3.7 percent of gross loans.

         The Bank originates adjustable-rate mortgage loans ("ARMs") with an adjustment period of one year. The interest rates on ARMs are generally indexed to the weekly average rate on one-year U. S. Treasury securities adjusted to a constant maturity. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and a maximum rate adjustment of 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index. The Bank may offer discounted initial rates, but the borrower must quality for the loan at the fully indexed rate. The Bank retains all ARMs which it originates, and ARMs are generally not convertible to fixed-rate loans.

         The majority of ARMs have terms of 30 years, and fixed-rate loans have normal terms of 15 to 25 years with a 30 year maximum term. The Bank also retains its fixed-rate loans. Historically, the majority of Lincoln Federal's one-to four-family mortgage loan portfolio has been fixed-rate mortgage loans, with adjustable-rate loans representing 35.8 percent of these loans at June 30, 1998. Most of Lincoln Federal's commercial real estate and multi-family loans are adjustable-rate. Overall, 37.2 percent of Lincoln Federal's loans at June 30, 1998, are adjustable-rate.

         The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Lincoln Federal, even though the Bank is permitted to make loans with higher loan-to-value ratios. The Bank does make loans up to 95 percent of loan-to-value and does require credit life insurance for the amount in excess of the 80.0 percent loan-to-value ratio. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership.

         Lincoln Federal has been an originator of commercial real estate loans and multi-family loans. The Bank will continue to make multi-family and nonresidential real estate loans. The Bank had a total of $14.5 million in commercial real estate loans at June 30, 1998, or 7.0 percent of gross loans, compared to $12.2 million or 5.8 percent of gross loans at December 31, 1993. Lincoln Federal's multi-family loans have increased from $857,000 or 0.4 percent of gross loans at December 31, 1993, to $1.1 million and a greater 0.5 percent of gross loans at June 30, 1998. The major portion of commercial real estate loans is secured by churches, warehouses, hotels, small office buildings, and other commercial properties and are located in the Bank's primary market area.

         The Bank also originates construction loans to individuals for residential construction and to developers. At June 30, 1998, the Bank had $7.7 million in construction loans representing 3.7 percent of gross loans. Of this total, $3.4 million was to builders of residential housing developments and $4.0 million was for the construction of one- to four-family residential properties.

         Lincoln Federal has been relatively active in consumer lending. Consumer loans originated consist primarily of home equity and second mortgage loans, representing 82.8 percent of consumer loans. Consumer loans represented a combined total of $22.4 million or 10.8 percent of gross loans at June 30, 1998, up from $7.1 million or 3.4 percent of loans in 1993. The Bank also makes commercial loans which totaled only $141,000 or 0.1 percent of loans at June 30, 1998, with such loans offered as a convenience to customers.

         Exhibit 13 provides a loan maturity schedule and breakdown and summary of Lincoln Federal's fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At June 30, 1998, 37.2 percent of the Bank's total loans were adjustable-rate and 62.8 percent were fixed-rate. The Bank also has a moderate
10.6 percent of its loans at June 30, 1998, due in 5 years or less with 32.3 percent due in 7 to 15 years.

         As indicated in Exhibit 14, Lincoln Federal experienced a modest decrease in its one-to four-family loan originations and total loan originations from fiscal year 1995 to 1997. Total loan originations in fiscal year 1997 were $77.3 million compared to $77.9 million in fiscal year 1995, reflective of lower levels of one-to four-family, real estate, multi-family and construction loans. The decrease in one- to four-family residential loan originations from 1995 to 1997 totaled $2.3 million compared to the $660,000 aggregate decrease in total loan originations from 1995 to 1997. Multi-family and commercial real estate increased $767,000 due to a $958,000 increase in commercial real estate loans. Construction loan originations decreased $9.1 million, representing the largest decrease in loan originations by loan type. Consumer loan originations increased $9.6 million and exceeding the decrease in construction loans. Loan originations for the six months ended June 30, 1998, were $38.7 million, representing $77.4 million on an annualized basis and in line with originations in 1997. Loan originations on one- to four-family residences, excluding construction and land loans, represented 58.0 percent of total loan originations in fiscal year 1996, and 57.5 percent in fiscal year 1997. One- to four-family loan originations increased to 63.3 percent of total loan originations for the six months ended
June 30, 1998. Consumer loans represented 15.3 percent of total loan originations in 1996 and a larger 16.1 percent in 1997. For the six months ended June 30, 1998, these loans represented a still larger 20.2 percent of total originations.

         Overall, loan originations exceeded principal payments, loan sales and repayments in fiscal 1995 by $21.9 million and exceeded reductions in fiscal 1996 by a similar $23.1 million. In fiscal 1997, loan originations fell short of reductions by $63.6 million due to the sale of $78.9 million in loans. For the six months ended June 30, 1998, loan originations and purchases fell short of reductions by $46.9 million again due to loan sales of $47.7 million.


NONPERFORMING ASSETS

         Lincoln Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions  throughout  many  regions of the  country.  A number of  financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans and multi-family loans. Lincoln Federal has been faced with higher levels of nonperforming assets in the past and has made a concerted effort to reduce its nonperforming assets during the past five years and has been successful.

         Exhibit 15 provides a summary of Lincoln Federal's delinquent loans at June 30, 1998, and at December 31, 1995 through 1997, indicating a higher level of delinquent loans. The Bank had $1.6 million or 0.81 percent of loans delinquent 90 days or more at June 30, 1998, compared to $3.3 million or 1.28 percent of loans at December 31, 1997. Loans delinquent 30 to 89 days totaled $5.1 million at June 30, 1998, or 2.46 percent of loans with $4.7 million in one- to four-family loans. At June 30, 1998, delinquent loans of 30 days or more totaled $6.7 million or 3.27 percent of gross loans.

         Lincoln Federal's management reviews all loans delinquent 30 days or more on a monthly basis, to assess their collectibility and to initiate any direct contact with borrowers. The board reviews all loans delinquent 90 days or more on a monthly basis and all real estate owned. When a loan is delinquent 10 days, the Bank sends the borrower a late payment notice. The Bank then initiates, through its collection officer, both written and oral communication with the borrower if the loan remains delinquent for 60 days. When the loan becomes delinquent at least 90 days, the Bank will commence foreclosure proceedings or will have entered into a workout plan. The Bank does not normally accrue interest on loans past due 90 days or more. One- to four-family loans delinquent 120 days or more are placed on a non-accrual status.

         Exhibit 16 provides a summary of Lincoln Federal's nonperforming assets at June 30, 1998, and at December 31, 1995 through 1997. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more, foreclosed real estate and troubled debt restructurings. The Bank historically carried a modestly higher level of nonperforming assets but has reduced this ratio at June 30, 1998. Lincoln Federal's level of nonperforming assets ranged from a high dollar amount of $3,669,000 or 0.80 percent of total loans at December 31, 1996, to a low dollar amount of $1,741,000 or 0.80 percent of loans at June 30, 1998.

         Lincoln Federal's level of nonperforming assets was similar to its level of classified assets. The Bank's level of classified assets was $1,634,000 or 0.54 percent of assets at June 30, 1998 (reference Exhibit 17). The Bank's classified assets consisted of $1,634,000 in substandard assets, with none classified as doubtful or loss.

         Exhibit 18 shows Lincoln Federal's allowance for loan losses at June 30, 1998, and for fiscal years ended 1995 through 1997, indicating the activity and the resultant balances. Lincoln Federal has witnessed a modest increase in its balance of allowance for loan losses from $1,121,000 in 1995 to $1,361,000 in 1997. The balance in allowance for loan losses then increased to $1,432,000 at June 30, 1998, with provisions of $100,000 in 1995, $120,000 in 1996,
$298,000 in 1997 and $410,000 in the first six months ended June 30,

1998. The Bank had net charge-offs of $26,000 in 1995, $178,000 in 1997 and $339,000 for the six months ended June 30, 1998. The Bank's ratio of allowance for loan losses to gross loans was 0.39 percent at December 31, 1995, and a higher 0.54 percent at December 31, 1997. The allowance for loan losses to gross loans was a still higher 0.70 percent at June 30, 1998. Allowance for loan losses to nonperforming loans was 37.6 percent at December 31, 1997, and a higher 87.2 percent at June 30, 1998, reflecting the increase in allowance for loan losses combined with the decrease in nonperforming loans.


INVESTMENTS

         The investment and securities portfolio, excluding interest-bearing deposits of Lincoln Federal has been comprised of Federal agency securities, corporate securities, mortgage-backed and related securities, equity investments and FHLB stock. Exhibit 19 provides a summary of Lincoln Federal's investment portfolio at December 31, 1997, and at June 30, 1998, including FHLB stock. Investments totaled $70.3 million at June 30, 1998, compared to $46.3 million at December 31, 1997, including FHLB stock of $5.4 million at June 30, 1998. The primary component of investment securities, excluding mortgage-backed and related securities, at June 30, 1998, was corporate securities, representing
54.8 percent of investments with Federal agency securities the primary category with 54.2 percent at December 31, 1997. The Bank had FHLB stock totaling $5.4 million at June 30, 1998, $3.5 million in Federal agency securities and $2.6 million in investments in limited partnerships. The Bank also had $44.1 million in mortgage-backed and related securities at June 30, 1998, compared to $29.4 million in mortgage-backed and related securities at December 31, 1997.

DEPOSIT ACTIVITIES


         The change in the mix of deposits from December 31, 1995, to June 30, 1998, is provided in Exhibit 20. There has been a modest change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed a decrease in their share of deposits, decreasing from a higher 77.1 percent of total deposits at December 31, 1995, to a still higher 72.5 percent of total deposits at June 30, 1998. This increase is above the industry norm in the share of certificates. The major component of certificates had rates between
5.00 percent and 5.99 percent and represented 59.4 percent of certificates at June 30, 1998. At December 31, 1995, the major component of certificates was the
6.00 percent to 6.99 percent category with 45.8 percent of certificates. Savings accounts decreased in dollar amount from $33.3 million to $20.6 million, and their share of total deposits decreased from 17.0 percent to 9.8 percent from December 31, 1995, to June 30, 1998, respectively, both representing a significant share of deposits, NOW accounts indicated a modest dollar increase rising from $7.1 million at December 31, 1995, to $7.5 million at June 30, 1998, and their share of total deposits decreased from 3.6 percent to 3.5 percent. Money market accounts witnessed a significant increase in deposits from $3.2 million at December 31, 1995, to $28.6 million at June 30, 1998, with their share increasing from 1.6 percent to 13.6 percent over that time period. Noninterest-bearing demand accounts witnessed minimal change increasing from $1.3 million at December 31, 1995, to $1.4 million at June 30, 1998.

         Exhibit 21 shows the Bank's deposit activity for the two years ended December 31, 1996 and 1997, and for the six months ended June 30, 1998. Including interest credited, Lincoln Federal experienced net increases in deposits in fiscal year 1996 and for the six months ended June 30, 1998. Including interest credited, there was a net decrease in deposits of $7.0 million or 3.3 percent of deposits in 1997. In fiscal year 1996, a net increase in deposits of $14.7 million resulted in a 7.5 percent increase in deposits including interest credited. For the six months ended June 30, 1998, a net increase in deposits of $7.3 million produced a net increase of 3.6 percent, or
7.2 percent, annualized.

BORROWINGS


         Lincoln Federal made use of FHLB advances from December 31, 1995 to June 30, 1998. The Bank had $45.7 million in FHLB advances at June 30, 1998, representing 15.0 percent of assets with an average interest rate of 5.78 percent. The Bank had a higher $81.9 million at December 31, 1995, representing
25.6 percent of assets and an average rate of 6.11 percent.


SUBSIDIARIES

         Lincoln Federal has a wholly-owned subsidiary, LF Service Corp. ("LF"), whose assets consist of an investment in Family Financial Life Insurance Company ("Family Financial") and Bloomington Housing Associates, L.P. ("BHA"). BHA is an Indiana limited partnership organized to construct, own and operate a 130-unit apartment complex in Bloomington, Indiana. LF committed to invest $4.9 million, and at June 30, 1998, the Bank had invested $2.7 million in BHA with five additional annual capital contributions totaling $2.2 million. In May 1998, LF acquired a 16.7 percent interest in Family Financial for $650,000. Family
Financial primarily engages in the sale of mortgage and credit insurance products and also markets tax-deferred annuity contracts.


OFFICE PROPERTIES

         Lincoln Federal has four full service offices located in Plainfield, Crawfordsville, Frankfort and Brownsburg, Indiana (reference Exhibit 23). Lincoln Federal owns all of its offices. The Bank will be opening a fifth offie in Avon in January 1999 at a cost of $417,000 for land and other capitalized costs. The Bank's investment in its office premises, including furniture, fixtures and equipment, totaled $2.4 million or 0.80 percent of assets at June 30, 1998.

MANAGEMENT


         The President, Chief Executive Officer, and Managing Officer of Lincoln Federal is T. Tim Unger, who is also a Director. Mr. Unger has been President and Chief Executive Officer since 1996 when he also became a Director. Prior to that, Mr. Unger served as President and Chief Executive Officer of Summit Bank of Clinton County from 1989 to 1995. Mr. John M. Baer is Chief Financial Officer, Secretary and Treasurer of the Bank, having joined the Bank as Chief Financial Officer in 1997. Mr. Baer worked previously with Bank One in Indianapolis. Mr. Maxwell O. Magee is Vice President, having held this position since 1994. Mr. Magee was previously employed with Railroadmen's Federal Savings and Loan Association.

II.      DESCRIPTION OF PRIMARY MARKET AREA


         Lincoln Federal's primary market area for retail deposits encompasses all of Clinton, Hendricks and Montgomery Counties, Indiana (the market area) with all counties located in central Indiana. The Bank has four regular offices, one each in Plainfield, Brownsburg, Crawfordsville and Frankfort with a new office in Avon to open in early 1999.

         The primary market area is characterized by a moderately higher than average level of median household income than both Indiana and the United States and a higher housing value than Indiana but lower than the United States. Unemployment rates in the market area counties have been lower than national unemployment rates in both Indiana and the United States and have declined over the past few years. The market area's strongest employment categories are the services industry, manufacturing industry and the wholesale/retail trade industry, with a slightly higher level of residents employed in the transportation industry category than in Indiana or the United States.

         Exhibit 25 provides a summary of key demographic data and trends for the market area, Indiana and the United States. Overall, from 1990 to 1997, population increased in the market area as well as in Indiana and the United States. The population increased by 14.6 percent for the market area from 1990 to 1997. In the same time period, population increased a smaller 6.2 percent in Indiana, and increased in the United States by 7.7 percent. Future population projections indicate that population will continue to increase in the market area through the year 2002. From 1997 to 2002, population is expected to increase by 8.7 percent in the market area, by 4.0 percent in Indiana and by 5.0 percent in the United States.

         In conformance with its significant rise in population, the market area witnessed an increase in households (families) of 16.0 percent from 1990 to 1997. During that same time period, the number of households increased in Indiana by 7.5 percent and increased by 7.7 percent in the United States. By the year 2002, the market area's households are projected to continue to increase by
4.9 percent in Indiana and increase in the United States by 5.0 percent.

         In 1990, per capita income in the market area was higher than the per capita income in Indiana and the United States. The market area had a 1990 per capita income of $13,962 compared to Indiana at a slightly lower $13,149 and the United States at $12,313. From 1990 to 1997, per capita income increased in the market area, Indiana and the United States, with the United States having the greatest percent increase. The market area's per capita income increased from 1990 to 1997, by 43.0 percent to $19,964, while Indiana's per capita income increased by a smaller 34.7% to $17,711. Per capital income in the United States increased by a larger 47.0 percent to $18,100.

         The 1990 median household income in the Bank's primary market area was higher than the median household income in Indiana and the United States. The market area had a 1990 median household income of $33,985, which was higher than Indiana's median household income of $28,797 and also higher than the United States' median household income of $28,525. From 1990 to 1997, median household income in the primary market area, Indiana and the United States all increased, with the market area indicating the highest rate of increase, and the United States the lowest. Median household income increased by 37.9 percent to $46,855 in the market area compared to a lower 30.6 percent increase to $37,600 in Indiana and a slightly lower 29.6 percent increase to $36,961 in the United States. From 1997 to 2002, median household income is projected to increase by
25.0 percent in the market area while  increasing by 20.0 percent in Indiana and
13.7 percent in the United States. Based on those rates of change, by 2002, median household income is expected to be a higher $58,556 in the market area, $45,103 in Indiana, and $42,042 in the United States.

         Exhibit 26 provides a summary of key housing data for the market area, Indiana and the United States. The market area had a higher than average rate of owner-occupancy at 77.4 percent, greater than the 70.2 percent owner-occupancy rate for Indiana. The United States had an owner-occupancy rate of 64.2 percent. As a result, the market area supports a lower than average rate of renter-occupied housing at 22.6 percent compared to 29.8 percent for Indiana and 35.8 percent for the United States.

         The market area's median housing value of $61,066 is higher than Indiana's but lower than the United States' median housing value. The market area's median housing value of $61,066 is 14.1 percent higher than Indiana's median housing value of $53,500 but 22.8 percent lower than the United States' $79,098 median housing value. The average median rent of the market area of $380 was slightly above the median rent of both Indiana at $374 and the United States at an identical $374.

         In 1990, the major business source of employment by industry group, based on number of employees, for the market area was the services industry, responsible for 30.0 percent of jobs, which was lower than the United States with 34.0 percent (reference, Exhibit 27). The manufacturing industry was the second major employer in the market area at 25.1 percent. In the United States, the wholesale/retail trade group was the second major employer with 27.5 percent. The wholesale/retail trade group was the third major employer in the market area at 19.0 percent. In the United States the manufacturing group was the third major employer with 19.2 percent. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining groups combined to provide 25.9 percent of employment in the market are and 19.3 percent in the United States.

         The strong presence of the services group in the market area is due to the strong presence of Cinergy/PSI, the State Department of Corrections and also the Plainfield Schools, which together employ approximately 1,800 people.

         The following list provides some of the leading employers in the market area:

Employer                                             Number of Employees
--------                                             -------------------
Cinergy/PSI                                                   1,000
Galyans Trading Company                                         450
State Department of Corrections                                 380
Plainfield Schools                                              380
Customized Transportation, Inc.                                 250

         The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in the market area, Indiana and the United States in 1994, 1995, 1996, 1997 and May 1998. The market area counties combined have been characterized by a lower unemployment rate than Indiana as well as the United States. In 1994, the market area had an unemployment rate of 2.9 percent compared to an unemployment rate of 4.9 percent in Indiana and a higher 6.1 percent in the United States. The market area's unemployment rate decreased to
2.7 percent in 1995, compared to 4.7 percent in Indiana and a decrease to 5.6 percent in the United States. In 1996, the market area decreased slightly to 2.6 percent, while Indiana and the United States showed a larger decrease at 4.1 percent and 5.4 percent, respectively. In 1997, the market are counties had an unemployment rate of 2.4 percent, with Indiana at 3.5 percent and the United States at 4.9 percent. By May 1998, the unemployment rate in the market area counties was still lower at 2.1 percent and had also decreased to 2.8 percent in Indiana and to 4.2 percent in the United States.

         Exhibit 29 provides deposit data for banks and thrifts in the three market area counties. Lincoln Federal's deposit base in the market area was $201.3 million or 44.6 percent of the $451.2 million total thrift deposits and a much smaller 12.6 percent share of total deposits, which were $1.6 billion as of June 30, 1997. The market area is dominated by the banking industry. Total bank deposits in the market area were $1.1 billion representing 71.6 percent of total deposits, compared to a lower $451.2 million or 28.4 percent of deposits for thrifts. It is evident from the size of thrift deposits and bank deposits that the market area counties have a strong deposit base, with the Bank having a strong level of market penetration for thrift deposits but a small share of market penetration of total deposits.

         Exhibit 30 provides interest rate data for each quarter for the years 1994 through 1997 and for the first two quarters of 1998. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a slightly rising trend in 1994. This rising trend continued into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the remainder of 1996. Prime rate increased to 8.50 percent in 1997 and has remained there. Rates on one-year T-bills, however, witnessed an increase in 1996 after a measurable decrease in 1995. Rates on one-year T-Bills continued to increase in 1997 and into early 1998 and then decreased in the second quarter of 1998.


SUMMARY

         To summarize, the market area represents an area with growing population and household trends during the mid-1990s. The market area displayed a higher per capita income and a higher median household income than Indiana and the United States in 1997 and had a lower median housing value than the United States but higher than Indiana with similar median rent values to both. Finally, the market area has a lower unemployment rate when compared to Indiana and the United States and a highly competitive financial institution market strongly dominated by banks, with a relatively small presence of thrifts and a total market deposit base for banks and thrifts that exceeds $1.6 billion in deposits.

III.  COMPARABLE GROUP SELECTION


Introduction

         Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, FDIC-insured thrifts in the United States and all publicly-traded, FDIC-insured thrifts in the Midwest region and in Indiana.

         Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 365 publicly-traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 139 publicly-traded Midwest thrifts ("Midwest thrifts") and the 25 publicly-traded thrifts in Indiana ("Indiana thrifts"), and by trading exchange. Exhibit 33 presents prices, pricing ratios and price trends for all FDIC-insured thrifts completing their conversions between January 1, 1998, and August 14, 1998.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Lincoln Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Lincoln Federal's basic operation.

         Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The following thrift institutions were potential comparable group candidates but had to be eliminated due to their involvement in a merger/acquisition.

          Institution                                State
         Home Bancorp of Elgin, Inc.                 Illinois
         Mid-Iowa Financial Corp.                    Iowa
         1ST Bancorp                                 Indiana
         Security First Corp.                        Indiana

         There is are no pending merger/acquisition transaction involving thrift institutions in Lincoln Federal's city, county or market area, as indicated in
Exhibit 34.

Mutual Holding Companies


         The comparable group will not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain varying individual characteristics different among themselves and from conventional, publicly-traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly-traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of 22 publicly-traded mutual holding companies as well between those 22 entities and the larger universe of conventional, publicly-traded thrift institutions. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly-traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned.
Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for the 22 publicly-traded, FDIC-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                    Institution                               State
         Lincoln Federal SB of Siouxland, MHC                 Iowa
         Webster City Federal Savings Bank, MHC               Iowa
         Jacksonville Savings Bank, MHC                       Illinois
         Pulaski Bank, FSB, MHC                               Missouri
         Wayne Savings Bancshares, MHC                        Indiana

Trading Exchange


         It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 387 publicly-traded, FDIC-insured institutions, including 22 mutual holding companies, 14 are traded on the Indiana Stock Exchange, 26 are traded on the American Stock Exchange and 347 are listed on NASDAQ.


IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of August 14, 1998, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to March 31, 1997.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to Lincoln Federal, including the Midatlantic, New England, western, southwestern and southeastern states.

         The geographic location parameter consists of Indiana and its surrounding states of Ohio, Michigan, Kentucky and Illinois, as well as the states of Iowa, Missouri and Wisconsin, for a total of eight states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.


Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $700 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to Lincoln Federal, with assets of approximately $304.5 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

         In  connection  with  asset  size,  we did not  consider  the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 37 and 38 show the 86 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section. It should be noted that the comparable group candidates may be members of either the Bank Insurance Fund (BIF) or the Savings Bank Insurance Fund (SAIF), since many members of each fund hold significant balances of deposits insured by the other fund.


BALANCE SHEET PARAMETERS

Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

              1.       Cash and Investments to Assets
              2.       Mortgage-Backed Securities to Assets
              3.       One- to Four-Family Loans to Assets
              4.       Total Net Loans to Assets
              5.       Total Net Loans and Mortgage-Backed Securities to Assets
              6.       Borrowed Funds to Assets
              7.       Equity to Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Lincoln Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Lincoln Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets


         Lincoln Federal's ratio of cash and investments to assets was 13.8 percent at June 30, 1998, and reflects the Bank's average share of investments compared to national and regional averages. The Bank's investments consist primarily of federal agency securities, corporate securities and FHLB deposits. For its most recent five calendar years, Lincoln Federal's average ratio of cash and investments to assets was a lower 8.2 percent, from a high of 8.9 percent in 1997 to a low of 6.4 percent in 1995, indicating an increase in 1997 and at June 30, 1998. It should be noted that, for the purposes of comparable group selection, Lincoln Federal's $5.4 million balance of Federal Home Loan Bank stock at June 30, 1998, is included in the other assets category, rather than in cash and investments, in order to be consistent with reporting requirements and sources of statistical and comparative analysis related to the universe of comparable group candidates and the final comparable group.

         The parameter range for cash and investments is broad in spite of Lincoln Federal's lower balance of cash and investments, related to the general volatility of this parameter and institutions' varying liquidity options and approaches, including the purchase of mortgage-backed and mortgage derivative securities. The range has been defined as 30.0 or less of assets, with a midpoint of 15.0 percent.


Mortgage-Backed Securities to Assets

         At June 30, 1998, Lincoln Federal's ratio of mortgage-backed securities to assets, consisting of loans originated, securitized and sold by the Bank, was a higher than average 14.49 percent compared to the regional average of 6.9 percent and the national average of 10.5 percent for publicly-traded thrifts. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 20.0 percent or less of assets and a midpoint of 10.0 percent.

One- to Four-Family Loans to Assets


         Lincoln Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 54.2 percent of the Bank's assets at June 30, 1998, which is higher than the national average of
49.0 percent and similar to the 53.1 percent average for savings institutions in the Midwest. The parameter for this characteristic requires any comparable group institution to have from 25.0 percent to 75.0 percent of its assets in one- to four-family loans with a midpoint of 50.0 percent.


Total Net Loans to Assets

         At June 30, 1998, Lincoln Federal had a ratio of total net loans to assets of 66.6 percent and a higher five calendar year average of 85.8 percent, the former being very similar to the national average of 66.8 percent and modestly lower than the regional average of 70.9 percent for publicly-traded thrifts. The Bank's decrease in its ratio of net loans to assets relates to its securitization of portfolio loans during the second half of 1997 and the first half of 1998, as discussed above. The parameter for the selection of the comparable group is from 45.0 percent to 90.0 percent with a midpoint of 67.5 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many institutions hold a greater volume of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to Lincoln Federal.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Lincoln Federal's shares of mortgage-backed securities to assets and total net loans to assets were 14.5 percent and 66.6 percent, respectively, for a combined share of 81.1 percent. Recognizing the industry and regional ratios of 10.5 percent and 6.9 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 65.0 percent to
95.0 percent, with a midpoint of 80.0 percent.


Borrowed Funds to Assets

         Lincoln Federal had a $47.9 million balance of borrowed funds at June 30, 1998, comprised of $45.7 million of FHLB advances and $2.2 million of notes payable, representing 15.7 percent of assets. At December 31, 1997, the Bank's borrowed funds were $72.8 million or a higher 22.7 percent of assets, and its five calendar year average was 22.8 percent from a low ratio of 7.8 percent in 1993 to a high of 29.2 percent in 1994, with the ratio declining since December 31, 1994. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

         The institutional demand for borrowed funds increased in 1996 and 1997 due to the difficulty in competing for deposits and moderate interest rates, resulting in an increase in borrowed funds by many institutions as an alternative to higher cost and/or longer term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 15.8 percent for publicly-traded thrifts, but lower than the average of 21.2 percent for all FDIC-insured savings institutions.

Equity to Assets


         Lincoln Federal's equity to assets ratio as of June 30, 1998, was 14.1 percent. After conversion, based on the midpoint value of $67.5 million and a public offering of $65.0 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, Lincoln Federal's equity is projected to stabilize in the area of 24.0 percent. The consolidated pro forma equity to assets ratio for the Corporation is projected to be 27.5 percent following conversion. Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 20.0 percent with a midpoint ratio of 13.5 percent.


PERFORMANCE PARAMETERS

Introduction

         Exhibit 38 presents five parameters identified as key indicators of Lincoln Federal's earnings performance and the basis for such performance both historically and during the four quarters ended June 30, 1998. The primary performance indicator is the Bank's return on average assets (ROAA). The second performance indicator is the Bank's return on average equity (ROAE). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Bank's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets


         The key performance parameter is the ROAA. For the twelve months ended June 30, 1998, Lincoln Federal's ROAA was 0.75 percent based on net earnings after taxes and 0.69 percent based on core or normalized earnings after taxes, as detailed in Item I of this report and presented in Exhibit 7. The Bank's ROAA over the prior five years, based on net earnings, has ranged from a low of 0.90 percent in 1996, reflecting the SAIF assessment expense realized by the Bank, to a high of 2.06 percent in 1993 with an average ROAA of 1.28 percent. Eliminating the 1996 ROAA, the four fiscal year average indicates a higher 1.37 percent. The consolidated ROAA for the Bank and the Corporation on a pro forma basis at the time of conversion is projected to be 1.05 percent based on core income at the midpoint valuation.

         In recognition of the differences between net and core income for many institutions, for consistency we have elected to base our ROAA analysis and comparison on core or normalized income for both Lincoln Federal and the comparable group. Considering the historical, current and projected earnings performance of Lincoln Federal, the range for the ROAA parameter based on core income has been defined as 0.60 percent to a high of 1.20 percent with a midpoint of 0.90 percent.


Return on Average Equity

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion will be 3.80 percent based on core income at the midpoint valuation. Prior to conversion, the Bank's ROAE for the twelve months ended June 30, 1998, was 5.98 percent based on net income and 5.53 percent based on core income, with a five year average net ROAE of 10.73 percent. The parameter range for the comparable group, based on core income, is from 4.0 percent to 12.0 percent with a midpoint of 8.0 percent.


Net Interest Margin

         Lincoln Federal had a net interest margin of 2.85 percent for the twelve months ended June 30, 1998, representing net interest income as a percentage of average interest-earning assets. The Bank's range of net interest margin for the calendar years of 1993 to 1997 has been from a low of 2.55 percent in 1995 to a high of 4.34 percent in 1993 with a five year average of
3.28 percent and a declining trend since 1993.

         The parameter range for the selection of the comparable group is from a low of 2.25 percent to a high of 3.60 percent with a midpoint of 2.93 percent.


Operating Expenses to Assets

         For the twelve months ended June 30, 1998, Lincoln Federal had a lower than average 1.82 percent ratio of operating expense to average assets, including a non-recurring $249,886 consisting of prepayment penalties on FHLB advances. Net of that non-recurring item, the Bank's ratio of operating expense to average assets would have been a lower 1.66 percent for the twelve months ended June 30, 1998. The Bank's operating expenses, net of non-recurring items, indicate a higher than average annual increase of just under 19.1 percent since 1993, with their ratio to average assets ranging from a low of 1.05 percent in 1995 to a high of 1.47 percent in 1997, for a five year average of 1.22 percent. It should be noted, however, that the Bank's current operating expense ratio remains lower than the averages of
2.04 percent for all FDIC-insured savings institutions and 2.28 percent for all publicly-traded savings institutions.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 2.50 percent with a midpoint of 2.00 percent.


Noninterest Income to Assets

         Compared to publicly-traded thrifts, Lincoln Federal has consistently experienced a considerably lower than average dependence on noninterest income as a source of additional income. The Bank's noninterest income was $570,510 or
0.17 percent of average assets for the twelve months ended June 30, 1998, including its non-recurring gain on the sale of securities, which is below the average of 0.46 percent for publicly-traded thrift institutions during that period. Lincoln Federal's average annual ratio of noninterest income for the past five calendar years has been a negative 0.01 percent of average assets since 1993, reflecting sharp fluctuations related primarily to shares of limited partnership losses, ranging from a negative 0.57 percent in 1994 to a positive
0.39 percent in 1993.

         The range for this parameter for the selection of the comparable group is 0.75 percent of average assets or less, with a midpoint of 0.38 percent.

ASSET QUALITY PARAMETERS


Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Lincoln Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets

         Lincoln Federal's ratio of nonperforming assets to assets was 0.57 percent at June 30, 1998, which is lower than the national average of 0.62 percent for publicly-traded thrifts and similar to the Midwest regional average of 0.56 percent, but considerably lower than its ratio of 1.14 percent at December 31, 1997. For the five years ended December 31, 1993 to 1997, the Bank's ratio fluctuated from a low of 0.04 percent at December 31, 1994, to a high of 0.73 percent at December 31, 1996, with a five year average of 0.56 percent and a decline since the end of 1995.

         The parameter range for nonperforming assets to assets has been defined as 1.00 percent of assets or less with a midpoint of 0.50 percent.


Repossessed Assets to Assets

         Lincoln Federal had repossessed assets of $98,000 or 0.03 percent of assets at June 30, 1998. The Bank's balance of repossessed assets was zero, $75,000 and $45,000 at December 31, 1995, 1996 and 1997, respectively, representing nominal balances at the end of those three years. National and regional averages were 0.58 percent and 0.49 percent, respectively, for publicly-traded thrift institutions at June 30, 1998.

         The range for the repossessed assets to total assets parameter is 0.15 percent of assets or less with a midpoint of 0.08 percent.


Loans Loss Reserves to Assets

         Lincoln Federal had an allowance for loan losses of $1,432,000, representing a loan loss allowance to total assets ratio of 0.47 percent at June 30, 1998, which is higher than its 0.42 percent ratio at December 31, 1997, and its ratio of 0.36 percent at December 31, 1996. For the five calendar years of 1993 to 1997, the Bank's loan loss reserve averaged 0.39 percent of assets from a low of 0.34 percent in 1994 to a high of 0.47 percent in 1993, indicating a generally constant trend.

         The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.12 percent of assets.


THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $114.9 million to $690.4 million with an average asset size of $323.5 million and have an average of 6.8 offices per institution. One of the comparable group institutions was converted in 1983, one in 1987, one in 1988, one in 1992, one in 1993, two in 1994, two in 1995 and one in 1996. All ten of the comparable group institutions are traded on NASDAQ and all are SAIF members. The comparable group institutions as a unit have a ratio of equity to assets of 10.9 percent, which is 16.5 percent lower than all publicly-traded thrift institutions in the United States and 0.4 percent higher than publicly-traded thrift institutions in Indiana; and for the most recent four quarters indicated a core return on average assets of 0.85 percent, lower than all publicly-traded thrifts at 0.88 percent and higher than publicly-traded Indiana thrifts at 0.75 percent.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE


         This section reviews and compares the financial performance of Lincoln Federal to all publicly-traded thrifts, to publicly-traded thrifts in the Midwest region and to Indiana thrifts, as well as to the ten institutions constituting Lincoln Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

         As presented in Exhibits 42 and 43, at June 30, 1998, Lincoln Federal's total equity of 14.04 percent of assets was higher than the 10.85 percent for the comparable group, the 13.00 for all thrifts, the 14.13 percent for Midwest thrifts and the 10.81 percent ratio for Indiana thrifts. The Bank had a 66.56 percent share of net loans in its asset mix, similar to all thrifts at 66.84 percent, but lower than the comparable group at 73.49 percent, Midwest thrifts at 70.92 percent and Indiana thrifts at 71.85 percent. Lincoln Federal's share of net loans, lower than industry averages, is primarily the offsetting result of its modestly lower than average 13.82 percent share of cash and investments and modestly higher than average 14.49 percent share of mortgage-backed securities. The comparable group had a slightly higher 14.69 percent share of cash and investments and a lower 9.31 percent share of mortgage-backed securities. All thrifts had 10.46 percent of assets in mortgage-backed securities and 18.63 percent in cash and investments. Lincoln Federal's 69.35 percent share of deposits was slightly lower than the comparable group, similar to all thrifts and Midwest thrifts and modestly higher than Indiana thrifts, reflecting the Bank's generally average 15.73 percent ratio of borrowed funds to assets. The comparable group had deposits of 71.24 percent and borrowings of
16.82 percent. All thrifts averaged a 69.16 percent share of deposits and 15.81 percent of borrowed funds, while Midwest thrifts had a 68.45 percent share of deposits and a 15.16 percent share of borrowed funds. Indiana thrifts averaged a
65.33 percent share of deposits and an 18.14 percent share of borrowed funds. Lincoln Federal was absent intangible assets at June 30, 1998, compared to 0.24 percent for the comparable group, 0.28 percent for all thrifts, 0.21 percent for Midwest thrifts and 0.16 percent for Indiana thrifts.

         Operating performance indicators are summarized in Exhibits 44 and 45 and provide a synopsis of key sources of income and key expense items for Lincoln Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 46, for the twelve months ended June 30, 1998, Lincoln Federal had a yield on average interest-earning assets lower than the comparable group and also lower than the three geographical categories. The Bank's yield on interest-earning assets was 7.49 percent compared to the comparable group at 7.69 percent, all thrifts at 7.74 percent, Midwest thrifts at 7.75 percent and Indiana thrifts at 7.88 percent.

         The Bank's cost of funds for the twelve months ended June 30, 1998, was higher than the comparable group and the three geographical categories. Lincoln Federal had an average cost of interest-bearing liabilities of 5.23 percent compared to 5.13 percent for the comparable group, 4.90 percent for all thrifts,
5.00 percent for Midwest thrifts and 5.09 percent for Indiana thrifts. The Bank's lower yield on interest-earning assets and higher interest cost resulted in net interest income of 2.76 percent of average total assets, which was lower than the comparable group at 2.99 percent, all thrifts at 3.31 percent, Midwest thrifts at 3.29 percent and Indiana thrifts at 3.20 percent. Lincoln Federal demonstrated a net interest margin of 2.85 percent for the twelve months ended June 30, 1998, based its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.07 percent. All thrifts averaged an even higher 3.44 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.41 percent and Indiana thrifts at 3.33 percent.

         Lincoln Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 45. The Bank made a $656,000 provision for loan losses during the twelve months ended June 30, 1998, representing 0.20 percent of average assets and reflecting the Bank's objective to increase its reserves for loan losses to total assets, non-performing assets and classified assets. The comparable group indicated a provision representing a much lower 0.09 percent of assets, with all thrifts at 0.13 percent, Midwest thrifts at 0.12 percent and Indiana thrifts at 0.18 percent.

          The Bank's non-interest income was $571,000 or 0.17 percent of average assets for the twelve months ended June 30, 1998, including its $223,263 gain on the sale of securities, its $202,439 realized and unrealized gain on loans held for sale and its $622,227 share of limited partnership losses. Such net non-interest income ratio was considerably lower than the comparable group at
0.32 percent, all thrifts at 0.46 percent, Midwest thrifts at 0.40 percent, and Indiana thrifts at 0.41 percent. For the twelve months ended June 30, 1998, Lincoln Federal's operating expense ratio was 1.82 percent of average assets, which was modestly lower than the comparable group at 1.91 percent and more significantly lower than all thrifts at 2.28 percent, Midwest thrifts at 2.19 percent and Indiana thrifts at 2.25 percent.

         The overall impact of Lincoln Federal's income and expense ratios is reflected in the Bank's net income and return on assets. For the twelve months ended June 30, 1998, the Bank had an ROAA of 0.75 percent based on net income and a lower ROAA of 0.69 percent based on core income, as indicated in Exhibit
7. For its most recent four quarters, the comparable group had a higher net ROAA of 0.92 percent and a higher core ROAA of 0.85 percent. All publicly-traded thrifts also averaged a higher 0.88 percent core ROAA, as did Midwest thrifts at
0.88 percent and Indiana thrifts at 0.75 percent.

V.   MARKET VALUE ADJUSTMENTS


         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Lincoln Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance and growth potential, market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences among themselves and from the Bank, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE AND GROWTH POTENTIAL

         In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Bank's historical business philosophy has focused on increasing its net interest income and net income, reducing its ratio of nonperforming assets, strengthening its level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely monitoring its reasonable overhead expenses. The Bank's current philosophy will continue to focus on increasing its net interest spread and net interest margin; increasing its non-interest income, net income, return on assets and return on equity; decreasing its non-performing and classified assets, increasing its ratio of interest sensitive assets relative to interest sensitive liabilities, and maintaining its reasonable overhead expenses.

         Earnings  are often  related to an  institution's  ability to  generate loans and/or to increase its loan portfolio through loan purchases and participations at favorable rates. The Bank was an active originator of both mortgage and non-mortgage loans in years 1995 to 1997 and during the six months ended June 30, 1998. For the six months ended June 30, 1998, annualized, total loan originations were very similar to those in 1997 but with some notable component variances. During the six months ended June 30, 1998, annualized, the origination of one- to four-family loans, including certain home equity loans, exceeded that category of originations in 1997 by 10.1 percent, and the origination of consumer loans exceeded that category of originations in 1997 by
25.6 percent. Conversely, originations of commercial real estate loans, construction loans and land loans declined 25.1 percent, 35.7 percent and 62.0 percent, respectively, in the first six months of 1998, annualized, compared to calendar 1997. Total loan originations during 1997 were, however, $16.5 million or 17.6 percent lower than in 1996, with most of the decrease in the categories of one- to four family loans and construction loans, with additional decreases in the origination of land loans and consumer loans, partially offset by an increase in commercial real estate loans. Higher loan originations in 1996, relating to moderating interest rates stimulating both home refinancing and consumer spending, exceeded 1995 originations by $15.8 million or 20.3 percent, with the largest increases in the categories of one- to four-family loans, consumer loans and land loans, partially offset by moderate reductions in the origination of construction loans and commercial real estate loans. For the six months ended June 30, 1998, one- to four-family loans, commercial real estate loans, construction loans, land loans and consumer loans represented 63.3 percent, 6.4 percent, 8.6 percent, 1.5 percent and 20.2 percent, respectively, of total loan originations. In comparison, during 1997, one- to four-family loans, commercial real estate loans, construction loans, land loans and consumer loans represented 57.5 percent, 8.6 percent, 13.5 percent, 4.0 percent and 16.1 percent, respectively, of total loan originations.

         Total mortgage and non-mortgage loan originations of $38.7 million in the six months ended June 30, 1998, offset by loan sales and securitizations of $47.6 million, repayments and other deductions of $37.7 million and transfers to real estate owned of $197,000, resulted in a reduction of $46.9 million in gross loans receivable at June 30, 1998, compared to December 31, 1997. In 1997, total loan originations of $77.3 million, offset by loan sales and securitizations of $78.9 million, repayments and other deductions of $61.9 million and transfers to real estate owned of $111,000, resulted in a reduction of $63.6 million in gross loans receivable to $254.2 million at December 31, 1997, compared to $317.8 million at December 31, 1996. At December 31, 1996, compared to December 31, 1995, loans receivable increased $23.1 million due to originations of $93.7 million, offset by loan sales and principal repayments of $70.6 million. From December 31, 1994, to June 30, 1998, loan sales and repayments of $353,070 million exceeded originations of 287,000 million by $65.4 million or 22.7 percent. It should be noted that of $139.0 million of loan sales and securitizations from December 31, 1994, to June 30, 1998, approximately $40.7 million of such mortgage-backed securities are held by the Bank and backed by fixed-rate mortgage loans originated by Lincoln Federal. Beginning at $210.2 million on December 31, 1993, gross loans receivable increased to $272.7 million, 294.7 million and $317.8 million at December 31,1994, 1995 and 1996, respectively, before decreasing to $254.2 million at December 31, 1997, and $207.3 million at June 30, 1998. A majority of the both the annual loan increases and decreases has been in the category of permanent one- to four-family residential real estate loans, with a significant portion of the decreases related to the securitization of loans. Consumer loan originations, consisting primarily of home equity loans and second mortgage loans, increased strongly in 1996 and moderately in 1997 and in the first six months of 1998, growing from 3.4 percent of loans at December 31, 1993, to 10.8 percent at June 30, 1998. Overall, the Bank's gross loans receivable decreased by $2.9 million or 1.4 percent from December 31, 1993, to June 30, 1998, with considerable fluctuation during that four and one half year period, representing an average annual decrease of a minimal 0.3 percent.

         The impact of Lincoln Federal's primary lending efforts has been to generate a yield on average interest-earning assets of 7.49 percent for Lincoln Federal for the twelve months ended June 30, 1998, compared to a higher 7.69 percent for the comparable group, 7.74 percent for all thrifts and 7.75 percent for Midwest thrifts. The Bank's ratio of interest income to average assets was
7.24 percent for the twelve months ended June 30, 1998, which was also lower than the comparable group at 7.48 percent, all thrifts at 7.44 percent and Midwest thrifts also at 7.48 percent.

         Lincoln Federal's 5.23 percent cost of interest-bearing liabilities for the twelve months ended June 30, 1998, was modestly higher than the comparable group at 5.13 percent and moderately higher than all thrifts at 4.90 percent and Midwest thrifts at 5.00 percent. The Bank's resulting net interest spread of
2.26 percent for the twelve months ended June 30, 1998, was lower than the comparable group at 2.56 percent, all thrifts at 2.85 percent and Midwest thrifts at 2.75. The Bank's net interest margin of 2.85 percent, based on average interest-earning assets for the twelve months ended June 30, 1998, was also lower than the comparable group at 3.07 percent, all thrifts at 3.44 percent and Midwest thrifts at 3.41 percent.

         Including its gains on the sale of securities and loans and its limited partnership loss, as previously discussed, the Bank's ratio of noninterest income to assets was 0.17 percent for the twelve months ended June 30, 1998, lower than the comparable group at 0.32 percent, but more significantly lower than all thrifts at 0.46 percent and Midwest thrifts at 0.40 percent. The Bank's operating expenses were modestly lower than the comparable group and more noticeably lower than all thrifts and Midwest thrifts. For the twelve months ended June 30, 1998, Lincoln Federal had an operating expenses to assets ratio of 1.82 percent compared to 1.91 percent for the comparable group, 2.28 percent for all thrifts and 2.19 percent for Midwest thrifts.

         For the twelve months ended June 30, 1998, Lincoln Federal generated lower noninterest income and noninterest expenses, and a lower net interest margin relative to its comparable group. As a result, the Bank's net and core income were both lower than the comparable group for the twelve months ended June 30, 1998. Based on net earnings, the Bank had a return on average assets of
2.06 percent in 1993, 1.32 percent in 1994, 1.09 percent in 1995, 0.90 percent in 1996, 1.02 percent in 1997, 0.53 percent for the six months ended June 30, 1998, annualized, and 0.75 percent for the twelve months ended June 30, 1998. For the twelve months ended June 30, 1998, the comparable group had a higher net ROAA of 0.92 percent, while all thrifts indicated a lower 0.93 percent. The Bank's core or normalized earnings, as shown in Exhibit 7, were lower than its net earnings and resulted in a 0.69 percent core return on assets for the twelve months ended June 30, 1998. That core ROAA was also lower than the comparable group at 0.85 percent, and lower than all thrifts and Midwest thrifts, both at
0.88 percent.

         Lincoln Federal's earnings stream will continue to be dependent on both the overall trends in interest rates and also on the consistency, reliability and variation of its noninterest income and overhead expenses. Noninterest income fluctuated considerably from January 1, 1993, through June 30, 1998, related primarily to the Bank's gains and losses on the sale of loans and securities, as well as its limited partnership losses, and overhead expenses have been generally stable in their ratio to average assets. The Bank's net interest margin, lower than the comparable group, has been the result of its higher cost of funds and its lower yield on assets. Lincoln Federal's cost of interest-bearing liabilities is likely to experience only minimal change and fluctuation during the next few years, as fairly flat short term rates combine with an increase in lower costing money market and NOW accounts and a decrease in certificates of deposit. Weak upward pressure on lending rates is also anticipated, and Lincoln Federal's composite yield on interest-earning assets is likely to benefit modestly both from whatever rate increases occur and also from the Bank's increasing shares of higher rate consumer and home equity loans, while mortgage loans yields should remain generally constant. Adjustable-rate loans will likely reprice at slightly higher rates, while fixed-rate loans will be refinanced at lower rates compared to their current portfolio yield and investments should experience a modest decrease in yield. It is also likely, moreover, that strong competition from both financial institutions and mortgage companies will limit the Bank's ability to significantly increase rates on individual mortgage and non-mortgage loan products. Lincoln Federal's success in achieving its objective to increase its overall net interest spread and net interest margin will relate to its ability to increase its shares of higher yielding non-mortgage loans, rather than by increasing rates on its loan products in the anticipated flat rate environment. During the next few years, a possible modest to moderate increase in the Bank's net interest spread and net interest margin will be dependent on Lincoln Federal's marketing and cross-selling capability, as well as the demographic and economic characteristics and trends in its market area.

         It has also been recognized that Lincoln Federal's current ROAA, in addition to being lower than that of its comparable group, has drifted consistently downward during the past five years and its net interest margin and net interest spread have also indicated a significant decrease since 1993. Lincoln Federal's ROAA, net interest spread and net interest margin for the twelve months ended June 30, 1998, were 63.6 percent, 41.5 percent and 34.3 percent lower, respectively, than in 1993 and also lower than their five year 1993 to 1997 averages. The Bank's ROAE has indicated a decline of 62.2 percent from 15.8 percent in 1993 to 6.0 percent in at June 30, 1998. Following conversion, it is anticipated that the Bank's higher equity to assets ratio will result in further decreases in ROAE until conversion proceeds can be deployed into higher yielding loans.

         Finally, as stated above, the competitive environment for both loans and deposits in the Bank's primary market area may also limit Lincoln Federal's ability to significantly increase its market share other than by increasing savings rates or reducing loans rates, which are not consistent with the Bank's current strategies.

         In recognition of the foregoing earnings related factors, with consideration to Lincoln Federal's current performance measures and well as to its absence of significant improvement in those performance measures during the past five years, a moderate downward adjustment has been made to Lincoln Federal's pro forma market value for earnings performance and growth potential.


MARKET AREA

         Lincoln Federal's primary market area for retail deposits and loans consists of Clinton, Hendricks and Montgomery, including the city of Plainfield. As discussed in Section II, since 1990, this market area has experienced greater population increases and lower unemployment rates than the comparable group markets, Indiana and the United States. The unemployment rates in the Bank's market area was 2.4 percent in 1997, compared to 4.3 percent in Indiana and 4.4 percent in the United States. By May, 1998, the market area's unemployment rate had decreased to 2.1 percent, as had that of Indiana and the United States to
2.8 percent and 4.2 percent, respectively. Per capita income and median household income in Lincoln Federal's market area have historically been and remain higher than the state and national averages and similar to the comparable group, reflecting the market area's lower unemployment rate. The median housing value in the Bank's market area is 12.4 percent higher than Indiana, similar to the comparable group and 22.8 percent lower than in the United States.

         Lincoln Federal's market area is primarily suburban, exurban and rural, comprising a fairly broad range of income and educational levels and employment sectors. In the Bank's market area, the services sector represents the primary source of employment, followed by the manufacturing and wholesale/retail sectors. The level of financial competition Lincoln Federal's market area is strong, with commercial banks holding a majority of deposits, and financial institutions of varying sizes and characteristics operating in and around Lincoln Federal's banking offices. The Bank experienced net increases in deposits in three of its most recent four calendar years, as deposits and interest credited exceeded withdrawals, although its average annual growth rate of was lower than the comparable group.

         In recognition of the foregoing factors, we believe that no adjustment is warranted for the Bank's market area.


FINANCIAL CONDITION

         The financial condition of Lincoln Federal is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 41, 42 and 43. The Bank's ratio of total equity to total assets was 14.04 percent at June 30, 1998, which was higher than the comparable group at 10.85 percent and all thrifts at 13.00, similar to Midwest thrifts at
14.13 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 27.5 percent, and the Bank's pro forma equity to assets ratio will increase to approximately 24.0 percent.

         The Bank's mix of assets and liabilities indicates some areas of notable variation from its comparable group. Lincoln Federal had a lower 66.56 percent ratio of net loans to total assets at June 30, 1998, compared to the comparable group at 73.49 percent, although the Bank's share of net loans was similar to all thrifts at 66.84 percent. The Bank's 13.82 percent share of cash and investments was similar to the comparable group at 14.69 percent, but lower than all thrifts at 18.63 percent and Midwest thrifts at 17.23 percent; but Lincoln Federal's ratio of mortgage-backed securities to total assets of 14.49 percent was higher than the comparable group at 9.31 percent and all thrifts at
10.46 percent. The Bank's 69.35 percent ratio of deposits to total assets was, however, similar to the comparable group at 71.24 percent, all thrifts at 69.16 percent and Midwest thrifts at 68.45 percent. Lincoln Federal's 15.73 percent ratio of borrowed funds to assets was also similar to the comparable group at
16.82 percent, all thrifts at 15.81 percent and Midwest thrifts at 15.16 percent.

         Lincoln Federal had no intangible assets and a low 0.03 percent ratio of repossessed real estate to total assets, compared to ratios of 0.24 percent and 0.03 percent of intangible assets and repossessed real estate, respectively, for the comparable group. All thrifts had intangible assets of 0.28 percent and repossessed real estate of 0.58 percent. The financial condition of Lincoln Federal is influenced by its level of nonperforming assets of $1,741,000 or 0.57 percent of assets at June 30, 1998, compared to a lower 0.35 percent for the comparable group and a similar 0.62 percent for all thrifts and 0.56 percent for Midwest thrifts. It should be recognized that the Bank's dollar balance of nonperforming assets and its ratio of nonperforming assets to total assets have historically been much higher than industry averages, although they have decreased significantly since December 31, 1995. The Bank's ratio of nonperforming assets to total assets was 0.75 percent, 0.73 percent and 1.14 percent at December 31, 1995, 1996 and 1997, respectively.

         The Bank had a lower share of high risk real estate loans at 5.70 percent compared to 8.32 percent for the comparable group, and the Bank's share was also lower than all thrifts at 11.71 percent. The regulatory definition of high risk real estate loans is all mortgage loans other than those secured by one- to four-family residential properties.

         At June 30, 1998, Lincoln Federal had $1,432,000 of allowances for loan losses, which represented 0.47 percent of assets and 0.70 percent of total loans. Those ratios are higher than the comparable group, which indicated allowances equal to 0.42 percent of assets and 0.61 percent of total loans. More significant, however, is an institution's ratio of allowances for loan losses to nonperforming assets, since a considerable portion of nonperforming assets might eventually be charged off. Lincoln Federal's $1,432,000 of allowances for loan losses, represented a significantly lower 82.25 percent of nonperforming assets at June 30, 1998, compared to the comparable group's 192.82 percent, with all thrifts at 121.48 percent and Midwest thrifts at 149.04 percent. Lincoln Federal's ratio of net charge-offs to average total loans, moreover, was 0.15 percent for the twelve months ended June 30, 1998, significantly higher that the
0.02 percent for the comparable group, 0.07 percent for all thrifts and 0.09 percent for Midwest thrifts. The Bank's ratio of net charge-offs to average total loans was also a higher 0.06 percent for calendar 1997. Those ratios are reflective of the Bank's maintenance of a modestly higher ratio of reserves to loans, but a considerably lower ratio of reserves to nonperforming assets in spite of recently higher charge-offs.

         Lincoln Federal has experienced higher than average levels of interest rate risk, as reflected by the exposure of its net portfolio value to negative changes under conditions of rising interest rates.

         Overall, with particular consideration to the Bank's asset quality, reserves, coverage, interest rate risk and shares of loans and deposits relative to the comparable group, we believe that a moderate downward adjustment is warranted for Lincoln Federal's current financial condition.

ASSET, LOAN AND DEPOSIT GROWTH



         During the past five fiscal years, Lincoln Federal has been characterized by slightly higher than average growth in assets, combined with growth in deposits and loans lower than the comparable group. The Bank's five year asset growth has also been higher than all thrifts, while its deposit and loan growth have been similar to all thrifts. The Bank's average annual asset growth rate from 1993 to 1997, was 13.6 percent, compared to a slightly lower
12.0 percent for the comparable group, 10.6 percent for all thrifts and 9.6 percent for Midwest thrifts. Lincoln Federal's asset growth rate is reflective primarily of its somewhat smaller average annual deposit growth rate and higher borrowings for the same five year period. The Bank's loans indicate an average annual increase of 11.7 percent from 1993 to 1997, from a low of -18.7 percent in 1997 to a high of 34.41 percent in 1994, compared to average growth rates of
13.4 percent for the comparable group, 11.8 percent for all thrifts and 11.8 percent for Midwest thrifts. Lincoln Federal's deposits indicate an average annual increase of only 6.2 percent from January 1, 1993 to December 31, 1997, 1997, followed by a deposit increase of 3.6 percent or 7.2 percent annualized during the six months ended June 30, 1998. Annual deposit changes have been from a low of -3.4 percent in 1997 to a high of 17.2 percent in 1993, compared to average growth rates of 8.2 percent for the comparable group, 6.0 percent for all thrifts and 4.6 percent for Midwest thrifts.

         The Bank's ability to maintain its asset base and deposits in the future is, to a great extent, dependent on its being able to competitively price its loan and savings products and to maintain a high quality of service to its customers. Lincoln Federal's four offices serve the market area of Clinton, Hendricks and Montgomery Counties. The Bank's market area has experienced a strong increase in population and households between 1990 and 1997, although those growth rates are projected to moderate considerably over the following five years. The Bank's market area also indicate per capita income and median household income slightly higher than both Indiana and the United States and in May, 1998, had an unemployment rate lower than Indiana and the United States.

         The Bank's dependence on its current market area, with no immediate plans to expand beyond that market area, will likely result in limited asset growth as a result of its highly competitive operating environment. Lincoln Federal's projections indicate an approximately $15 million or 1.0 percent shrinkage in deposits during the next three years, accompanied by a 6.0 percent increase in both interest-earning assets and total assets, representing a dollar increase of approximately $19 million. Total loans are projected to experience  three year growth of  approximately  20.0 percent,  with  offsetting reductions in investments and mortgage-backed securities. Total equity is projected to increase by approximately $35 million, with borrowed funds decreasing $15 million from the application of conversion proceeds. Lincoln Federal's highly competitive operating environment, together with its anticipated deposit shrinkage and modest asset growth, is likely to result in less growth in assets and deposits for the Bank relative to the comparable group. Loan growth, if the Bank's objectives are realized, should be similar to that of the comparable group.

         Based on these conditions, we have concluded that a minimum downward adjustment to the Bank's pro forma value is warranted.


DIVIDEND PAYMENTS

         Lincoln Federal has not committed to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth, and regulatory limitations. Nine of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.35 for those nine institutions and an average of 2.12 percent for the ten institutions in the comparable group.

         Currently, many thrifts are not committing to initial cash dividends, compared to such a dividend commitment in the past. In our opinion, no adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

         In the first half of 1998, investors' interest in new issues was generally positive and subscription levels were consistently high, although a few issues nevertheless received a less than strong reaction from the marketplace. The number of conversions in the first half of 1998 increased from the both the first and second halves of 1997. Overall, the reaction of IPO investors appears to be related to a number of factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, general market conditions, aftermarket price trends and the anticipation of continuing merger/acquisition activity in the thrift industry. Further, there are currently an increased number of announced and pending conversions which will compete with Lincoln Federal's offering.

         Lincoln Federal will direct its offering primarily to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $3.6 million or 5.3 percent of the stock offered to the public based on the appraised midpoint valuation. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion. Additionally, the Prospectus restricts to 25,000 shares, based on the $10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person, or by persons and associates acting in concert as part of either the subscription offering or the direct community offering.

         The Bank has secured the services of Charles Webb & Company ("Webb") to assist in the marketing and sale of the conversion stock.

         Based on the larger size of the offering, recent market movement and current market conditions, local market interest and the terms of the offering, we believe that a minimum downward adjustment is warranted for the Bank's anticipated subscription interest.

LIQUIDITY OF THE STOCK

         Lincoln Federal will offer its shares through a subscription offering and, if required, a subsequent community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of both the subscription and community offerings. Lincoln Federal will pursue at least two market makers for the stock. The Bank's proposed market capitalization pursuant to its public offering and shares to be issued are modestly higher than the average of the comparable group. We have concluded, therefore, that no adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT

         T. Tim Unger currently serves as president and chief executive officer of the Bank, positions he has held since January, 1996. Mr. Unger has also been a director of the Bank since 1996. Prior to joining Lincoln Federal, Mr. Unger was president and chief executive officer of Summit Bank of Clinton County, Indiana, from 1989 through 1995. John M. Baer has served as Lincoln Federal's chief financial officer since June, 1997, and as its secretary and treasurer since January, 1998. Previously, Mr. Baer was vice president and chief financial officer of the Community Bank Group of Bank One in Indianapolis and as senior vice president and chief financial officer of Bank One, Merrillville, NA, Merrillville, Indiana.

         The management of Lincoln Federal have been successful in maintaining the Bank's deposits and market share, and in increasing and strengthening lending activity, despite a highly competitive operating environment, including the presence of much larger financial institutions. Lincoln Federal's operating expenses have been and continue to be lower than the comparable group and industry averages, but the Bank's efficiency ratio has been modestly less favorable than the comparable group and industry averages due to lower interest income and non-interest income. During the past few years, Lincoln Federal has been able to increase its retained earnings and total equity, its ratio of equity to assets and its ratio of interest-earning assets to interest-bearing liabilities. Since 1996, management has also been successful in increasing the Bank's net interest spread and net interest margin to levels only modestly below the comparable average, although they remain lower than in 1993 and 1994. Lincoln Federal's return on assets, based on both net and core income, have been declining slowly since 1993, but historically have been higher than or in line with industry averages. For the twelve months ended June 30, 1998, the Bank's return on assets was lower than comparable group and industry averages. Lincoln Federal's operating expense ratio has been and continues to be more favorable than the comparable group and industry averages.

         Overall, we believe the Bank to be professionally, knowledgeably and efficiently managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.


MARKETING OF THE ISSUE

         The necessity to build a new issue discount into the stock price of a converting thrift institution continues to prevail in recognition of uncertainty among investors as a result of the thrift industry's dependence on interest rate trends, recent volatility in the stock market and pending federal legislation related to thrift charters and the regulation of financial institutions. Recently converted institutions seem to have borne much of the impact of that uncertainty, and previously strong subscription activity has become inconsistent, somewhat unpredictable and more selective. The inference is that the market has discounted those stocks pending the seasoning and stabilization of their post-conversion earnings. The thirteen publicly-traded thrifts for which information is available completing standard conversions in the first half of 1998, all of which closed at the super-maximum of their valuation ranges, are currently trading at an average of 104.49 percent of book value, compared to all thrifts at 146.62 percent and Indiana thrifts at a lower 131.63 percent.

         We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation. We have made a moderate downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS


         Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry in the early to mid-1990s. As earnings in the thrift industry improved in the last few years, however, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during the past twelve months. Primary emphasis, therefore, has been placed on the price to earnings method in determining the pro forma market value of Lincoln Bancorp, with additional analytical and correlative attention to the price to book value method.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

         In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Moderate downward adjustments were made for the Lincoln Federal's earnings performance and growth potential and financial condition, and for the marketing of the issue. Minimum downward adjustments were made for the Bank's asset, loan and deposit growth and for Valuation Methods (cont.)


subscription interest. No adjustments were made for the Bank's market area, dividend payments, liquidity of the issue or the Bank's management.


PRICE TO BOOK VALUE METHOD

         In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. This method, therefore, is sometimes considered less meaningful for institutions that provide a consistent earnings trend, but remains significant and reliable as a confirmational and correlative analysis to the price to earnings and price to assets approaches. It should be noted that the prescribed formulary computation of value using the pro forma price to book value method returns a price to book value ratio below market value.

         Exhibit 49 shows the average and median price to book value ratios for the comparable group which were 128.30 percent and 127.42 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
114.13 percent (MFB Corp.) to a high of 151.65 percent (First Northern Capital Corp.). The comparable group had slightly higher average and median price to tangible book value ratios of 131.43 percent and 129.34 percent, respectively, from a low of 114.13 percent (MFB Corp.) to a high of 152.24 percent (FFW Corp.). Excluding the low and the high in the group, the price to book value range narrowed modestly from a low of 117.04 percent to a high of 140.05 percent, and the range of price to tangible book value ratio narrowed from
117.04 percent to 151.65 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 68.10 percent and a price to tangible book value ratio of 68.46 percent at the midpoint. The price to book value ratio increases from 63.61 percent at the minimum to 75.42 percent at the super maximum, while the price to tangible book value ratio increases from 63.99 percent at the minimum to 75.76 percent at the super maximum.

         The Corporation's pro forma price to book value and price to tangible book value ratios of 68.10 percent and 68.46 percent, respectively, are strongly influenced by the Bank's financial condition and local market, as well as subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 27.54 percent compared to 10.85 percent for the comparable group. Based on the price to book value ratio and the Bank's total equity of $42,795,000 at June 30, 1998, the indicated pro forma market value of the Bank using this approach is $67,545,204 at the midpoint (reference Exhibit 48).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Lincoln Federal is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended June 30, 1998, of $2,467,000, and in Exhibit 7 indicating the derivation of the Bank's lower core or normalized earnings of $2,284,000 for that period. To arrive at the pro forma market value of the Corporation by means of the price to earnings method, we used the core earnings base of $2,284,000.

         In determining the price to earnings multiple, we reviewed the range of price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. The average price to core earnings multiple for the comparable group was 16.92, while the median was 17.10. The average price to net earnings multiple was 15.63 and the median multiple was
15.72. The comparable group's price to core earnings multiple was lower than the average for all publicly-traded, FDIC-insured thrifts of 22.78, and also lower than their median of 18.68. The range in the price to core earnings multiple for the comparable group was from a low of 12.86 (Midwest Bancshares, Inc.) to a high of 19.22 (First Northern Capital Corp.). The primary range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to earnings multiple of 15.49 to a high of 18.85 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 18.38 at the midpoint, based on Lincoln Federal's core earnings of $2,284,000 for twelve months ended June 30, 1998.

         Based on the Bank's core earnings base of $2,284,000 (reference Exhibits 7 and 48), the pro forma market value of the Corporation using the price to earnings method is $67,527,704 at the midpoint.


PRICE TO ASSETS METHOD

         The final valuation method is the price to assets method. This method is not frequently used due to the fact that it does not incorporate an institution's equity position or earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion. Exhibit 49 indicates that the average price to assets ratio for the comparable group was 14.00 percent and the median was 14.61 percent. The range in the price to assets ratios for the comparable group varied from a low of 8.90 percent (Midwest Bancshares, Inc.) to a high of 17.85 percent (Northeast Indiana Bancorp). It narrows only slightly with the elimination of the two extremes in the group to a low of 9.68 percent and a high of 17.79 percent.

         Based on the adjustments made previously for Lincoln Federal, it is our opinion that an appropriate price to assets ratio for the Corporation is 18.75 percent at the midpoint, which ranges from a low of 16.34 percent at the minimum to 23.56 percent at the super maximum.

         Based on the Bank's June 30, 1998, asset base of $304,500,000, the indicated pro forma market value of the Corporation using the price to assets method is $67,506,476 at the midpoint (reference Exhibit 48).

VALUATION CONCLUSION


         Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 68.10 percent for the Corporation represents a discount of 46.92 percent relative to the comparable group and decreases to 42.35 percent at the super maximum. The price to core earnings multiple of 18.38 for the Corporation at the midpoint value indicates a premium of 8.68 percent, increasing to a premium of 26.95 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 33.95 percent, increasing to a premium of 68.28 percent at the super maximum.

         It is our opinion that as of August 14, 1998, the pro forma market value of the Corporation, inclusive of the shares to be issued to the foundation, is $67,500,000 at the midpoint, representing 6,750,000 shares at $10.00 per share. The foundation constitutes 3.8 percent of the midpoint of the subscription and community offering of $65,000,000 or $2,500,000. The total of the stock to be offered to the public, excluding the shares to be issued to the foundation, will be 5,487,500 shares, 6,500,000 shares, 7,512,500 shares and 8,676,875 shares at the minimum, midpoint, maximum and supermaximum, respectively. The resulting gross proceeds of the subscription and community offering will be $54,875,000, $65,000,000, $75,125,000 and $86,768,750 at the
minimum, midpoint, maximum and supermaximum, respectively.

         Based on the established regulatory valuation formula, a standard conversion, exclusive of the contribution of stock to the foundation, would have resulted in a midpoint value of $70,000,000, resulting from a price to book value ratio of 68.05 percent, a tangible book value ratio of 68.36 percent, a price to core earnings multiple of 18.35 times earnings and a price to net assets ratio of 19.20 percent.

         Inclusive of the contribution of stock to the foundation, the pro forma valuation range of the Corporation is from a minimum of $57,375,000 or 5,737,500 shares at

$10.00 per share to a maximum of $77,625,000 or 7,762,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $89,268,750 or 8,926,875 shares at $10.00 per share (reference Exhibits 50 to 53).

         Inclusive of the contribution of stock to the foundation, the appraised value of Lincoln Bancorp as of August 14, 1998, is $67,500,000 at the midpoint.

                                    NUMERICAL
                                    EXHIBITS

                                    EXHIBIT 1


                   LINCOLN FEDERAL SAVINGS BANK AND SUBSIDIARY
                               PLAINFIELD, INDIANA

                           Consolidated Balance Sheet
                     At June 30, 1998 and December 31, 1997

                                                                          June 30,        December 31,
                                                                           1998              1997
                                                                       -------------    -------------
                                                                                (Unaudited)
ASSETS
Cash and due from banks                                                $   3,027,595    $   4,190,199
Short-term interest-bearing deposits in other banks                       20,736,947       14,767,482
                                                                       -------------    -------------
                           Total cash and cash equivalents                23,764,542       18,957,681
Investment securities
           Available for sale                                             58,939,886       29,399,376
           Held to maturity (market value of $3,509,000 at June 30,
           1998, and $9,615,000 at December 31, 1997)                      3,500,000        9,634,952
                                                                       -------------    -------------
                           Total investment securities                    62,439,886       39,034,328
Mortgage loans held for sale                                              19,264,354               --
Loans                                                                    184,850,414      249,995,935
           Allowance for loan losses                                      (1,432,204)      (1,360,731)
                                                                       -------------    -------------
                           Net loans                                     183,418,210      248,635,204
Premises and equipment                                                     2,837,993        2,825,090
Investment in limited partnerships                                         2,632,863        2,705,997
Federal Home Loan Bank of Indianapolis stock                               5,446,700        5,446,700
Interest receivable
           Loans                                                             952,675        1,138,824
           Mortgage-backed securities                                        278,037          197,664
           Other investment securities and interest-bearing deposits         197,156          196,477
Deferred income tax                                                        1,124,282          974,446
Other assets                                                               2,143,508        1,278,828
                                                                       -------------    -------------

                           Total Assets                                $ 304,500,206    $ 321,391,239
                                                                       =============    =============

LIABILITIES
Deposits
           Noninterest-bearing                                         $   1,394,393    $   2,321,167
           Interest-bearing                                              209,765,833      201,530,657
                                                                       -------------    -------------
                           Total deposits                                211,160,226      203,851,824
Federal Home Loan Bank advances                                           45,686,148       70,136,148
Note payable                                                               2,202,501        2,691,001
Interest payable                                                           1,138,165        1,153,517
Other liabilities                                                          1,517,855        1,581,077
                                                                       -------------    -------------
                           Total liabilities                             261,704,895      279,413,567

EQUITY CAPITAL
Retained earnings - substantially restricted                              42,248,263       41,431,674
Accumulated other comprehensive income                                       547,048          545,998
                                                                       -------------    -------------
                           Total equity capital                           42,795,311       41,977,672
                                                                       -------------    -------------

                           Total liabilities and equity capital        $ 304,500,206    $ 321,391,239
                                                                       =============    =============



Source: Lincoln Federal Savings Bank and subsidiary's audited and unaudited financial statements

                                    EXHIBIT 2

                   LINCOLN FEDERAL SAVINGS BANK AND SUBSIDIARY
                               PLAINFIELD, INDIANA

                 Consolidated Statements of Financial Condition
                        At December 31, 1993 through 1997



                                                                                    December 31,
                                                         ----------------------------------------------------------------
                                                             1996             1995             1994             1993
                                                         -------------    -------------    -------------    -------------

ASSETS
Cash and due from banks                                  $   4,589,797    $   4,473,805    $   2,765,702    $     652,247
Short-term interest-bearing deposits in other banks          5,209,087        3,713,316       17,532,670        2,125,099
                                                         -------------    -------------    -------------    -------------
            Total cash and cash equivalents                  9,798,884        8,187,121       20,298,372        2,777,346
Interest-bearing                                               595,000          695,000        1,190,000        3,160,000
deposits
Investment securities
     Available-for-sale                                        118,355          116,466          113,540          114,911
     Held-to-maturity                                       15,184,779       11,599,640       12,748,331        9,748,468
                                                         -------------    -------------    -------------    -------------
            Total investment  securities                    15,303,134       11,716,106       12,861,871        9,863,379

Mortgage loans held for sale                                24,200,178       15,533,931       16,141,466        8,778,661
Loans                                                      282,812,340      270,932,860      245,159,196      190,131,400
     Allowance for loan losses                              (1,240,731)      (1,120,731)      (1,046,587)      (1,056,237)
                                                         -------------    -------------    -------------    -------------
            Net loans                                      281,571,609      269,812,129      244,112,609      189,075,163
Premises and equipment                                       2,589,073        2,782,351        2,491,609        2,420,779
Investment in limited partnerships                           3,187,423        3,583,432               --               --
Federal Home Loan Bank of Indianapolis stock                 4,796,700        4,300,000        4,300,000        1,422,200
Interest receivable
     Loans                                                   1,611,013        1,668,616        1,457,277        1,042,307
     Other investment securities and interest-bearing          280,791          202,961          206,010          169,227
     deposits
Deferred income tax                                          1,284,173        1,118,225          684,101        1,200,839
Other assets                                                   333,598          177,558        5,266,645        5,589,720
                                                         -------------    -------------    -------------    -------------

            Total Assets                                 $ 345,551,576    $ 319,777,430    $ 309,009,960    $ 225,499,621
                                                         =============    =============    =============    =============

LIABILITIES
Deposits                                                 $ 210,823,349    $ 196,116,593    $ 185,218,977    $ 177,497,996
Borrowings                                                  94,411,986       85,604,402       90,293,559       17,645,001
Advances by borrowers for property taxes and insurance       1,313,968        1,089,807
                                                                                           -------------    -------------
Interest payable                                               483,732          291,086          260,434           69,329
Other liabilities                                            1,913,043        2,835,102          377,341        1,032,894
                                                         -------------    -------------    -------------    -------------
            Total liabilities                              307,632,110      284,847,183      277,464,279      197,335,027

EQUITY CAPITAL
Retained income - substantially restricted                  37,918,466       34,930,247       31,547,681       28,164,594
Net unrealized gain on securities available-for-sale             1,000               --           (2,000)              --
                                                         -------------    -------------    -------------    -------------
            Total equity capital                            37,919,466       34,930,247       31,545,681       28,164,594
                                                         -------------    -------------    -------------    -------------

            Total liabilities and equity capital         $ 345,551,576    $ 319,777,430    $ 309,009,960    $ 225,499,621
                                                         =============    =============    =============    =============



Source:   Lincoln  Federal  Savings  Bank  and  subsidiary's  audited  financial statements

                                    EXHIBIT 3

                   LINCOLN FEDERAL SAVINGS BANK AND SUBSIDIARY
                               PLAINFIELD, INDIANA

                        Consolidated Statements of Income
                   For the six months ended June 30, 1998 and
                      For the year ended December 31, 1997



                                                                       For the six
                                                                          months        Year ended
                                                                      ended June 30,   December 31,
                                                                           1998            1997
                                                                      --------------   ------------
                                                                       (Unaudited)
Interest income
      Loans receivable, including fees                                 $  9,244,231    $ 22,369,033
      Investment securities
         Mortgage-backed securities                                       1,268,012       1,086,165
         Other investment securities                                        199,601         773,033
      Deposits with financial institutions                                  485,044         652,814
      Dividend income                                                       216,077         415,502
                                                                       ------------    ------------
                                     Total interest income               11,412,965      25,296,547
Interest expense
      Deposits                                                            5,335,890      10,403,452
      Federal Home Loan Bank advances                                     1,519,472       5,248,400
                                                                       ------------    ------------
                                     Total interest expense               6,855,362      15,651,852
                                                                       ------------    ------------

Net interest income                                                       4,557,603       9,644,695

                                     Provision for losses on loans          409,937         297,555
                                                                       ------------    ------------
Net interest income after provision
     for losses on loans                                                  4,147,666       9,347,140

Other income
      Net realized and unrealized gain (loss) on loans held for sale       (114,322)        299,020
      Net realized gains on sale of securities available for sale           104,980         118,283
      Equity in losses of limited partnerships                             (268,134)       (681,426)
      Other income                                                          378,663         674,139
                                                                       ------------    ------------
                                     Total other income (loss)              101,187         410,016

Other expenses
      Salaries and employee benefits                                      1,318,489       2,247,436
      Net occupancy expenses                                                135,177         272,101
      Equipment expenses                                                    299,884         525,734
      Deposit insurance expense                                              99,514         193,672
      Data processing expense                                               369,173         581,087
      Professional fees                                                     177,481         237,819
      Mortgage servicing rights amortization                                126,374          66,784
      Prepayment penalties on FHLB advances                                 248,886              --
      Other expenses                                                        569,481         960,755
                                                                       ------------    ------------
                                     Total other expenses                 3,344,459       5,085,388
                                                                       ------------    ------------

Income before income taxes                                                  904,394       4,671,768
      Income tax expense                                                     87,805       1,158,560
                                                                       ------------    ------------

Net income                                                             $    816,589    $  3,513,208
                                                                       ============    ============


Source: Lincoln Federal Savings Bank and subsidiary's audited and unaudited financial statements

                                    EXHIBIT 4

                   LINCOLN FEDERAL SAVINGS BANK AND SUBSIDIARY
                               PLAINFIELD, INDIANA

                        Consolidated Statements of Income
                   Years ended December 31, 1993 through 1996


                                                                      Year ended December 31,
                                                   ------------------------------------------------------------
                                                       1996            1995            1994            1993
                                                   ------------    ------------    ------------    ------------

Interest income:
      Loans receivable, including fees             $ 22,901,854    $ 20,529,408    $ 17,623,601    $ 14,845,381
      Investment securities                             941,860         864,715         571,386         588,202
      Deposits with financial institutions              255,988         332,038         214,364         283,525
      Dividend income                                   353,758         338,669         139,861         121,691
                                                   ------------    ------------    ------------    ------------
          Total interest income                      24,453,460      22,064,830      18,549,212      15,838,799

Interest expense:
      Deposits                                       10,237,933      10,001,573       7,499,247       7,444,311
      Federal Home Loan Bank advances                 4,881,244       4,484,354       1,927,926          75,297
                                                   ------------    ------------    ------------    ------------
          Total interest expense                     15,119,177      14,485,927       9,427,173       7,519,608

Net interest income                                   9,334,283       7,578,903       9,122,039       8,319,191

Provision for losses on loans                           120,000         100,000          (1,350)        369,212
                                                   ------------    ------------    ------------    ------------
          Net interest income after provision
               for losses on loans                    9,214,283       7,478,903       9,123,389       7,949,979

Other income:
      Net realized and unrealized gain (loss) on
      loans
        held for sale                                  (159,727)      1,463,230      (1,380,102)        642,659
      Equity in losses of limited partnerships         (596,009)     (1,595,580)       (663,224)       (449,720)
      Other income                                      502,506         473,129         235,153         290,797
                                                   ------------    ------------    ------------    ------------
          Total other income                           (253,230)        340,779      (1,808,173)        483,736
          (loss)

Other expenses:
      Salaries and employee                           1,718,974       1,528,969       1,359,818       1,155,523
      benefits
      Net occupancy expenses                            236,252         272,277         287,299         272,762
      Equipment expenses                                360,775         175,547         173,537         156,101
      Deposit insurance expense                       1,724,734         438,393         407,543         284,454
      Data processing expense                           312,794         227,690              --              --
      Other expenses                                    749,766         601,198         609,008         457,618
                                                   ------------    ------------    ------------    ------------
          Total other expenses                        5,103,295       3,244,074       2,837,205       2,326,458
                                                   ------------    ------------    ------------    ------------

Income before income tax and cumulative effect
  of change in accounting method                      3,857,758       4,575,608       4,478,011       6,107,257
Income tax expense                                      869,539       1,193,042       1,094,924       2,286,546
                                                   ------------    ------------    ------------    ------------
Income before cumulative effect of change in
  accounting method                                          --              --       3,383,087       3,820,711

Cumulative effect of change in method of
accounting for income taxes                                  --              --              --         355,506

                                                   ------------    ------------    ------------    ------------

Net income                                         $  2,988,219    $  3,382,566    $  3,383,087    $  4,176,217
                                                   ============    ============    ============    ============



Source:   Lincoln  Federal  Savings  Bank  and  subsidiary's  audited  financial statements

                                    EXHIBIT 5



                   Selected Consolidated Financial Information
             At June 30, 1998 and at December 31, 1993 through 1997



                                                                                              December 31,
                                                 June 30,           ---------------------------------------------------------------
                                                  1998                 1997         1996         1995         1994          1993
                                                ---------           ---------------------------------------------------------------
                                                                                            (In thousands)
Summary of Financial Condition Data:


Total assets                                    $ 304,500            $ 321,391    $ 345,552    $ 319,777    $ 309,010    $ 225,500
Cash and interest bearing deposits in
  other banks (1)                                  23,765               18,958       10,394        8,882       21,488        5,937
Investment securities available for sale           58,940               29,399          118          116          114          115
Investment securities held to maturity              3,500                9,635       15,185       11,600       12,748        9,748
Mortgage loans held for sale (2)                   19,264                   --       24,200       15,534       16,141        8,779
Loans                                             184,850              249,996      282,813      270,933      245,159      190,131
Allowance for loan losses                          (1,432)              (1,361)      (1,241)      (1,121)      (1,046)      (1,056)
Net loans (3)                                     183,418              248,635      281,572      269,812      244,113      189,075
Investment in limited partnerships                  2,633                2,706        3,187        3,583        5,019        5,432
Deposits                                          211,160              203,852      210,823      196,117      185,219      177,498
Borrowings                                         47,889               72,827       94,412       85,604       90,294       17,645
Equity capital-substantially restricted            42,795               41,978       37,919       34,930       31,546       28,165


(1)  Includes certificates of deposits in other financial institutions.

(2) Loans held for sale at June 30, 1998, consist of loans sold to a private investor in a transaction that closed in July 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Lincoln Federal Savings Bank and Subsidiary--Asset/Liability Management."

(3) See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Lincoln Federal Savings Bank and Subsidiary--Asset/Liability Management" for a discussion of the decline in our net loans.

                                    EXHIBIT 6



                            Income and Expense Trends
               For the Six Months Ended June 30, 1997 and 1998 and For the Years Ended December 31, 1993 through 1997


                                               Six months ended
                                                   June 30,                           Year ended December 31,
                                             --------------------    --------------------------------------------------------
                                               1998        1997        1997        1996        1995        1994        1993
                                             --------    --------    --------    --------    --------    --------    --------
                                                                              (In thousands)
Summary of Operating Data:
Total interest  income                       $ 11,413    $ 12,867    $ 25,297    $ 24,453    $ 22,065    $ 18,309    $ 15,713
Total interest expense                          6,855       7,745      15,652      15,119      14,486       9,418       7,512
                                             --------    --------    --------    --------    --------    --------    --------
  Net interest income                           4,558       5,122       9,645       9,334       7,579       8,891       8,201
Provision for loan losses                         410          50         298         120         100          (1)        369
                                             --------    --------    --------    --------    --------    --------    --------
  Net interest income after
    provision for loan losses                   4,148       5,072       9,347       9,214       7,479       8,892       7,832
                                             --------    --------    --------    --------    --------    --------    --------
Other income
(losses):
  Net realized and unrealized gain (loss)
    on loans held for  sale                      (114)        (18)        299        (160)      1,463      (1,380)        643

  Net realized and unrealized gains on
    securities available-for-sale                 105          --         118          --          --          --          --
  Equity in losses of limited partnerships       (268)       (327)       (681)       (596)     (1,595)       (663)       (450)
  Other                                           378         285         674         503         473         529         684
                                             --------    --------    --------    --------    --------    --------    --------
    Total other income (loss)                     101         (60)        410        (253)        341      (1,514)        877
                                             --------    --------    --------    --------    --------    --------    --------
Other expenses:
  Salaries and employee                         1,318       1,022       2,247       1,719       1,529       1,360       1,156
benefits
  Net occupancy expenses                          135         133         272         236         272         287         273
  Equipment expenses                              300         249         526         361         176         174         156
  Deposit insurance expense                       100          85         194       1,725         438         408         284
  Data processing expense                         369         268         581         313         228         201         180
  Professional fees                               177         140         238          69          48          41          54
  Mortgage servicing rights amortization          126           5          67          12           9          54         267
  Other                                           570         546         960         668         544         375         232
                                             --------    --------    --------    --------    --------    --------    --------
    Total other                                 3,095       2,448       5,085       5,103       3,244       2,900       2,602
expenses
                                             --------    --------    --------    --------    --------    --------    --------

  Income before income taxes,
extraordinary
    item and cumulative effect of change
in
    accounting principle                        1,154       2,564       4,672       3,858       4,576       4,478       6,107
  Income taxes                                    187         701       1,159         870       1,193       1,095       2,287
                                             --------    --------    --------    --------    --------    --------    --------
Income before extraordinary item and
  cumulative effect of change in
accounting
                                                  967       1,863       3,513       2,988       3,383       3,383       3,820
principle
Extraordinary item-early extinguishment of
  debt, net of income taxes of$99                 150          --          --          --          --          --          --
Cumulative effect of change in
  accounting  principle                            --          --          --          --          --          --         356

                                             --------    --------    --------    --------    --------    --------    --------

    Net income                                   $817      $1,863      $3,513      $2,988      $3,383      $3,383      $4,176
                                             ========    ========    ========    ========    ========    ========    ========



Source: Lincoln Bancorp's Prospectus

                                    EXHIBIT 7


                            Normalized Earnings Trend
                 For the Twelve Months Ended June 30, 1998, and
                 For the Years Ended December 31, 1997 and 1996



                                     Twelve Months
                                        Ended            Years Ended
                                                         December 31,
                                       June 30,        -----------------
                                         1998           1997      1996
                                        -------        -------   -------
                                           (Dollars In Thousands)
NET EARNINGS

     Net income before taxes            $ 3,012        $ 4,672   $ 3,858
     Income tax expense                     545          1,159       870
                                        -------        -------   -------
     Net earnings after taxes           $ 2,467        $ 3,513   $ 2,988


NORMALIZED EARNINGS

     Net income before taxes            $ 3,012        $ 4,672   $ 3,858

     Expense adjustments
        Provision for loan losses           237             78        --
        SAIF assessment                      --             --     1,300

        FHLB prepayment penalty             249             --        --


     Income adjustments
        Non-recurring gain                 (223)            --        --

     Other adjustments
        NONE                                 --             --        --
                                        -------        -------   -------

     Normalized earnings before taxes     3,275          4,750     2,558

     Income tax expense @ 34.0%           1,114          1,615       870
                                        -------        -------   -------

     Normalized earnings after taxes    $ 2,162        $ 3,135   $ 1,688
                                        =======        =======   =======




Source:  Lincoln Federal's audited and unaudited financial statements

                                    EXHIBIT 8

                             Performance Indicators
               For The Six Months Ended June 30, 1997 and 1998 and For the Years Ended December 31, 1993 through 1997


                                                   At or for the
                                                  Six months ended
                                                      June 30,                       Year ended December 31,
                                                  ------------------    ---------------------------------------------------
                                                   1998       1997       1997       1996       1995       1994       1993
                                                  -------    -------    -------    -------    -------    -------    -------

Supplemental Data:
Return on assets (1)(2)                             0.53%      1.07%      1.02%      0.90%      1.09%      1.32%      2.06%
Return on equity (1)(3)                             3.81%      9.52%      8.71%      8.08%      9.92%     11.08%     15.84%
Equity to assets (4)                               14.05%     11.25%     13.06%     10.97%     10.92%     10.21%     12.49%
Interest rate spread during period (1)(5)           2.39%      2.53%      2.41%      2.36%      1.99%      3.24%      3.86%
Net yield on interest-earning assets (1)(6)         3.06%      3.05%      2.92%      2.91%      2.55%      3.67%      4.34%
Efficiency Ratio (7)                               66.43%     48.36%     50.57%     56.19%     40.96%     39.31%     28.66%
Other expenses to average assets (1)(8)             2.15%      1.40%      1.47%      1.54%      1.05%      1.13%      1.29%
Average interest-earning assets to
  average interest-bearing liabilities            114.59%    111.21%    110.88%    111.80%    111.31%    111.18%    112.05%
Non-performing assets to total assets (4)           0.57%      0.99%      1.14%      0.73%      0.75%      0.04%      0.13%
Allowance for loan losses to total loans
  outstanding                                       0.70%      0.40%      0.54%      0.40%      0.39%      0.40%      0.53%
                                                                                                                     (4)(9)
Allowance for loan losses to
  non-performing loans (4)                         87.16%     36.91%     37.56%     50.80%     46.81%    780.60%    350.08%
Net charge-offs to average
  total loans outstanding                           0.15%     --          0.06%     --          0.01%     --          0.01%



(1) Information for six months ended June 30, 1998 and 1997, has been annualized. Interim results are not necessarily indicative of the results of operations for an entire year.

(2)  Net income divided by average total assets.

(3)  Net income divided by average total equity.

(4)  At end of period.

(5) Interest rate spread is calculated by subtracting combined average interest cost from combined average interest rate earned for the period indicated.

(6)  Net interest income divided by average interest-earning assets.

(7) Other expenses (excluding federal income tax expense) divided by the sum of net interest income and noninterest income. Excluding the effect of the one-time SAIF assessment, the efficiency ratio would have been 42.28% for the year ended December 31, 1996.

(8)  Other expenses divided by average total assets.

(9)  Total loans include loans held for sale.

Source: Lincoln Bancorp's Prospectus

                                    EXHIBIT 9


                              Volume/Rate Analysis
                 For the Six Months Ended June 30, 1998 and 1997
                 For the Years Ended December 31, 1997 and 1996



                                            Six months ended                            Year ended December 31,
                                                June 30,            ----------------------------------------------------------------
                                             1998 vs. 1997                 1997 vs. 1996                    1996 vs. 1995
                                    ------------------------------  ------------------------------   -------------------------------
                                        Increase                          Increase                        Increase
                                       (Decrease)                        (Decrease)                      (Decrease)
                                         Due to            Total           Due to          Total           Due to           Total
                                    ---------------      Increase    ----------------     Increase    -----------------    Increase
                                    Volume     Rate     (Decrease)   Volume      Rate    (Decrease)   Volume     Rate     (Decrease)
                                    ------     ----     ----------   ------      ----    ----------   ------     ----     ----------
                                                                                (In thousands)
Interest-earning assets:
     Interest-earning deposits     $   488    $   (99)   $   389    $   439    $   (42)   $   397    $   (49)   $   (27)   $   (76)
     Mortgage-backed securities
       available-for-sale            1,268      1,268      1,086         --      1,086         --         --         --
                                                                                                                           -------
     Other investment securities
       available-for-sale                9         --          9         (4)        --         (4)        --         --         --

     Other investment securities
       held-to-maturity               (264)        18       (246)      (156)        (9)      (165)        69          8         77
     Loans receivable               (3,736)       838     (2,898)      (730)       197       (533)     1,683        690      2,373
     FHLB stock                         20          4         24         54          9         63         18         (4)        14
                                   -------    -------    -------    -------    -------    -------    -------    -------    -------
       Total                       $(2,215)   $   761    $(1,454)   $   689    $   155    $   844    $ 1,721    $   667    $ 2,388
                                   =======    =======    =======    =======    =======    =======    =======    =======    =======

Interest bearing liabilities:
     Interest-bearing
          demand deposits          $     4    $    (2)   $     2    $     5    $    (2)   $     3    $    14    $    (6)   $     8
     Savings deposits                  (95)        --        (95)      (226)       (85)      (311)      (112)       (91)      (203)

     Money market
          savings deposits             223          5        228        699         25        724        161         51        212
     Certificates of deposit          (145)       257        112        (50)      (200)      (250)       205         14        219
     FHLB advances                  (1,428)       291     (1,137)       255        112        367        816       (419)       397
                                   -------    -------    -------    -------    -------    -------    -------    -------    -------
       Total                       $(1,441)   $   551    $  (890)   $   683    $  (150)   $   533    $ 1,084    $  (451)   $   633
                                   =======    =======    -------    =======    =======    -------    =======    =======    -------

Net change in net
     interest income               $  (774)   $   210    $  (564)   $     6    $   305    $   311    $   637    $ 1,118    $ 1,755
                                   =======    =======    =======    =======    =======    =======    =======    =======    =======



Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
                              At June 30, 1998 and
              For the Six Months Ended June 30, 1997 and 1998, and
               For the Years Ended December 31, 1995 through 1997





                                                                              Six months ended
                                                                                   June 30,             Year ended December 31,
                                                                At June 30,  ---------------------   -----------------------------
                                                                  1998        1998        1997       1997       1996       1995
                                                                ----------  ---------   ---------   ------    -------     --------
                                                                  Yield/      Yield/    Yield/      Yield/     Yield/      Yield/
                                                                   Rate        Rate      Rate        Rate       Rate        Rate

Weighted average interest rate earned on:
     Interest-bearing deposits                                      5.69%      5.08%      7.47%      5.51%      6.45%      7.05%
     Mortgage-backed securities
       available for sale                                           7.34%      7.49%        --       8.30%        --         --
     Other investment securities
       available for sale                                           6.41%      6.81%      6.84%      7.58%      7.69%      7.83%
     Other investment securities
       held to maturity                                             5.94%      6.05%      5.97%      6.02%      6.08%      6.02%
     Loans                                                          7.79%      7.93%      7.74%      7.80%      7.73%      7.48%
     FHLB stock                                                     7.93%      7.93%      7.76%      8.00%      7.81%      7.91%

                                 Total interest-earning assets      7.48%      7.66%      7.66%      7.67%      7.64%      7.41%

Weighted average interest rate cost of:
     Interest-bearing demand deposits                               2.06%      2.03%      2.05%      2.07%      2.10%      2.19%
     Savings deposits                                               3.12%      3.08%      3.08%      3.10%      3.39%      3.65%
     Money market savings deposits                                  4.89%      4.89%      4.84%      4.91%      4.57%      3.34%
     Certificates of deposit                                        5.71%      5.63%      5.41%      5.56%      5.69%      5.68%
     FHLB advances                                                  5.60%      5.78%      5.56%      5.70%      5.57%      6.11%

                                 Total interest-bearing             5.28%      5.27%      5.13%      5.26%      5.28%      5.42%
                                 liabilities

Interest rate spread (1)                                            2.20%      2.39%      2.53%      2.41%      2.36%      1.99%

Net yield on weighted average
  interest-earning sassets (2)                                      N/A        3.06%      3.05%      2.92%      2.91%      2.55%

(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earning assets and interest-bearing liabilities.

(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at June 30, 1998, because the computation of net yield is applicable only over a period rather than at a specific date.

Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 11


                            Net Portfolio Value (NPV)
                                At June 30, 1998




   Change               Net Portfolio Value               NPV as Percent of PV of Asset
              ---------------------------------------  ---------------------------------------
  in Rates    $ Amount     $ Change      % Change          NPV Ratio          BP Change
------------- ------------ ------------- ------------  ------------------  -----------------
                      (Dollars in thousands)

    +400         $ 27,926    $ (21,585)    (44.0)%           9.89%              (599)
    +200           39,959       (9,552)    (19.0)%          13.40%              (248)
      0            49,511             0       0             15.88%                0
   (200)           52,047         2,536     5.0%            16.33%                44
   (400)           54,929         5,419     11.0%           16.81%                93


Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 12

                           Loan Portfolio Composition
             At June 30, 1998, and at December 31, 1993 through 1997

                                       At June 30,                                                       At December 31,
                                          1998                    1997                  1996                  1995
                                                Percent                 Percent               Percent               Percent
                                     Amount    of Total     Amount     of Total    Amount    of Total    Amount    of Total
                                     ------    --------     ------     --------    ------    --------    ------    --------
                                                                                (Dollars in thousands)

TYPE OF LOAN
Real estate mortgage loans:
   One-to-four-family
     residential (1)................$159,887     77.12%    $205,976     81.03%    $269,618     84.84%   $248,947    84.48%
   Multi-family.....................   1,048       .51        1,133       .45        1,111       .35       1,012      .34
   Commercial real estate...........  14,457      6.97       14,914      5.87       14,830      4.66      15,727     5.34
   Construction.....................   7,722      3.72        9,912      3.90       13,159      4.14       7,838     2.66
   Land.............................   1,699       .82        1,455       .57        2,725       .86       9,877     3.35
Commercial..........................     141       .07          242       .10          ---       ---         ---     .---
Consumer loans:
   Home equity and
     second mortgages...............  18,525      8.93       17,218      6.77       13,239      4.17       7,858     2.67
   Other............................   3,849      1.86        3,340      1.31        3,124       .98       3,409     1.16
     Gross loans receivable.........$207,328    100.00%    $254,190    100.00%    $317,806    100.00%   $294,668   100.00%

TYPE OF SECURITY
   One-to-four-family
     residential real estate (1)....$185,766     89.60%    $232,966     91.65%    $290,956     91.55%   $264,142    89.64%
   Multi-family real estate.........   1,048       .51        1,133       .45        1,111       .35       1,012      .34
   Commercial real estate...........  14,825      7.15       15,054      5.92       19,890      6.26      16,229     5.51
   Land.............................   1,699       .82        1,455       .57        2,725       .86       9,877     3.35
   Deposits.........................   1,114       .54        1,106       .44        1,155       .37         995      .34
   Auto.............................   2,150      1.04        2,041       .80        1,502       .47       1,690      .57
   Other security...................     341       .16          426       .17          356       .11         611      .21
   Unsecured .......................     385       .18            9       .--          111       .03         113      .04
     Gross loans receivable......... 207,328    100.00      254,190    100.00%     317,806    100.00     294,668   100.00

Deduct:
Allowance for loan losses...........   1,432       .69        1,361       .54        1,241       .39       1,121      .38
Deferred loan fees (1)..............   1,143       .55        1,690       .66        2,707       .85       2,854      .97
Loans in process....................   2,071      1.00        2,504       .99        8,086      2.55       5,347     1.81
   Net loans receivable.............$202,682     97.76%    $248,635     97.81%    $305,772     96.21%   $285,346    96.84%
Mortgage Loans:
   Adjustable-rate.................. $74,809     36.79%     $95,106     37.95%    $117,062     37.20%   $112,193    38.52%
   Fixed-rate....................... 128,529     63.21      155,502     62.05      197,620     62.80     179,066    61.48
     Total..........................$203,338    100.00%    $250,608    100.00%    $314,682    100.00%   $291,259   100.00%


                                          1994                  1993
                                               Percent                Percent
                                     Amount   of Total     Amount    of Total
                                     ------   --------     ------    --------


TYPE OF LOAN
Real estate mortgage loans:
   One-to-four-family
     residential (1)............... $228,489    83.78%    $176,115        83.77%
   Multi-family....................      559      .20          857          .41%
   Commercial real estate..........   12,780     4.69       12,249         5.83%
   Construction....................   19,343     7.09        8,610         4.09%
   Land............................    1,435      .53        5,343         2.54%
Commercial.........................      ---      ---          ---          ---%
Consumer loans:
   Home equity and
     second mortgages..............    7,018     2.57        5,355         2.55%
   Other...........................    3,108     1.14        1,713          .81%
     Gross loans receivable........ $272,732   100.00%    $210,242       100.00%

TYPE OF SECURITY
   One-to-four-family
     residential real estate (1)... $253,150    92.82%    $190,080        90.41%
   Multi-family real estate........      559      .21          857          .41%
   Commercial real estate..........   14,480     5.31       12,249         5.83%
   Land............................    1,435      .53        5,343         2.54%
   Deposits........................      959      .35          591          .28%
   Auto............................    1,635      .60          926          .44%
   Other security..................      392      .14           72          .03%
   Unsecured ......................      122      .04          124          .06%
     Gross loans receivable........  272,732   100.00      210,242       100.00%

Deduct:
Allowance for loan losses..........    1,047      .39        1,056          .50%
Deferred loan fees (1).............    2,703      .99        2,116         1.01%
Loans in process...................    8,728     3.20        9,216         4.38%
   Net loans receivable............ $260,254    95.42%    $197,854        94.11%
Mortgage Loans:
   Adjustable-rate.................$  84,365    31.29%   $  51,757        24.82%
   Fixed-rate......................  185,259    68.71      156,772        75.18%
     Total......................... $269,624   100.00%    $208,529       100.00%


(1) Net loans held for sale included in the above categories amounted to $19,264,000, $24,201,000, $15,534,000, $16,141,000 and $8,779,000 at
         June  30,  1998  and  December  31,  1996,   1995,   1994,   and  1993,
         respectively. There were no loans held for sale at December 31, 1997.

                                   EXHIBIT 13

                             Loan Maturity Schedule
                              At December 31, 1997
                                 Outstanding at
                     2001- 2003- 2008- 2013 and December 31,

                                                      Due During Years Ended December 31,                               Balance
                                                                           2001       2003      2008       2013     Outstanding at
                                                                            to         to        to         and      December 31,
                                            1998       1999       2000     2002       2007      2012     following       1997
                                                                  (In thousands)
Real estate mortgage loans:
   One- to four-family
     residential loans..............      $  180      $  71      $ 304    $2,847    $16,336    $43,541   $142,697      $205,976
Multi-family loans..................          67        ---        ---        76        131        687        172         1,133
   Commercial real estate loans.....       4,796        253        415       195      2,952      3,917      2,386        14,914
   Construction loans...............       7,137      2,666        109       ---        ---        ---        ---         9,912
   Land loans.......................       1,190        265        ---       ---        ---        ---        ---         1,455
   Commercial.......................          87         16         56        83        ---        ---        ---           242
Consumer loans:
   Installment  loans...............         100        303        506     1,279         37          9        ---         2,234
   Loans secured by deposits........         517        504         14        71        ---        ---        ---         1,106
   Home equity loans and
     and second mortgages...........       1,218        393        250     1,103     14,254        ---        ---        17,218
     Total consumer loans...........       1,835      1,200        770     2,453     14,291          9        ---        20,558
                                         -------     ------     ------    ------    -------    -------   --------      --------
       Total........................     $15,292     $4,471     $1,654    $5,654    $33,710    $48,154   $145,255      $254,190
                                         =======     ======     ======    ======    =======    =======   ========      ========



                                                 Due After December 31, 1998
                                           -----------------------------------------
                                              Fixed        Variable
                                              Rates         Rates          Total
                                           ------------  -------------  ------------
                                                        (In thousands)
Real estate mortgage loans:
  One- to four-family residential loans      $ 132,186       $ 73,610     $ 205,796
  Multi-family loans                               321            745         1,066
  Commercial real estate loans                   6,626          3,492        10,118
  Construction loans                             2,775                        2,775
                                                         --
  Land loans                                       265                          265
                                                         --
Commercial                                         155                          155
                                                         --
Consumer loans:
  Installment loans                              2,134                        2,134
                                                         --
  Loans secured by deposits                        589                          589
                                                         --
  Home equity loans and second
    mortgages                                    5,080         10,920        16,000
                                           ------------  -------------  ------------
           Total                             $ 150,131       $ 88,767     $ 238,898
                                           ============  =============  ============

Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 14

                         Loan Originations and Purchases
               For The Six Months Ended June 30, 1997 and 1998 and
              For the Years Ended December 31, 1995, 1996 and 1997



                                        For the six months ended               For the years ended
                                                June 30,                             December 31,
                                        ----------------------           ----------------------------------
                                           1998        1997                1997         1996         1995
                                        ---------    ---------           ---------    ---------    ---------
                                                                      (In thousands)
Gross loans receivable at
  beginning of period                   $ 254,190    $ 317,806           $ 317,806    $ 294,668    $ 272,732
                                        ---------    ---------           ---------    ---------    ---------
Loans Originated:
   Real estate mortgage loans:
      One- to four-family
        residential loans (1)              24,491       24,354              44,472       54,396       46,754
      Multi-family loans                       --           --                  68          140          259

      Commercial real estate loans          2,472        6,608               3,033
                                                                                          1,734        5,650
      Construction loans                    3,347        3,738              10,411       15,640
                                                                                                      19,515
      Land loans                              580          680               3,053        6,227        2,888
   Commercial loans                            --           --                 242           --           --

   Consumer loans                           7,805        4,839              12,432       14,303        2,880
                                        ---------    ---------           ---------    ---------    ---------
         Total originations                38,695       77,286              93,739
                                                                                         35,345       77,946
Purchases (sales) of participation
  loans, net                              (47,666)          --             (78,887)      (4,681)      (7,786)

Reductions:
      Repayments and other deductions      37,694       22,783              61,904       65,818       48,157
      Transfers from loans to real
      estate owned                            197           --                 111          102           67
                                        ---------    ---------           ---------    ---------    ---------
         Total reductions                  37,891       22,783              62,015       65,920       48,224
                                        ---------    ---------           ---------    ---------    ---------

         Total gross loans receivable
           at end of period             $ 207,328    $ 330,368           $ 254,190    $ 317,806    $ 294,668
                                        =========    =========           =========    =========    =========


(1)  Includes certain home equity loans.


Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 15

                                Delinquent Loans
                              At June 30, 1998 and
                       At December 31, 1995 through 1997



                                      At June 30, 1998                   At December 31, 1997

                                30-89 Days      90 Days or More       30-89 Days      90 Days or More

                                      Principal          Principal           Principal        Principal
                           Number     Balance     Number   Balance  Number    Balance   Number  Balance
                          of Loans    of Loans   of Loans  of Loansof Loans  of Loans  of Loansof Loans
                                                                 (Dollars in thousands)
Residential
   mortgage loans..........    99      4,707       19      766       140    6,040       26    1,228
Commercial
   mortgage loans..........     1         93      ---      ---       --1      100        1      367
Multi-family
   mortgage loans.......... -----        ---      ---      ---    ------      ---      ---      ---
Construction loans.........   ---        ---        3      808       ---      ---        3    1,214
Land loans.................     1          6      ---      ---       ---      ---      ---      ---
Consumer loans.............    20        258        2       27        29      379       20      448
                              ---     ------       --   ------       ---   ------       --   ------
   Total...................   121     $5,064       24   $1,601       170   $6,519       50   $3,257
                              ===     ======       ==   ======       ===   ======       ==   ======
Delinquent loans to
   total loans.............                               3.27%                                3.91%
                                                          ====                                 ====

                           At December 31, 1996                 At December 31, 1995
                       --------------------------------------  -----------------------------------------
                            30-89 Days      90 Days or More        30-89 Days         90 Days or More
                       ------------------  ------------------  ------------------   --------------------
                                Principal            Principal           Principal             Principal
                       Number   Balance     Number    Balance    Number  Balance     Number    Balance
                       of Loans of Loans   of Loans  of Loans   of Loans of Loans    of Loans  of Loans
                       -------- ---------  --------  --------   -------- ---------   --------  ---------

Residential
   mortgage loans ..     --         --       17   $1,321         --         --       12        452
Non residential
   mortgage loans...     --         --        2    1,833         --         --       --         --
Multi-family
   mortgage loans ..     --         --       --       --         --         --       --         --
Construction loans .     --         --        6    1,837         --         --        3      1,199
Land loans .........     --         --       --       --         --         --       --         --
Consumer loans .....     --         --        3       25         --         --        7        134
                        ---     ------       --    -----        ---     ------       --     ------
   Total ...........     --         --       28   $5,016         --         --       22     $1,785
                        ===     ======       ==    =====        ===     ======       ==     ======
Delinquent loans to
   total loans .....                                5.02%                                     3.28%
                                                    ====                                      ====

Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 16


                              Nonperforming Assets
             At June 30, 1998, and at December 31, 1995 through 1997



                                                                     December 31,
                                           June 30,          --------------------------
                                            1998              1997      1996      1995
                                           ------            ------    ------    ------
                                         (Unaudited)                (In thousands)
Non-performing assets:
    Non-performing loans                   $1,601            $3,257    $2,397    $1,797
    Troubled debt restructurings               42               367        46       598
                                           ------            ------    ------    ------
      Total non-performing loans            1,643             3,624     2,443     2,395
    Foreclosed real estate                     98                45        75        --

                                           ------            ------    ------    ------
      Total non-performing assets          $1,741            $3,669    $2,518    $2,395
                                           ======            ======    ======    ======

Non-performing loans to total loans          0.80%             1.45%     0.80%     0.83%
                                           ======            ======    ======    ======

Non-performing assets to total assets        0.57%             1.14%     0.73%     0.75%
                                           ======            ======    ======    ======






Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 17


                                Classified Assets
                                At June 30, 1998
                                   (Unaudited)


                                                         June 30,
                                                           1998
                                                    ----------------
                                                     (In thousands)

Substandard assets                                  $         1,634
Doubtful assets                                                   0
Loss assets                                                       0
                                                    ----------------
        Total classified assets                     $         1,634
                                                    ================



Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 18

                            Allowance for Loan Losses
              For the Six Months Ended June 30, 1997 and 1998, and
               For the Years Ended December 31, 1995 through 1997


                                                     Six Months Ended
                                                         June 30,             Year Ended December 31,
                                                    -------------------    ------------------------------
                                                     1998        1997        1997       1996       1995
                                                    -------     -------    -------     -------    -------
                                                                                    (Dollars in thousands)

Balance at beginning of period                      $ 1,361     $ 1,241    $ 1,241     $ 1,121    $ 1,047

Charge-offs
   One- to four-family residential mortgage loans       (29)         --         --          --        (15)
   Commercial real estate mortgage loans                 --          --       (178)         --        (12)
   Construction loans                                  (301)         --         --          --         (2)
   Consumer loans                                       (25)         --         --          --         --
                                                    -------     -------    -------     -------    -------
        Total charge-offs                              (355)         --       (178)         --        (29)
                                                    -------     -------    -------     -------    -------
Recoveries:
   One- to four-family residential mortgage              13          --         --          --          3
   loans
   Consumer loans                                         3
                                                    -------     -------    -------     -------    -------
        Total recoveries                                 16          --         --          --          3
                                                    -------     -------    -------     -------    -------

Net charge-offs                                        (339)         --       (178)         --        (26)
                                                    -------     -------    -------     -------    -------
Provision for losses on loans                           410          50        298         120        100
                                                    -------     -------    -------     -------    -------
Balance end of period                               $ 1,432     $ 1,291    $ 1,361     $ 1,241    $ 1,121
                                                    =======     =======    =======     =======    =======
Allowance for loan losses as a percent
  of total loans outstanding                           0.70%       0.40%      0.54%       0.40%      0.39%
Ratio of net charge-offs to average
  loans outstanding                                    0.15%         --       0.06%         --       0.01%



Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 19

                        Investment Portfolio Composition
                              At June 30, 1998, and
                              At December 31, 1997



                                            At June 30, 1998         At December 31, 1997
                                          -------------------       ----------------------
                                          Amortized    Market       Amortized      Market
                                             Cost      Value           Cost        Value
                                          --------   --------        --------     --------
                                                           (Unaudited)
                                                          (In thousands)
Investment securities available for sale:
  Mortgage-backed securities              $ 43,206   $ 44,112 (1)    $ 28,495     $ 29,399
  Corporates                                14,828                     14,828
                                          --------   --------        --------     --------
  Federated liquid cash fund                    --         --              --           --
  Freddie Mac stock                             --         --              --           --
                                          --------   --------        --------     --------
     Total investment securities
       available for sale                   58,034     58,940          28,495       29,399

Investment securities held to maturity:
  Federal agency securities                  3,500      3,509           9,635        9,615
                                          --------   --------        --------     --------
     Total investment securities            61,534     62,449          38,130       39,014
Investment in limited partnerships           2,633         (1)          2,706           (1)
Investment in insurance company                650         (1)             --           --
FHLB stock (2)                               5,447      5,447           5,447        5,447
                                          --------   --------        --------     --------
     Total investments                    $ 70,264                   $ 46,283
                                          ========                   ========

(1)  Market values are not available
(2) Market value is based on the price at which the stock may be resold to the FHLB of Indianapolis.



                                                             June 30, 1998                     December 31, 1997
                                                   ----------------------------------  ----------------------------------
                                                   Amortized    Percent     Market     Amortized    Percent     Market
                                                     Cost      of Total      Value       Cost      of Total      Value
                                                   ----------  ----------  ----------  ----------  ----------  ----------
                                                                              (In thousands)
Federal Home Loan Mortgage Corporation             $ 36,416       84.3%    $ 37,264     $20,997       73.7%     $21,859
Federal National Mortgage Corporation                 6,790       15.7%       6,848       7,498       26.3%       7,540
                                                   ----------  ----------  ----------  ----------  ----------  ----------

Total mortgage-backed securities                   $ 43,206       100.0%   $ 44,112     $28,495      100.0%     $29,399
                                                   ==========  ==========  ==========  ==========  ==========  ==========


Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 20


                                 Mix of Deposits
             At June 30, 1998, and at December 31, 1995 through1997


                              Six Months Ended
                                  June 30,                                    December 31,
                                                   -------------------------------------------------------------------
                               1998                   1997                   1996                  1995
                            ---------------------  ---------------------- --------------------- ----------------------
                                        Percent                 Percent               Percent                Percent
                              Amount    of Total     Amount    of Total     Amount    of Total    Amount    of Total
                            ---------------------  ---------------------- --------------------- ----------------------
                                                             (Dollars in thousands)
Withdrawable:
   Savings accounts           $ 20,609     9.76%     $ 21,967     10.78%    $ 29,714    14.09%    $ 33,307     16.98%
   Money market accounts        28,631    13.56%       26,002     12.75%      14,429     6.84%       3,185      1.62%
   NOW accounts                  7,487     3.54%        7,565      3.71%       8,551     4.06%       7,081      3.61%
   Noninterest-bearing
   demand accounts               1,394     0.66%        2,321      1.14%         711     0.34%       1,323      0.68%
                            ----------- ---------  ----------- ---------- --------------------- ----------------------
     Total withdrawable       $ 58,121    27.52%     $ 57,855     28.38%    $ 53,405    25.33%    $ 44,896     22.89%


Certificates (original
terms):
   91 days                         407     0.19%          322      0.16%         534     0.25%         536      0.27%
   6 months                      8,835     4.19%        4,562      2.24%       6,219     2.95%       6,277      3.20%
   12 months                    27,605    13.07%       29,713     14.58%      55,723    26.43%      62,514     31.88%
   18 months                    16,413     7.77%       17,886      8.77%      15,917     7.55%      17,434      8.89%
   24 months                     9,375     4.44%        1,273      0.62%          --       --           --        --
   30 months                    65,066    30.82%       65,690     32.22%      36,589    17.36%      26,032     13.27%
   36 months                    11,124     5.27%       11,250      5.52%      22,442    10.65%      23,644     12.06%
   60 months                    13,081     6.19%       14,171      6.95%      11,576     5.49%      12,371      6.31%
   Public fund certificates      1,133     0.54%        1,130      0.56%       8,418     3.99%       2,372      1.21%
   Other certificates               --          --         --        --           --       --           41      0.02%
                            ----------- ---------  ----------- ---------- ----------- --------- ----------- ----------
     Total certificates      $ 153,039    72.48%    $ 145,997     71.62%   $ 157,418    74.67%   $ 151,221     77.11%
                            ----------- ---------  ----------- ---------- ----------- --------- ----------- ----------

     Total deposits          $ 211,160   100.00%    $ 203,852    100.00%   $ 210,823   100.00%   $ 196,117    100.00%
                            =========== =========  =========== ========== =========== ========= =========== ==========



Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 21


                                Deposit Activity
                   For the Six Months Ended June 30, 1998, and
                 For the Years Ended December 31, 1996 and 1997



                                 Six months      Year ended December 31,
                                ended June 30,   -----------------------
                                   1998             1997         1996
                                 ----------      ---------    ----------
                                                 (Dollars in thousands)

Opening Balance                  $ 203,852       $ 210,823     $ 196,117

Ending balance                   $ 211,160       $ 203,852     $ 210,823
                                 =========       =========     =========

Net increase (decrease)          $   7,308       $  (6,971)    $  14,706
                                 =========       =========     =========

Percent increase (decrease)           3.58%          (3.31)%        7.50%
                                 =========       =========     =========




Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 22

                             Borrowed Funds Activity
                 For the Six Months Ended June 30, 1998 and 1997 and
               For the Years Ended December 31, 1995 through 1997




                                                  At or For the
                                                    Six Months                               At or For the
                                                      Ended                                    Year Ended
                                                     June 30,                                 December 31,
                                            ----------------------------     -----------------------------------------------
                                               1998            1997              1997             1996             1995
                                            ------------   -------------     -------------    -------------    -------------
                                                                        (Dollars in thousands)

FHLB advances:
    Outstanding at end of period              $  45,686      $  106,932    $       70,136   $       91,232   $       81,936

    Average balance outstanding for period       52,577          95,530            92,121           87,621           73,403

    Maximum amount outstanding at any
      month-end during the period                70,136         106,932           106,932           93,932           81,936

    Weighted average interest rate
      during the period                           5.78%           5.56%             5.70%            5.57%            6.11%

    Weighted average interest rate
      at end of period                            5.60%           5.65%             5.71%            5.49%            5.85%

    Note payable to Bloomington                   2,203           2,691             2,691            3,180            3,668






Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 23

                     OFFICES OF LINCOLN FEDERAL SAVINGS BANK
                               PLAINFIELD, INDIANA

                                                                                                     Net Book
                                                                                                     Value of
                                                                                                     Property,
                                             Owned or             Year              Total           Furniture &
            Description and Address           Leased             Opened            Deposits         Fixtures(1)
----------------------------------------    ------------       ------------      -------------      ------------
                                                                                    (000)

1121 East Main Street                          Owned              1970               $ 90,200           $ 1,354
Plainfield, IN 46168

134 South Washington Street                    Owned              1962               $ 56,100             $ 474
Crawfordsville, IN 47933

1900 East Wabash Street                        Owned              1974               $ 30,800             $ 302
Frankfort, IN 46041

975 East Main Street                           Owned              1981               $ 34,000             $ 291
Brownsburg, IN 46112


(1) Land and other capitalized costs associated with the future Avon, Indiana branch totalled $417,000.

Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 24

                       LIST OF KEY OFFICERS AND DIRECTORS
                                At June 30, 1998

                                                                                      Director       Term
               Name            Position(s) Held with the Bank          Age (1)         Since        Expires
--------------------------    ---------------------------------   ----------------  ------------  ------------

Lester N. Bergum, Jr.         Director                                    49           1996          1999
W. Thomas Harmon              Director                                    58           1982          2001
Jerry R. Holifield            Director                                    57           1992          2001
Wayne E. Kessler              Director                                    57           1976          2000
David E. Mansfield            Director                                    56           1997          2000
John C. Milholland            Director                                    52           1998          2001
T. Timothy Unger              Director, President and Chief               58           1996          1999
                              Executive
                                Officer
Edward E. Whalen              Chairman of the Board                       70           1961          2000
John L. Wyatt                 Director                                    62           1992          2000
John M. Baer                  Chief Financial Officer, Secretary          --            --            --
                              and Treasurer




Source: Lincoln Bancorp's Prospectus

                                   EXHIBIT 25


                         Key Demographic Data and Trends
                   Market Area, Indiana and the United States
                               1990, 1997 and 2002



                                 1990                 1997             % Chg.          2002            % Chg.
                             -----------          -----------           ---         -----------          ---
Population
---------------
Market Area (1)                  141,127              161,704          14.6%            175,755          8.7%
Indiana                        5,544,159            5,885,587           6.2%          6,123,040          4.0%
United States                248,709,873          267,805,150           7.7%        281,208,787          5.0%



Households
----------
Market Area                       50,794               58,919          16.0%             64,721          9.8%
Indiana                        2,065,355            2,220,749           7.5%          2,330,419          4.9%
United States                 91,947,410           99,019,931           7.7%        104,000,643          5.0%



Per Capita Income
-----------------
Market Area                     $ 13,962             $ 19,964          43.0%              ---            ---
Indiana                           13,149               17,711          34.7%              ---            ---
United States                     12,313               18,100          47.0%              ---            ---



Median Household Income
-----------------------
Market Area                     $ 33,985             $ 46,855          37.9%           $ 58,556         25.0%
Indiana                           28,797               37,600          30.6%             45,103         20.0%
United States                     28,525               36,961          29.6%             42,042         13.7%

(1) Market area includes Hendricks, Montgomery and Clinton Counties


Source:   Data Users Center and CACI

                                   EXHIBIT 26

                                Key Housing Data
                   Market Area, Indiana and the United States
                                      1990



 Occupied Housing Units
 Market Area (1)                                                       50,794
 Indiana                                                            2,065,355
 United States                                                     91,947,410


 Occupancy Rate
 Market Area
                       Owner-Occupied                                   77.4%
                       Renter-Occupied                                  22.6%
 Indiana
                       Owner-Occupied                                   70.2%
                       Renter-Occupied                                  29.8%
 United States
                       Owner-Occupied                                   64.2%
                       Renter-Occupied                                  35.8%


 Median Housing Values
 Market Area                                                         $ 61,066
 Indiana                                                               53,500
 United States                                                         79,098


 Median Rent
 Market Area                                                            $ 380
 Indiana                                                                  374
 United States                                                            374

(1)  Market area includes Hendricks, Montgomery and Clinton Counties


Source: U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 27

                  Major Sources of Employment by Industry Group
                   Market Area, Indiana and the United States
                                      1990


                                         Market                       United
Industry Group                          Area (1)       Indiana        States
                                        -----------  ------------   ---------

Agriculture/Mining                         4.3%          2.9%           1.3%
Construction                               6.5%          5.6%           4.8%
Manufacturing                             25.1%         25.1%          19.2%
Transportation/Utilities                   9.5%          6.6%           5.9%
Wholesale/Retail                          19.0%         21.4%          27.5%
Finance, Insurance, & Real Estate          5.6%          5.7%           7.3%
Services                                  30.0%         32.7%          34.0%


(1) Market area includes Hendricks, Montgomery and Clinton Counties


Source:  Bureau of the Census County Business Patterns

                                   EXHIBIT 28

                               Unemployment Rates
                   Market Area, Indiana and the United States
                         1994, 1995, 1996, 1997 and 1998



        Location          1994       1995       1996      1997      1998(1)
--------------------    --------  ---------  --------  ---------  ---------

Market Area (2)           2.9%       2.7%       2.6%       2.4%      2.1%

Indiana                   4.9%       4.7%       4.1%       3.5%      2.8%

United States             6.1%       5.6%       5.4%       4.9%      4.2%




(1)  May 1998

(2)  Market area includes Hendricks, Montgomery and Clinton Counties

Source:  Indiana Department of Workforce Development

                                   EXHIBIT 29

                            Market Share of Deposits
                   Clinton, Hendricks and Montgomery Counties
                                  June 30, 1997



                   Clinton
                   County                 Lincoln's             Lincoln's
                  Deposits                  Share                 Share
                   ($000)                  ($000)                  (%)
                --------------          --------------         -------------

Banks               $ 296,035                  ---                    ---

Thrifts                69,927                $ 33,571                 48.0%
                --------------          --------------         -------------
                    $ 365,962                $ 33,751                  9.2%


                  Hendricks
                   County                 Lincoln's             Lincoln's
                  Deposits                  Share                 Share
                   ($000)                  ($000)                  (%)
                --------------          --------------         -------------

Banks               $ 534,273                    ---                  ---

Thrifts               201,411               $ 113,277                 56.2%
                --------------          --------------         -------------
                    $ 735,684               $ 113,277                 15.4%


                 Montgomery
                   County                 Lincoln's             Lincoln's
                  Deposits                  Share                 Share
                   ($000)                  ($000)                  (%)
                --------------          --------------         -------------

Banks               $ 309,970                 ---                     ---

Thrifts               180,523                $ 54,258                 30.1%
                --------------          --------------         -------------
                    $ 490,493                $ 54,258                 11.1%





Source:  FDIC/OTS

                                   EXHIBIT 30




                       National Interest Rates by Quarter
                                    1994-1998


                                  1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                    1994         1994        1994        1994

Prime Rate                          6.25%        7.25%       7.75%       8.50%
90-Day Treasury Bills               3.54%        4.23%       5.14%       5.66%
1-Year Treasury Bills               4.40%        5.49%       6.13%       7.15%
30-Year Treasury Notes              7.11%        7.43%       7.82%       7.88%


                                  1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                    1995         1995        1995        1995

Prime Rate                          9.00%        9.00%       8.75%       8.50%
90-Day Treasury Bills               5.66%        5.58%       5.40%       5.06%
1-Year Treasury Bills               6.51%        5.62%       5.45%       5.14%
30-Year Treasury Notes              7.43%        6.71%       5.69%       5.97%


                                  1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                    1996         1996        1996        1996

Prime Rate                          8.25%        8.25%       8.25%       8.25%
90-Day Treasury Bills               5.18%        5.25%       5.16%       5.07%
1-Year Treasury Bills               5.43%        5.91%       5.38%       5.57%
30-Year Treasury Notes              6.73%        7.14%       6.47%       6.67%

                                  1st Qtr.     2nd Qtr.    3rd Qtr.    4th Qtr.
                                    1997         1997        1997        1997

Prime Rate                         8.50%        8.50%       8.50%       8.50%
90-Day Treasury Bills              4.95%        4.68%       4.98%       5.01%
1-Year Treasury Bills              5.95%        5.36%       5.50%       5.47%
30-Year Treasury Notes             7.06%        6.41%       6.39%       6.05%

                                  1st Qtr.     2nd Qtr.
                                    1998         1998

Prime Rate                          8.50%        8.50%
90-Day Treasury Bills               5.22%        4.93%
1-Year Treasury Bills               5.39%        5.19%
30-Year Treasury Notes              5.82%        5.70%


Source:  The Wall Street Journal

                                    EXHIBIT 31
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 14, 1998

                                                                                          PER SHARE
                                                                *
                                                                Latest All Time All    Monthly  QuarterlyBook            12 Month
                                                                                 Time
                                                                Price    High    Low    Change  Change  Value   Assets   Div.

                                             State  Exchange     ($)     ($)     ($)     (%)      (%)    ($)     ($)     ($)
                                             -----  --------    --------------- --------------- ----------------------- --------

FFDB      FirstFed Bancorp Inc.              AL       NASDAQ    14.500   15.938  4.250    20.83   16.00   7.31    73.90   0.32
SRN       Southern Banc Co.                  AL      AMSE       14.563   19.125 11.375    -7.54  -11.07  14.95    85.93   0.35
SCBS      Southern Community Bancshares      AL       NASDAQ    16.000   20.750 13.000    -5.19   -4.48  10.36    59.72   2.73
SZB       SouthFirst Bancshares Inc.         AL      AMSE       17.625   22.750 10.625    -5.37  -11.88  16.75   168.46   0.55
FFBH      First Federal Bancshares of AR     AR       NASDAQ    22.625   30.250 10.000   -11.27  -19.20  17.46   118.69   0.26
HCBB      HCB Bancshares Inc.                AR       NASDAQ    13.500   16.125 12.625    -5.26  -13.77  14.45    83.79     NA
PFSL      Pocahontas Bancorp Inc.            AR       NASDAQ     8.688   11.430  2.361    -9.74  -11.46   8.74    60.52     NA
FTF       Texarkana First Financial Corp     AR      AMSE       26.875   30.625 10.000    -0.46   -5.70  16.23   109.09   0.56
BPLS      Bank Plus Corp.                    CA       NASDAQ    10.375   16.125  5.000   -17.82  -21.70   9.55   221.09   0.00
BVCC      Bay View Capital Corp.             CA       NASDAQ    22.125   38.000  5.625   -29.20  -32.70  19.43   282.11   0.28
BYFC      Broadway Financial Corp.           CA       NASDAQ     9.722   12.731  8.333    -9.68  -14.29  14.02   147.60   0.19
DSL       Downey Financial Corp.             CA      NYSE       30.625   35.000  1.258    -9.43  -10.42  16.33   207.51   0.31
FSSB      First FS&LA of San Bernardino      CA       NASDAQ     9.625   14.500  6.875     1.32   16.67  13.68   315.79   0.00
FED       FirstFed Financial Corp.           CA      NYSE       20.313   26.938  1.067   -24.59  -17.82  11.33   189.03   0.00
GSB       Golden State Bancorp Inc.          CA      NYSE       22.313  589.500  5.250   -28.46  -40.50  20.24   326.52   5.88
GDW       Golden West Financial              CA      NYSE       82.500  114.250  3.875   -23.21  -23.39  50.76   678.36   0.49
AHM       H.F. Ahmanson & Co.                CA      NYSE       59.688   82.813  2.688   -20.42  -26.54  28.65   468.54   0.88
HTHR      Hawthorne Financial Corp.          CA       NASDAQ    16.750   35.500  2.250    -8.84  -16.77  15.07   378.93   0.00
HEMT      HF Bancorp Inc.                    CA       NASDAQ    16.000   18.250  8.188   -10.49   -2.29  13.15   164.20   0.00
HBNK      Highland Bancorp Inc.              CA       NASDAQ    41.500   43.500 11.000     3.11   -1.19  19.36   246.16   0.25
ITLA      ITLA Capital Corp.                 CA       NASDAQ    19.750   24.000 11.375   -11.24  -15.51  13.85   132.69   0.00
LFCO      Life Financial Corp.               CA       NASDAQ    10.875   25.375 10.750   -43.69  -49.57   9.11    72.06   0.00
MBBC      Monterey Bay Bancorp Inc.          CA       NASDAQ    16.563   21.400  7.000    18.31   -4.81  12.79   111.18   0.10
PBOC      PBOC Holdings Inc.                 CA       NASDAQ    11.563   14.500 11.500   -12.73  -20.26   8.43   146.35     NA
PFFB      PFF Bancorp Inc.                   CA       NASDAQ    17.250   21.500 10.375    -8.31  -10.97  14.92   185.51   0.00
PROV      Provident Financial Holdings       CA       NASDAQ    20.313   24.250 10.125     0.31  -13.33  17.85   168.39   0.00
QCBC      Quaker City Bancorp Inc.           CA       NASDAQ    16.750   21.250  4.800   -17.28  -14.32  13.26   152.31   0.00
SGVB      SGV Bancorp Inc.                   CA       NASDAQ    15.250   19.375  7.750   -10.63  -16.44  13.73   173.91   0.00
UPFC      United PanAm Financial Corp.       CA       NASDAQ    10.000   13.938  9.125   -13.52  -15.79   4.75    23.84     NA
WES       Westcorp                           CA      NYSE        9.938   23.875  3.703   -31.46  -29.01  12.60   138.92   0.35
FFBA      First Colorado Bancorp Inc.        CO       NASDAQ    25.938   30.125  3.189    -9.98  -10.56  12.91    91.55   0.51
HCBC      High Country Bancorp Inc.          CO       NASDAQ    13.500   15.500 13.250    -5.26  -10.74  13.65    69.76     NA
ANE       Alliance Bncp of New England       CT      AMSE       12.500   16.083  1.375    -9.09  -21.05   7.90   101.22   0.13
BKC       American Bank of Connecticut       CT      AMSE       23.875   32.563  2.688   -11.16  -19.07  12.65   146.27   0.81
BKCT      Bancorp Connecticut Inc.           CT       NASDAQ    19.750   25.000  1.013     6.04   -1.86   9.58    96.83   0.52
DIBK      Dime Financial Corp.               CT       NASDAQ    30.750   37.000  2.125   -12.46  -11.35  16.07   192.44   0.45
FFES      First Federal of East Hartford     CT       NASDAQ    31.375   42.250  4.000   -10.36  -21.56  25.73   357.46   0.64
MECH      MECH Financial Inc.                CT       NASDAQ    28.500   31.813 11.000    -4.20   -4.20  17.51   180.29   0.15
NMSB      NewMil Bancorp Inc.                CT       NASDAQ    12.250   15.500  1.250    -5.77  -12.11   8.71    95.87   0.30
NSSY      NSS Bancorp Inc.                   CT       NASDAQ    49.500   58.750  9.875   -15.38    9.39  22.86   279.19   0.40
NTMG      Nutmeg Federal S&LA                CT       NASDAQ    12.125   12.500  3.484    10.23   12.79   6.58   112.77   0.18
WBST      Webster Financial Corp.            CT       NASDAQ    27.375   36.250  1.932   -20.07  -17.67  14.31   239.76   0.41
IFSB      Independence Federal Svgs Bank     DC       NASDAQ    16.000   21.625  0.250     3.23  -26.01  15.46   214.30   0.47
WSFS      WSFS Financial Corp.               DE       NASDAQ    18.250   23.875  1.250   -12.05  -14.62   7.62   123.88   0.03
BANC      BankAtlantic Bancorp Inc.          FL       NASDAQ    11.000   17.125  0.278    -4.35  -18.90   6.96   102.43   8.05
BKUNA     BankUnited Financial Corp.         FL       NASDAQ    11.125   18.500  2.320   -26.75  -35.04  10.29   201.52   0.00
FDTR      Federal Trust Corp.                FL       NASDAQ     3.625    4.750  2.656   -13.44  -18.32   2.57    29.91     NA
FFLC      FFLC Bancorp Inc.                  FL       NASDAQ    18.000   23.500  7.650    -7.69  -11.66  14.11   110.23   0.32
FFPB      First Palm Beach Bancorp Inc.      FL       NASDAQ    39.500   44.938 14.000   -10.73    9.72  23.52   343.43   0.68
HARB      Harbor Florida Bancshares Inc.     FL       NASDAQ    12.063   13.500  1.976    -3.01    0.00   8.41    42.90     NA
OCN       Ocwen Financial Corp.              FL       NYSE      18.375   30.375 10.125   -30.33  -26.87   7.03    57.68   0.00
CCFH      CCF Holding Co.                    GA       NASDAQ    20.500   24.000  9.773    -6.29  -11.83  12.90   177.20   0.59
EBSI      Eagle Bancshares                   GA       NASDAQ    22.500   27.250  1.875    -8.16   -3.23  13.36   192.95   0.61
FSTC      First Citizens Corp.               GA       NASDAQ    29.000   35.500  1.970    -2.52  -12.12  13.56   135.85     NA

                                                        PRICING RATIOS
                                             -----------------------------------
                                             Price/   Price/   Price/  Price/Cor

                                              EarningsBk.       Assets  Earnings
                                                       Value
                                                (X)     (%)      (%)      (X)
                                              ---------------- -------- --------

FFDB      FirstFed Bancorp Inc.                 21.97   198.36    19.62   21.97
SRN       Southern Banc Co.                     33.87    97.41    16.95   33.87
SCBS      Southern Community Bancshares         17.78   154.44    26.79   17.58
SZB       SouthFirst Bancshares Inc.            24.14   105.22    10.46   26.70
FFBH      First Federal Bancshares of AR        18.85   129.58    19.06   19.17
HCBB      HCB Bancshares Inc.                      NA    93.43    16.11      NA
PFSL      Pocahontas Bancorp Inc.                  NA    99.41    14.36      NA
FTF       Texarkana First Financial Corp        14.61   165.59    24.64   15.36
BPLS      Bank Plus Corp.                       28.04   108.64     4.69   18.86
BVCC      Bay View Capital Corp.                27.31   113.87     7.84   15.36
BYFC      Broadway Financial Corp.              15.94    69.34     6.59   44.19
DSL       Downey Financial Corp.                15.16   187.54    14.76   18.01
FSSB      First FS&LA of San Bernardino            NM    70.36     3.05      NM
FED       FirstFed Financial Corp.              14.83   179.29    10.75   15.75
GSB       Golden State Bancorp Inc.             12.54   110.24     6.83   11.27
GDW       Golden West Financial                 11.87   162.53    12.16   12.13
AHM       H.F. Ahmanson & Co.                   15.63   208.34    12.74   15.75
HTHR      Hawthorne Financial Corp.             10.95   111.15     4.42    9.31
HEMT      HF Bancorp Inc.                          NM   121.67     9.74  145.45
HBNK      Highland Bancorp Inc.                 13.70   214.36    16.86   15.54
ITLA      ITLA Capital Corp.                    11.48   142.60    14.88   11.48
LFCO      Life Financial Corp.                   5.41   119.37    15.09    5.20
MBBC      Monterey Bay Bancorp Inc.             51.76   129.50    14.90   51.76
PBOC      PBOC Holdings Inc.                       NA   137.16     7.90      NA
PFFB      PFF Bancorp Inc.                      17.08   115.62     9.30   18.55
PROV      Provident Financial Holdings          18.30   113.80    12.06   44.16
QCBC      Quaker City Bancorp Inc.              14.69   126.32    11.00   14.96
SGVB      SGV Bancorp Inc.                      25.42   111.07     8.77   25.85
UPFC      United PanAm Financial Corp.             NA   210.53    41.95      NA
WES       Westcorp                              35.49    78.87     7.15      NM
FFBA      First Colorado Bancorp Inc.           21.09   200.91    28.33   20.59
HCBC      High Country Bancorp Inc.                NA    98.90    19.35      NA
ANE       Alliance Bncp of New England          13.89   158.23    12.35   28.41
BKC       American Bank of Connecticut          13.34   188.74    16.32   15.81
BKCT      Bancorp Connecticut Inc.              17.17   206.16    20.40   19.95
DIBK      Dime Financial Corp.                  11.83   191.35    15.98   11.83
FFES      First Federal of East Hartford        15.01   121.94     8.78   13.88
MECH      MECH Financial Inc.                   17.59   162.76    15.81   17.70
NMSB      NewMil Bancorp Inc.                   16.55   140.64    12.78   21.12
NSSY      NSS Bancorp Inc.                      21.15   216.54    17.73   26.05
NTMG      Nutmeg Federal S&LA                   26.36   184.27    10.75   60.63
WBST      Webster Financial Corp.               16.39   191.30    11.42   14.88
IFSB      Independence Federal Svgs Bank         9.94   103.49     7.47   61.54
WSFS      WSFS Financial Corp.                  13.52   239.50    14.73   13.93
BANC      BankAtlantic Bancorp Inc.             16.42   158.05    10.74   36.67
BKUNA     BankUnited Financial Corp.            23.67   108.11     5.52   39.73
FDTR      Federal Trust Corp.                      NA   141.05    12.12      NA
FFLC      FFLC Bancorp Inc.                     17.31   127.57    16.33   18.18
FFPB      First Palm Beach Bancorp Inc.         25.32   167.94    11.50   47.59
HARB      Harbor Florida Bancshares Inc.           NA   143.44    28.12      NA
OCN       Ocwen Financial Corp.                 39.95   261.38    31.86  141.35
CCFH      CCF Holding Co.                       97.62   158.91    11.57      NM
EBSI      Eagle Bancshares                      15.31   168.41    11.66   15.73
FSTC      First Citizens Corp.                     NA   213.86    21.35      NA

FGHC      First Georgia Holding Inc.         GA       NASDAQ    10.625   15.750  0.543   -32.54   13.84   3.07    37.68   0.07
FLFC      First Liberty Financial Corp.      GA       NASDAQ    21.000   25.500  1.778   -14.72  -14.29   8.57   116.59   0.28
FLAG      FLAG Financial Corp.               GA       NASDAQ    16.375   19.375  2.133   -11.49   23.58   7.46    85.58   0.23
NTBK      Net.B@nk Inc.                      GA       NASDAQ    22.500   34.250  8.750   -18.18   -3.74   6.07    40.14   0.00
CASH      First Midwest Financial Inc.       IA       NASDAQ    19.625   24.875  8.833   -16.27  -16.04  16.40   161.13   0.45
HZFS      Horizon Financial Svcs Corp.       IA       NASDAQ    16.000   16.875  5.188     3.23    1.59   9.60   105.36   0.17
MIFC      Mid-Iowa Financial Corp.           IA       NASDAQ    12.250   13.000  2.474     6.52    1.03   7.73    77.85   0.08
MWBI      Midwest Bancshares Inc.            IA       NASDAQ    13.500   19.500  3.917   -11.48  -14.96  10.85   151.77   0.24
FFFD      North Central Bancshares Inc.      IA       NASDAQ    18.250   24.875  8.071   -10.98  -21.51  15.73   105.91   0.29
SFFC      StateFed Financial Corp.           IA       NASDAQ    12.750   15.000  5.250   -10.53  -11.30  10.27    57.35   0.20
FBNW      FirstBank Corp.                    ID       NASDAQ    18.875   23.750 15.500   -19.25  -12.72  16.53    98.01     NA
ABCL      Alliance Bancorp                   IL       NASDAQ    22.000   29.250  6.000    -8.81  -21.43  15.80   180.87   0.44
AVND      Avondale Financial Corp.           IL       NASDAQ    14.375   18.875 11.500   -17.27  -16.67  14.21   170.00   0.00
BFFC      Big Foot Financial Corp.           IL       NASDAQ    15.750   23.938 12.313   -14.86  -24.10  15.24    83.36   0.00
CBCI      Calumet Bancorp Inc.               IL       NASDAQ    30.250   39.000  6.889   -13.03  -19.33  27.74   156.43   0.00
CBK       Citizens First Financial Corp.     IL      AMSE       17.125   22.375  9.500    -7.43  -14.91  15.53   111.27   0.00
CSBF      CSB Financial Group Inc.           IL       NASDAQ    10.500   14.000  8.810   -17.65  -24.32  13.34    57.52   0.00
EGLB      Eagle BancGroup Inc.               IL       NASDAQ    18.500   21.125 10.500     0.00   -5.13  17.82   147.91   0.00
EFC       EFC Bancorp Inc.                   IL      AMSE       11.375   14.938 11.250   -14.95  -19.47  12.56    53.08     NA
FBCI      Fidelity Bancorp Inc.              IL       NASDAQ    24.313   26.000  9.500     8.66    2.10  18.77   177.06     NA
FFBI      First Financial Bancorp Inc.       IL       NASDAQ    23.500   24.500  9.000     8.05   11.90  18.37   199.04   0.00
FMBD      First Mutual Bancorp Inc.          IL       NASDAQ    17.188   25.000 11.125     0.73   -3.84  15.72   107.50   0.32
FSFF      First SecurityFed Financial        IL       NASDAQ    15.250   17.250 14.500    -9.63   -7.93  14.05    51.66     NA
GTPS      Great American Bancorp             IL       NASDAQ    21.375   23.000 11.875    -1.72    0.59  17.07    93.39   0.41
HMLK      Hemlock Federal Financial Corp     IL       NASDAQ    16.813   19.000 12.500     0.38  -10.92  14.81    97.84   0.26
HBEI      Home Bancorp of Elgin Inc.         IL       NASDAQ    14.875   19.313 11.813    -5.56  -16.20  14.00    53.63   0.40
KNK       Kankakee Bancorp Inc.              IL      AMSE       30.875   37.750 13.625    -6.44  -13.64  28.43   291.26   0.48
MAFB      MAF Bancorp Inc.                   IL       NASDAQ    22.125   28.833  1.212    -9.69  -14.90  12.40   158.11   0.21
NBSI      North Bancshares Inc.              IL       NASDAQ    12.750   18.833  7.333   -12.82  -23.31  10.55    97.50   0.36
PFED      Park Bancorp Inc.                  IL       NASDAQ    17.688   19.750 10.188    -3.08   -7.51  16.55    81.40   0.00
PSFI      PS Financial Inc.                  IL       NASDAQ    11.375   22.375 11.250   -10.78  -21.55  11.28    42.11   4.44
SPBC      St. Paul Bancorp Inc.              IL       NASDAQ    23.000   28.500  2.044    -5.88   -8.34  12.75   132.86   0.40
WCBI      Westco Bancorp Inc.                IL       NASDAQ    27.000   30.500  7.667    -6.90   -9.62  20.18   128.83   0.66
FBCV      1ST Bancorp                        IN       NASDAQ    44.250   45.000  2.533     2.91   47.50  21.49   238.17   0.26
AMFC      AMB Financial Corp.                IN       NASDAQ    15.750   19.375  9.750    -8.70  -15.44  15.42   121.60   0.27
ASBI      Ameriana Bancorp                   IN       NASDAQ    18.500   22.000  2.750    -3.27  -11.38  14.03   115.38   0.64
ATSB      AmTrust Capital Corp.              IN       NASDAQ    15.250   15.250  7.750     3.39   10.91  14.66   135.41   0.20
BRBI      Blue River Bancshares Inc.         IN       NASDAQ     9.938   12.000  9.938    -9.65      NA     NA       NA     NA
CITZ      CFS Bancorp Inc.                   IN       NASDAQ    10.375   11.438 10.313       NA      NA     NA       NA     NA
FFWC      FFW Corp.                          IN       NASDAQ    18.375   21.500  6.250     5.00   -3.29  13.12   139.44   0.38
FFED      Fidelity Federal Bancorp           IN       NASDAQ     5.875   14.773  1.534    -6.94  -24.19   4.28    63.13   0.40
FISB      First Indiana Corp.                IN       NASDAQ    22.906   30.000  1.368   -15.94   -6.03  12.54   136.98   0.44
HFGI      Harrington Financial Group         IN       NASDAQ    10.500   13.750  9.750    -4.55   -5.62   6.92   147.87   0.12
HBFW      Home Bancorp                       IN       NASDAQ    28.250   37.625 12.500    -0.88  -19.57  18.27   153.25   0.28
HBBI      Home Building Bancorp              IN       NASDAQ    24.000   24.000 10.000     9.09   12.94  20.61   136.14   0.30
HOMF      Home Federal Bancorp               IN       NASDAQ    26.250   33.750  1.432   -11.39  -16.67  13.03   140.01   0.37
HWEN      Home Financial Bancorp             IN       NASDAQ     7.875    9.750  4.938    -4.55  -14.86   8.08    45.81   0.10
LOGN      Logansport Financial Corp.         IN       NASDAQ    15.000   19.625 11.125    -4.76  -18.92  13.46    71.55   0.41
LSBI      LSB Financial Corp.                IN       NASDAQ    31.500   32.000 10.204     2.44    1.77  20.46   229.29   0.35
MARN      Marion Capital Holdings            IN       NASDAQ    22.750   29.500 14.250   -16.51  -20.18  22.09   113.81   0.88
MFBC      MFB Corp.                          IN       NASDAQ    23.750   30.375 10.500    -2.06   -9.52  20.81   182.95   0.42
MONT      Montgomery Financial Corp.         IN       NASDAQ    11.500   14.000 10.000    -6.12  -11.97  12.05    66.02     NA
NEIB      Northeast Indiana Bancorp          IN       NASDAQ    22.000   22.750 11.250     0.00    1.73  16.07   123.22   0.34
PFDC      Peoples Bancorp                    IN       NASDAQ    21.500   25.000  3.583    -2.82   -2.55  13.57    90.66   0.44
PERM      Permanent Bancorp Inc.             IN       NASDAQ    13.375   18.250  4.875   -15.08  -18.94  10.83   122.68   0.22
RIVR      River Valley Bancorp               IN       NASDAQ    17.500   20.750 13.250    -7.28  -15.15  15.34   112.45   0.18

FGHC      First Georgia Holding Inc.       GA   27.96   346.09    28.20   27.96
FLFC      First Liberty Financial Corp.    GA   25.00   245.04    18.01   24.14
FLAG      FLAG Financial Corp.             GA   24.08   219.50    19.13   32.75
NTBK      Net.B@nk Inc.                    GA      NM   370.68    56.05      NM
CASH      First Midwest Financial Inc.     IA   18.87   119.66    12.18   21.10
HZFS      Horizon Financial Svcs Corp.     IA   17.20   166.67    15.19   22.22
MIFC      Mid-Iowa Financial Corp.         IA   15.91   158.47    15.74   16.12
MWBI      Midwest Bancshares Inc.          IA   10.31   124.42     8.90   12.86
FFFD      North Central Bancshares Inc.    IA   13.72   116.02    17.23   14.37
SFFC      StateFed Financial Corp.         IA   19.32   124.15    22.23   19.32
FBNW      FirstBank Corp.                  ID      NA   114.19    19.26      NA
ABCL      Alliance Bancorp                 IL   17.19   139.24    12.16   14.97
AVND      Avondale Financial Corp.         IL      NM   101.16     8.46      NM
BFFC      Big Foot Financial Corp.         IL   29.72   103.35    18.89   34.24
CBCI      Calumet Bancorp Inc.             IL   10.84   109.05    19.34   10.77
CBK       Citizens First Financial Corp.   IL   22.24   110.27    15.39   39.83
CSBF      CSB Financial Group Inc.         IL   28.38    78.71    18.25   30.00
EGLB      Eagle BancGroup Inc.             IL   33.64   103.82    12.51   97.37
EFC       EFC Bancorp Inc.                 IL      NA    90.57    21.43      NA
FBCI      Fidelity Bancorp Inc.            IL      NA   129.53    13.73      NA
FFBI      First Financial Bancorp Inc.     IL   78.33   127.93    11.81   38.52
FMBD      First Mutual Bancorp Inc.        IL   40.92   109.34    15.99   52.08
FSFF      First SecurityFed Financial      IL      NA   108.54    29.52      NA
GTPS      Great American Bancorp           IL   35.04   125.22    22.89   35.04
HMLK      Hemlock Federal Financial Corp   IL   19.33   113.52    17.18   19.55
HBEI      Home Bancorp of Elgin Inc.       IL   38.14   106.25    27.74   38.14
KNK       Kankakee Bancorp Inc.            IL   15.91   108.60    10.60   16.60
MAFB      MAF Bancorp Inc.                 IL   13.92   178.43    13.99   14.56
NBSI      North Bancshares Inc.            IL   38.64   120.85    13.08   42.50
PFED      Park Bancorp Inc.                IL   23.27   106.88    21.73   22.68
PSFI      PS Financial Inc.                IL   24.73   100.84    27.01   16.73
SPBC      St. Paul Bancorp Inc.            IL   16.20   180.39    17.31   16.67
WCBI      Westco Bancorp Inc.              IL   15.34   133.80    20.96   16.27
FBCV      1ST Bancorp                      IN   24.45   205.91    18.58   35.98
AMFC      AMB Financial Corp.              IN   16.58   102.14    12.95   25.82
ASBI      Ameriana Bancorp                 IN   15.95   131.86    16.03   18.50
ATSB      AmTrust Capital Corp.            IN   26.75   104.02    11.26   61.00
BRBI      Blue River Bancshares Inc.       IN      NA       NA       NA      NA
CITZ      CFS Bancorp Inc.                 IN      NA       NA       NA      NA
FFWC      FFW Corp.                        IN   13.92   140.05    13.18   15.98
FFED      Fidelity Federal Bancorp         IN      NM   137.27     9.31      NM
FISB      First Indiana Corp.              IN   16.13   182.66    16.72   22.91
HFGI      Harrington Financial Group       IN      NM   151.73     7.10      NM
HBFW      Home Bancorp                     IN   22.07   154.63    18.43   22.60
HBBI      Home Building Bancorp            IN   21.05   116.45    17.63   22.02
HOMF      Home Federal Bancorp             IN   13.82   201.46    18.75   17.62
HWEN      Home Financial Bancorp           IN   16.76    97.46    17.19   21.88
LOGN      Logansport Financial Corp.       IN   15.00   111.44    20.96   14.71
LSBI      LSB Financial Corp.              IN   16.67   153.96    13.74   19.33
MARN      Marion Capital Holdings          IN   17.91   102.99    19.99   17.91
MFBC      MFB Corp.                        IN   18.41   114.13    12.98   18.85
MONT      Montgomery Financial Corp.       IN      NA    95.44    17.42      NA
NEIB      Northeast Indiana Bancorp        IN   15.49   136.90    17.85   15.49
PFDC      Peoples Bancorp                  IN   17.06   158.44    23.71   17.06
PERM      Permanent Bancorp Inc.           IN   21.93   123.50    10.90   23.06
RIVR      River Valley Bancorp             IN   14.96   114.08    15.56   16.67

SOBI      Sobieski Bancorp Inc.              IN       NASDAQ    17.250   24.250 10.000    -8.00   -9.21  17.84   117.58   0.31
UCBC      Union Community Bancorp            IN       NASDAQ    13.500   15.813 13.500    -6.90  -10.74  14.31    35.53     NA
FFSL      First Independence Corp.           KS       NASDAQ    11.625   15.625  5.438   -14.68  -16.96  12.34   128.87   0.28
FKAN      First Kansas Financial Corp.       KS       NASDAQ    11.000   12.500 10.875    -9.75      NA  13.46    68.21     NA
LARK      Landmark Bancshares Inc.           KS       NASDAQ    22.063   29.250  9.750   -17.13  -18.29  19.34   148.02   0.55
CKFB      CKF Bancorp Inc.                   KY       NASDAQ    16.500   21.250 11.375   -13.73  -13.73  17.29    74.42   0.50
CLAS      Classic Bancshares Inc.            KY       NASDAQ    15.625   21.500 10.375    -7.41  -10.71  15.79   106.18   0.28
CFKY      Columbia Financial of Kentucky     KY       NASDAQ    14.000   17.125 13.688     0.90  -13.85  14.02    44.53     NA
FFKY      First Federal Financial Corp.      KY       NASDAQ    24.875   28.750  3.063   -10.56  -11.16  13.24    99.20   0.56
FLKY      First Lancaster Bancshares         KY       NASDAQ    14.250   16.375 13.125     0.88   -8.80  14.92    56.00   0.50
FTSB      Fort Thomas Financial Corp.        KY       NASDAQ    13.500   17.750  9.250    -8.09  -13.60  11.05    68.74   0.30
FKKY      Frankfort First Bancorp Inc.       KY       NASDAQ    14.750   31.750 13.750    -1.67  -11.28  14.02    83.06   0.78
HFFB      Harrodsburg First Fin Bancorp      KY       NASDAQ    15.375   19.000 12.375    -1.60   -9.56  16.18    56.48   0.60
HFBC      HopFed Bancorp Inc.                KY       NASDAQ    17.500   21.875 16.000    -3.45  -15.66  14.46    54.01     NA
KYF       Kentucky First Bancorp Inc.        KY      AMSE       14.250   15.875 10.563    -4.61   -7.32  11.24    65.99   0.50
ANA       Acadiana Bancshares Inc.           LA      AMSE       22.000   25.625 11.690     0.00   -6.38  17.52   119.01   0.42
GSLA      GS Financial Corp.                 LA       NASDAQ    13.250   21.000 13.250   -19.08  -30.72  16.01    44.44   0.28
HSTD      Homestead Bancorp Inc.             LA       NASDAQ     8.313    9.313  3.407    -2.41   -2.41     NA       NA     NA
TSH       Teche Holding Co.                  LA      AMSE       17.375   23.500 11.375    -6.08  -13.66  16.38   118.43   0.50
ABBK      Abington Bancorp Inc.              MA       NASDAQ    17.500   22.250  0.625    -9.68  -10.26   9.85   154.65   0.30
ANDB      Andover Bancorp Inc.               MA       NASDAQ    34.500   39.875  1.250   -12.10   -1.15  17.61   214.84   0.62
BYS       Bay State Bancorp                  MA      AMSE       23.625   32.625 23.375   -17.11  -18.53  27.24   113.45     NA
BFD       BostonFed Bancorp Inc.             MA      AMSE       18.750   24.875 10.000   -20.63  -21.67  16.18   196.21   0.31
CEBK      Central Co-operative Bank          MA       NASDAQ    22.000   33.500  2.000   -11.11  -23.48  18.72   191.38   0.32
FCB       Falmouth Bancorp Inc.              MA      AMSE       18.500   23.875 10.250    -8.07   -7.50  16.24    75.97   0.22
FESX      First Essex Bancorp Inc.           MA       NASDAQ    21.250   26.125  1.000    -6.85   -6.08  12.41   174.12   0.54
FAB       FIRSTFED AMERICA BANCORP INC.      MA      AMSE       16.875   23.250 13.625   -10.60  -21.05  15.76   159.06   0.05
HIFS      Hingham Instit. for Savings        MA       NASDAQ    26.250   37.000  1.625    -9.87  -25.53  17.29   183.47   0.64
HPBC      Home Port Bancorp Inc.             MA       NASDAQ    24.250   27.625  3.000    -9.35   -2.02  12.32   141.41   0.80
IPSW      Ipswich Savings Bank               MA       NASDAQ    14.500   20.750  1.100   -14.07  -24.68   5.46    97.78   0.15
LSBX      Lawrence Savings Bank              MA       NASDAQ    14.313   19.313  0.500    -5.76  -19.36   9.62    79.70   0.00
MASB      MASSBANK Corp.                     MA       NASDAQ    48.000   54.250  6.375    -2.04   -6.34  30.44   258.77   0.98
MFLR      Mayflower Co-operative Bank        MA       NASDAQ    23.000   27.500  2.000    -2.13  -10.68  14.41   150.64   0.69
MDBK      Medford Bancorp Inc.               MA       NASDAQ    40.750   44.250  3.250    -0.91   -4.96  22.78   254.85   0.94
MWBX      MetroWest Bank                     MA       NASDAQ     7.250   18.125  0.750    -4.92   -9.38   3.39    46.20   0.17
MYST      Mystic Financial Inc.              MA       NASDAQ    13.625   18.563 13.625    -6.84  -17.42  13.33    73.42     NA
PBKB      People's Bancshares Inc.           MA       NASDAQ    19.625   27.750  0.750   -19.07  -25.94   9.79   258.86   0.47
SWCB      Sandwich Bancorp Inc.              MA       NASDAQ    60.500   64.500  1.875    -4.35   -5.47  21.81   259.86   1.35
SISB      SIS Bancorp Inc.                   MA       NASDAQ    43.250   52.625  9.625     1.17    2.67  18.57   264.54   0.60
WRNB      Warren Bancorp Inc.                MA       NASDAQ    10.750   14.375  0.250   -14.43  -20.37   5.02    47.84   0.67
EQSB      Equitable Federal Savings Bank     MD       NASDAQ    28.250   34.000  5.625   -11.02  -14.39  14.67   286.54   0.00
HRBF      Harbor Federal Bancorp Inc.        MD       NASDAQ    18.250   23.409  8.864   -12.72  -17.21  15.94   126.55   0.45
MFSL      Maryland Federal Bancorp           MD       NASDAQ    40.000   42.250  2.165    -3.32    0.00  16.34   180.79   0.44
WSB       Washington Savings Bank, FSB       MD      AMSE        5.688    9.500  0.281   -18.74  -26.61   5.21    61.88   0.10
WHGB      WHG Bancshares Corp.               MD       NASDAQ    11.000   19.000 10.875   -30.16  -37.14  14.52    95.01   0.29
FCME      First Coastal Corp.                ME       NASDAQ    12.000   15.750  1.500    -2.04  -11.93  11.30   126.22   0.00
KSBK      KSB Bancorp Inc.                   ME       NASDAQ    16.500   22.500  3.712    -8.33  -10.81   9.97   125.33   0.05
MCBN      Mid-Coast Bancorp Inc.             ME       NASDAQ    10.000   14.000  2.698    -9.09  -14.89   7.50    88.51   0.17
NBN       Northeast Bancorp                  ME      AMSE       13.875   19.500  3.083   -11.20  -21.28   9.72   138.88   0.21
PHBK      Peoples Heritage Finl Group        ME       NASDAQ    20.000   26.500  0.938   -23.08  -14.89   8.27   111.55   0.42
BWFC      Bank West Financial Corp.          MI       NASDAQ    11.375   17.500  5.667   -19.47  -19.47   8.93    68.74   0.21
CFSB      CFSB Bancorp Inc.                  MI       NASDAQ    23.500   28.750  1.746   -16.81   -7.68   8.08   103.80   0.46
DNFC      D & N Financial Corp.              MI       NASDAQ    23.625   29.750  2.273    -9.57  -12.90  11.55   207.27   0.19
FLGS      Flagstar Bancorp Inc.              MI       NASDAQ    27.250   28.375 13.000     8.19    2.83  10.44   188.24   0.19
MSBF      MSB Financial Inc.                 MI       NASDAQ    14.000   17.727  4.886    -3.75  -13.24   9.95    59.76   0.26
MSBK      Mutual Savings Bank FSB            MI       NASDAQ    10.000   25.500  3.000   -12.09  -17.53   7.95   143.08   0.00
OFCP      Ottawa Financial Corp.             MI       NASDAQ    23.875   30.909  8.471    -6.21   -9.83  13.23   160.90   0.36
THR       Three Rivers Financial Corp.       MI      AMSE       15.750   23.500 11.375   -17.11  -17.65  16.08   118.93   0.40
BDJI      First Federal Bancorp.             MN       NASDAQ    16.500   22.000  7.083   -14.29  -13.16  12.70   121.52   0.00
FFHH      FSF Financial Corp.                MN       NASDAQ    17.125   21.250  7.750    -4.86  -15.17  16.37   141.18   0.50
HMNF      HMN Financial Inc.                 MN       NASDAQ    14.000   21.667  6.209    -9.68  -22.22  13.04   133.54   0.04
MIVI      Mississippi View Holding Co.       MN       NASDAQ    19.125   19.750  8.500     2.00    9.29  16.85    92.70   0.16
QCFB      QCF Bancorp Inc.                   MN       NASDAQ    30.000   31.750 11.000    -1.64   -0.83  19.98   112.89   0.00
WEFC      Wells Financial Corp.              MN       NASDAQ    17.750   22.000  9.000   -17.44  -19.09  15.43   100.42   0.51

SOBI      Sobieski Bancorp Inc.            IN    26.54    96.69    14.67   26.95
UCBC      Union Community Bancorp          IN       NA    94.34    38.00      NA
FFSL      First Independence Corp.         KS    13.68    94.21     9.02   13.68
FKAN      First Kansas Financial Corp.     KS       NA    81.72    16.13      NA
LARK      Landmark Bancshares Inc.         KS    15.65   114.08    14.91   18.54
CKFB      CKF Bancorp Inc.                 KY    16.50    95.43    22.17   16.50
CLAS      Classic Bancshares Inc.          KY    19.78    98.96    14.72   25.61
CFKY      Columbia Financial of Kentucky   KY       NA    99.86    31.44      NA
FFKY      First Federal Financial Corp.    KY    16.26   187.88    25.08   16.92
FLKY      First Lancaster Bancshares       KY    26.89    95.51    25.45   26.89
FTSB      Fort Thomas Financial Corp.      KY    16.67   122.17    19.64   16.67
FKKY      Frankfort First Bancorp Inc.     KY    15.36   105.21    17.76   15.36
HFFB      Harrodsburg First Fin Bancorp    KY    18.98    95.02    27.22   18.98
HFBC      HopFed Bancorp Inc.              KY       NA   121.02    32.40      NA
KYF       Kentucky First Bancorp Inc.      KY    18.27   126.78    21.59   18.51
ANA       Acadiana Bancshares Inc.         LA    18.03   125.57    18.49   19.30
GSLA      GS Financial Corp.               LA    27.04    82.76    29.82   30.81
HSTD      Homestead Bancorp Inc.           LA       NA       NA       NA      NA
TSH       Teche Holding Co.                LA    15.11   106.07    14.67   15.24
ABBK      Abington Bancorp Inc.            MA    14.96   177.66    11.32   19.89
ANDB      Andover Bancorp Inc.             MA    14.68   195.91    16.06   15.07
BYS       Bay State Bancorp                MA       NA    86.73    20.82      NA
BFD       BostonFed Bancorp Inc.           MA    14.53   115.88     9.56   18.03
CEBK      Central Co-operative Bank        MA    14.10   117.52    11.50   18.18
FCB       Falmouth Bancorp Inc.            MA    22.84   113.92    24.35   30.83
FESX      First Essex Bancorp Inc.         MA    15.98   171.23    12.20   18.48
FAB       FIRSTFED AMERICA BANCORP INC.    MA    19.62   107.07    10.61   24.11
HIFS      Hingham Instit. for Savings      MA    12.50   151.82    14.31   12.62
HPBC      Home Port Bancorp Inc.           MA    14.18   196.83    17.15   13.04
IPSW      Ipswich Savings Bank             MA    13.94   265.57    14.83   13.94
LSBX      Lawrence Savings Bank            MA     7.05   148.78    17.96    7.16
MASB      MASSBANK Corp.                   MA    16.44   157.69    18.55   19.05
MFLR      Mayflower Co-operative Bank      MA    14.11   159.61    15.27   16.55
MDBK      Medford Bancorp Inc.             MA    16.24   178.88    15.99   17.05
MWBX      MetroWest Bank                   MA    13.43   213.86    15.69   13.43
MYST      Mystic Financial Inc.            MA       NA   102.21    18.56      NA
PBKB      People's Bancshares Inc.         MA    11.97   200.46     7.58   29.73
SWCB      Sandwich Bancorp Inc.            MA    24.49   277.40    23.28   26.08
SISB      SIS Bancorp Inc.                 MA    23.51   232.90    16.35   18.89
WRNB      Warren Bancorp Inc.              MA    13.61   214.14    22.47   15.14
EQSB      Equitable Federal Savings Bank   MD    16.24   192.57     9.86   17.02
HRBF      Harbor Federal Bancorp Inc.      MD    18.62   114.49    14.42   19.21
MFSL      Maryland Federal Bancorp         MD    30.30   244.80    22.13   31.25
WSB       Washington Savings Bank, FSB     MD    13.23   109.17     9.19   18.96
WHGB      WHG Bancshares Corp.             MD    22.92    75.76    11.58   22.45
FCME      First Coastal Corp.              ME    13.64   106.19     9.51   15.00
KSBK      KSB Bancorp Inc.                 ME    11.70   165.50    13.17   11.96
MCBN      Mid-Coast Bancorp Inc.           ME    14.93   133.33    11.30   16.13
NBN       Northeast Bancorp                ME    17.79   142.75     9.99   18.50
PHBK      Peoples Heritage Finl Group      ME    17.54   241.84    17.93   14.60
BWFC      Bank West Financial Corp.        MI    27.08   127.38    16.55   34.47
CFSB      CFSB Bancorp Inc.                MI    17.54   290.84    22.64   19.42
DNFC      D & N Financial Corp.            MI    14.49   204.55    11.40   17.63
FLGS      Flagstar Bancorp Inc.            MI    12.67   261.02    14.48   12.67
MSBF      MSB Financial Inc.               MI    14.89   140.70    23.43   17.28
MSBK      Mutual Savings Bank FSB          MI       NM   125.79     6.99      NM
OFCP      Ottawa Financial Corp.           MI    18.80   180.46    14.84   20.94
THR       Three Rivers Financial Corp.     MI    14.58    97.95    13.24   15.75
BDJI      First Federal Bancorp.           MN    17.01   129.92    13.58   16.84
FFHH      FSF Financial Corp.              MN    15.57   104.61    12.13   16.31
HMNF      HMN Financial Inc.               MN    15.91   107.36    10.48   22.22
MIVI      Mississippi View Holding Co.     MN    20.13   113.50    20.63   20.35
QCFB      QCF Bancorp Inc.                 MN    13.70   150.15    26.57   13.89
WEFC      Wells Financial Corp.            MN    14.20   115.04    17.68   15.43

CMRN      Cameron Financial Corp             MO       NASDAQ    17.250   22.188 10.688   -10.39  -18.82  18.02    90.72   0.28
CBES      CBES Bancorp Inc.                  MO       NASDAQ    20.750   26.000 12.625     3.75   -4.60  17.94   131.66   0.42
CNSB      CNS Bancorp Inc.                   MO       NASDAQ    15.000   21.500 11.000   -13.67  -14.89  14.76    59.58   0.24
EBI       Equality Bancorp Inc.              MO      AMSE       13.313   16.000 11.000   -11.25  -11.25  10.40   108.58     NA
FBSI      First Bancshares Inc.              MO       NASDAQ    13.000   17.500  5.125    -3.70   -7.14  10.81    80.50   0.11
FTNB      Fulton Bancorp Inc.                MO       NASDAQ    18.000   26.500 12.500   -11.11  -17.71  15.06    64.46   0.21
GFED      Guaranty Federal Bcshs Inc.        MO       NASDAQ    13.000   14.436  4.143    -2.35   -0.95  12.01    41.75     NA
HFSA      Hardin Bancorp Inc.                MO       NASDAQ    17.000   20.000 11.000   -11.69  -10.53  16.51   163.31   0.51
JSBA      Jefferson Savings Bancorp          MO       NASDAQ    23.438   31.875  6.625   -16.48  -24.24  13.03   124.52   0.26
LXMO      Lexington B&L Financial Corp.      MO       NASDAQ    15.031   17.875  9.500    -5.32  -11.58  15.17    94.48   0.30
MBLF      MBLA Financial Corp.               MO       NASDAQ    20.250   30.625 12.750   -10.99  -18.18  22.38   165.82   0.40
NASB      NASB Financial Inc.                MO       NASDAQ    65.500   71.000  2.500    -5.07   28.43  27.83   327.77   0.80
NSLB      NS&L Bancorp Inc.                  MO       NASDAQ    17.500   19.500 11.750    -3.45   -0.71  16.88    91.34   0.50
PCBC      Perry County Financial Corp.       MO       NASDAQ    20.000   25.000 12.375   -12.09  -14.89  19.69   103.98   0.50
SMBC      Southern Missouri Bancorp Inc.     MO       NASDAQ    17.938   23.250  8.875   -14.58  -12.50  16.24   105.06   0.50
CFTP      Community Federal Bancorp          MS       NASDAQ    16.125   21.000 12.250    -4.44   -9.48  14.85    59.85   0.32
FFBS      FFBS BanCorp Inc.                  MS       NASDAQ    22.000   26.000 12.000     4.76   -4.35  15.07    85.83   2.50
EFBC      Empire Federal Bancorp Inc.        MT       NASDAQ    14.109   18.250 12.500   -11.12  -19.38  15.62    43.11   0.31
UBMT      United Financial Corp.             MT       NASDAQ    26.500   31.500 25.625    -5.36  -10.17  17.73   116.16     NA
WSTR      WesterFed Financial Corp.          MT       NASDAQ    20.750   27.000 11.375   -14.87  -17.00  19.64   183.00   0.51
CFNC      Carolina Fincorp Inc.              NC       NASDAQ    10.125   18.875  9.625    -6.90  -44.14  13.90    62.17   0.23
CENB      Century Bancorp Inc.               NC       NASDAQ    14.000   39.000 13.750   -12.50  -31.71  14.58    82.13  10.67
COOP      Cooperative Bankshares Inc.        NC       NASDAQ    14.750   25.000  1.734   -11.94  -13.24  10.00   125.87   0.00
SOPN      First Savings Bancorp Inc.         NC       NASDAQ    23.250   26.000 13.500    -3.13   -1.59  18.73    81.95   0.94
GSFC      Green Street Financial Corp.       NC       NASDAQ    13.500   20.750 12.125    -8.47  -19.40  14.81    42.43   0.60
HBS       Haywood Bancshares Inc.            NC      AMSE       20.500   24.000  9.500    -4.09  -10.38  17.68   121.34   0.59
HFNC      HFNC Financial Corp.               NC       NASDAQ    11.625   22.063 11.250    -1.59  -15.07   9.94    58.63   0.30
KSAV      KS Bancorp Inc.                    NC       NASDAQ    24.000   25.500  8.719     0.00    6.67  16.50   128.74   0.83
MBSP      Mitchell Bancorp Inc.              NC       NASDAQ    17.875   18.000 10.190     8.33    5.93  15.72    40.08   0.40
PDB       Piedmont Bancorp Inc.              NC      AMSE       10.000   19.125  9.250    -0.63   -2.44   7.85    47.46   0.42
SSB       Scotland Bancorp Inc.              NC      AMSE        9.000   19.250  8.125    -1.37    2.86   7.96    31.92   6.23
SSFC      South Street Financial Corp.       NC       NASDAQ     9.313   20.000  8.625    -4.48   -6.87   8.50    43.55   6.40
SSM       Stone Street Bancorp Inc.          NC      AMSE       16.750   27.250 16.250   -14.10  -16.77  16.64    60.89   0.46
UFRM      United Federal Savings Bank        NC       NASDAQ    16.750   21.000  1.750    -9.46   -8.84   7.13    91.96   0.24
CFB       Commercial Federal Corp.           NE      NYSE       26.375   38.188  0.722   -16.77  -23.27  15.29   210.50   0.21
NHTB      New Hampshire Thrift Bncshrs       NH       NASDAQ    16.000   22.750  1.750   -13.51  -20.00  12.60   154.84   0.55
FBER      1st Bergen Bancorp                 NJ       NASDAQ    17.625   20.750  9.000    -2.76   -9.03  13.49   116.34   0.20
FSNJ      Bayonne Bancshares Inc.            NJ       NASDAQ    15.250   17.375  3.665    -8.96   -7.58  10.55    77.00     NA
FSLA      First Source Bancorp Inc.          NJ       NASDAQ     9.000   13.927  1.178    -2.70  -11.38   8.17    38.47     NA
FMCO      FMS Financial Corp.                NJ       NASDAQ    13.250   16.667  0.500   -10.42  -11.67   5.69    93.54   0.10
IBSF      IBS Financial Corp.                NJ       NASDAQ    16.125   21.188  7.312   -14.00  -11.03  12.00    67.29   0.40
LVSB      Lakeview Financial Corp.           NJ       NASDAQ    22.750   28.750  3.668   -15.74   -7.14  12.11   124.48   0.16
LFBI      Little Falls Bancorp Inc.          NJ       NASDAQ    16.000   22.250  9.500   -12.33  -20.50  14.63   143.47   0.15
OCFC      Ocean Financial Corp.              NJ       NASDAQ    17.375   20.000  9.813   -10.90   -7.49  13.57    99.02   0.42
PBCI      Pamrapo Bancorp Inc.               NJ       NASDAQ    25.500   32.375  2.563   -10.53  -10.92  17.30   138.69   1.06
PFSB      PennFed Financial Services Inc     NJ       NASDAQ    14.875   19.000  4.532    -9.51  -16.78  11.87   165.35   0.14
TSBS      Peoples Bancorp Inc.               NJ       NASDAQ     8.438   11.832  2.974   -14.55  -19.64   9.40    24.05     NA
PULS      Pulse Bancorp                      NJ       NASDAQ    29.000   30.500  4.000    -3.33    5.45  14.71   174.37   0.78
RARB      Raritan Bancorp Inc.               NJ       NASDAQ    27.750   30.250  3.445    -4.31    0.91  13.42   183.15   0.54
SFIN      Statewide Financial Corp.          NJ       NASDAQ    19.750   26.688 11.250    -7.33  -14.59  14.51   149.34   0.44
WYNE      Wayne Bancorp Inc.                 NJ       NASDAQ    32.750   37.063 10.750     1.55    3.97  17.47   136.77   0.20
AABC      Access Anytime Bancorp Inc.        NM       NASDAQ    10.250   13.000  1.716    -7.87   -8.89   7.61    96.05   0.00
GUPB      GFSB Bancorp Inc.                  NM       NASDAQ    14.250   17.000  8.583   -10.94  -16.18  12.14    98.39   0.27
AFED      AFSALA Bancorp Inc.                NY       NASDAQ    18.000   20.750 11.313    -4.00   -5.88  16.45   120.37   0.21
ALBK      ALBANK Financial Corp.             NY       NASDAQ    60.313   74.625  9.167   -19.18   14.07  28.70   312.42   0.75
ALBC      Albion Banc Corp.                  NY       NASDAQ     8.688   14.167  3.500    -2.11  -21.02   8.37    98.50   0.17
AHCI      Ambanc Holding Co.                 NY       NASDAQ    16.000   20.000  9.375   -11.11  -13.51  14.27   122.07   0.16
ASFC      Astoria Financial Corp.            NY       NASDAQ    45.063   62.500 12.688   -18.44  -21.29  33.64   436.31   0.70
CNY       Carver Bancorp Inc.                NY      AMSE       12.125   17.125  6.250   -12.61  -16.38  15.51   184.67   0.00
CATB      Catskill Financial Corp.           NY       NASDAQ    16.000   19.125  9.875    -5.88  -11.72  15.72    69.01   0.31

CMRN      Cameron Financial Corp             MO  17.08    95.73    19.01   17.25
CBES      CBES Bancorp Inc.                  MO  18.69   115.66    15.76   25.94
CNSB      CNS Bancorp Inc.                   MO  28.30   101.63    25.18   33.33
EBI       Equality Bancorp Inc.              MO     NA   128.01    12.26      NA
FBSI      First Bancshares Inc.              MO  15.29   120.26    16.15   15.66
FTNB      Fulton Bancorp Inc.                MO  23.08   119.52    27.92   30.00
GFED      Guaranty Federal Bcshs Inc.        MO     NA   108.24    31.14      NA
HFSA      Hardin Bancorp Inc.                MO  16.50   102.97    10.41   18.68
JSBA      Jefferson Savings Bancorp          MO  26.04   179.88    18.82   30.05
LXMO      Lexington B&L Financial Corp.      MO  24.24    99.08    15.91   24.24
MBLF      MBLA Financial Corp.               MO  13.97    90.48    12.21   14.06
NASB      NASB Financial Inc.                MO  12.17   235.36    19.98   14.92
NSLB      NS&L Bancorp Inc.                  MO  26.12   103.67    19.16   26.92
PCBC      Perry County Financial Corp.       MO  18.02   101.57    19.23   18.02
SMBC      Southern Missouri Bancorp Inc.     MO  26.77   110.46    17.07   25.63
CFTP      Community Federal Bancorp          MS  24.07   108.59    26.94   27.80
FFBS      FFBS BanCorp Inc.                  MS  22.68   129.64    26.20   17.89
EFBC      Empire Federal Bancorp Inc.        MT  21.06    90.33    32.73   21.06
UBMT      United Financial Corp.             MT     NA   149.46    22.81      NA
WSTR      WesterFed Financial Corp.          MT  16.09   105.65    11.34   16.09
CFNC      Carolina Fincorp Inc.              NC  17.16    72.84    16.29   15.58
CENB      Century Bancorp Inc.               NC  11.76    96.02    17.05   11.76
COOP      Cooperative Bankshares Inc.        NC  19.93   147.50    11.72   21.69
SOPN      First Savings Bancorp Inc.         NC  17.88   124.13    28.37   17.88
GSFC      Green Street Financial Corp.       NC  19.85    91.15    31.82   19.85
HBS       Haywood Bancshares Inc.            NC  18.14   115.95    16.89   11.58
HFNC      HFNC Financial Corp.               NC  14.18   116.95    19.83   20.76
KSAV      KS Bancorp Inc.                    NC  18.46   145.45    18.64   18.46
MBSP      Mitchell Bancorp Inc.              NC  35.75   113.71    44.60   35.75
PDB       Piedmont Bancorp Inc.              NC  16.39   127.39    21.07   16.95
SSB       Scotland Bancorp Inc.              NC  18.00   113.07    28.20   18.00
SSFC      South Street Financial Corp.       NC  31.04   109.56    21.38      NA
SSM       Stone Street Bancorp Inc.          NC  20.94   100.66    27.51   20.94
UFRM      United Federal Savings Bank        NC  29.39   234.92    18.21   34.90
CFB       Commercial Federal Corp.           NE  16.28   172.50    12.53   13.19
NHTB      New Hampshire Thrift Bncshrs       NH  11.76   126.98    10.33   12.60
FBER      1st Bergen Bancorp                 NJ  20.98   130.65    15.15   20.98
FSNJ      Bayonne Bancshares Inc.            NJ     NA   144.55    19.81      NA
FSLA      First Source Bancorp Inc.          NJ     NA   110.16    23.39      NA
FMCO      FMS Financial Corp.                NJ  18.66   232.86    14.17   18.66
IBSF      IBS Financial Corp.                NJ  29.32   134.38    23.96   29.32
LVSB      Lakeview Financial Corp.           NJ  11.21   187.86    18.28   22.52
LFBI      Little Falls Bancorp Inc.          NJ  20.78   109.36    11.15   21.62
OCFC      Ocean Financial Corp.              NJ  18.10   128.04    17.55   18.10
PBCI      Pamrapo Bancorp Inc.               NJ  15.36   147.40    18.39   15.94
PFSB      PennFed Financial Services Inc     NJ  12.82   125.32     9.00   13.28
TSBS      Peoples Bancorp Inc.               NJ     NA    89.77    35.09      NA
PULS      Pulse Bancorp                      NJ  16.86   197.14    16.63   16.86
RARB      Raritan Bancorp Inc.               NJ  17.68   206.78    15.15   17.68
SFIN      Statewide Financial Corp.          NJ  15.67   136.11    13.22   16.46
WYNE      Wayne Bancorp Inc.                 NJ  32.75   187.46    23.95   33.76
AABC      Access Anytime Bancorp Inc.        NM   8.33   134.69    10.67    9.32
GUPB      GFSB Bancorp Inc.                  NM  18.04   117.38    14.48   18.04
AFED      AFSALA Bancorp Inc.                NY  19.57   109.42    14.95   19.35
ALBK      ALBANK Financial Corp.             NY  18.62   210.15    19.31   18.67
ALBC      Albion Banc Corp.                  NY  17.04   103.80     8.82   18.10
AHCI      Ambanc Holding Co.                 NY  25.00   112.12    13.11   30.77
ASFC      Astoria Financial Corp.            NY  13.74   133.96    10.33   15.38
CNY       Carver Bancorp Inc.                NY  25.26    78.18     6.57   28.87
CATB      Catskill Financial Corp.           NY  17.58   101.78    23.19   17.78

DME       Dime Bancorp Inc.                  NY      NYSE       26.250   32.688  1.625   -17.49  -10.45  11.72   184.21   0.17
DCOM      Dime Community Bancshares Inc.     NY       NASDAQ    23.750   29.313 11.687   -10.38  -15.18  15.30   133.37   0.23
ESBK      Elmira Savings Bank (The)          NY       NASDAQ    27.750   32.250  8.658    -4.31   -5.93  20.35   318.89   0.62
FIBC      Financial Bancorp Inc.             NY       NASDAQ    36.000   37.625  8.500     7.87   37.80  16.83   199.80   0.45
FFIC      Flushing Financial Corp.           NY       NASDAQ    23.250   29.875 14.125   -19.13  -11.85  17.90   139.80   0.28
GPT       GreenPoint Financial Corp.         NY      NYSE       33.813   42.625  8.813   -18.03  -19.01  17.65   154.15   0.57
GOSB      GSB Financial Corp.                NY       NASDAQ    12.750   18.938 12.750   -23.88  -27.14  14.30    57.42     NA
HAVN      Haven Bancorp Inc.                 NY       NASDAQ    20.031   28.750  5.000   -21.06  -22.21  13.33   255.98   0.30
HRBT      Hudson River Bancorp               NY       NASDAQ    12.438   13.688 12.125    -7.44      NA     NA       NA     NA
ICBC      Independence Comm. Bank Corp.      NY       NASDAQ    13.438   19.125 13.438   -20.95  -25.34  12.63    62.94     NA
JSB       JSB Financial Inc.                 NY      NYSE       51.250   59.688 10.750   -13.32   -8.99  38.65   159.01   1.50
LISB      Long Island Bancorp Inc.           NY       NASDAQ    50.500   67.625 12.090   -19.36  -20.78  23.88   268.12   0.65
PEEK      Peekskill Financial Corp.          NY       NASDAQ    16.500   18.250 11.125    -6.38   -5.04  14.92    69.19   0.36
QCSB      Queens County Bancorp Inc.         NY       NASDAQ    41.000   47.125  7.111    -7.87   -7.34  13.07   114.79   0.82
RELY      Reliance Bancorp Inc.              NY       NASDAQ    31.000   42.250  8.875   -17.20  -16.08  20.37   259.88   0.68
RCBK      Richmond County Financial Corp     NY       NASDAQ    15.500   19.750 14.813   -15.65  -18.42  12.44    60.39     NA
RSLN      Roslyn Bancorp Inc.                NY       NASDAQ    18.500   30.500 15.000   -18.23  -35.23  14.36    93.07   0.30
SFED      SFS Bancorp Inc.                   NY       NASDAQ    27.000   27.500 11.000    28.57   13.68  18.13   147.37   0.30
SKAN      Skaneateles Bancorp Inc.           NY       NASDAQ    16.250   22.250  2.833    -9.41  -13.33  12.70   184.64   0.27
SIB       Staten Island Bancorp Inc.         NY      NYSE       19.500   23.625 18.813   -15.22  -14.29  15.75    66.89     NA
TPNZ      Tappan Zee Financial Inc.          NY       NASDAQ    19.375   22.625 11.250    -1.90   -4.32  14.98    94.51   0.28
ROSE      TR Financial Corp.                 NY       NASDAQ    35.500   44.750  4.938   -19.20   -1.05  15.42   234.80   0.66
WSBI      Warwick Community Bancorp          NY       NASDAQ    14.125   18.000 14.125   -18.71  -16.30  12.94    56.13     NA
YFCB      Yonkers Financial Corp.            NY       NASDAQ    16.000   22.000  9.310   -16.88  -15.79  14.91   144.85   0.26
ASBP      ASB Financial Corp.                OH       NASDAQ    12.500   18.250 11.375    -4.76  -13.79  10.68    70.26   0.40
CAFI      Camco Financial Corp.              OH       NASDAQ    17.750   20.667  2.873    -4.05   -8.97  10.61   107.31   0.37
COFI      Charter One Financial              OH       NASDAQ    27.875   36.375  1.563   -21.34  -18.09  11.59   155.23   0.51
CIBI      Community Investors Bancorp        OH       NASDAQ    13.000   15.250  4.778    -8.77   -4.88   8.37    76.22   0.20
DCBI      Delphos Citizens Bancorp Inc.      OH       NASDAQ    16.000   24.250 11.750   -13.51  -24.71  14.84    61.45   0.12
EMLD      Emerald Financial Corp.            OH       NASDAQ    11.500   16.000  3.875   -11.54  -19.48   5.11    60.09   0.13
EFBI      Enterprise Federal Bancorp         OH       NASDAQ    29.125   35.000 11.250     0.43   -2.51  16.57   184.03   1.00
FFDF      FFD Financial Corp.                OH       NASDAQ    17.500   24.000 10.000    -9.09  -25.53  15.43    69.26   0.30
FFYF      FFY Financial Corp.                OH       NASDAQ    35.875   36.875 12.250     9.96    2.50  21.00   162.49   0.78
FFOH      Fidelity Financial of Ohio         OH       NASDAQ    15.375   19.875  3.112    -6.11  -11.51  11.79    95.02   1.30
FDEF      First Defiance Financial           OH       NASDAQ    13.000   16.250  5.790    -8.77  -16.13  12.66    71.36   0.35
FFBZ      First Federal Bancorp Inc.         OH       NASDAQ    12.000   14.500  1.563   -11.93    0.00   5.23    65.82   0.14
FFHS      First Franklin Corp.               OH       NASDAQ    14.500   20.833  2.333   -12.12  -20.55  12.16   133.30   0.28
GFCO      Glenway Financial Corp.            OH       NASDAQ    22.625   24.250  7.710     0.56   10.37  12.60   131.63   0.39
HHFC      Harvest Home Financial Corp.       OH       NASDAQ    13.250   16.750  8.750    -8.62  -11.67  11.70   109.27   0.43
HCFC      Home City Financial Corp.          OH       NASDAQ    14.750   22.750 12.000     0.85  -33.71  11.97    86.27   3.85
HLFC      Home Loan Financial Corp.          OH       NASDAQ    14.000   16.750 14.000    -5.49  -10.40  14.04    36.44     NA
INBI      Industrial Bancorp Inc.            OH       NASDAQ    18.625   25.000  9.875    -1.97  -14.37  12.19    76.34   0.55
LONF      London Financial Corp.             OH       NASDAQ    15.250   21.000  9.750    -1.61    0.00  10.23    74.32   5.24
MRKF      Market Financial Corp.             OH       NASDAQ    13.750   20.250 12.250     3.77   -9.47  11.78    40.17   3.78
METF      Metropolitan Financial Corp.       OH       NASDAQ    12.875   18.875  5.250   -14.88  -17.60   5.61   150.17   0.00
MFFC      Milton Federal Financial Corp.     OH       NASDAQ    13.000   17.125 10.000   -13.33  -17.79  12.58   105.11   0.60
OSFS      Ohio State Financial Services      OH       NASDAQ    15.750   17.000 14.750     4.58    5.92  16.47    60.80     NA
OHSL      OHSL Financial Corp.               OH       NASDAQ    16.000   18.375  5.750     1.59   -7.25  11.02    99.29   0.46
PFFC      Peoples Financial Corp.            OH       NASDAQ    11.000   19.000 10.875   -17.76  -27.87  10.89    62.82   5.53
PSFC      Peoples-Sidney Financial Corp.     OH       NASDAQ    19.750   24.375 12.563    -9.20   -1.25  15.98    59.10     NA
PTRS      Potters Financial Corp.            OH       NASDAQ    14.875   22.250  4.500    -9.85  -23.72  11.49   134.72   0.21
PVFC      PVF Capital Corp.                  OH       NASDAQ    24.500   28.250  3.924    -6.67  -12.50  11.34   157.50   0.00
SFSL      Security First Corp.               OH       NASDAQ    22.000   27.875  1.083   -16.98  -11.34   8.77    88.57   0.33
UCFC      United Community Finl Corp.        OH       NASDAQ    15.438   17.938 14.813     3.35      NA     NA       NA     NA
WOFC      Western Ohio Financial Corp.       OH       NASDAQ    23.375   29.250 14.750    -4.59   -9.22  22.58   155.51   1.00
WEHO      Westwood Homestead Fin. Corp.      OH       NASDAQ    12.250   18.125 10.375    -3.92  -16.24  10.16    49.37   3.82
WFI       Winton Financial Corp.             OH      AMSE       14.938   20.625  1.875    -6.27  -14.03   6.49    89.32   0.25
FFWD      Wood Bancorp Inc.                  OH       NASDAQ    16.250   27.000  4.266   -14.47  -13.33   8.18    61.95   0.30
LO        Local Financial Corp.              OK      AMSE       11.063   13.750 11.063   -14.07  -14.90   5.01    92.73     NA
KFBI      Klamath First Bancorp              OR       NASDAQ    17.438   24.250 12.500   -10.57  -18.89  16.02   101.72   0.34
OTFC      Oregon Trail Financial Corp.       OR       NASDAQ    15.500   18.500 14.500     0.00   -8.82  15.89    54.63     NA

DME       Dime Bancorp Inc.                  NY  16.94   223.98    14.25   27.34
DCOM      Dime Community Bancshares Inc.     NY  21.79   155.23    17.81   22.84
ESBK      Elmira Savings Bank (The)          NY  18.50   136.36     8.70   22.56
FIBC      Financial Bancorp Inc.             NY  20.93   213.90    18.02   21.69
FFIC      Flushing Financial Corp.           NY  17.75   129.89    16.63   17.35
GPT       GreenPoint Financial Corp.         NY  17.25   191.58    21.94   16.91
GOSB      GSB Financial Corp.                NY     NA    89.16    22.20      NA
HAVN      Haven Bancorp Inc.                 NY  20.44   150.27     7.83   19.45
HRBT      Hudson River Bancorp               NY     NA       NA       NA      NA
ICBC      Independence Comm. Bank Corp.      NY     NA   106.40    21.35      NA
JSB       JSB Financial Inc.                 NY  11.29   132.60    32.23   13.42
LISB      Long Island Bancorp Inc.           NY  21.04   211.47    18.83   25.77
PEEK      Peekskill Financial Corp.          NY  25.00   110.59    23.85   24.63
QCSB      Queens County Bancorp Inc.         NY  23.84   313.70    35.72   24.26
RELY      Reliance Bancorp Inc.              NY  15.58   152.18    11.93   16.40
RCBK      Richmond County Financial Corp     NY     NA   124.60    25.67      NA
RSLN      Roslyn Bancorp Inc.                NY  15.68   128.83    19.88   16.52
SFED      SFS Bancorp Inc.                   NY  27.00   148.92    18.32   27.84
SKAN      Skaneateles Bancorp Inc.           NY  15.33   127.95     8.80   15.63
SIB       Staten Island Bancorp Inc.         NY     NA   123.81    29.15      NA
TPNZ      Tappan Zee Financial Inc.          NY  24.53   129.34    20.50   25.49
ROSE      TR Financial Corp.                 NY  15.99   230.22    15.12   18.78
WSBI      Warwick Community Bancorp          NY     NA   109.16    25.16      NA
YFCB      Yonkers Financial Corp.            NY  14.81   107.31    11.05   16.49
ASBP      ASB Financial Corp.                OH  18.38   117.04    17.79   18.38
CAFI      Camco Financial Corp.              OH  15.17   167.30    16.54   20.88
COFI      Charter One Financial              OH  21.12   240.51    17.96   15.66
CIBI      Community Investors Bancorp        OH  18.57   155.32    17.06   18.57
DCBI      Delphos Citizens Bancorp Inc.      OH  17.78   107.82    26.04   17.78
EMLD      Emerald Financial Corp.            OH  17.97   225.05    19.14   19.49
EFBI      Enterprise Federal Bancorp         OH  25.11   175.77    15.83   29.42
FFDF      FFD Financial Corp.                OH  14.96   113.42    25.27   33.65
FFYF      FFY Financial Corp.                OH  18.12   170.83    22.08   18.49
FFOH      Fidelity Financial of Ohio         OH  17.47   130.41    16.18   18.09
FDEF      First Defiance Financial           OH  19.70   102.69    18.22   20.63
FFBZ      First Federal Bancorp Inc.         OH  24.00   229.45    18.23   25.53
FFHS      First Franklin Corp.               OH  13.94   119.24    10.88   16.11
GFCO      Glenway Financial Corp.            OH  20.95   179.56    17.19   20.76
HHFC      Harvest Home Financial Corp.       OH  22.08   113.25    12.13   23.25
HCFC      Home City Financial Corp.          OH  14.46   123.22    17.10   14.46
HLFC      Home Loan Financial Corp.          OH     NA    99.72    38.42      NA
INBI      Industrial Bancorp Inc.            OH  16.93   152.79    24.40   16.93
LONF      London Financial Corp.             OH  17.73   149.07    20.52   19.06
MRKF      Market Financial Corp.             OH  27.50   116.72    34.23   27.50
METF      Metropolitan Financial Corp.       OH  13.84   229.50     8.57   16.09
MFFC      Milton Federal Financial Corp.     OH  18.31   103.34    12.37   22.81
OSFS      Ohio State Financial Services      OH     NA    95.63    25.90      NA
OHSL      OHSL Financial Corp.               OH  18.82   145.19    16.11   20.25
PFFC      Peoples Financial Corp.            OH  17.19   101.01    17.51   29.73
PSFC      Peoples-Sidney Financial Corp.     OH     NA   123.59    33.42      NA
PTRS      Potters Financial Corp.            OH  15.34   129.46    11.04   16.90
PVFC      PVF Capital Corp.                  OH  13.03   216.05    15.56   13.76
SFSL      Security First Corp.               OH  19.13   250.86    24.84   19.13
UCFC      United Community Finl Corp.        OH     NA       NA       NA      NA
WOFC      Western Ohio Financial Corp.       OH 179.81   103.52    15.03  179.81
WEHO      Westwood Homestead Fin. Corp.      OH  32.24   120.57    24.81      NA
WFI       Winton Financial Corp.             OH  15.89   230.17    16.72   20.75
FFWD      Wood Bancorp Inc.                  OH  18.90   198.66    26.23   21.96
LO        Local Financial Corp.              OK     NA   220.82    11.93      NA
KFBI      Klamath First Bancorp              OR  18.75   108.85    17.14   18.75
OTFC      Oregon Trail Financial Corp.       OR     NA    97.55    28.37      NA

CVAL      Chester Valley Bancorp Inc.        PA       NASDAQ    31.250   37.000  2.955    -0.79   -5.30  13.68   161.98   0.48
CMSB      Commonwealth Bancorp Inc.          PA       NASDAQ    17.750   24.250  5.790   -24.47  -25.07  12.91   153.05   0.30
CRSB      Crusader Holding Corp.             PA       NASDAQ    15.000   17.857 14.048    -7.35   -7.69   6.06    52.72   0.00
ESBF      ESB Financial Corp.                PA       NASDAQ    17.000   20.000  2.768    -7.48  -13.92  11.84   168.78   0.34
FSBI      Fidelity Bancorp Inc.              PA       NASDAQ    20.000   28.000  2.732   -12.09  -20.00  14.02   204.94   0.29
FBBC      First Bell Bancorp Inc.            PA       NASDAQ    17.375   21.625 11.875   -11.46  -16.27  11.78   115.97   0.40
FKFS      First Keystone Financial           PA       NASDAQ    14.250   21.750  5.125   -19.72  -30.70  10.53   162.00   0.15
GAF       GA Financial Inc.                  PA      AMSE       16.125   22.250 10.250   -11.95  -19.38  14.94   116.10   0.50
HARL      Harleysville Savings Bank          PA       NASDAQ    30.000   35.000  2.828    -6.98   -8.40  15.14   236.02   0.43
LARL      Laurel Capital Group Inc.          PA       NASDAQ    19.000   23.500  2.418    -5.00  -11.11  10.73   100.84   0.43
NEP       Northeast PA Financial Corp.       PA      AMSE       12.688   16.000 12.500    -9.37  -16.11  14.37    74.34     NA
PVSA      Parkvale Financial Corp.           PA       NASDAQ    33.000   35.000  1.720    -1.12    2.33  16.25   211.76   0.56
PWBK      Pennwood Bancorp Inc.              PA       NASDAQ    12.313   17.438  6.750    -8.79  -15.81  12.34    66.07   0.27
PHFC      Pittsburgh Home Financial Corp     PA       NASDAQ    14.625   20.813  9.500   -12.69  -18.75  13.12   189.16   2.74
PRBC      Prestige Bancorp Inc.              PA       NASDAQ    16.000   22.065  8.478    -8.90  -24.12  15.14   156.53   0.14
PFNC      Progress Financial Corp.           PA       NASDAQ    17.250   21.667  0.680    -7.70   -4.98   7.95   114.82   0.11
PSBI      PSB Bancorp Inc.                   PA       NASDAQ     7.875   11.274  4.179   -22.08  -23.91     NA       NA     NA
SHSB      SHS Bancorp Inc.                   PA       NASDAQ    17.000   18.000 14.750     0.00   -5.56  14.93   107.82     NA
SVRN      Sovereign Bancorp Inc.             PA       NASDAQ    15.875   22.188  0.698   -11.50  -12.41   7.02   123.68   0.07
THRD      TF Financial Corp.                 PA       NASDAQ    24.625   30.000  9.750    -4.48   -9.43  17.84   215.97   0.44
THTL      Thistle Group Holdings Co.         PA       NASDAQ     9.000   10.063  9.000    -9.44      NA     NA       NA     NA
USAB      USABancshares Inc.                 PA       NASDAQ    16.500   17.750  6.000    -1.49   15.79   8.28    89.69   0.00
WVFC      WVS Financial Corp.                PA       NASDAQ    15.500   20.125  6.500    -0.40  -20.26   9.12    82.12   1.50
YFED      York Financial Corp.               PA       NASDAQ    19.000   27.250  3.441   -13.64  -17.39  12.18   137.07   0.50
CFCP      Coastal Financial Corp.            SC       NASDAQ    18.750   20.813  1.079    -3.23    3.63   5.82    98.61   0.27
FFCH      First Financial Holdings Inc.      SC       NASDAQ    22.125   27.000  2.000     2.91   -1.67   8.92   137.49   0.41
FSPT      FirstSpartan Financial Corp.       SC       NASDAQ    37.250   47.250 35.000   -10.65  -19.46  29.57   121.66     NA
PEDE      Great Pee Dee Bancorp              SC       NASDAQ    11.500   17.375 11.500   -26.40  -25.81  14.19    31.45     NA
HBSC      Heritage Bancorp Inc.              SC       NASDAQ    17.875   22.375 17.875    -7.45  -17.34     NA       NA     NA
SCCB      S. Carolina Community Bancshrs     SC       NASDAQ    22.000   25.250 12.625    -3.83    3.53  16.28    79.88   0.62
SBAN      SouthBanc Shares Inc.              SC       NASDAQ    17.625   23.758  7.101    -6.62  -16.57  17.72    85.38     NA
UFBS      Union Financial Bcshs Inc.         SC       NASDAQ    17.500   18.000  7.333     2.19   12.90  11.56   143.53   0.27
HFFC      HF Financial Corp.                 SD       NASDAQ    21.250   24.167  3.667    -5.56   -8.27  12.88   129.70   0.28
CAVB      Cavalry Bancorp Inc.               TN       NASDAQ    19.750   25.250 19.750    -7.33  -16.84  13.37    45.08     NA
TWIN      Twin City Bancorp                  TN       NASDAQ    13.063   15.500  7.000    -1.41   -8.33  11.29    89.11   0.41
UTBI      United Tennessee Bankshares        TN       NASDAQ    12.250   16.000 12.250   -13.27  -20.33  13.83    51.17     NA
BNKU      Bank United Corp.                  TX       NASDAQ    40.125   56.000 22.500   -17.69  -18.94  21.19   414.49   0.62
CBSA      Coastal Bancorp Inc.               TX       NASDAQ    21.250   26.667  6.583   -10.99  -20.31  15.00   394.12   0.24
ETFS      East Texas Financial Services      TX       NASDAQ    13.438   16.250  7.333   -13.30   -8.89  13.76    79.63   0.15
FBHC      Fort Bend Holding Corp.            TX       NASDAQ    20.000   28.000  5.188    -8.05  -25.23  12.52   175.22   0.35
JXVL      Jacksonville Bancorp Inc.          TX       NASDAQ    17.625   23.250  7.141    -2.08  -16.07  14.48   100.21   0.50
BFSB      Bedford Bancshares Inc.            VA       NASDAQ    14.000   17.375  5.125    -8.94   -3.45   9.02    68.11   0.29
CNIT      CENIT Bancorp Inc.                 VA       NASDAQ    21.625   28.583  3.625    -4.16  -16.83  10.84   130.46   0.47
CFFC      Community Financial Corp.          VA       NASDAQ    14.438   16.375  2.125     1.32   -9.76   9.97    71.85   0.28
ESX       Essex Bancorp Inc.                 VA      AMSE        2.875   19.250  0.750     4.55  -28.13  -4.04   202.41   0.00
FCBK      First Coastal Bankshares           VA       NASDAQ    18.250   20.875  1.625    -3.95    1.74   9.08   122.33   0.22
TBFC      Telebanc Financial Corp.           VA       NASDAQ    22.500   24.750  2.500    25.87  125.00   6.71   269.07   0.00
CASB      Cascade Financial Corp.            WA       NASDAQ    13.500   16.000  1.704   -11.11  -15.63   7.37   104.12   0.00
FMSB      First Mutual Savings Bank          WA       NASDAQ    14.500   20.167  1.628   -17.73  -17.14   8.02   110.94   0.53
FWWB      First Washington Bancorp Inc.      WA       NASDAQ    23.000   25.966 11.250    -2.69   -0.29  16.35   116.43   0.29
HFWA      Heritage Financial Corp.           WA       NASDAQ    12.563   15.938 12.563   -14.47  -19.60   9.53    33.09     NA
HRZB      Horizon Financial Corp.            WA       NASDAQ    15.375   19.250  1.970    -3.91  -15.75  11.40    73.86   0.84
IWBK      InterWest Bancorp Inc.             WA       NASDAQ    40.000   47.000  8.478   -10.74   -9.48  16.08   225.10   0.73
RVSB      Riverview Bancorp Inc.             WA       NASDAQ    15.125   19.125  3.481    -9.70  -15.38  10.61    43.42     NA
STSA      Sterling Financial Corp.           WA       NASDAQ    19.875   27.625  1.878   -15.43  -25.70  13.90   273.06   0.00
TSBK      Timberland Bancorp Inc.            WA       NASDAQ    15.750   18.500 14.250    -5.26  -12.81  12.88    39.79     NA
WFSL      Washington Federal Inc.            WA       NASDAQ    25.375   30.285  1.424    -8.14  -10.18  14.73   105.99   0.88
WAMU      Washington Mutual Inc.             WA       NASDAQ    36.375   50.917  1.086   -20.27  -27.19  14.89   267.09   0.76
ABCW      Anchor BanCorp Wisconsin           WI       NASDAQ    42.500   46.500  4.900    -1.16   -1.59  14.69   230.67   0.33
FCBF      FCB Financial Corp.                WI       NASDAQ    29.500   34.000 10.000    -2.07   -7.09  19.54   133.65   0.82
FTFC      First Federal Capital Corp.        WI       NASDAQ    16.125   18.375  0.483    -7.19   -6.86   6.42    85.56   0.25
FNGB      First Northern Capital Corp.       WI       NASDAQ    12.875   14.000  1.730    -7.21   -2.83   8.49    77.93   0.34
HALL      Hallmark Capital Corp.             WI       NASDAQ    14.125   18.000  4.938    -5.83   -5.83  12.04   145.98   0.00
NWEQ      Northwest Equity Corp.             WI       NASDAQ    17.625   22.250  6.875   -10.19  -12.96  14.24   116.87   0.58
RELI      Reliance Bancshares Inc.           WI       NASDAQ     9.500   10.125  6.500    -0.66    8.57   9.31    18.63   0.00
STFR      St. Francis Capital Corp.          WI       NASDAQ    40.000   50.750 12.625    -6.43   -6.98  25.78   343.36   0.54
AFBC      Advance Financial Bancorp          WV       NASDAQ    15.875   20.875 12.750   -11.19  -11.19  14.52   103.08   0.40
FOBC      Fed One Bancorp                    WV       NASDAQ    38.875   45.500  5.358   -13.13    6.14  17.98   155.67   0.62
CRZY      Crazy Woman Creek Bancorp          WY       NASDAQ    15.875   20.000 10.000    -5.93  -16.45  15.35    65.48   0.40
TRIC      Tri-County Bancorp Inc.            WY       NASDAQ    12.000   16.500  5.688    -2.54  -21.31  12.19    74.13   0.39

CVAL      Chester Valley Bancorp Inc.        PA  20.16   228.44    19.29   21.26
CMSB      Commonwealth Bancorp Inc.          PA  20.64   137.49    11.60   29.58
CRSB      Crusader Holding Corp.             PA  11.81   247.52    28.45   12.93
ESBF      ESB Financial Corp.                PA  16.35   143.58    10.07   16.50
FSBI      Fidelity Bancorp Inc.              PA  14.39   142.65     9.76   14.60
FBBC      First Bell Bancorp Inc.            PA  13.57   147.50    14.98   13.68
FKFS      First Keystone Financial           PA  11.78   135.33     8.80   13.32
GAF       GA Financial Inc.                  PA  14.02   107.93    13.89   15.07
HARL      Harleysville Savings Bank          PA  14.85   198.15    12.71   14.85
LARL      Laurel Capital Group Inc.          PA  14.39   177.07    18.84   14.62
NEP       Northeast PA Financial Corp.       PA     NA    88.30    17.07      NA
PVSA      Parkvale Financial Corp.           PA  15.71   203.08    15.58   15.71
PWBK      Pennwood Bancorp Inc.              PA  30.03    99.78    18.64   33.28
PHFC      Pittsburgh Home Financial Corp     PA  12.61   111.47     7.73   14.06
PRBC      Prestige Bancorp Inc.              PA  21.92   105.68    10.22   22.86
PFNC      Progress Financial Corp.           PA  20.78   216.98    15.02   23.63
PSBI      PSB Bancorp Inc.                   PA     NA       NA       NA      NA
SHSB      SHS Bancorp Inc.                   PA     NA   113.86    15.77      NA
SVRN      Sovereign Bancorp Inc.             PA  26.46   226.14    12.84   19.13
THRD      TF Financial Corp.                 PA  19.70   138.03    11.40   23.91
THTL      Thistle Group Holdings Co.         PA     NA       NA       NA      NA
USAB      USABancshares Inc.                 PA 126.92   199.28    18.40   56.90
WVFC      WVS Financial Corp.                PA  15.82   169.96    18.87   14.62
YFED      York Financial Corp.               PA  17.92   155.99    13.86   22.62
CFCP      Coastal Financial Corp.            SC  18.20   322.16    19.01   22.59
FFCH      First Financial Holdings Inc.      SC  19.24   248.04    16.09   20.11
FSPT      FirstSpartan Financial Corp.       SC     NA   125.97    30.62      NA
PEDE      Great Pee Dee Bancorp              SC     NA    81.04    36.57      NA
HBSC      Heritage Bancorp Inc.              SC     NA       NA       NA      NA
SCCB      S. Carolina Community Bancshrs     SC  29.73   135.14    27.54   29.73
SBAN      SouthBanc Shares Inc.              SC     NA    99.46    20.64      NA
UFBS      Union Financial Bcshs Inc.         SC  14.96   151.38    12.19   18.82
HFFC      HF Financial Corp.                 SD  14.96   164.98    16.38   17.28
CAVB      Cavalry Bancorp Inc.               TN     NA   147.72    43.81      NA
TWIN      Twin City Bancorp                  TN  14.68   115.70    14.66   18.14
UTBI      United Tennessee Bankshares        TN     NA    88.58    23.94      NA
BNKU      Bank United Corp.                  TX  11.73   189.36     9.68   12.46
CBSA      Coastal Bancorp Inc.               TX  10.73   141.67     5.39   10.47
ETFS      East Texas Financial Services      TX  31.25    97.66    16.88   36.32
FBHC      Fort Bend Holding Corp.            TX  21.28   159.74    11.41   31.75
JXVL      Jacksonville Bancorp Inc.          TX  13.99   121.72    17.59   13.99
BFSB      Bedford Bancshares Inc.            VA  18.42   155.21    20.55   18.42
CNIT      CENIT Bancorp Inc.                 VA  16.63   199.49    16.58   18.02
CFFC      Community Financial Corp.          VA  20.63   144.81    20.09   20.63
ESX       Essex Bancorp Inc.                 VA     NM       NM     1.42      NM
FCBK      First Coastal Bankshares           VA  22.81   205.98    14.75   28.52
TBFC      Telebanc Financial Corp.           VA  56.25   335.32     8.36      NA
CASB      Cascade Financial Corp.            WA  18.00   183.18    12.97   20.15
FMSB      First Mutual Savings Bank          WA  12.83   180.80    13.07   14.65
FWWB      First Washington Bancorp Inc.      WA  18.11   140.67    19.75   19.83
HFWA      Heritage Financial Corp.           WA     NA   131.83    37.97      NA
HRZB      Horizon Financial Corp.            WA  13.73   134.87    20.82   14.11
IWBK      InterWest Bancorp Inc.             WA  19.14   248.76    17.77   21.86
RVSB      Riverview Bancorp Inc.             WA     NA   142.55    34.83      NA
STSA      Sterling Financial Corp.           WA  22.59   142.99     7.28   18.75
TSBK      Timberland Bancorp Inc.            WA     NA   122.28    39.58      NA
WFSL      Washington Federal Inc.            WA  12.08   172.27    23.94   12.44
WAMU      Washington Mutual Inc.             WA  22.18   244.29    13.62   15.28
ABCW      Anchor BanCorp Wisconsin           WI  18.64   289.31    18.42   21.46
FCBF      FCB Financial Corp.                WI  16.39   150.97    22.07   18.55
FTFC      First Federal Capital Corp.        WI  16.80   251.17    18.85   28.29
FNGB      First Northern Capital Corp.       WI  17.88   151.65    16.52   19.22
HALL      Hallmark Capital Corp.             WI  14.56   117.32     9.68   15.69
NWEQ      Northwest Equity Corp.             WI  11.91   123.77    15.08   12.77
RELI      Reliance Bancshares Inc.           WI  45.24   102.04    50.99   47.50
STFR      St. Francis Capital Corp.          WI  14.93   155.16    11.65   18.52
AFBC      Advance Financial Bancorp          WV  16.71   109.33    15.40   17.84
FOBC      Fed One Bancorp                    WV  30.85   216.21    24.97   31.61
CRZY      Crazy Woman Creek Bancorp          WY  19.13   103.42    24.24   19.13
TRIC      Tri-County Bancorp Inc.            WY  16.67    98.44    16.19   16.22



                                                                                                        PRICING RATIOS
                                                               PER SHARE
                           Latest All Time All    Monthly  QuarterlyBook            12 Month   Price/   Price/   Price/  Price/Cor
                                            Time
                           Price    High    Low    Change  Change  Value   Assets   Div.        EarningsBk.       Assets  Earnings
                                                                                                         Value
                              ($)     ($)     ($)     (%)      (%)    ($)     ($)     ($)           (X)     (%)      (%)      (X)
                             --------------- --------------- ----------------------- --------     ---------------- -------- --------
ALL THRIFTS
          AVERAGE            19.612   26.566  7.670    -8.35  -11.26  13.90   130.35   0.57       20.40   146.62    17.70   22.78
          MEDIAN             17.125   22.250  8.471    -8.74  -12.72  13.76   114.82   0.33       17.59   129.61    16.58   18.68
          HIGH               82.500  589.500 35.000    28.57  125.00  50.76   678.36  10.67      179.81   370.68    56.05  179.81
          LOW                 2.875    4.750  0.250   -43.69  -49.57  -4.04    18.63   0.00        5.41    69.34     1.42    5.20

AVERAGE FOR STATE
          IN                 18.709   22.501  8.134    -4.69   -6.93  14.75   123.43   0.35      18.497  131.633   16.648  22.860

AVERAGE BY REGION
          MIDWEST            18.449   23.168  8.299    -6.73  -10.39  14.06   112.97   0.54       21.19   136.31    18.33   23.65
          NEW ENGLAND        23.120   29.235  4.305    -8.87  -12.42  14.04   160.66   0.43       15.85   169.31    14.84   19.04
          MID ATLANTIC       21.163   26.523  7.521   -10.24  -12.27  14.38   144.13   0.42       20.24   151.87    16.61   21.33
          SOUTHEAST          17.513   23.268  8.177    -6.47   -6.70  11.98   100.09   1.11       24.06   158.23    20.93   26.17
          SOUTHWEST          17.741   22.784  9.019    -9.13  -14.56  13.71   145.69   0.35       17.87   138.25    16.05   19.84
          WEST               21.031   41.636  7.691   -12.12  -16.46  15.06   172.20   0.45       18.58   137.92    16.27   23.29

AVERAGE BY EXCHANGE
          NYSE               33.412   91.630  5.724   -20.73  -20.88  20.50   236.78   0.94       18.84   169.39    17.20   28.51
          AMEX               15.892   21.826  9.409    -8.89  -14.67  13.43   116.00   0.58       18.29   123.82    15.66   21.22
          OTC/NASDAQ         19.433   24.581  7.587    -7.84  -10.59  13.69   127.62   0.55       20.65   147.77    17.90   22.70

                                    EXHIBIT 32
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, FDIC-INSURED THRIFT INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 14, 1998

                                                                ASSETS AND EQUITY                     PROFITABILITY
                                                        *                                    *
                                                           Total      Total      Total                Core            Core

                                                          Assets      Equity   Tang. Equity   ROAA    ROAA    ROAE    ROAE

                                                 State    ($000)      ($000)     ($000)        (%)     (%)     (%)     (%)
                                                 -----  -----------------------------------------------------------------------

FFDB        FirstFed Bancorp Inc.                AL         179,893     17,798     16,436       0.89    0.89    9.22    9.22
SRN         Southern Banc Co.                    AL         105,719     18,392     18,252       0.49    0.49    2.84    2.84
SCBS        Southern Community Bancshares        AL          67,920     11,778     11,778       1.22    1.22    6.45    6.49
SZB         SouthFirst Bancshares Inc.           AL         162,975     16,202     15,800       0.46    0.41    4.19    3.71
FFBH        First Federal Bancshares of AR       AR         578,142     85,031     85,031       1.00    0.99    6.71    6.63
HCBB        HCB Bancshares Inc.                  AR         221,631     38,220     37,770       0.33    0.32    1.86    1.79
PFSL        Pocahontas Bancorp Inc.              AR         404,606     58,454     56,591       0.69    0.69    7.30    7.25
FTF         Texarkana First Financial Corp       AR         189,557     28,210     28,210       1.74    1.66   11.41   10.88
BPLS        Bank Plus Corp.                      CA       4,286,237    185,196    169,969       0.18    0.28    4.18    6.33
BVCC        Bay View Capital Corp.               CA       5,720,109    393,902    255,413       0.34    0.58    5.05    8.57
BYFC        Broadway Financial Corp.             CA         137,642     13,623     13,623       0.46    0.19    4.33    1.77
DSL         Downey Financial Corp.               CA       5,832,102    458,962    454,103       0.97    0.82   13.28   11.21
FSSB        First FS&LA of San Bernardino        CA         103,674      4,492      4,329      -1.18   -1.18  -24.70  -24.76
FED         FirstFed Financial Corp.             CA       4,010,381    240,295    238,753       0.72    0.68   13.22   12.49
GSB         Golden State Bancorp Inc.            CA      18,116,737  1,238,677  1,058,214       0.78    0.86   11.42   12.62
GDW         Golden West Financial                CA      39,067,229  2,923,551  2,923,551       1.02    1.00   14.92   14.59
AHM         H.F. Ahmanson & Co.                  CA      52,826,336  3,463,986  2,696,445       0.90    0.89   16.24   16.10
HTHR        Hawthorne Financial Corp.            CA       1,201,331     47,737     47,737       1.02    1.18   20.59   23.83
HEMT        HF Bancorp Inc.                      CA       1,045,837     83,778     71,660       0.01    0.06    0.13    0.73
HBNK        Highland Bancorp Inc.                CA         573,412     45,103     45,103       1.36    1.20   17.66   15.59
ITLA        ITLA Capital Corp.                   CA       1,021,343    106,576         NA       1.44    1.44   13.80   13.80
LFCO        Life Financial Corp.                 CA         472,437     59,718     59,718       3.66    3.81   25.64   26.68
MBBC        Monterey Bay Bancorp Inc.            CA         436,193     46,953     42,974       0.31    0.31    2.80    2.82
PBOC        PBOC Holdings Inc.                   CA       3,201,513    184,309    184,309         NA      NA      NA      NA
PFFB        PFF Bancorp Inc.                     CA       3,007,845    241,978    239,464       0.61    0.56    6.43    5.94
PROV        Provident Financial Holdings         CA         817,402     86,649     86,649       0.70    0.29    5.83    2.44
QCBC        Quaker City Bancorp Inc.             CA         887,480     77,259     77,259       0.78    0.76    8.96    8.80
SGVB        SGV Bancorp Inc.                     CA         408,346     32,233     31,847       0.36    0.36    4.79    4.69
UPFC        United PanAm Financial Corp.         CA         411,798     82,065     81,670         NA      NA      NA      NA
WES         Westcorp                             CA       3,663,771    332,300    331,496       0.20   -0.87    2.19   -9.64
FFBA        First Colorado Bancorp Inc.          CO       1,546,630    218,156    214,116       1.30    1.32    9.68    9.83
HCBC        High Country Bancorp Inc.            CO          92,258     18,047     18,047       0.38    0.42    3.22    3.59
ANE         Alliance Bncp of New England         CT         252,287     19,696     19,262       0.95    0.46   12.84    6.20
BKC         American Bank of Connecticut         CT         685,545     59,306     57,523       1.36    1.15   16.14   13.62
BKCT        Bancorp Connecticut Inc.             CT         495,178     48,996     48,996       1.44    1.22   14.00   11.90
DIBK        Dime Financial Corp.                 CT       1,018,779     85,052     83,158       1.45    1.46   17.88   17.91
FFES        First Federal of East Hartford       CT         980,415     70,566     70,566       0.59    0.64    8.70    9.39
MECH        MECH Financial Inc.                  CT         954,671     92,698     92,698       0.97    0.96    9.71    9.63
NMSB        NewMil Bancorp Inc.                  CT         367,569     33,409     33,409       0.88    0.69    9.04    7.10
NSSY        NSS Bancorp Inc.                     CT         668,671     54,268     52,826       0.91    0.73   11.01    8.89
NTMG        Nutmeg Federal S&LA                  CT         111,539      9,006      9,006       0.89    0.56   11.08    6.93
WBST        Webster Financial Corp.              CT       9,189,143    548,426    464,876       0.65    0.73   12.08   13.54
IFSB        Independence Federal Svgs Bank       DC         274,539     19,806     17,917       0.78    0.12   11.10    1.75
WSFS        WSFS Financial Corp.                 DE       1,551,631     95,457     94,999       1.13    1.09   19.29   18.58
BANC        BankAtlantic Bancorp Inc.            FL       3,756,571    255,251    197,486       0.84    0.38   13.98    6.43
BKUNA       BankUnited Financial Corp.           FL       3,584,123    194,962    164,973       0.29    0.19    5.56    3.66
FDTR        Federal Trust Corp.                  FL         147,815     12,691     12,691         NA      NA      NA      NA
FFLC        FFLC Bancorp Inc.                    FL         412,443     52,790     52,790       1.00    0.95    7.62    7.23
FFPB        First Palm Beach Bancorp Inc.        FL       1,764,026    120,828    118,343       0.45    0.24    6.94    3.73


                                                               CAPITAL ISSUES

                                                                       Number of   Mkt.
                                                                                    Value
                                                     IPO                 Shares    of
                                                                                    Shares
                                                    Date    Exchange    Outstg.      ($M)
                                                 ------------------------------------------

FFDB        FirstFed Bancorp Inc.                 11/19/91   NASDAQ      2,434,420    29.21
SRN         Southern Banc Co.                     10/05/95    AMSE       1,230,313    20.61
SCBS        Southern Community Bancshares         12/23/96   NASDAQ      1,137,350    16.78
SZB         SouthFirst Bancshares Inc.            02/14/95    AMSE         967,444    18.38
FFBH        First Federal Bancshares of AR        05/03/96   NASDAQ      4,871,063   128.47
HCBB        HCB Bancshares Inc.                   05/07/97   NASDAQ      2,645,000    39.01
PFSL        Pocahontas Bancorp Inc.               04/01/98   NASDAQ      6,685,283    65.18
FTF         Texarkana First Financial Corp        07/07/95    AMSE       1,737,692    49.31
BPLS        Bank Plus Corp.                          NA      NASDAQ     19,386,715   237.49
BVCC        Bay View Capital Corp.                05/09/86   NASDAQ     20,276,298   643.77
BYFC        Broadway Financial Corp.              01/09/96   NASDAQ        932,523     9.44
DSL         Downey Financial Corp.                01/01/71    NYSE      28,104,618   918.68
FSSB        First FS&LA of San Bernardino         02/02/93   NASDAQ        328,296     3.20
FED         FirstFed Financial Corp.              12/16/83    NYSE      21,215,080   551.59
GSB         Golden State Bancorp Inc.             10/01/83    NYSE      55,485,151  1650.68
GDW         Golden West Financial                 05/29/59    NYSE      57,590,999  6122.67
AHM         H.F. Ahmanson & Co.                   10/25/72    NYSE     112,747,641  8005.08
HTHR        Hawthorne Financial Corp.                NA      NASDAQ      3,170,296    53.90
HEMT        HF Bancorp Inc.                       06/30/95   NASDAQ      6,369,103   112.66
HBNK        Highland Bancorp Inc.                    NA      NASDAQ      2,329,427    95.51
ITLA        ITLA Capital Corp.                    10/24/95   NASDAQ      7,696,984   159.71
LFCO        Life Financial Corp.                     NA      NASDAQ      6,555,896   119.65
MBBC        Monterey Bay Bancorp Inc.             02/15/95   NASDAQ      3,923,204    58.06
PBOC        PBOC Holdings Inc.                       NA      NASDAQ     21,876,205   302.18
PFFB        PFF Bancorp Inc.                      03/29/96   NASDAQ     16,214,283   301.99
PROV        Provident Financial Holdings          06/28/96   NASDAQ      4,854,125   100.72
QCBC        Quaker City Bancorp Inc.              12/30/93   NASDAQ      5,826,883   107.21
SGVB        SGV Bancorp Inc.                      06/29/95   NASDAQ      2,348,068    41.68
UPFC        United PanAm Financial Corp.             NA      NASDAQ     17,275,000   177.07
WES         Westcorp                              05/01/86    NYSE      26,373,861   362.64
FFBA        First Colorado Bancorp Inc.           01/02/96   NASDAQ     16,894,636   468.83
HCBC        High Country Bancorp Inc.             12/10/97   NASDAQ      1,322,500    20.17
ANE         Alliance Bncp of New England          12/19/86    AMSE       2,492,552    39.26
BKC         American Bank of Connecticut          12/01/81    AMSE       4,686,700   127.71
BKCT        Bancorp Connecticut Inc.              07/03/86   NASDAQ      5,113,808    98.44
DIBK        Dime Financial Corp.                  07/09/86   NASDAQ      5,294,000   188.60
FFES        First Federal of East Hartford        06/23/87   NASDAQ      2,742,761    96.00
MECH        MECH Financial Inc.                   06/26/96   NASDAQ      5,295,266   153.56
NMSB        NewMil Bancorp Inc.                   02/01/86   NASDAQ      3,834,000    48.88
NSSY        NSS Bancorp Inc.                      06/16/94   NASDAQ      2,395,071   113.17
NTMG        Nutmeg Federal S&LA                      NA      NASDAQ        989,081    10.88
WBST        Webster Financial Corp.               12/12/86   NASDAQ     38,326,963  1274.37
IFSB        Independence Federal Svgs Bank        06/06/85   NASDAQ      1,281,083    25.14
WSFS        WSFS Financial Corp.                  11/26/86   NASDAQ     12,524,879   256.76
BANC        BankAtlantic Bancorp Inc.             11/29/83   NASDAQ     36,676,121   472.21
BKUNA       BankUnited Financial Corp.            12/11/85   NASDAQ     17,785,620   293.46
FDTR        Federal Trust Corp.                      NA      NASDAQ      4,941,547    21.31
FFLC        FFLC Bancorp Inc.                     01/04/94   NASDAQ      3,741,739    72.50
FFPB        First Palm Beach Bancorp Inc.         09/29/93   NASDAQ      5,136,459   223.44



HARB        Harbor Florida Bancshares Inc.       FL       1,318,792    258,626    255,748       1.38    1.30   11.30   10.66
OCN         Ocwen Financial Corp.                FL       3,505,579    427,299    390,927       0.84    0.21    6.98    1.75
CCFH        CCF Holding Co.                      GA         158,539     11,540     11,540       0.14   -0.01    1.73   -0.14
EBSI        Eagle Bancshares                     GA       1,120,232     77,551     77,551       0.88    0.86   11.83   11.54
FSTC        First Citizens Corp.                 GA         379,694     37,909     31,106         NA      NA      NA      NA
FGHC        First Georgia Holding Inc.           GA         180,806     14,738     13,792       1.16    1.16   14.15   14.15
FLFC        First Liberty Financial Corp.        GA       1,355,001     99,649     91,108       0.78    0.81   10.36   10.79
FLAG        FLAG Financial Corp.                 GA         442,879     38,582     38,582       0.91    0.68   10.36    7.69
NTBK        Net.B@nk Inc.                        GA         246,714     37,319     37,319       0.66    0.66    2.52    2.52
CASH        First Midwest Financial Inc.         IA         421,258     42,886     38,297       0.71    0.64    6.60    5.95
HZFS        Horizon Financial Svcs Corp.         IA          92,710      8,446      8,446       0.91    0.70    9.15    7.11
MIFC        Mid-Iowa Financial Corp.             IA         135,040     13,412     13,401       1.02    1.01   10.95   10.82
MWBI        Midwest Bancshares Inc.              IA         159,460     11,400     11,400       0.95    0.76   13.56   10.90
FFFD        North Central Bancshares Inc.        IA         331,124     49,187     42,623       1.56    1.49    8.58    8.18
SFFC        StateFed Financial Corp.             IA          89,802     16,084     16,084       1.16    1.16    6.49    6.49
FBNW        FirstBank Corp.                      ID         194,432     30,391     30,391       1.12    0.63    7.62    4.33
ABCL        Alliance Bancorp                     IL       2,068,197    180,635    179,180       0.75    0.89    8.15    9.76
AVND        Avondale Financial Corp.             IL         520,132     43,475     43,475      -0.90   -0.66  -10.69   -7.88
BFFC        Big Foot Financial Corp.             IL         209,474     38,288     38,288       0.58    0.51    3.30    2.90
CBCI        Calumet Bancorp Inc.                 IL         491,961     87,250     87,250       1.95    1.97   11.77   11.86
CBK         Citizens First Financial Corp.       IL         281,068     39,216     39,216       0.71    0.41    5.13    2.93
CSBF        CSB Financial Group Inc.             IL          47,218     10,953     10,338       0.63    0.60    2.68    2.55
EGLB        Eagle BancGroup Inc.                 IL         174,085     20,976     20,976       0.35    0.12    3.00    1.07
EFC         EFC Bancorp Inc.                     IL         397,644     94,118     94,118      -0.14    0.84   -1.27    7.76
FBCI        Fidelity Bancorp Inc.                IL         501,708     53,174     53,099         NA      NA      NA      NA
FFBI        First Financial Bancorp Inc.         IL          82,682      7,631      7,631       0.14    0.28    1.65    3.34
FMBD        First Mutual Bancorp Inc.            IL         379,534     55,490     43,201       0.35    0.27    2.51    1.92
FSFF        First SecurityFed Financial          IL         331,044     90,026     89,765       1.12    1.68    4.87    7.29
GTPS        Great American Bancorp               IL         148,342     27,111     27,111       0.70    0.70    3.60    3.60
HMLK        Hemlock Federal Financial Corp       IL         192,271     29,109     29,109       0.93    0.92    5.36    5.28
HBEI        Home Bancorp of Elgin Inc.           IL         367,656     96,012     96,012       0.68    0.68    2.57    2.57
KNK         Kankakee Bancorp Inc.                IL         401,934     39,232     33,519       0.78    0.75    7.51    7.21
MAFB        MAF Bancorp Inc.                     IL       3,569,656    279,893    249,818       1.08    1.04   14.00   13.42
NBSI        North Bancshares Inc.                IL         123,311     13,343     13,343       0.37    0.34    2.94    2.67
PFED        Park Bancorp Inc.                    IL         196,812     40,025     40,025       0.92    0.93    4.28    4.36
PSFI        PS Financial Inc.                    IL          85,000     22,763     22,763       0.99    1.71    3.20    5.51
SPBC        St. Paul Bancorp Inc.                IL       4,564,869    438,101    436,358       1.08    1.04   11.81   11.38
WCBI        Westco Bancorp Inc.                  IL         320,295     50,171     50,171       1.49    1.40    9.64    9.05
FBCV        1ST Bancorp                          IN         259,562     23,417     23,028       0.75    0.52    8.79    6.00
AMFC        AMB Financial Corp.                  IN         111,338     14,118     14,118       0.84    0.53    5.93    3.77
ASBI        Ameriana Bancorp                     IN         375,297     45,641     44,835       0.98    0.83    8.55    7.28
ATSB        AmTrust Capital Corp.                IN          69,106      7,481      7,407       0.41    0.18    3.87    1.68
BRBI        Blue River Bancshares Inc.           IN         350,208   -156,133   -156,133         NA      NA      NA      NA
CITZ        CFS Bancorp Inc.                     IN       1,098,105     68,645         NA         NA      NA      NA      NA
FFWC        FFW Corp.                            IN         203,311     19,129     17,598       0.99    0.86   10.33    9.02
FFED        Fidelity Federal Bancorp             IN         197,436     13,385     13,385      -0.34   -0.26   -5.30   -4.07
FISB        First Indiana Corp.                  IN       1,750,819    160,223    158,500       1.17    0.83   12.23    8.69
HFGI        Harrington Financial Group           IN         484,397     22,664     22,664      -0.34   -0.13   -7.56   -2.80
HBFW        Home Bancorp                         IN         360,286     42,947     42,947       0.85    0.83    6.84    6.68
HBBI        Home Building Bancorp                IN          42,430      5,967      5,967       0.75    0.72    5.70    5.48
HOMF        Home Federal Bancorp                 IN         719,549     66,952     65,255       1.47    1.16   16.66   13.09
HWEN        Home Financial Bancorp               IN          42,560      7,506      7,506       0.93    0.71    5.34    4.09
LOGN        Logansport Financial Corp.           IN          90,264     16,987     16,987       1.48    1.50    7.79    7.90
LSBI        LSB Financial Corp.                  IN         218,633     18,376     18,376       0.84    0.73    9.91    8.53
MARN        Marion Capital Holdings              IN         193,963     37,657     36,854       1.25    1.25    5.94    5.94
MFBC        MFB Corp.                            IN         290,936     33,100     33,100       0.80    0.78    6.44    6.28
MONT        Montgomery Financial Corp.           IN         109,134     19,923     19,923       0.81    0.81    4.55    4.55
NEIB        Northeast Indiana Bancorp            IN         203,263     26,512     26,512       1.18    1.18    8.55    8.55
PFDC        Peoples Bancorp                      IN         304,320     45,545     45,545       1.45    1.45    9.56    9.56
PERM        Permanent Bancorp Inc.               IN         506,725     43,463     35,460       0.61    0.58    6.30    5.97
RIVR        River Valley Bancorp                 IN         133,848     18,261     18,022       0.93    0.83    7.28    6.48


HARB        Harbor Florida Bancshares Inc.   03/19/98   NASDAQ     30,739,518   366.97
OCN         Ocwen Financial Corp.               NA       NYSE      60,771,897  1633.24
CCFH        CCF Holding Co.                  07/12/95   NASDAQ        894,700    19.57
EBSI        Eagle Bancshares                 04/01/86   NASDAQ      5,805,764   139.34
FSTC        First Citizens Corp.             03/01/86   NASDAQ      2,794,869    89.09
FGHC        First Georgia Holding Inc.       02/11/87   NASDAQ      4,798,972    50.39
FLFC        First Liberty Financial Corp.    12/06/83   NASDAQ     11,622,342   259.56
FLAG        FLAG Financial Corp.             12/11/86   NASDAQ      5,174,807    86.03
NTBK        Net.B@nk Inc.                       NA      NASDAQ      6,145,962   181.31
CASH        First Midwest Financial Inc.     09/20/93   NASDAQ      2,614,471    61.44
HZFS        Horizon Financial Svcs Corp.     06/30/94   NASDAQ        879,942    13.86
MIFC        Mid-Iowa Financial Corp.         10/14/92   NASDAQ      1,734,548    19.08
MWBI        Midwest Bancshares Inc.          11/12/92   NASDAQ      1,050,669    15.76
FFFD        North Central Bancshares Inc.    03/21/96   NASDAQ      3,126,383    66.24
SFFC        StateFed Financial Corp.         01/05/94   NASDAQ      1,565,892    21.92
FBNW        FirstBank Corp.                  07/02/97   NASDAQ      1,983,750    44.14
ABCL        Alliance Bancorp                 07/07/92   NASDAQ     11,434,554   273.00
AVND        Avondale Financial Corp.         04/07/95   NASDAQ      3,059,566    53.16
BFFC        Big Foot Financial Corp.         12/20/96   NASDAQ      2,512,750    52.77
CBCI        Calumet Bancorp Inc.             02/20/92   NASDAQ      3,144,861   104.57
CBK         Citizens First Financial Corp.   05/01/96    AMSE       2,526,021    46.42
CSBF        CSB Financial Group Inc.         10/09/95   NASDAQ        820,870    10.67
EGLB        Eagle BancGroup Inc.             07/01/96   NASDAQ      1,177,005    22.51
EFC         EFC Bancorp Inc.                 04/07/98    AMSE       7,491,434   103.48
FBCI        Fidelity Bancorp Inc.            12/15/93   NASDAQ      2,833,468    64.11
FFBI        First Financial Bancorp Inc.     10/04/93   NASDAQ        415,399     8.72
FMBD        First Mutual Bancorp Inc.        07/05/95   NASDAQ      3,530,570    62.67
FSFF        First SecurityFed Financial      10/31/97   NASDAQ      6,408,000   106.14
GTPS        Great American Bancorp           06/30/95   NASDAQ      1,588,378    34.55
HMLK        Hemlock Federal Financial Corp   04/02/97   NASDAQ      1,965,208    35.37
HBEI        Home Bancorp of Elgin Inc.       09/27/96   NASDAQ      6,855,799   106.26
KNK         Kankakee Bancorp Inc.            01/06/93    AMSE       1,379,988    45.54
MAFB        MAF Bancorp Inc.                 01/12/90   NASDAQ     22,576,705   547.49
NBSI        North Bancshares Inc.            12/21/93   NASDAQ      1,264,694    19.44
PFED        Park Bancorp Inc.                08/12/96   NASDAQ      2,417,789    43.52
PSFI        PS Financial Inc.                11/27/96   NASDAQ      2,018,708    27.00
SPBC        St. Paul Bancorp Inc.            05/18/87   NASDAQ     34,357,418   776.27
WCBI        Westco Bancorp Inc.              06/26/92   NASDAQ      2,486,263    70.86
FBCV        1ST Bancorp                      04/07/87   NASDAQ      1,089,840    28.88
AMFC        AMB Financial Corp.              04/01/96   NASDAQ        915,609    16.02
ASBI        Ameriana Bancorp                 03/02/87   NASDAQ      3,252,815    60.58
ATSB        AmTrust Capital Corp.            03/28/95   NASDAQ        510,354     7.08
BRBI        Blue River Bancshares Inc.          NA      NASDAQ             NA       NA
CITZ        CFS Bancorp Inc.                 07/24/98   NASDAQ             NA       NA
FFWC        FFW Corp.                        04/05/93   NASDAQ      1,458,032    25.33
FFED        Fidelity Federal Bancorp         08/31/87   NASDAQ      3,127,210    30.69
FISB        First Indiana Corp.              08/02/83   NASDAQ     12,781,125   333.91
HFGI        Harrington Financial Group          NA      NASDAQ      3,275,886    36.85
HBFW        Home Bancorp                     03/30/95   NASDAQ      2,351,021    69.06
HBBI        Home Building Bancorp            02/08/95   NASDAQ        311,660     6.62
HOMF        Home Federal Bancorp             01/23/88   NASDAQ      5,139,176   155.46
HWEN        Home Financial Bancorp           07/02/96   NASDAQ        929,052     8.36
LOGN        Logansport Financial Corp.       06/14/95   NASDAQ      1,261,600    20.82
LSBI        LSB Financial Corp.              02/03/95   NASDAQ        953,531    29.32
MARN        Marion Capital Holdings          03/18/93   NASDAQ      1,704,307    48.57
MFBC        MFB Corp.                        03/25/94   NASDAQ      1,590,217    38.17
MONT        Montgomery Financial Corp.       07/01/97   NASDAQ      1,653,032    21.28
NEIB        Northeast Indiana Bancorp        06/28/95   NASDAQ      1,649,617    34.85
PFDC        Peoples Bancorp                  07/07/87   NASDAQ      3,356,699    76.36
PERM        Permanent Bancorp Inc.           04/04/94   NASDAQ      4,130,350    64.02
RIVR        River Valley Bancorp             12/20/96   NASDAQ      1,190,250    23.51


SOBI        Sobieski Bancorp Inc.                IN          89,848     12,669     12,669       0.58    0.57    3.93    3.89
UCBC        Union Community Bancorp              IN         108,088     43,537     43,537         NA      NA      NA      NA
FFSL        First Independence Corp.             KS         123,366     11,815     11,815       0.72    0.72    7.31    7.31
FKAN        First Kansas Financial Corp.         KS         106,001     20,913     20,643         NA      NA      NA      NA
LARK        Landmark Bancshares Inc.             KS         229,337     29,967     29,967       1.06    0.90    7.64    6.45
CKFB        CKF Bancorp Inc.                     KY          62,759     13,536     13,536       1.34    1.34    5.97    5.97
CLAS        Classic Bancshares Inc.              KY         137,984     20,515     17,643       0.74    0.56    4.90    3.72
CFKY        Columbia Financial of Kentucky       KY         118,968     37,464     37,464         NA      NA      NA      NA
FFKY        First Federal Financial Corp.        KY         409,651     54,688     51,904       1.60    1.53   11.84   11.38
FLKY        First Lancaster Bancshares           KY          53,002     14,124     14,124       1.04    1.04    3.46    3.46
FTSB        Fort Thomas Financial Corp.          KY         101,352     16,292     16,292       1.18    1.18    7.39    7.39
FKKY        Frankfort First Bancorp Inc.         KY         134,485     22,705     22,705       1.19    1.19    7.01    7.01
HFFB        Harrodsburg First Fin Bancorp        KY         109,033     28,934     28,934       1.36    1.35    5.07    5.06
HFBC        HopFed Bancorp Inc.                  KY         217,837     58,321     58,321       1.11    1.11    7.58    7.58
KYF         Kentucky First Bancorp Inc.          KY          81,800     13,934     13,934       1.13    1.11    6.74    6.67
ANA         Acadiana Bancshares Inc.             LA         298,148     43,900     43,900       1.05    0.98    6.49    6.08
GSLA        GS Financial Corp.                   LA         145,151     52,308     52,308       1.16    1.00    2.78    2.41
HSTD        Homestead Bancorp Inc.               LA          82,198      5,925      5,925       0.53    0.36    5.67    3.81
TSH         Teche Holding Co.                    LA         407,265     56,329     56,329       0.94    0.93    6.91    6.84
ABBK        Abington Bancorp Inc.                MA         546,208     34,779     31,706       0.85    0.65   12.78    9.70
ANDB        Andover Bancorp Inc.                 MA       1,392,342    114,145    114,145       1.19    1.16   15.04   14.67
BYS         Bay State Bancorp                    MA         287,617     64,089     64,089      -0.62    0.28   -3.98    1.80
BFD         BostonFed Bancorp Inc.               MA       1,058,207     82,554     79,676       0.72    0.58    8.46    6.81
CEBK        Central Co-operative Bank            MA         376,063     36,786     33,402       0.87    0.68    8.64    6.70
FCB         Falmouth Bancorp Inc.                MA         110,523     23,631     23,631       1.11    0.84    4.72    3.59
FESX        First Essex Bancorp Inc.             MA       1,316,782     93,816     67,820       0.85    0.73   11.55    9.96
FAB         FIRSTFED AMERICA BANCORP INC.        MA       1,315,743    116,603    116,603       0.60    0.48    5.47    4.44
HIFS        Hingham Instit. for Savings          MA         239,148     22,544     22,544       1.26    1.25   13.06   12.94
HPBC        Home Port Bancorp Inc.               MA         260,456     22,689     22,689       1.45    1.57   14.53   15.76
IPSW        Ipswich Savings Bank                 MA         233,662     13,044     13,044       1.19    1.18   21.98   21.92
LSBX        Lawrence Savings Bank                MA         344,874     41,626     41,626       2.59    2.55   25.22   24.85
MASB        MASSBANK Corp.                       MA         929,672    109,368    107,931       1.16    1.00   10.40    8.98
MFLR        Mayflower Co-operative Bank          MA         135,518     12,960     12,770       1.15    0.98   12.01   10.22
MDBK        Medford Bancorp Inc.                 MA       1,135,299    101,498     96,311       1.07    1.02   11.84   11.25
MWBX        MetroWest Bank                       MA         658,462     48,338     48,338       1.27    1.26   17.13   16.88
MYST        Mystic Financial Inc.                MA         199,049     36,127     36,127       0.90    0.80    6.70    5.96
PBKB        People's Bancshares Inc.             MA         858,377     32,463     31,095       0.74    0.30   17.97    7.18
SWCB        Sandwich Bancorp Inc.                MA         531,013     44,556     43,319       0.97    0.91   12.32   11.57
SISB        SIS Bancorp Inc.                     MA       1,841,662    131,537    131,537       0.72    0.89   10.12   12.55
WRNB        Warren Bancorp Inc.                  MA         378,137     39,668     39,668       1.72    1.54   15.99   14.31
EQSB        Equitable Federal Savings Bank       MD         350,555     17,946     17,946       0.70    0.66   13.60   12.91
HRBF        Harbor Federal Bancorp Inc.          MD         235,733     29,699     29,699       0.78    0.75    6.09    5.88
MFSL        Maryland Federal Bancorp             MD       1,188,121    107,361    106,439       0.75    0.73    8.62    8.36
WSB         Washington Savings Bank, FSB         MD         273,549     23,039     23,039       0.74    0.50    8.67    5.92
WHGB        WHG Bancshares Corp.                 MD         131,967     20,172     20,172       0.58    0.59    3.16    3.21
FCME        First Coastal Corp.                  ME         171,719     15,372     15,372       0.80    0.73    8.23    7.42
KSBK        KSB Bancorp Inc.                     ME         157,745     12,549     11,031       1.13    1.11   14.97   14.65
MCBN        Mid-Coast Bancorp Inc.               ME          63,015      5,341      5,341       0.78    0.72    9.04    8.36
NBN         Northeast Bancorp                    ME         310,623     23,745     21,747       0.73    0.72    9.36    9.20
PHBK        Peoples Heritage Finl Group          ME       9,768,079    724,041    601,717       0.93    1.23   12.72   16.88
BWFC        Bank West Financial Corp.            MI         180,354     23,431     23,431       0.66    0.53    4.69    3.76
CFSB        CFSB Bancorp Inc.                    MI         847,769     65,957     65,957       1.37    1.23   17.50   15.79
DNFC        D & N Financial Corp.                MI       1,898,004    105,729    104,888       0.86    0.71   15.71   12.86
FLGS        Flagstar Bancorp Inc.                MI       2,573,280    142,775    138,906       1.37    1.37   23.46   23.46
MSBF        MSB Financial Inc.                   MI          79,967     13,313     13,313       1.57    1.35    9.39    8.10
MSBK        Mutual Savings Bank FSB              MI         613,798     34,084     34,084      -1.26   -0.44  -22.54   -7.90
OFCP        Ottawa Financial Corp.               MI         919,865     75,662     62,022       0.89    0.79   10.42    9.30
THR         Three Rivers Financial Corp.         MI          98,063     13,262     13,220       0.88    0.81    6.45    5.97
BDJI        First Federal Bancorp.               MN         121,315     12,681     12,681       0.71    0.71    6.67    6.72
FFHH        FSF Financial Corp.                  MN         414,072     43,214     43,214       0.79    0.75    7.31    6.91
HMNF        HMN Financial Inc.                   MN         725,180     70,797     64,963       0.80    0.57    6.34    4.50


SOBI        Sobieski Bancorp Inc.           03/31/95   NASDAQ        764,130    15.47
UCBC        Union Community Bancorp         12/29/97   NASDAQ      3,041,750    44.11
FFSL        First Independence Corp.        10/08/93   NASDAQ        957,319    13.04
FKAN        First Kansas Financial Corp.    06/29/98   NASDAQ      1,553,938    19.04
LARK        Landmark Bancshares Inc.        03/28/94   NASDAQ      1,549,363    41.45
CKFB        CKF Bancorp Inc.                01/04/95   NASDAQ        843,355    16.08
CLAS        Classic Bancshares Inc.         12/29/95   NASDAQ      1,299,590    20.79
CFKY        Columbia Financial of Kentucky  04/15/98   NASDAQ      2,671,450    38.40
FFKY        First Federal Financial Corp.   07/15/87   NASDAQ      4,129,612   117.69
FLKY        First Lancaster Bancshares      07/01/96   NASDAQ        946,545    14.43
FTSB        Fort Thomas Financial Corp.     06/28/95   NASDAQ      1,474,321    21.75
FKKY        Frankfort First Bancorp Inc.    07/10/95   NASDAQ      1,619,111    25.10
HFFB        Harrodsburg First Fin Bancorp   10/04/95   NASDAQ      1,930,443    30.89
HFBC        HopFed Bancorp Inc.             02/09/98   NASDAQ      4,033,625    76.13
KYF         Kentucky First Bancorp Inc.     08/29/95    AMSE       1,239,605    17.35
ANA         Acadiana Bancshares Inc.        07/16/96    AMSE       2,505,313    56.37
GSLA        GS Financial Corp.              04/01/97   NASDAQ      3,266,575    54.72
HSTD        Homestead Bancorp Inc.          07/20/98   NASDAQ             NA       NA
TSH         Teche Holding Co.               04/19/95    AMSE       3,438,880    76.94
ABBK        Abington Bancorp Inc.           06/10/86   NASDAQ      3,532,000    66.22
ANDB        Andover Bancorp Inc.            05/08/86   NASDAQ      6,480,736   221.97
BYS         Bay State Bancorp               03/30/98    AMSE       2,535,232    68.45
BFD         BostonFed Bancorp Inc.          10/24/95    AMSE       5,393,137   126.06
CEBK        Central Co-operative Bank       10/24/86   NASDAQ      1,965,000    61.16
FCB         Falmouth Bancorp Inc.           03/28/96    AMSE       1,454,750    28.73
FESX        First Essex Bancorp Inc.        08/04/87   NASDAQ      7,562,336   169.21
FAB         FIRSTFED AMERICA BANCORP INC.   01/15/97    AMSE       8,271,794   160.27
HIFS        Hingham Instit. for Savings     12/20/88   NASDAQ      1,303,500    39.43
HPBC        Home Port Bancorp Inc.          08/25/88   NASDAQ      1,841,890    46.05
IPSW        Ipswich Savings Bank            05/26/93   NASDAQ      2,389,736    41.52
LSBX        Lawrence Savings Bank           05/02/86   NASDAQ      4,327,050    67.34
MASB        MASSBANK Corp.                  05/28/86   NASDAQ      3,592,594   176.04
MFLR        Mayflower Co-operative Bank     12/23/87   NASDAQ        899,600    23.84
MDBK        Medford Bancorp Inc.            03/18/86   NASDAQ      4,454,714   182.64
MWBX        MetroWest Bank                  10/10/86   NASDAQ     14,251,535   111.35
MYST        Mystic Financial Inc.           01/09/98   NASDAQ      2,711,125    39.65
PBKB        People's Bancshares Inc.        10/30/86   NASDAQ      3,316,000    76.89
SWCB        Sandwich Bancorp Inc.           07/25/86   NASDAQ      2,043,475   129.76
SISB        SIS Bancorp Inc.                02/08/95   NASDAQ      6,961,724   269.77
WRNB        Warren Bancorp Inc.             07/09/86   NASDAQ      7,904,694   104.74
EQSB        Equitable Federal Savings Bank  09/10/93   NASDAQ      1,223,400    37.31
HRBF        Harbor Federal Bancorp Inc.     08/12/94   NASDAQ      1,862,762    36.83
MFSL        Maryland Federal Bancorp        06/02/87   NASDAQ      6,571,961   256.31
WSB         Washington Savings Bank, FSB       NA       AMSE       4,420,606    35.09
WHGB        WHG Bancshares Corp.            04/01/96   NASDAQ      1,389,002    21.88
FCME        First Coastal Corp.                NA      NASDAQ      1,360,527    17.35
KSBK        KSB Bancorp Inc.                06/24/93   NASDAQ      1,258,614    22.03
MCBN        Mid-Coast Bancorp Inc.          11/02/89   NASDAQ        711,960     9.85
NBN         Northeast Bancorp               08/19/87    AMSE       2,236,668    40.54
PHBK        Peoples Heritage Finl Group     12/04/86   NASDAQ     87,565,134  2068.73
BWFC        Bank West Financial Corp.       03/30/95   NASDAQ      2,623,629    37.06
CFSB        CFSB Bancorp Inc.               06/22/90   NASDAQ      8,166,983   234.80
DNFC        D & N Financial Corp.           02/13/85   NASDAQ      9,157,226   245.53
FLGS        Flagstar Bancorp Inc.              NA      NASDAQ     13,670,000   333.21
MSBF        MSB Financial Inc.              02/06/95   NASDAQ      1,338,051    19.46
MSBK        Mutual Savings Bank FSB         07/17/92   NASDAQ      4,289,914    48.80
OFCP        Ottawa Financial Corp.          08/19/94   NASDAQ      5,717,096   150.07
THR         Three Rivers Financial Corp.    08/24/95    AMSE         824,540    17.21
BDJI        First Federal Bancorp.          04/04/95   NASDAQ        998,275    18.47
FFHH        FSF Financial Corp.             10/07/94   NASDAQ      2,932,958    52.79
HMNF        HMN Financial Inc.              06/30/94   NASDAQ      5,430,259    86.21


MIVI        Mississippi View Holding Co.         MN          68,619     12,476     12,476       1.08    1.06    6.37    6.27
QCFB        QCF Bancorp Inc.                     MN         154,089     27,275     27,275       1.68    1.66    9.66    9.55
WEFC        Wells Financial Corp.                MN         188,677     28,994     28,994       1.19    1.10    8.19    7.63
CMRN        Cameron Financial Corp               MO         220,784     43,856     43,856       1.15    1.13    5.45    5.36
CBES        CBES Bancorp Inc.                    MO         123,710     16,857     16,857       0.94    0.67    6.09    4.36
CNSB        CNS Bancorp Inc.                     MO          97,988     24,278     24,278       0.89    0.76    3.62    3.09
EBI         Equality Bancorp Inc.                MO         273,361     26,182     26,182       0.59    0.02    6.76    0.23
FBSI        First Bancshares Inc.                MO         177,946     23,889     22,876       1.12    1.10    8.11    7.95
FTNB        Fulton Bancorp Inc.                  MO         109,622     25,615     25,615       1.23    0.95    5.03    3.88
GFED        Guaranty Federal Bcshs Inc.          MO         260,043     70,690     70,690       1.25    1.23    5.09    5.01
HFSA        Hardin Bancorp Inc.                  MO         133,326     13,475     13,475       0.70    0.61    6.18    5.40
JSBA        Jefferson Savings Bancorp            MO       1,248,923    121,278     98,232       0.72    0.62    7.71    6.66
LXMO        Lexington B&L Financial Corp.        MO          95,301     15,304     14,274       0.78    0.77    3.83    3.80
MBLF        MBLA Financial Corp.                 MO         207,453     27,998     27,998       0.87    0.86    6.79    6.74
NASB        NASB Financial Inc.                  MO         734,091     62,335     60,513       1.67    1.36   21.15   17.26
NSLB        NS&L Bancorp Inc.                    MO          62,648     11,575     11,494       0.69    0.67    3.58    3.48
PCBC        Perry County Financial Corp.         MO          86,081     16,302     16,302       1.03    1.03    5.40    5.40
SMBC        Southern Missouri Bancorp Inc.       MO         155,924     24,112     24,112       0.67    0.69    4.06    4.23
CFTP        Community Federal Bancorp            MS         263,246     58,635     58,635       1.23    1.07    4.91    4.28
FFBS        FFBS BanCorp Inc.                    MS         134,952     22,544     22,544       1.41    1.41    7.42    7.42
EFBC        Empire Federal Bancorp Inc.          MT         106,940     38,736     38,736       1.45    1.45    3.94    3.94
UBMT        United Financial Corp.               MT         197,271     30,116     29,132       1.16    1.21    7.47    7.82
WSTR        WesterFed Financial Corp.            MT       1,022,136    109,700     89,420       0.72    0.72    6.73    6.73
CFNC        Carolina Fincorp Inc.                NC         118,468     26,479     26,479       0.93    1.06    4.07    4.66
CENB        Century Bancorp Inc.                 NC         104,379     18,529     18,529       1.32    1.32    4.63    4.63
COOP        Cooperative Bankshares Inc.          NC         381,054     30,276     30,276       0.65    0.60    8.36    7.68
SOPN        First Savings Bancorp Inc.           NC         304,088     69,521     69,521       1.76    1.76    7.64    7.64
GSFC        Green Street Financial Corp.         NC         173,265     60,463     60,463       1.58    1.58    4.46    4.46
HBS         Haywood Bancshares Inc.              NC         151,718     22,101     21,400       0.92    1.44    6.34    9.97
HFNC        HFNC Financial Corp.                 NC       1,007,913    170,895    170,895       1.45    0.98    8.11    5.52
KSAV        KS Bancorp Inc.                      NC         113,978     14,606     14,603       1.09    1.09    8.37    8.37
MBSP        Mitchell Bancorp Inc.                NC          37,306     14,632     14,632       1.23    1.23    2.99    2.99
PDB         Piedmont Bancorp Inc.                NC         130,541     21,606     21,606       1.27    1.23    7.75    7.50
SSB         Scotland Bancorp Inc.                NC          61,082     15,226     15,226       1.33    1.33    5.18    5.17
SSFC        South Street Financial Corp.         NC         203,673     34,474     34,474       0.55    0.53    2.71    2.65
SSM         Stone Street Bancorp Inc.            NC         112,253     30,675     30,675       1.40    1.40    4.84    4.84
UFRM        United Federal Savings Bank          NC         301,924     23,413     23,413       0.62    0.52    8.46    7.09
CFB         Commercial Federal Corp.             NE       8,852,640    643,039    569,894       0.77    0.95   11.41   14.11
NHTB        New Hampshire Thrift Bncshrs         NH         324,320     26,401     23,064       0.92    0.86   11.74   10.94
FBER        1st Bergen Bancorp                   NJ         300,755     34,886     34,886       0.72    0.72    5.49    5.49
FSNJ        Bayonne Bancshares Inc.              NJ         700,293     95,963     95,963       0.74    0.74    5.12    5.13
FSLA        First Source Bancorp Inc.            NJ       1,221,038    259,320    250,939       1.06    1.03    8.42    8.19
FMCO        FMS Financial Corp.                  NJ         673,699     40,958     40,641       0.85    0.85   13.58   13.56
IBSF        IBS Financial Corp.                  NJ         737,694    131,543    131,543       0.81    0.81    4.60    4.60
LVSB        Lakeview Financial Corp.             NJ         619,638     60,294     41,130       1.71    0.86   16.24    8.20
LFBI        Little Falls Bancorp Inc.            NJ         355,443     36,253     33,487       0.58    0.56    4.85    4.64
OCFC        Ocean Financial Corp.                NJ       1,538,264    210,859    209,829       0.92    0.92    6.38    6.37
PBCI        Pamrapo Bancorp Inc.                 NJ         394,271     49,175     48,932       1.25    1.21    9.69    9.36
PFSB        PennFed Financial Services Inc       NJ       1,551,938    103,703     90,222       0.78    0.76   10.96   10.63
TSBS        Peoples Bancorp Inc.                 NJ         873,466    341,352    331,153       1.20    1.04    6.08    5.27
PULS        Pulse Bancorp                        NJ         544,102     45,900     45,900       1.04    1.04   12.67   12.67
RARB        Raritan Bancorp Inc.                 NJ         434,606     31,837     31,464       0.98    0.98   12.86   12.82
SFIN        Statewide Financial Corp.            NJ         656,635     63,810     63,719       0.79    0.75    8.23    7.85
WYNE        Wayne Bancorp Inc.                   NJ         275,335     35,167     35,167       0.70    0.68    5.44    5.26
AABC        Access Anytime Bancorp Inc.          NM         116,921      9,268      9,268       1.37    1.24   16.61   15.11
GUPB        GFSB Bancorp Inc.                    NM         118,175     14,575     14,575       0.90    0.90    6.67    6.67
AFED        AFSALA Bancorp Inc.                  NY         165,925     20,129     20,129       0.76    0.77    5.85    5.94
ALBK        ALBANK Financial Corp.               NY       4,130,868    379,445    300,418       1.14    1.13   12.62   12.55


MIVI        Mississippi View Holding Co.        03/24/95   NASDAQ        740,243    13.69
QCFB        QCF Bancorp Inc.                    04/03/95   NASDAQ      1,364,901    38.56
WEFC        Wells Financial Corp.               04/11/95   NASDAQ      1,878,860    39.69
CMRN        Cameron Financial Corp              04/03/95   NASDAQ      2,433,732    48.22
CBES        CBES Bancorp Inc.                   09/30/96   NASDAQ        939,607    19.26
CNSB        CNS Bancorp Inc.                    06/12/96   NASDAQ      1,644,598    28.78
EBI         Equality Bancorp Inc.               12/02/97    AMSE       2,517,534    35.87
FBSI        First Bancshares Inc.               12/22/93   NASDAQ      2,210,528    34.26
FTNB        Fulton Bancorp Inc.                 10/18/96   NASDAQ      1,700,650    37.41
GFED        Guaranty Federal Bcshs Inc.         12/31/97   NASDAQ      6,228,035    80.58
HFSA        Hardin Bancorp Inc.                 09/29/95   NASDAQ        816,392    15.72
JSBA        Jefferson Savings Bancorp           04/08/93   NASDAQ     10,029,624   313.43
LXMO        Lexington B&L Financial Corp.       06/06/96   NASDAQ      1,008,685    16.27
MBLF        MBLA Financial Corp.                06/24/93   NASDAQ      1,251,046    34.25
NASB        NASB Financial Inc.                 09/27/85   NASDAQ      2,239,672   118.98
NSLB        NS&L Bancorp Inc.                   06/08/95   NASDAQ        685,858    12.00
PCBC        Perry County Financial Corp.        02/13/95   NASDAQ        827,897    19.35
SMBC        Southern Missouri Bancorp Inc.      04/13/94   NASDAQ      1,484,190    32.65
CFTP        Community Federal Bancorp           03/26/96   NASDAQ      4,398,250    75.87
FFBS        FFBS BanCorp Inc.                   07/01/93   NASDAQ      1,572,244    33.41
EFBC        Empire Federal Bancorp Inc.         01/27/97   NASDAQ      2,480,484    37.21
UBMT        United Financial Corp.                 NA      NASDAQ      1,698,312    45.85
WSTR        WesterFed Financial Corp.           01/10/94   NASDAQ      5,585,303   136.84
CFNC        Carolina Fincorp Inc.               11/25/96   NASDAQ      1,905,545    33.59
CENB        Century Bancorp Inc.                12/23/96   NASDAQ      1,270,869    47.87
COOP        Cooperative Bankshares Inc.         08/21/91   NASDAQ      3,027,440    52.98
SOPN        First Savings Bancorp Inc.          01/06/94   NASDAQ      3,710,820    90.92
GSFC        Green Street Financial Corp.        04/04/96   NASDAQ      4,083,219    60.23
HBS         Haywood Bancshares Inc.             12/18/87    AMSE       1,250,356    27.82
HFNC        HFNC Financial Corp.                12/29/95   NASDAQ     17,192,500   193.42
KSAV        KS Bancorp Inc.                     12/30/93   NASDAQ        885,356    21.91
MBSP        Mitchell Bancorp Inc.               07/12/96   NASDAQ        930,902    15.36
PDB         Piedmont Bancorp Inc.               12/08/95    AMSE       2,750,800    27.34
SSB         Scotland Bancorp Inc.               04/01/96    AMSE       1,913,600    15.79
SSFC        South Street Financial Corp.        10/03/96   NASDAQ      4,676,360    46.47
SSM         Stone Street Bancorp Inc.           04/01/96    AMSE       1,843,452    35.72
UFRM        United Federal Savings Bank         07/01/80   NASDAQ      3,283,314    59.10
CFB         Commercial Federal Corp.            12/31/84    NYSE      42,056,132  1330.03
NHTB        New Hampshire Thrift Bncshrs        05/22/86   NASDAQ      2,094,555    38.75
FBER        1st Bergen Bancorp                  04/01/96   NASDAQ      2,585,243    47.83
FSNJ        Bayonne Bancshares Inc.             08/22/97   NASDAQ      9,094,495   143.24
FSLA        First Source Bancorp Inc.           04/09/98   NASDAQ     31,740,000   307.50
FMCO        FMS Financial Corp.                 12/14/88   NASDAQ      7,202,631   102.04
IBSF        IBS Financial Corp.                 10/13/94   NASDAQ     10,962,116   208.28
LVSB        Lakeview Financial Corp.            12/22/93   NASDAQ      4,977,768   115.73
LFBI        Little Falls Bancorp Inc.           01/05/96   NASDAQ      2,477,525    49.55
OCFC        Ocean Financial Corp.               07/03/96   NASDAQ     15,534,134   297.09
PBCI        Pamrapo Bancorp Inc.                11/14/89   NASDAQ      2,842,924    77.47
PFSB        PennFed Financial Services Inc      07/15/94   NASDAQ      9,385,988   155.46
TSBS        Peoples Bancorp Inc.                04/09/98   NASDAQ     36,325,167   363.25
PULS        Pulse Bancorp                       09/18/86   NASDAQ      3,120,300    86.59
RARB        Raritan Bancorp Inc.                03/01/87   NASDAQ      2,373,007    71.78
SFIN        Statewide Financial Corp.           10/02/95   NASDAQ      4,396,821    92.33
WYNE        Wayne Bancorp Inc.                  06/27/96   NASDAQ      2,013,124    61.15
AABC        Access Anytime Bancorp Inc.         08/08/86   NASDAQ      1,217,336    14.61
GUPB        GFSB Bancorp Inc.                   06/30/95   NASDAQ      1,201,050    18.02
AFED        AFSALA Bancorp Inc.                 10/01/96   NASDAQ      1,378,440    28.17
ALBK        ALBANK Financial Corp.              04/01/92   NASDAQ     13,222,104   932.99


ALBC        Albion Banc Corp.                    NY          74,118      6,296      6,296       0.53    0.50    6.18    5.82
AHCI        Ambanc Holding Co.                   NY         519,831     60,754     60,754       0.51    0.41    4.20    3.36
ASFC        Astoria Financial Corp.              NY      11,575,551    942,476    689,433       0.83    0.76   10.04    9.18
CNY         Carver Bancorp Inc.                  NY         427,371     35,897     34,702       0.25    0.22    2.99    2.65
CATB        Catskill Financial Corp.             NY         309,566     68,222     68,222       1.32    1.30    5.48    5.39
DME         Dime Bancorp Inc.                    NY      20,913,891  1,330,383  1,094,655       0.83    0.51   14.29    8.82
DCOM        Dime Community Bancshares Inc.       NY       1,623,926    186,349    162,321       0.90    0.86    7.06    6.75
ESBK        Elmira Savings Bank (The)            NY         231,725     14,520     14,520       0.47    0.38    7.43    6.11
FIBC        Financial Bancorp Inc.               NY         340,999     28,730     28,616       0.95    0.92   10.50   10.18
FFIC        Flushing Financial Corp.             NY       1,091,908    139,802    134,615       0.93    0.95    7.01    7.20
GPT         GreenPoint Financial Corp.           NY      12,853,902  1,275,645    721,627       1.11    1.14   11.57   11.83
GOSB        GSB Financial Corp.                  NY         129,087     32,157     32,157       0.75    0.71    3.05    2.86
HAVN        Haven Bancorp Inc.                   NY       2,265,248    117,993    112,778       0.45    0.48    7.84    8.32
HRBT        Hudson River Bancorp                 NY         994,055     69,365     69,081         NA      NA      NA      NA
ICBC        Independence Comm. Bank Corp.        NY       4,785,837    960,300    906,591         NA      NA      NA      NA
JSB         JSB Financial Inc.                   NY       1,563,460    380,011    380,011       3.00    2.52   12.76   10.72
LISB        Long Island Bancorp Inc.             NY       6,483,887    577,496    572,729       0.91    0.74   10.06    8.21
PEEK        Peekskill Financial Corp.            NY         200,341     43,206     43,206       0.98    1.01    4.02    4.11
QCSB        Queens County Bancorp Inc.           NY       1,715,164    169,633    169,633       1.51    1.49   14.38   14.16
RELY        Reliance Bancorp Inc.                NY       2,485,729    194,864    135,928       0.86    0.82   10.18    9.66
RCBK        Richmond County Financial Corp       NY       1,595,844    328,595    327,420       0.36    1.38    2.41    9.15
RSLN        Roslyn Bancorp Inc.                  NY       3,853,282    594,398    591,713       1.30    1.23    7.51    7.13
SFED        SFS Bancorp Inc.                     NY         178,093     21,915     21,915       0.66    0.64    5.37    5.20
SKAN        Skaneateles Bancorp Inc.             NY         266,730     18,342     17,910       0.62    0.60    8.95    8.73
SIB         Staten Island Bancorp Inc.           NY       3,018,685    710,578    692,862       1.00    1.63    5.61    9.15
TPNZ        Tappan Zee Financial Inc.            NY         139,690     22,135     22,135       0.89    0.84    5.26    4.96
ROSE        TR Financial Corp.                   NY       4,115,800    256,233    256,233       1.01    0.87   16.43   14.02
WSBI        Warwick Community Bancorp            NY         370,842     85,490     85,490         NA      NA      NA      NA
YFCB        Yonkers Financial Corp.              NY         401,565     41,343     41,343       0.89    0.81    6.79    6.16
ASBP        ASB Financial Corp.                  OH         114,907     17,462     17,462       0.95    0.95    6.12    6.09
CAFI        Camco Financial Corp.                OH         588,220     58,182     54,705       1.25    0.89   12.89    9.23
COFI        Charter One Financial                OH      19,813,254  1,479,382  1,392,600       0.89    1.16   12.38   16.13
CIBI        Community Investors Bancorp          OH         101,734     11,178     11,178       0.95    0.95    8.17    8.17
DCBI        Delphos Citizens Bancorp Inc.        OH         113,585     27,430     27,430       1.45    1.45    5.56    5.56
EMLD        Emerald Financial Corp.              OH         617,369     52,485     51,877       1.14    1.04   14.14   12.96
EFBI        Enterprise Federal Bancorp           OH         406,893     36,630     35,857       0.76    0.66    7.27    6.30
FFDF        FFD Financial Corp.                  OH         100,104     22,302     22,302       1.75    0.79    7.27    3.30
FFYF        FFY Financial Corp.                  OH         651,746     84,216     84,216       1.24    1.21    9.29    9.10
FFOH        Fidelity Financial of Ohio           OH         531,926     66,015     58,730       0.90    0.86    7.20    6.91
FDEF        First Defiance Financial             OH         582,124    103,272    103,272       0.93    0.89    4.96    4.72
FFBZ        First Federal Bancorp Inc.           OH         207,381     16,493     16,479       0.82    0.77   10.73   10.08
FFHS        First Franklin Corp.                 OH         237,679     21,680     21,596       0.81    0.70    8.87    7.65
GFCO        Glenway Financial Corp.              OH         300,448     28,757     28,495       0.86    0.87    9.12    9.21
HHFC        Harvest Home Financial Corp.         OH          96,085     10,288     10,288       0.59    0.56    5.26    4.98
HCFC        Home City Financial Corp.            OH          78,042     10,827     10,827       1.29    1.29    6.94    6.94
HLFC        Home Loan Financial Corp.            OH          81,915     31,565     31,565       1.29    1.29    4.38    4.38
INBI        Industrial Bancorp Inc.              OH         382,841     61,156     61,156       1.47    1.47    8.81    8.80
LONF        London Financial Corp.               OH          37,916      5,218      5,218       1.08    1.00    5.62    5.21
MRKF        Market Financial Corp.               OH          53,653     15,737     15,737       1.09    1.09    3.15    3.15
METF        Metropolitan Financial Corp.         OH       1,058,887     39,543     36,688       0.71    0.61   18.08   15.47
MFFC        Milton Federal Financial Corp.       OH         235,105     26,029     26,029       0.69    0.56    5.80    4.70
OSFS        Ohio State Financial Services        OH          38,559     10,442     10,442       0.98    0.98    6.13    6.13
OHSL        OHSL Financial Corp.                 OH         247,853     26,854     26,854       0.86    0.79    7.94    7.32
PFFC        Peoples Financial Corp.              OH          84,906     14,723     14,723       1.06    0.59    5.35    3.00
PSFC        Peoples-Sidney Financial Corp.       OH         105,522     26,546     26,546       1.23    1.23    5.26    5.26
PTRS        Potters Financial Corp.              OH         128,149     10,934     10,934       0.77    0.69    8.58    7.69
PVFC        PVF Capital Corp.                    OH         418,928     30,175     30,175       1.34    1.27   18.69   17.72


ALBC        Albion Banc Corp.                  07/26/93   NASDAQ        752,448     6.40
AHCI        Ambanc Holding Co.                 12/27/95   NASDAQ      4,258,418    80.91
ASFC        Astoria Financial Corp.            11/18/93   NASDAQ     26,530,706  1419.39
CNY         Carver Bancorp Inc.                10/25/94    AMSE       2,314,275    30.66
CATB        Catskill Financial Corp.           04/18/96   NASDAQ      4,486,115    75.70
DME         Dime Bancorp Inc.                  08/19/86    NYSE     113,533,295  3398.96
DCOM        Dime Community Bancshares Inc.     06/26/96   NASDAQ     12,176,513   337.90
ESBK        Elmira Savings Bank (The)          03/01/85   NASDAQ        726,660    21.53
FIBC        Financial Bancorp Inc.             08/17/94   NASDAQ      1,706,666    55.04
FFIC        Flushing Financial Corp.           11/21/95   NASDAQ      7,810,404   222.60
GPT         GreenPoint Financial Corp.         01/28/94    NYSE      83,383,000  3137.29
GOSB        GSB Financial Corp.                07/09/97   NASDAQ      2,248,250    38.22
HAVN        Haven Bancorp Inc.                 09/23/93   NASDAQ      8,849,268   226.76
HRBT        Hudson River Bancorp               07/01/98   NASDAQ             NA       NA
ICBC        Independence Comm. Bank Corp.      03/17/98   NASDAQ     76,043,750  1292.74
JSB         JSB Financial Inc.                 06/27/90    NYSE       9,832,590   575.83
LISB        Long Island Bancorp Inc.           04/18/94   NASDAQ     24,182,823  1469.11
PEEK        Peekskill Financial Corp.          12/29/95   NASDAQ      2,895,569    51.76
QCSB        Queens County Bancorp Inc.         11/23/93   NASDAQ     14,941,165   651.81
RELY        Reliance Bancorp Inc.              03/31/94   NASDAQ      9,564,988   366.46
RCBK        Richmond County Financial Corp     02/18/98   NASDAQ     26,423,550   493.80
RSLN        Roslyn Bancorp Inc.                01/13/97   NASDAQ     41,399,959   923.76
SFED        SFS Bancorp Inc.                   06/30/95   NASDAQ      1,208,472    27.79
SKAN        Skaneateles Bancorp Inc.           06/02/86   NASDAQ      1,444,617    26.73
SIB         Staten Island Bancorp Inc.         12/22/97    NYSE      45,130,312  1026.71
TPNZ        Tappan Zee Financial Inc.          10/05/95   NASDAQ      1,478,062    29.56
ROSE        TR Financial Corp.                 06/29/93   NASDAQ     17,528,818   734.02
WSBI        Warwick Community Bancorp          12/23/97   NASDAQ      6,606,548   105.70
YFCB        Yonkers Financial Corp.            04/18/96   NASDAQ      2,772,225    53.37
ASBP        ASB Financial Corp.                05/11/95   NASDAQ      1,635,346    23.30
CAFI        Camco Financial Corp.                 NA      NASDAQ      5,481,276   105.06
COFI        Charter One Financial              01/22/88   NASDAQ    127,634,596  4299.75
CIBI        Community Investors Bancorp        02/07/95   NASDAQ      1,334,807    18.02
DCBI        Delphos Citizens Bancorp Inc.      11/21/96   NASDAQ      1,848,411    35.93
EMLD        Emerald Financial Corp.            10/05/93   NASDAQ     10,274,287   132.28
EFBI        Enterprise Federal Bancorp         10/17/94   NASDAQ      2,210,996    60.53
FFDF        FFD Financial Corp.                04/03/96   NASDAQ      1,445,350    32.88
FFYF        FFY Financial Corp.                06/28/93   NASDAQ      4,010,990   130.36
FFOH        Fidelity Financial of Ohio         03/04/96   NASDAQ      5,598,180    89.57
FDEF        First Defiance Financial           10/02/95   NASDAQ      8,157,867   115.23
FFBZ        First Federal Bancorp Inc.         07/13/92   NASDAQ      3,150,532    42.93
FFHS        First Franklin Corp.               01/26/88   NASDAQ      1,783,034    27.86
GFCO        Glenway Financial Corp.            11/30/90   NASDAQ      2,282,494    45.65
HHFC        Harvest Home Financial Corp.       10/10/94   NASDAQ        879,357    12.97
HCFC        Home City Financial Corp.          12/30/96   NASDAQ        904,590    13.57
HLFC        Home Loan Financial Corp.          03/26/98   NASDAQ      2,248,250    33.16
INBI        Industrial Bancorp Inc.            08/01/95   NASDAQ      5,014,936    95.28
LONF        London Financial Corp.             04/01/96   NASDAQ        510,160     8.55
MRKF        Market Financial Corp.             03/27/97   NASDAQ      1,335,725    17.70
METF        Metropolitan Financial Corp.          NA      NASDAQ      7,051,270   104.89
MFFC        Milton Federal Financial Corp.     10/07/94   NASDAQ      2,236,836    33.55
OSFS        Ohio State Financial Services      09/29/97   NASDAQ        634,168     9.83
OHSL        OHSL Financial Corp.               02/10/93   NASDAQ      2,496,306    41.19
PFFC        Peoples Financial Corp.            09/13/96   NASDAQ      1,351,541    18.08
PSFC        Peoples-Sidney Financial Corp.     04/28/97   NASDAQ      1,785,375    32.14
PTRS        Potters Financial Corp.            12/31/93   NASDAQ        951,236    16.41
PVFC        PVF Capital Corp.                  12/30/92   NASDAQ      2,659,827    63.84



SFSL        Security First Corp.                 OH         696,462     68,943     68,044       1.43    1.43   15.25   15.21
UCFC        United Community Finl Corp.          OH       1,044,993    141,353    141,353       1.23    1.23    9.68    9.66
WOFC        Western Ohio Financial Corp.         OH         357,295     51,875     48,516       0.07    0.06    0.49    0.43
WEHO        Westwood Homestead Fin. Corp.        OH         126,339     26,009     26,009       0.68    0.89    2.72    3.55
WFI         Winton Financial Corp.               OH         358,573     26,042     25,625       1.17    0.90   16.06   12.34
FFWD        Wood Bancorp Inc.                    OH         165,007     21,787     21,787       1.43    1.23   11.30    9.76
LO          Local Financial Corp.                OK       1,904,315    102,898     95,152         NA      NA      NA      NA
KFBI        Klamath First Bancorp                OR       1,008,688    141,037    129,193       0.92    0.92    6.11    6.11
OTFC        Oregon Trail Financial Corp.         OR         256,460     67,954     67,954       1.09    1.09    4.76    4.76
CVAL        Chester Valley Bancorp Inc.          PA         377,012     31,849     31,849       1.03    0.98   12.31   11.68
CMSB        Commonwealth Bancorp Inc.            PA       2,368,247    199,761    157,352       0.58    0.41    6.23    4.42
CRSB        Crusader Holding Corp.               PA         202,034     23,223     22,004       2.34    2.13   28.61   26.04
ESBF        ESB Financial Corp.                  PA         956,146     67,063     59,892       0.67    0.66    8.73    8.61
FSBI        Fidelity Bancorp Inc.                PA         402,919     27,553     27,553       0.74    0.73   10.89   10.71
FBBC        First Bell Bancorp Inc.              PA         756,638     76,869     76,869       1.09    1.08   10.25   10.17
FKFS        First Keystone Financial             PA         390,970     25,419     25,419       0.75    0.67   11.07    9.82
GAF         GA Financial Inc.                    PA         838,272    107,905    106,901       1.04    0.96    7.21    6.67
HARL        Harleysville Savings Bank            PA         395,383     25,359     25,359       0.97    0.97   14.71   14.71
LARL        Laurel Capital Group Inc.            PA         220,986     23,506     23,506       1.41    1.39   13.63   13.42
NEP         Northeast PA Financial Corp.         PA         477,807     84,958     84,958         NA      NA      NA      NA
PVSA        Parkvale Financial Corp.             PA       1,095,373     84,060     83,671       1.08    1.08   14.59   14.59
PWBK        Pennwood Bancorp Inc.                PA          46,080      7,961      7,961       0.59    0.53    3.24    2.91
PHFC        Pittsburgh Home Financial Corp       PA         372,533     25,835     25,557       0.69    0.62    8.03    7.19
PRBC        Prestige Bancorp Inc.                PA         164,656     15,925     15,925       0.47    0.45    4.44    4.29
PFNC        Progress Financial Corp.             PA         602,326     41,699         NA       0.84    0.74   14.86   13.03
PSBI        PSB Bancorp Inc.                     PA         148,841     15,414     15,407       0.55    0.36    4.82    3.16
SHSB        SHS Bancorp Inc.                     PA          88,408     12,241     12,241       0.77    0.72    7.21    6.73
SVRN        Sovereign Bancorp Inc.               PA      18,847,318  1,037,952    914,606       0.56    0.71   10.10   12.80
THRD        TF Financial Corp.                   PA         689,284     51,638     43,815       0.70    0.57    7.90    6.40
THTL        Thistle Group Holdings Co.           PA         276,650     28,470     28,470       1.18    0.67   12.41    7.01
USAB        USABancshares Inc.                   PA         134,688     13,113     13,037       0.60    0.73    6.39    7.79
WVFC        WVS Financial Corp.                  PA         297,054     32,978     32,978       1.20    1.29   10.45   11.27
YFED        York Financial Corp.                 PA       1,229,268    109,225    109,225       0.84    0.67    9.61    7.58
CFCP        Coastal Financial Corp.              SC         616,887     36,378     36,378       1.23    0.99   19.93   16.06
FFCH        First Financial Holdings Inc.        SC       1,874,198    121,610    121,610       0.89    0.85   14.08   13.51
FSPT        FirstSpartan Financial Corp.         SC         517,433    125,761    125,761       1.51    1.47    5.92    5.75
PEDE        Great Pee Dee Bancorp                SC          69,262     31,252     31,252         NA      NA      NA      NA
HBSC        Heritage Bancorp Inc.                SC         328,319     30,944     30,944         NA      NA      NA      NA
SCCB        S. Carolina Community Bancshrs       SC          46,305      9,438      9,438       1.01    1.01    4.19    4.19
SBAN        SouthBanc Shares Inc.                SC         367,666     76,290     76,290       0.86    0.91    7.37    7.78
UFBS        Union Financial Bcshs Inc.           SC         183,066     14,747         NA       0.88    0.70   11.07    8.86
HFFC        HF Financial Corp.                   SD         570,060     56,601     56,601       1.13    0.98   11.73   10.18
CAVB        Cavalry Bancorp Inc.                 TN         339,846    100,766    100,766         NA      NA      NA      NA
TWIN        Twin City Bancorp                    TN         110,610     14,017     14,017       1.02    0.83    7.91    6.43
UTBI        United Tennessee Bankshares          TN          74,442     20,124     20,124       1.38    1.38    8.68    8.68
BNKU        Bank United Corp.                    TX      13,095,947    669,411    608,070       0.90    0.84   17.78   16.70
CBSA        Coastal Bancorp Inc.                 TX       2,980,528    114,710     99,936       0.52    0.54   14.63   15.00
ETFS        East Texas Financial Services        TX         122,594     21,185     21,185       0.53    0.46    3.02    2.62
FBHC        Fort Bend Holding Corp.              TX         318,348     22,753     21,520       0.66    0.44   10.00    6.65
JXVL        Jacksonville Bancorp Inc.            TX         242,673     35,079     35,079       1.33    1.33    9.13    9.13
BFSB        Bedford Bancshares Inc.              VA         156,509     20,732     20,732       1.23    1.23    8.85    8.79
CNIT        CENIT Bancorp Inc.                   VA         651,857     51,575     47,747       0.91    0.84   12.66   11.65
CFFC        Community Financial Corp.            VA         183,894     25,515     25,407       1.03    1.03    7.39    7.41
ESX         Essex Bancorp Inc.                   VA         214,391     15,055     14,927      -0.24   -0.24   -3.13   -3.12
FCBK        First Coastal Bankshares             VA         609,753     45,268     45,268       0.69    0.49    9.79    6.89
TBFC        Telebanc Financial Corp.             VA       1,209,466     45,448     45,141       0.28    0.06    6.21    1.25
CASB        Cascade Financial Corp.              WA         444,155     31,418     31,418       0.83    0.75   11.99   10.78
FMSB        First Mutual Savings Bank            WA         470,866     34,059     34,059       1.07    0.93   15.48   13.55
FWWB        First Washington Bancorp Inc.        WA       1,362,063    171,122    141,446       1.16    1.06    8.59    7.88


SFSL        Security First Corp.                01/22/88   NASDAQ      7,863,587   202.49
UCFC        United Community Finl Corp.         07/09/98   NASDAQ             NA       NA
WOFC        Western Ohio Financial Corp.        07/29/94   NASDAQ      2,297,589    56.87
WEHO        Westwood Homestead Fin. Corp.       09/30/96   NASDAQ      2,559,118    32.31
WFI         Winton Financial Corp.              08/04/88    AMSE       4,014,304    65.23
FFWD        Wood Bancorp Inc.                   08/31/93   NASDAQ      2,663,654    53.27
LO          Local Financial Corp.                  NA       AMSE      20,537,209   266.98
KFBI        Klamath First Bancorp               10/05/95   NASDAQ      9,916,766   189.04
OTFC        Oregon Trail Financial Corp.        10/06/97   NASDAQ      4,694,875    73.94
CVAL        Chester Valley Bancorp Inc.         03/27/87   NASDAQ      2,327,478    73.90
CMSB        Commonwealth Bancorp Inc.           06/17/96   NASDAQ     15,473,583   354.93
CRSB        Crusader Holding Corp.                 NA      NASDAQ      3,832,500    60.68
ESBF        ESB Financial Corp.                 06/13/90   NASDAQ      5,665,206   103.75
FSBI        Fidelity Bancorp Inc.               06/24/88   NASDAQ      1,966,015    49.74
FBBC        First Bell Bancorp Inc.             06/29/95   NASDAQ      6,524,557   124.78
FKFS        First Keystone Financial            01/26/95   NASDAQ      2,413,416    41.63
GAF         GA Financial Inc.                   03/26/96    AMSE       7,220,215   132.67
HARL        Harleysville Savings Bank           08/04/87   NASDAQ      1,675,199    54.03
LARL        Laurel Capital Group Inc.           02/20/87   NASDAQ      2,191,385    43.28
NEP         Northeast PA Financial Corp.        04/01/98    AMSE       6,427,350    90.79
PVSA        Parkvale Financial Corp.            07/16/87   NASDAQ      5,172,637   166.82
PWBK        Pennwood Bancorp Inc.               07/15/96   NASDAQ        697,394     9.41
PHFC        Pittsburgh Home Financial Corp      04/01/96   NASDAQ      1,969,369    32.99
PRBC        Prestige Bancorp Inc.               06/27/96   NASDAQ      1,051,940    19.20
PFNC        Progress Financial Corp.            07/18/83   NASDAQ      5,245,800    95.55
PSBI        PSB Bancorp Inc.                    07/17/98   NASDAQ             NA       NA
SHSB        SHS Bancorp Inc.                    10/01/97   NASDAQ        819,950    13.94
SVRN        Sovereign Bancorp Inc.              08/12/86   NASDAQ    152,393,199  2490.71
THRD        TF Financial Corp.                  07/13/94   NASDAQ      3,191,582    81.78
THTL        Thistle Group Holdings Co.          07/14/98   NASDAQ             NA       NA
USAB        USABancshares Inc.                     NA      NASDAQ      1,501,657    21.96
WVFC        WVS Financial Corp.                 11/29/93   NASDAQ      3,617,120    57.87
YFED        York Financial Corp.                02/01/84   NASDAQ      8,968,031   187.21
CFCP        Coastal Financial Corp.             09/26/90   NASDAQ      6,255,589   121.20
FFCH        First Financial Holdings Inc.       11/10/83   NASDAQ     13,631,739   323.75
FSPT        FirstSpartan Financial Corp.        07/09/97   NASDAQ      4,253,160   176.51
PEDE        Great Pee Dee Bancorp               12/31/97   NASDAQ      2,202,125    34.68
HBSC        Heritage Bancorp Inc.               04/06/98   NASDAQ             NA       NA
SCCB        S. Carolina Community Bancshrs      07/07/94   NASDAQ        579,664    12.54
SBAN        SouthBanc Shares Inc.               04/15/98   NASDAQ      4,306,410    83.44
UFBS        Union Financial Bcshs Inc.             NA      NASDAQ      1,275,464    22.00
HFFC        HF Financial Corp.                  04/08/92   NASDAQ      4,395,205   100.54
CAVB        Cavalry Bancorp Inc.                03/17/98   NASDAQ      7,538,250   163.96
TWIN        Twin City Bancorp                   01/04/95   NASDAQ      1,241,230    16.60
UTBI        United Tennessee Bankshares         01/05/98   NASDAQ      1,454,750    19.87
BNKU        Bank United Corp.                   08/09/96   NASDAQ     31,595,596  1512.64
CBSA        Coastal Bancorp Inc.                   NA      NASDAQ      7,562,535   185.28
ETFS        East Texas Financial Services       01/10/95   NASDAQ      1,539,461    23.09
FBHC        Fort Bend Holding Corp.             06/30/93   NASDAQ      1,816,808    41.79
JXVL        Jacksonville Bancorp Inc.           04/01/96   NASDAQ      2,421,747    44.80
BFSB        Bedford Bancshares Inc.             08/22/94   NASDAQ      2,297,900    35.62
CNIT        CENIT Bancorp Inc.                  08/06/92   NASDAQ      4,996,610   114.92
CFFC        Community Financial Corp.           03/30/88   NASDAQ      2,559,446    40.63
ESX         Essex Bancorp Inc.                     NA       AMSE       1,059,203     3.31
FCBK        First Coastal Bankshares            11/01/80   NASDAQ      4,984,420    93.46
TBFC        Telebanc Financial Corp.               NA      NASDAQ      4,494,988    62.93
CASB        Cascade Financial Corp.             09/16/92   NASDAQ      4,265,624    61.85
FMSB        First Mutual Savings Bank           12/17/85   NASDAQ      4,244,175    74.80
FWWB        First Washington Bancorp Inc.       11/01/95   NASDAQ     11,698,980   268.55


HFWA        Heritage Financial Corp.             WA         322,806     92,957     92,957         NA      NA      NA      NA
HRZB        Horizon Financial Corp.              WA         553,063     85,382     85,382       1.57    1.53   10.00    9.74
IWBK        InterWest Bancorp Inc.               WA       2,351,248    167,998    162,840       0.89    0.80   12.98   11.66
RVSB        Riverview Bancorp Inc.               WA         268,608     61,960     60,039       1.71    1.63    8.52    8.10
STSA        Sterling Financial Corp.             WA       2,076,759    105,698     41,621       0.37    0.44    6.74    8.04
TSBK        Timberland Bancorp Inc.              WA         263,112     85,137     85,137       1.83    1.72    8.40    7.87
WFSL        Washington Federal Inc.              WA       5,558,970    772,672    717,519       1.97    1.92   15.09   14.69
WAMU        Washington Mutual Inc.               WA     103,396,952  5,635,652  5,306,044       0.64    0.92   11.68   16.78
ABCW        Anchor BanCorp Wisconsin             WI       2,057,635    130,767    128,798       1.12    0.97   16.96   14.73
FCBF        FCB Financial Corp.                  WI         515,516     75,370     75,370       1.32    1.16    9.29    8.14
FTFC        First Federal Capital Corp.          WI       1,584,405    118,820    113,140       1.21    0.71   17.39   10.26
FNGB        First Northern Capital Corp.         WI         690,372     75,208     75,208       0.98    0.91    8.87    8.20
HALL        Hallmark Capital Corp.               WI         428,237     33,233     33,233       0.67    0.62    8.90    8.30
NWEQ        Northwest Equity Corp.               WI          96,452     11,754     11,754       1.22    1.13   10.48    9.74
RELI        Reliance Bancshares Inc.             WI          44,174     22,071     22,071       1.02    0.99    2.06    2.00
STFR        St. Francis Capital Corp.            WI       1,754,803    130,966    117,173       0.84    0.68   10.66    8.56
AFBC        Advance Financial Bancorp            WV         110,668     15,594     15,594       0.90    0.84    5.92    5.55
FOBC        Fed One Bancorp                      WV         373,837     41,870     40,281       0.82    0.80    7.44    7.23
CRZY        Crazy Woman Creek Bancorp            WY          61,478     14,407     14,407       1.22    1.23    5.13    5.15
TRIC        Tri-County Bancorp Inc.              WY          86,549     14,232     14,232       1.01    1.03    6.46    6.60


HFWA        Heritage Financial Corp.           01/09/98   NASDAQ      9,755,067   148.76
HRZB        Horizon Financial Corp.            08/01/86   NASDAQ      7,487,951   119.81
IWBK        InterWest Bancorp Inc.                NA      NASDAQ     10,445,321   453.07
RVSB        Riverview Bancorp Inc.             10/01/97   NASDAQ      6,185,990   102.84
STSA        Sterling Financial Corp.              NA      NASDAQ      7,605,612   173.03
TSBK        Timberland Bancorp Inc.            01/13/98   NASDAQ      6,612,500   109.11
WFSL        Washington Federal Inc.            11/17/82   NASDAQ     52,447,284  1448.86
WAMU        Washington Mutual Inc.             03/11/83   NASDAQ    387,124,870 16815.93
ABCW        Anchor BanCorp Wisconsin           07/16/92   NASDAQ      8,920,181   348.45
FCBF        FCB Financial Corp.                09/24/93   NASDAQ      3,857,280   117.65
FTFC        First Federal Capital Corp.        11/02/89   NASDAQ     18,518,914   332.19
FNGB        First Northern Capital Corp.       12/29/83   NASDAQ      8,859,173   118.49
HALL        Hallmark Capital Corp.             01/03/94   NASDAQ      2,933,608    41.07
NWEQ        Northwest Equity Corp.             10/11/94   NASDAQ        825,301    16.71
RELI        Reliance Bancshares Inc.           04/19/96   NASDAQ      2,371,238    21.04
STFR        St. Francis Capital Corp.          06/21/93   NASDAQ      5,110,683   198.04
AFBC        Advance Financial Bancorp          01/02/97   NASDAQ      1,073,606    20.80
FOBC        Fed One Bancorp                    01/19/95   NASDAQ      2,401,540   109.27
CRZY        Crazy Woman Creek Bancorp          03/29/96   NASDAQ        938,845    15.84
TRIC        Tri-County Bancorp Inc.            09/30/93   NASDAQ      1,167,498    14.59


                       ASSETS AND EQUITY                     PROFITABILITY
                        *                                    *
                          Total      Total      Total                 Core           Core
                                                                                                               Number of  Mkt. Value
                          Assets     Equity    Tang. Equity   ROAA    ROAA    ROAE   ROAE      IPO               Shares    of Shares
                 State    ($000)     ($000)     ($000)         (%)     (%)    (%)     (%)      Date  Exchange    Outstng    ($M)
                 -----  ------------------------------------------------------------------------------------------------------------

ALL THRIFTS
            AVERAGE         1,594,275    128,975    118,590       0.93    0.88    8.38    7.77                9,201,339   270.92
            MEDIAN            344,874     38,220     36,688       0.91    0.86    7.77    7.23                2,895,569    59.10
            HIGH          103,396,952  5,635,652  5,306,044       3.66    3.81   28.61   26.68              387,124,870 16,815.93
            LOW                37,306   -156,133   -156,133      -1.26   -1.18  -24.70  -24.76                  311,660     3.20

AVERAGE FOR STATE
            IN                332,537     26,319     23,919       0.84    0.75    6.44    5.75                2,453,794    51.97

AVERAGE BY REGION
            MIDWEST         1,113,318    101,463     89,773       0.91    0.86    8.08    7.53                8,281,484   201.18
            NEW ENGLAND       787,085     90,509     89,923       0.91    0.71    8.25    6.10                7,367,649   134.25
            MID ATLANTIC    1,170,851    121,007    115,490       0.99    0.98    7.94    7.77                9,143,929   246.79
            SOUTHEAST         776,229     68,530     63,709       0.96    0.85    8.93    7.94                6,561,829   138.59
            SOUTHWEST         270,586     28,589     28,259       0.93    0.88    6.94    6.41                3,536,665    50.55
            WEST            4,055,247    291,460    265,016       0.84    0.81    8.48    8.27               12,298,769   562.09

AVERAGE BY EXCHANGE
            NYSE           14,518,726  1,118,727    962,712       1.01    0.86   11.16    9.48               54,685,381 2,392.78
            AMEX              402,343     43,586     42,739       0.79    0.77    6.37    5.88                3,678,654    62.41
            OTC/NASDAQ      1,222,276     99,961     93,809       0.94    0.89    8.45    7.87                7,980,925   209.48

                                    EXHIBIT 33

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS




                                                                          IPO CLOSING RATIOS                  CURRENT RATIOS
                                                                     *                                *
                                                                             Price/ Price/                    Price/ Price/
                                                                     Price/   Book  Tang.   Price/    Price/   Book  Tang.   Price/
                                                                                      Bk.                              Bk.
                                                               IPO   EarningsValue   Value   Assets   EarningsValue   Value   Assets
                                                              Date     (X)    (%)     (%)    (%)        (X)    (%)     (%)     (%)
                                                            ----------------------------------------  ------------------------------

    UTBI       United Tennessee Bankshares            TN    01/05/98   16.10  78.40   78.40  18.50      15.31  88.58   88.58   23.94
(1) HFWA       Heritage Financial Corp.               WA    01/09/98      NA 100.00      NA     NA         NA 131.83  131.83   37.97
    MYST       Mystic Financial Inc.                  MA    01/09/98   17.50  77.80   77.75  15.30      18.92 102.21  102.21   18.56
    TSBK       Timberland Bancorp Inc.                WA    01/13/98   10.50  81.50   81.54  24.30      16.41 122.28  122.28   39.58
    HFBC       HopFed Bancorp Inc.                    KY    02/09/98   12.40  75.40   75.43  16.60      20.83 121.02  121.02   32.40
    RCBK       Richmond County Financial Corp         NY    02/18/98   14.00  79.60   79.64  19.80      17.61 124.60  125.00   25.67
    ICBC       Independence Comm. Bank Corp.          NY    03/17/98   17.90  77.20   82.65  15.90      22.40 106.40  112.73   21.35
    CAVB       Cavalry Bancorp Inc.                   TN    03/17/98   14.30  79.80   79.80  21.50      22.44 147.72  147.72   43.81
(1) HARB       Harbor Florida Bancshares Inc.         FL    03/19/98      NA 100.00      NA     NA      16.75 143.44  144.99   28.12
(2) BRKL       Brookline Bancorp (MHC)                MA    03/25/98   19.40 122.50  122.48  17.00      17.71 134.64  134.64   44.41
    HLFC       Home Loan Financial Corp.              OH    03/26/98   17.00  75.90   75.95  27.10      23.33  99.72   99.72   38.42
    BYS        Bay State Bancorp                      MA    03/30/98   20.90  78.60   78.65  16.80      26.85  86.73   86.73   20.82
    NEP        Northeast PA Financial Corp.           PA    04/01/98   18.70  75.40   75.42  13.90         NA  88.30   88.30   17.07
(1) PFSL       Pocahontas Bancorp Inc.                AR    04/01/98      NA 100.00      NA     NA         NA  99.41  102.70   14.36
    HBSC       Heritage Bancorp Inc.                  SC    04/06/98   16.10  78.00   78.00  21.90         NA     NA      NA      NA
    EFC        EFC Bancorp Inc.                       IL    04/07/98   13.50  76.60   76.63  18.00         NA  90.57   90.57   21.43
(1) FSLA       First Source Bancorp Inc.              NJ    04/09/98      NA 100.00      NA     NA         NA 110.16  113.78   23.39
(1) TSBS       Peoples Bancorp Inc.                   NJ    04/09/98      NA 100.00      NA     NA         NA  89.77   92.52   35.09
(2) GBNK       Gaston Federal Bancorp (MHC)           NC    04/13/98   24.50 116.80  116.81  10.90         NA 153.17  153.17   31.07
(1) SBAN       SouthBanc Shares Inc.                  SC    04/15/98      NA 100.00      NA     NA         NA  99.46   99.46   20.64
    CFKY       Columbia Financial of Kentucky         KY    04/15/98   19.60  74.50   74.49  20.40         NA  99.86   99.86   31.44
(2) NBCP       Niagara Bancorp Inc. (MHC)             NY    04/20/98   20.70 122.10  122.09  10.30         NA 133.72  133.72   25.44
    FKAN       First Kansas Financial Corp.           KS    06/29/98   14.00  78.50   78.54  14.00         NA  81.72   82.77   16.13
(2) LIBB       Liberty Bancorp Inc. (MHC)             NJ    07/01/98   20.40 121.60  121.62   7.80         NA     NA      NA      NA
    HRBT       Hudson River Bancorp                   NY    07/01/98   22.30  80.10   80.14  20.70         NA     NA      NA      NA
(2) BCSB       BCSB Bankcorp Inc. (MHC)               MD    07/08/98   26.10 142.30  142.26   8.30         NA     NA      NA      NA
    UCFC       United Community Finl Corp.            OH    07/09/98   14.10  77.80   77.81  24.30         NA     NA      NA      NA
(1) THTL       Thistle Group Holdings Co.             PA    07/14/98      NA 100.00      NA     NA         NA     NA      NA      NA
(1) PSBI       PSB Bancorp Inc.                       PA    07/17/98      NA 100.00      NA     NA         NA     NA      NA      NA
(1) HSTD       Homestead Bancorp Inc.                 LA    07/20/98      NA 100.00      NA     NA         NA     NA      NA      NA
    CITZ       CFS Bancorp Inc.                       IN    07/24/98   18.20  71.70   71.66  19.30         NA     NA      NA      NA


                                                      AVERAGE (3)      16.30  77.46   77.79  19.31         NA 104.59  105.19   26.97
                                                       MEDIAN (3)      16.10  77.80   78.00  19.30         NA  99.86   99.86   23.94
                                                         HIGH (3)      22.30  81.50   82.65  27.10         NA 147.72  147.72   43.81
                                                          LOW (3)      10.50  71.70   71.66  13.90         NA  81.72   82.77   16.13


                                                                  PRICES AND CHANGE FROM IPO DATE
                                                         *
                                                                 1 Day             1 Week     1 Mo.
                                                          IPO    After          After         After

                                                        Price    IPO     %      IPO    %      IPO     %
                                                          ($)     ($)   Change   ($)  Change   ($)   Change
                                                     -   ----------------------------------------------------

    UTBI       United Tennessee Bankshares               10.00    14.75 47.50   13.75  37.50   14.25 42.50
(1) HFWA       Heritage Financial Corp.                  10.00    13.25 32.50   13.25  32.50   14.25 42.50
    MYST       Mystic Financial Inc.                     10.00    14.44 44.38   15.63  56.25   15.00 50.00
    TSBK       Timberland Bancorp Inc.                   10.00    14.50 45.00   16.00  60.00   16.00 60.00
    HFBC       HopFed Bancorp Inc.                       10.00    16.81 68.13   16.00  60.00   16.75 67.50
    RCBK       Richmond County Financial Corp            10.00    16.31 63.13   16.44  64.38   17.88 78.75
    ICBC       Independence Comm. Bank Corp.             10.00    17.25 72.50   17.56  75.63   18.13 81.25
    CAVB       Cavalry Bancorp Inc.                      10.00    20.56 105.63  24.38 143.75   24.00 140.00
(1) HARB       Harbor Florida Bancshares Inc.            10.00    12.00 20.00   11.69  16.88   12.63 26.25
(2) BRKL       Brookline Bancorp (MHC)                   10.00    16.56 65.63   17.00  70.00   17.88 78.75
    HLFC       Home Loan Financial Corp.                 10.00    15.25 52.50   16.19  61.88   16.75 67.50
    BYS        Bay State Bancorp                         20.00    29.38 46.88   29.63  48.13   30.13 50.63
    NEP        Northeast PA Financial Corp.              10.00    15.50 55.00   15.38  53.75   15.44 54.38
(1) PFSL       Pocahontas Bancorp Inc.                   10.00    10.44  4.38   10.25   2.50    9.94 (0.62)
    HBSC       Heritage Bancorp Inc.                     15.00       NA    NA   21.94  46.25   21.88 45.83
    EFC        EFC Bancorp Inc.                          10.00    14.75 47.50   14.94  49.38   14.13 41.25
(1) FSLA       First Source Bancorp Inc.                 10.00    10.56  5.63   10.50   5.00   10.50  5.00
(1) TSBS       Peoples Bancorp Inc.                      10.00    10.44  4.38   10.56   5.63   10.63  6.25
(2) GBNK       Gaston Federal Bancorp (MHC)              10.00    18.00 80.00   16.38  63.75   16.75 67.50
(1) SBAN       SouthBanc Shares Inc.                     20.00    22.75 13.75   22.50  12.50   20.88  4.38
    CFKY       Columbia Financial of Kentucky            10.00    17.13 71.25   15.94  59.38   16.00 60.00
(2) NBCP       Niagara Bancorp Inc. (MHC)                10.00    16.31 63.13   16.56  65.63   16.25 62.50
    FKAN       First Kansas Financial Corp.              10.00    12.31 23.13   12.25  22.50   11.50 15.00
(2) LIBB       Liberty Bancorp Inc. (MHC)                10.00    11.44 14.38   11.63  16.25   11.25 12.50
    HRBT       Hudson River Bancorp                      10.00    12.56 25.63   13.50  35.00   13.38 33.75
(2) BCSB       BCSB Bankcorp Inc. (MHC)                  10.00    12.56 25.63   12.63  26.25   11.63 16.25
    UCFC       United Community Finl Corp.               10.00    15.00 50.00   16.00  60.00   15.75 57.50
(1) THTL       Thistle Group Holdings Co.                10.00     9.94 (0.62)   9.81 (1.87)    9.00 (10.00)
(1) PSBI       PSB Bancorp Inc.                          10.00     9.19 (8.12)   9.13 (8.75)    7.88 (21.25)
(1) HSTD       Homestead Bancorp Inc.                    10.00     9.31 (6.87)   9.25 (7.50)      NA    NA
    CITZ       CFS Bancorp Inc.                          10.00    11.44 14.38   10.94   9.38      NA    NA


                                                                        52.03          55.48         59.11
                                                                        48.75          56.25         55.94
                                                                        105.63        143.75        140.00
                                                                        14.38           9.38         15.00

(1)  Second stage conversion.
(2)  Mutual holding company
(3) Statistics do not include second stage conversions and mutual holding companies.

                                   EXHIBIT 34



KELLER & COMPANY
Dublin, Ohio
614-766-1426



                      ACQUISITIONS AND PENDING ACQUISITIONS
           COUNTY, CITY OR MARKET AREA OF LINCOLN FEDERAL SAVINGS BANK




                                      NONE

                                   EXHIBIT 35
KELLER & COMPANY
Dublin, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                              AS OF AUGUST 14, 1998


                                                                                              PER SHARE
                                                                   *
                                                                   Latest All Time All    Monthly  QuarterlyBook            12 Month
                                                                                    Time
                                                                   Price    High    Low    Change  Change   Value  Assets   Div.

                                                State  Exchange     ($)     ($)     ($)     (%)      (%)     ($)     ($)     ($)
                                                -----  --------    --------------- --------------- --------------------------------

PBCT        People's Bank (MHC)                 CT       NASDAQ    27.063   41.125  1.250   -22.12  -29.71   13.37  141.98    0.76
CMSV        Community Savings Bnkshrs(MHC)      FL       NASDAQ    30.250   40.750 10.000   -16.84  -19.33   16.66  150.09    0.90
FFFL        Fidelity Bankshares Inc. (MHC)      FL       NASDAQ    25.500   35.375  9.091   -12.82  -16.05   13.28  215.86    0.90
FFSX        First Fed SB of Siouxland(MHC)      IA       NASDAQ    30.000   39.000  8.239    -9.09  -21.05   14.80  194.23    0.48
WCFB        Webster City Federal SB (MHC)       IA       NASDAQ    17.625   22.000  8.813    -3.76  -15.57   10.75   45.93    0.80
JXSB        Jacksonville Savings Bk (MHC)       IL       NASDAQ    16.250   25.500  6.667   -10.96  -30.11    9.38   88.96    0.29
BRKL        Brookline Bancorp (MHC)             MA       NASDAQ    12.750   17.984 12.750   -14.65  -23.31    9.47   28.71      NA
BCSB        BCSB Bankcorp Inc. (MHC)            MD       NASDAQ    11.500   12.625 11.250    -8.91      NA      NA      NA      NA
LFED        Leeds Federal Bankshares (MHC)      MD       NASDAQ    17.000   23.500  6.583    -8.11  -18.07    9.52   57.70    0.53
PULB        Pulaski Bank, FSB (MHC)             MO       NASDAQ    32.000   51.000 10.500   -15.23  -30.81   11.87   88.76    1.10
GBNK        Gaston Federal Bancorp (MHC)        NC       NASDAQ    14.000   18.063 13.188    -5.08  -15.15    9.14   45.06      NA
LIBB        Liberty Bancorp Inc. (MHC)          NJ       NASDAQ    10.125   11.688  9.875   -12.90      NA      NA      NA      NA
PLSK        Pulaski Savings Bank (MHC)          NJ       NASDAQ    14.875   24.500 11.500    -6.30  -21.19   10.53   89.07    0.30
NBCP        Niagara Bancorp Inc. (MHC)          NY       NASDAQ    11.500   17.000 11.500   -21.37  -30.04    8.60   45.21      NA
PBHC        Pathfinder Bancorp Inc. (MHC)       NY       NASDAQ    15.125   26.125  5.500   -29.65  -32.02    8.47   69.96    0.19
SBFL        SB of the Finger Lakes (MHC)        NY       NASDAQ    17.125   24.750  4.063    -9.87  -14.38    6.12   72.38    0.21
WAYN        Wayne Savings Bancshares (MHC)      OH       NASDAQ    23.000   30.000  6.821    -1.08  -12.76    9.94  104.34    0.58
ALLB        Alliance Bank (MHC)                 PA       NASDAQ    21.250   39.000  9.250   -19.05  -36.57    9.06   84.78    0.36
SKBO        First Carnegie Deposit (MHC)        PA       NASDAQ    13.625   21.000 11.625   -24.31  -32.72   10.86   64.41      NA
HARS        Harris Financial Inc. (MHC)         PA       NASDAQ    17.750   27.875  4.250   -13.41  -32.30    5.56   68.47    0.21
NWSB        Northwest Bancorp Inc. (MHC)        PA       NASDAQ    12.875   18.000  3.688   -12.71  -26.43    4.65   54.38    0.16
PHSB        Peoples Home Savings Bk (MHC)       PA       NASDAQ    17.000   22.125 13.625    -8.11  -17.07   10.40   82.15      NA



ALL MUTUAL HOLDING COMPANIES
            AVERAGE                                                18.554   26.772  8.638   -13.02  -23.73   10.12   89.62    0.52
            MEDIAN                                                 17.000   24.625  9.171   -12.77  -22.25    9.73   77.27    0.48
            HIGH                                                   32.000   51.000 13.625    -1.08  -12.76   16.66  215.86    1.10
            LOW                                                    10.125   11.688  1.250   -29.65  -36.57    4.65   28.71    0.16


                                                       PRICING RATIOS
                                             *
                                              Price/  Price/   Price/  Price/Core

                                             Earnings Bk.      Assets  Earnings
                                                       Value
                                               (X)      (%)     (%)      (X)
                                             -------- ---------------- --------

PBCT        People's Bank (MHC)                 16.40  202.42    19.06    30.75
CMSV        Community Savings Bnkshrs(MHC)      29.95  181.57    20.15    32.53
FFFL        Fidelity Bankshares Inc. (MHC)      22.17  192.02    11.81    27.42
FFSX        First Fed SB of Siouxland(MHC)      25.21  202.70    15.45    25.86
WCFB        Webster City Federal SB (MHC)       27.54  163.95    38.37    27.54
JXSB        Jacksonville Savings Bk (MHC)       31.25  173.24    18.27    49.24
BRKL        Brookline Bancorp (MHC)                NA  134.64    44.41       NA
BCSB        BCSB Bankcorp Inc. (MHC)               NA      NA       NA       NA
LFED        Leeds Federal Bankshares (MHC)      25.76  178.57    29.46    25.76
PULB        Pulaski Bank, FSB (MHC)             34.78  269.59    36.05    42.67
GBNK        Gaston Federal Bancorp (MHC)           NA  153.17    31.07       NA
LIBB        Liberty Bancorp Inc. (MHC)             NA      NA       NA       NA
PLSK        Pulaski Savings Bank (MHC)          30.36  141.26    16.70    28.61
NBCP        Niagara Bancorp Inc. (MHC)             NA  133.72    25.44       NA
PBHC        Pathfinder Bancorp Inc. (MHC)       29.66  178.57    21.62    37.81
SBFL        SB of the Finger Lakes (MHC)        61.16  279.82    23.66    77.84
WAYN        Wayne Savings Bancshares (MHC)      31.94  231.39    22.04    35.38
ALLB        Alliance Bank (MHC)                 34.27  234.55    25.06    34.27
SKBO        First Carnegie Deposit (MHC)           NA  125.46    21.15       NA
HARS        Harris Financial Inc. (MHC)         32.87  319.24    25.92    50.71
NWSB        Northwest Bancorp Inc. (MHC)        28.61  276.88    23.68    29.94
PHSB        Peoples Home Savings Bk (MHC)          NA  163.46    20.69       NA



ALL MUTUAL HOLDING COMPANIES
            AVERAGE                             30.80  196.81    24.50    37.09
            MEDIAN                              29.95  180.07    22.85    32.53
            HIGH                                61.16  319.24    44.41    77.84
            LOW                                 16.40  125.46    11.81    25.76

                                   EXHIBIT 36

KELLER & COMPANY
Dublin, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES
                              AS OF AUGUST 14, 1998




                                                          ASSETS AND EQUITY                     PROFITABILITY
                                                   *                                    *                                  *
                                                     Total      Total      Total                 Core           Core

                                                     Assets     Equity    Tang. Equity   ROAA    ROAA    ROAE   ROAE
                                            State    ($000)     ($000)     ($000)         (%)     (%)    (%)     (%)
                                            -----  -----------------------------------------------------------------------

PBCT        People's Bank (MHC)             CT      9,105,200    857,400    738,800        1.24    0.66  13.73    7.30
CMSV        Community Savings Bnkshrs(MHC)  FL        765,488     83,078     83,078        0.70    0.65   6.31    5.82
FFFL        Fidelity Bankshares Inc. (MHC)  FL      1,468,351     90,321         NA        0.65    0.52   8.94    7.22
FFSX        First Fed SB of Siouxland(MHC)  IA        551,593     42,020     33,862        0.67    0.65   8.45    8.22
WCFB        Webster City Federal SB (MHC)   IA         97,096     22,732     22,732        1.40    1.40   5.96    5.96
JXSB        Jacksonville Savings Bk (MHC)   IL        169,745     17,894     17,894        0.60    0.38   5.71    3.62
BRKL        Brookline Bancorp (MHC)         MA        835,329    275,538    275,538        2.10    1.99   8.50    8.06
BCSB        BCSB Bankcorp Inc. (MHC)        MD        320,627     25,687     25,656          NA      NA     NA      NA
LFED        Leeds Federal Bankshares (MHC)  MD        298,997     49,310     49,310        1.19    1.19   7.22    7.22
PULB        Pulaski Bank, FSB (MHC)         MO        186,917     24,988     24,988        1.08    0.87   8.12    6.54
GBNK        Gaston Federal Bancorp (MHC)    NC        202,615     41,107     41,107          NA      NA     NA      NA
LIBB        Liberty Bancorp Inc. (MHC)      NJ        217,437     16,541     16,541        0.73    0.69   9.95    9.40
PLSK        Pulaski Savings Bank (MHC)      NJ        187,776     22,207     22,207        0.54    0.58   4.60    4.89
NBCP        Niagara Bancorp Inc. (MHC)      NY      1,345,187    256,042    256,042        0.65    0.96   5.04    7.51
PBHC        Pathfinder Bancorp Inc. (MHC)   NY        198,091     23,544     20,097        0.75    0.58   6.35    4.93
SBFL        SB of the Finger Lakes (MHC)    NY        258,394     21,850     21,850        0.41    0.32   4.62    3.56
WAYN        Wayne Savings Bancshares (MHC)  OH        259,402     24,715     24,715        0.72    0.65   7.53    6.81
ALLB        Alliance Bank (MHC)             PA        277,490     29,634     29,634        0.76    0.76   6.88    6.88
SKBO        First Carnegie Deposit (MHC)    PA        148,132     24,980     24,980        0.66    0.55   3.95    3.31
HARS        Harris Financial Inc. (MHC)     PA      2,325,602    188,828    170,664        0.83    0.54  10.28    6.73
NWSB        Northwest Bancorp Inc. (MHC)    PA      2,547,412    217,879    195,814        0.94    0.91  10.29    9.94
PHSB        Peoples Home Savings Bk (MHC)   PA        226,742     28,718     28,718        0.81    0.74   6.20    5.72



ALL MUTUAL HOLDING COMPANIES
            AVERAGE                                   999,710    108,410    101,154        0.87    0.78   7.43    6.48
            MEDIAN                                    268,446     29,176     28,718        0.74    0.66   7.05    6.77
            HIGH                                    9,105,200    857,400    738,800        2.10    1.99  13.73    9.94
            LOW                                        97,096     16,541     16,541        0.41    0.32   3.95    3.31




                                                   CAPITAL ISSUES

                                                                        Number of    Mkt.
                                                                                    Value
                                                 IPO                      Shares   of Shares
                                                Date          Exchange   Outstg.     ($M)
                                              ---------   ------------------------------------

PBCT        People's Bank (MHC)               07/06/88      NASDAQ   64,130,238   2218.52
CMSV        Community Savings Bnkshrs(MHC)    10/24/94      NASDAQ    5,100,120    168.30
FFFL        Fidelity Bankshares Inc. (MHC)    01/07/94      NASDAQ    6,802,442    194.72
FFSX        First Fed SB of Siouxland(MHC)    07/13/92      NASDAQ    2,839,943    102.24
WCFB        Webster City Federal SB (MHC)     08/15/94      NASDAQ    2,113,993     40.69
JXSB        Jacksonville Savings Bk (MHC)     04/21/95      NASDAQ    1,908,121     40.07
BRKL        Brookline Bancorp (MHC)           03/25/98      NASDAQ   29,095,000    432.79
BCSB        BCSB Bankcorp Inc. (MHC)          07/08/98      NASDAQ           NA        NA
LFED        Leeds Federal Bankshares (MHC)    05/02/94      NASDAQ    5,182,097    115.30
PULB        Pulaski Bank, FSB (MHC)           05/11/94      NASDAQ    2,105,840     78.31
GBNK        Gaston Federal Bancorp (MHC)      04/13/98      NASDAQ    4,496,500     68.57
LIBB        Liberty Bancorp Inc. (MHC)        07/01/98      NASDAQ           NA        NA
PLSK        Pulaski Savings Bank (MHC)        04/03/97      NASDAQ    2,108,088     33.47
NBCP        Niagara Bancorp Inc. (MHC)        04/20/98      NASDAQ   29,756,250    438.90
PBHC        Pathfinder Bancorp Inc. (MHC)     11/16/95      NASDAQ    2,831,374     62.29
SBFL        SB of the Finger Lakes (MHC)      11/11/94      NASDAQ    3,570,000     66.49
WAYN        Wayne Savings Bancshares (MHC)    06/25/93      NASDAQ    2,486,188     64.64
ALLB        Alliance Bank (MHC)               03/03/95      NASDAQ    3,273,166     94.51
SKBO        First Carnegie Deposit (MHC)      04/04/97      NASDAQ    2,300,000     44.85
HARS        Harris Financial Inc. (MHC)       01/25/94      NASDAQ   33,964,950    747.23
NWSB        Northwest Bancorp Inc. (MHC)      11/07/94      NASDAQ   46,840,970    740.70
PHSB        Peoples Home Savings Bk (MHC)     07/10/97      NASDAQ    2,760,000     50.72



ALL MUTUAL HOLDING COMPANIES
            AVERAGE                                     12,683,264    290.17
            MEDIAN                                       3,421,583     86.41
            HIGH                                        64,130,238  2,218.52
            LOW                                          1,908,121     33.47

                                   EXHIBIT 37



KELLER & COMPANY
Dublin, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI MO OH
           WI
           IPO Date: (less than or =) 03/31/97
           Asset size: (less than or =) $700,000,000

                                                                       Total
                                                                   Cash &            1-4 Fam.  Total Net Net Loans  Borrowed
                                                         Total    Invest./    MBS/    Loans/    Loans/     & MBS/    Funds/  Equity/
                                                        Assets     Assets    Assets   Assets    Assets     Assets    Assets   Assets
                                            IPO Date    ($000)       (%)       (%)     (%)        (%)       (%)       (%)      (%)
                                           -----------------------------------------------------------------------------------------

      LINCOLN FEDERAL
         SAVINGS BANK                          --         304,500     13.82     14.49    54.25     66.56      81.05    15.73   14.05

      DEFINED PARAMETERS FOR                Prior to                                   25.00 -   45.00 -    65.00 -           7.00 -
      INCLUSION IN COMPARABLE GROUP         03/31/97  (less
                                                      than
                                                   or =) 700,000      30.00     20.00    75.00     90.00      95.00    30.00   20.00

FLKY  First Lancaster Bancshares      KY    07/01/96       53,002      7.51      0.88    54.98     89.50      90.38    25.88   26.65
MRKF  Market Financial Corp.          OH    03/27/97       53,653     35.65      2.06       NA     60.98      63.04     0.00   29.33
NSLB  NS&L Bancorp Inc.               MO    06/08/95       62,648        NA        NA    45.20     58.51         NA     3.19   18.48
CKFB  CKF Bancorp Inc.                KY    01/04/95       62,759      8.51      0.47    66.37     89.37      89.84     3.46   21.57
ATSB  AmTrust Capital Corp.           IN    03/28/95       69,106        NA        NA    39.50     69.38         NA    21.51   10.83
HCFC  Home City Financial Corp.       OH    12/30/96       78,042      6.13      0.79    43.31     90.23      91.02    10.69   13.87
MSBF  MSB Financial Inc.              MI    02/06/95       79,967      5.55      0.01    53.53     91.74      91.75    27.48   16.65
KYF   Kentucky First Bancorp Inc.     KY    08/29/95       81,800     13.78     23.11    30.54     60.23      83.34    13.16   17.03
FFBI  First Financial Bancorp Inc.    IL    10/04/93       82,682     27.69      2.26    71.30     65.88      68.14     8.10    9.23
PFFC  Peoples Financial Corp.         OH    09/13/96       84,906        NA        NA    42.23     72.84         NA     3.53   17.34
PSFI  PS Financial Inc.               IL    11/27/96       85,000     32.38     10.11    31.49     56.02      66.13    21.82   26.78
PCBC  Perry County Financial Corp.    MO    02/13/95       86,081     48.02     33.12    12.15     17.74      50.86     7.55   18.94
SFFC  StateFed Financial Corp.        IA    01/05/94       89,802     16.28      0.00    48.98     76.81      76.81    21.12   17.91
SOBI  Sobieski Bancorp Inc.           IN    03/31/95       89,848      4.18     13.30    51.33     79.52      92.82    17.75   14.10
LOGN  Logansport Financial Corp.      IN    06/14/95       90,264     11.35     10.10    44.41     74.28      84.38     8.81   18.82
HZFS  Horizon Financial Svcs Corp.    IA    06/30/94       92,710     36.39      0.74    35.87     60.32      61.05    25.95    9.11
LXMO  Lexington B&L Financial Corp.   MO    06/06/96       95,301     29.88      0.99    42.54     65.53      66.53     2.66   16.06
HHFC  Harvest Home Financial Corp.    OH    10/10/94       96,085        NA        NA    39.19     50.66         NA    26.54   10.71
NWEQ  Northwest Equity Corp.          WI    10/11/94       96,452      8.04      6.34    56.56     81.62      87.95    22.93   12.19
CNSB  CNS Bancorp Inc.                MO    06/12/96       97,988     19.68      9.76    46.61     65.59      75.35     0.60   24.78
THR   Three Rivers Financial Corp.    MI    08/24/95       98,063     21.56      9.60    40.29     64.69      74.29    22.17   13.52
FFDF  FFD Financial Corp.             OH    04/03/96      100,104     15.94     14.91    46.10     67.30      82.20    16.40   22.28
FTSB  Fort Thomas Financial Corp.     KY    06/28/95      101,352      6.17      0.00    61.78     91.02      91.02     8.47   16.07
CIBI  Community Investors Bancorp     OH    02/07/95      101,734     15.50      1.52    58.31     81.71      83.22    14.33   10.99
HFFB  Harrodsburg First Fin Bancorp   KY    10/04/95      109,033        NA        NA    61.10     76.34         NA     0.00   26.54
FTNB  Fulton Bancorp Inc.             MO    10/18/96      109,622     15.06      0.00    49.24     82.15      82.15    11.76   23.37
AMFC  AMB Financial Corp.             IN    04/01/96      111,338     14.00      2.72    41.16     78.45      81.17    18.03   12.68
DCBI  Delphos Citizens Bancorp Inc.   OH    11/21/96      113,585      2.15     12.87    54.83     83.82      96.69     5.28   24.15
ASBP  ASB Financial Corp.             OH    05/11/95      114,907     21.96      8.47    42.17     67.69      76.16     3.71   15.20
NBSI  North Bancshares Inc.           IL    12/21/93      123,311     32.84      4.13    53.54     61.33      65.46    27.65   10.82
CBES  CBES Bancorp Inc.               MO    09/30/96      123,710      3.41      0.07    43.43     92.82      92.88    15.76   13.63
WEHO  Westwood Homestead Fin. Corp.   OH    09/30/96      126,339      8.48      1.40    49.59     87.96      89.36    12.47   20.59
PTRS  Potters Financial Corp.         OH    12/31/93      128,149     11.77     14.27    35.72     71.42      85.69    11.36    8.53
HFSA  Hardin Bancorp Inc.             MO    09/29/95      133,326     34.71     13.71    33.00     49.14      62.86    29.63   10.11
RIVR  River Valley Bancorp            IN    12/20/96      133,848      8.71      6.16    48.63     81.18      87.34     0.00   13.64
FKKY  Frankfort First Bancorp Inc.    KY    07/10/95      134,485      4.45      0.00    78.96     93.93      93.93    21.01   16.88
CLAS  Classic Bancshares Inc.         KY    12/29/95      137,984        NA        NA    42.50     66.92         NA     5.33   14.87
GTPS  Great American Bancorp          IL    06/30/95      148,342     10.51      0.00    33.85     82.88      82.88     1.35   18.28
SMBC  Southern Missouri Bancorp Inc.  MO    04/13/94      155,924     14.08      7.41    45.89     76.37      83.78    13.51   15.46
MWBI  Midwest Bancshares Inc.         IA    11/12/92      159,460     25.12     12.41    39.52     59.46      71.87    25.71    7.15
FFWD  Wood Bancorp Inc.               OH    08/31/93      165,007     12.60      2.28    58.41     82.78      85.06     7.82   13.20
EGLB  Eagle BancGroup Inc.            IL    07/01/96      174,085     19.48     11.12    37.53     66.70      77.82    11.49   12.05
FBSI  First Bancshares Inc.           MO    12/22/93      177,946     15.15      0.42    54.38     81.07      81.49     6.86   13.42
BWFC  Bank West Financial Corp.       MI    03/30/95      180,354     27.99      0.65    49.65     68.62      69.27    21.19   12.99
MARN  Marion Capital Holdings         IN    03/18/93      193,963      5.84      0.00    46.31     84.80      84.80     7.05   19.41
PFED  Park Bancorp Inc.               IL    08/12/96      196,812     47.32     10.56    27.06     37.78      48.35     8.15   20.34
FFED  Fidelity Federal Bancorp        IN    08/31/87      197,436      7.76      3.28    57.23     81.87      85.15    18.13    6.78
NEIB  Northeast Indiana Bancorp       IN    06/28/95      203,263      2.84      7.46    49.57     87.52      94.97    26.62   13.04
FFWC  FFW Corp.                       IN    04/05/93      203,311     13.95     15.67    32.88     68.56      84.23    27.79    9.41
FFBZ  First Federal Bancorp Inc.      OH    07/13/92      207,381     10.35      0.63    49.79     84.70      85.33    24.11    7.95
MBLF  MBLA Financial Corp.            MO    06/24/93      207,453     32.70      2.38    49.74     64.11      66.49    31.19   13.50
BFFC  Big Foot Financial Corp.        IL    12/20/96      209,474      7.14     38.29    37.76     51.67      89.97    20.53   18.28
LSBI  LSB Financial Corp.             IN    02/03/95      218,633        NA        NA    44.05     86.45         NA    23.63    8.40
CMRN  Cameron Financial Corp          MO    04/03/95      220,784     13.39      0.00    50.19     81.65      81.66    18.23   19.86
MFFC  Milton Federal Financial Corp.  OH    10/07/94      235,105     21.54      7.78    44.44     68.11      75.89    23.11   11.07
FFHS  First Franklin Corp.            OH    01/26/88      237,679     17.71     16.21    50.27     64.11      80.32     3.87    9.12
OHSL  OHSL Financial Corp.            OH    02/10/93      247,853     21.82      8.15    41.09     68.17      76.31    13.21   10.83
CBK   Citizens First Financial Corp.  IL    05/01/96      281,068     11.52      3.40    58.81     80.26      83.66    12.66   13.95
MFBC  MFB Corp.                       IN    03/25/94      290,936     15.64      0.99    50.63     82.03      83.02    27.59   11.38
GFCO  Glenway Financial Corp.         OH    11/30/90      300,448      6.93      4.34    62.18     85.52      89.86    14.21    9.57
PFDC  Peoples Bancorp                 IN    07/07/87      304,320     14.50      0.13    66.73     83.76      83.90     2.73   14.97
WCBI  Westco Bancorp Inc.             IL    06/26/92      320,295     22.58      0.00    55.28     76.01      76.01     0.00   15.66
FFFD  North Central Bancshares Inc.   IA    03/21/96      331,124        NA        NA    35.27     75.61         NA     9.77   14.85
WOFC  Western Ohio Financial Corp.    OH    07/29/94      357,295     23.96      3.32    62.99     69.44      72.77    13.47   14.52
WFI   Winton Financial Corp.          OH    08/04/88      358,573        NA        NA    39.30     87.11         NA    20.89    7.26
HBFW  Home Bancorp                    IN    03/30/95      360,286     10.48      0.00    66.09     88.32      88.32     1.94   11.92
ASBI  Ameriana Bancorp                IN    03/02/87      375,297     18.42      6.77    60.20     71.22      78.00     3.40   12.16
FMBD  First Mutual Bancorp Inc.       IL    07/05/95      379,534     13.17      0.00    53.52     79.77      79.77     1.32   14.62
INBI  Industrial Bancorp Inc.         OH    08/01/95      382,841     10.17      0.09    66.35     87.64      87.73     9.66   15.97
KNK   Kankakee Bancorp Inc.           IL    01/06/93      401,934     26.95      6.27    38.05     61.65      67.92     5.70    9.76
EFBI  Enterprise Federal Bancorp      OH    10/17/94      406,893        NA        NA    26.19     62.46         NA    40.55    9.00
FFKY  First Federal Financial Corp.   KY    07/15/87      409,651      8.97      0.48    60.68     86.73      87.21    10.56   13.35
PVFC  PVF Capital Corp.               OH    12/30/92      418,928      9.22      0.78    26.49     88.23      89.00    11.44    7.20
CASH  First Midwest Financial Inc.    IA    09/20/93      421,258        NA        NA    18.62     61.05         NA    25.10   10.18
HALL  Hallmark Capital Corp.          WI    01/03/94      428,237     19.10     12.75    42.96     66.07      78.82    27.34    7.76
CBCI  Calumet Bancorp Inc.            IL    02/20/92      491,961     14.96      2.46    41.29     76.07      78.54     9.16   17.74
FBCI  Fidelity Bancorp Inc.           IL    12/15/93      501,708     14.03      2.60    55.13     81.62      84.22    21.89   10.60
PERM  Permanent Bancorp Inc.          IN    04/04/94      506,725     26.98     15.30    29.74     52.81      68.11    16.82    8.58
FCBF  FCB Financial Corp.             WI    09/24/93      515,516        NA        NA    26.78     72.05         NA    20.14   14.62
AVND  Avondale Financial Corp.        IL    04/07/95      520,132        NA        NA    32.36     36.25         NA    20.34    8.36
FFOH  Fidelity Financial of Ohio      OH    03/04/96      531,926      5.91     10.96    28.17     79.66      90.62     8.24   12.41
FDEF  First Defiance Financial        OH    10/02/95      582,124     13.31      2.65    42.52     79.97      82.62    11.36   17.74
MSBK  Mutual Savings Bank FSB         MI    07/17/92      613,798      4.83     40.27    30.85     52.20      92.46    22.74    5.55
EMLD  Emerald Financial Corp.         OH    10/05/93      617,369     14.84      1.85    49.76     78.99      80.84     4.39    8.50
FFYF  FFY Financial Corp.             OH    06/28/93      651,746        NA        NA    52.19     74.03         NA    15.09   12.92
FNGB  First Northern Capital Corp.    WI    12/29/83      690,372      6.21      1.38    55.06     88.56      89.94    13.92   10.89

                                   EXHIBIT 38


KELLER & COMPANY
Dublin, Ohio
614-766-1426


                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
           States: IA IL IN KY MI MO OH
           WI
           IPO Date: (less than or =) 03/31/97
           Asset size: (less than or =) $700,000,000                                                  OPERATING PERFORMANCE
                                                                                      Most Recent Four Quarters
                                                                         *
                                                                                                Net     Operating Noninterest
                                                             Total         Core      Core     Interest  Expenses/  Income/
                                                            Assets         ROAA      ROAE    Margin (1)  Assets     Assets
                                                IPO Date    ($000)          (%)       (%)       (%)        (%)       (%)
                                                ------------------------ ----------------------------------------------------  -


           LINCOLN FEDERAL
              SAVINGS BANK                         --       304,500        0.69      5.53       2.84      1.82       0.17

           DEFINED PARAMETERS FOR               Prior to                   0.60 -    4.00 -     2.25 -    1.50 -
           INCLUSION IN COMPARABLE GROUP        03/31/97  (less
                                                           than
                                                        or =) 700,000      1.20      12.00      3.60      2.50        0.75

FLKY       First Lancaster Bancshares      KY   07/01/96       53,002      1.04      3.46       4.48      2.56       0.00
MRKF       Market Financial Corp.          OH   03/27/97       53,653      1.09      3.15       3.95      2.27       0.01
NSLB       NS&L Bancorp Inc.               MO   06/08/95       62,648      0.67      3.48       3.29      2.68       0.58
CKFB       CKF Bancorp Inc.                KY   01/04/95       62,759      1.34      5.97       3.62      1.62       0.12
ATSB       AmTrust Capital Corp.           IN   03/28/95       69,106      0.18      1.68       2.82      2.87       0.57
HCFC       Home City Financial Corp.       OH   12/30/96       78,042      1.29      6.94       4.40      2.47       0.09
MSBF       MSB Financial Inc.              MI   02/06/95       79,967      1.35      8.10       4.78      2.87       0.50
KYF        Kentucky First Bancorp Inc.     KY   08/29/95       81,800      1.11      6.67       3.48      1.92       0.21
FFBI       First Financial Bancorp Inc.    IL   10/04/93       82,682      0.28      3.34       3.08      2.97       0.59
PFFC       Peoples Financial Corp.         OH   09/13/96       84,906      0.59      3.00       3.60      2.56       0.03
PSFI       PS Financial Inc.               IL   11/27/96       85,000      1.71      5.51       4.61      1.53       0.09
PCBC       Perry County Financial Corp.    MO   02/13/95       86,081      1.03      5.40       2.78      1.09       0.04
SFFC       StateFed Financial Corp.        IA   01/05/94       89,802      1.16      6.49       3.41      1.52       0.10
SOBI       Sobieski Bancorp Inc.           IN   03/31/95       89,848      0.57      3.89       3.36      2.34       0.13
LOGN       Logansport Financial Corp.      IN   06/14/95       90,264      1.50      7.90       3.79      1.43       0.23
HZFS       Horizon Financial Svcs Corp.    IA   06/30/94       92,710      0.70      7.11       3.20      2.28       0.48
LXMO       Lexington B&L Financial Corp.   MO   06/06/96       95,301      0.77      3.80       3.90      2.91       0.32
HHFC       Harvest Home Financial Corp.    OH   10/10/94       96,085      0.56      4.98       2.49      1.67       0.06
NWEQ       Northwest Equity Corp.          WI   10/11/94       96,452      1.13      9.74       3.88      2.46       0.64
CNSB       CNS Bancorp Inc.                MO   06/12/96       97,988      0.76      3.09       3.61      2.46       0.19
THR        Three Rivers Financial Corp.    MI   08/24/95       98,063      0.81      5.97       3.68      2.84       0.51
FFDF       FFD Financial Corp.             OH   04/03/96      100,104      0.79      3.30       3.34      2.07       0.07
FTSB       Fort Thomas Financial Corp.     KY   06/28/95      101,352      1.18      7.39       4.11      2.31       0.32
CIBI       Community Investors Bancorp     OH   02/07/95      101,734      0.95      8.17       3.55      2.05       0.17
HFFB       Harrodsburg First Fin Bancorp   KY   10/04/95      109,033      1.35      5.06       3.64      1.54       0.10
FTNB       Fulton Bancorp Inc.             MO   10/18/96      109,622      0.95      3.88       3.81      2.56       0.43
AMFC       AMB Financial Corp.             IN   04/01/96      111,338      0.53      3.77       3.35      2.79       0.51
DCBI       Delphos Citizens Bancorp Inc.   OH   11/21/96      113,585      1.45      5.56       3.91      1.80       0.35
ASBP       ASB Financial Corp.             OH   05/11/95      114,907      0.95      6.09       3.24      2.04       0.24
NBSI       North Bancshares Inc.           IL   12/21/93      123,311      0.34      2.67       3.03      2.60       0.21
CBES       CBES Bancorp Inc.               MO   09/30/96      123,710      0.67      4.36       4.37      3.33       0.33
WEHO       Westwood Homestead Fin. Corp.   OH   09/30/96      126,339      0.89      3.55       3.65      2.29       0.11
PTRS       Potters Financial Corp.         OH   12/31/93      128,149      0.69      7.69       3.35      2.48       0.28
HFSA       Hardin Bancorp Inc.             MO   09/29/95      133,326      0.61      5.40       2.65      1.88       0.26
RIVR       River Valley Bancorp            IN   12/20/96      133,848      0.83      6.48       3.94      2.83       0.60
FKKY       Frankfort First Bancorp Inc.    KY   07/10/95      134,485      1.19      7.01       3.12      1.30       0.04
CLAS       Classic Bancshares Inc.         KY   12/29/95      137,984      0.56      3.72       3.78      3.08       0.37
GTPS       Great American Bancorp          IL   06/30/95      148,342      0.70      3.60       4.33      3.43       0.70
SMBC       Southern Missouri Bancorp Inc.  MO   04/13/94      155,924      0.69      4.23       3.38      2.22       0.49
MWBI       Midwest Bancshares Inc.         IA   11/12/92      159,460      0.76      10.90      2.80      1.78       0.23
FFWD       Wood Bancorp Inc.               OH   08/31/93      165,007      1.23      9.76       4.36      2.42       0.26
EGLB       Eagle BancGroup Inc.            IL   07/01/96      174,085      0.12      1.07       2.47      2.24       0.19
FBSI       First Bancshares Inc.           MO   12/22/93      177,946      1.10      7.95       3.60      2.03       0.29
BWFC       Bank West Financial Corp.       MI   03/30/95      180,354      0.53      3.76       3.06      2.60       0.50
MARN       Marion Capital Holdings         IN   03/18/93      193,963      1.25      5.94       4.28      2.47       0.31
PFED       Park Bancorp Inc.               IL   08/12/96      196,812      0.93      4.36       3.55      2.07       0.11
FFED       Fidelity Federal Bancorp        IN   08/31/87      197,436      -0.26     -4.07      2.80      3.05       1.38
NEIB       Northeast Indiana Bancorp       IN   06/28/95      203,263      1.18      8.55       3.57      1.73       0.22
FFWC       FFW Corp.                       IN   04/05/93      203,311      0.86      9.02       3.20      1.98       0.44
FFBZ       First Federal Bancorp Inc.      OH   07/13/92      207,381      0.77      10.08      3.65      2.42       0.45
MBLF       MBLA Financial Corp.            MO   06/24/93      207,453      0.86      6.74       2.15      0.71       0.00
BFFC       Big Foot Financial Corp.        IL   12/20/96      209,474      0.51      2.90       3.12      2.39       0.13
LSBI       LSB Financial Corp.             IN   02/03/95      218,633      0.73      8.53       3.51      2.45       0.39
CMRN       Cameron Financial Corp          MO   04/03/95      220,784      1.13      5.36       3.78      1.96       0.11
MFFC       Milton Federal Financial Corp.  OH   10/07/94      235,105      0.56      4.70       2.76      1.88       0.13
FFHS       First Franklin Corp.            OH   01/26/88      237,679      0.70      7.65       2.71      1.78       0.20
OHSL       OHSL Financial Corp.            OH   02/10/93      247,853      0.79      7.32       3.07      1.94       0.17
CBK        Citizens First Financial Corp.  IL   05/01/96      281,068      0.41      2.93       3.38      2.67       0.33
MFBC       MFB Corp.                       IN   03/25/94      290,936      0.78      6.28       3.23      2.03       0.19
GFCO       Glenway Financial Corp.         OH   11/30/90      300,448      0.87      9.21       3.22      1.97       0.30
PFDC       Peoples Bancorp                 IN   07/07/87      304,320      1.45      9.56       3.70      1.53       0.23
WCBI       Westco Bancorp Inc.             IL   06/26/92      320,295      1.40      9.05       3.60      1.54       0.25
FFFD       North Central Bancshares Inc.   IA   03/21/96      331,124      1.49      8.18       3.64      2.14       0.89
WOFC       Western Ohio Financial Corp.    OH   07/29/94      357,295      0.06      0.43       2.95      2.41       0.21
WFI        Winton Financial Corp.          OH   08/04/88      358,573      0.90      12.34      3.10      1.84       0.15
HBFW       Home Bancorp                    IN   03/30/95      360,286      0.83      6.68       2.81      1.39       0.08
ASBI       Ameriana Bancorp                IN   03/02/87      375,297      0.83      7.28       3.24      2.36       0.63
FMBD       First Mutual Bancorp Inc.       IL   07/05/95      379,534      0.27      1.92       3.20      2.80       0.44
INBI       Industrial Bancorp Inc.         OH   08/01/95      382,841      1.47      8.80       3.96      1.75       0.16
KNK        Kankakee Bancorp Inc.           IL   01/06/93      401,934      0.75      7.21       3.18      2.47       0.49
EFBI       Enterprise Federal Bancorp      OH   10/17/94      406,893      0.66      6.30       2.53      1.48       0.04
FFKY       First Federal Financial Corp.   KY   07/15/87      409,651      1.53      11.38      4.02      2.04       0.61
PVFC       PVF Capital Corp.               OH   12/30/92      418,928      1.27      17.72      3.89      2.17       0.28
CASH       First Midwest Financial Inc.    IA   09/20/93      421,258      0.64      5.95       3.23      1.98       0.37
HALL       Hallmark Capital Corp.          WI   01/03/94      428,237      0.62      8.30       2.57      1.63       0.21
CBCI       Calumet Bancorp Inc.            IL   02/20/92      491,961      1.97      11.86      3.96      0.79       0.25
FBCI       Fidelity Bancorp Inc.           IL   12/15/93      501,708       NA        NA         NA        NA         NA
PERM       Permanent Bancorp Inc.          IN   04/04/94      506,725      0.58      5.97       2.63      2.05       0.41
FCBF       FCB Financial Corp.             WI   09/24/93      515,516      1.16      8.14       3.38      1.83       0.42
AVND       Avondale Financial Corp.        IL   04/07/95      520,132      -0.66     -7.88      3.71      3.71       1.06
FFOH       Fidelity Financial of Ohio      OH   03/04/96      531,926      0.86      6.91       2.98      1.72       0.21
FDEF       First Defiance Financial        OH   10/02/95      582,124      0.89      4.72       4.16      2.55       0.26
MSBK       Mutual Savings Bank FSB         MI   07/17/92      613,798      -0.44     -7.90      1.84      2.20       0.50
EMLD       Emerald Financial Corp.         OH   10/05/93      617,369      1.04      12.96      2.87      1.57       0.41
FFYF       FFY Financial Corp.             OH   06/28/93      651,746      1.21      9.10       3.65      1.88       0.23
FNGB       First Northern Capital Corp.    WI   12/29/83      690,372      0.91      8.20       3.19      2.04       0.45

                                               ASSET QUALITY
                                              Most Recent Quarter
                                           *

                                             NPA/    REO/   Reserves/
                                            Assets  Assets   Assets
                                             (%)      (%)     (%)
                                           ---------------------------


           LINCOLN FEDERAL
              SAVINGS BANK                   0.57    0.03     0.47

           DEFINED PARAMETERS FOR
           INCLUSION IN COMPARABLE GROUP

                                              1.00    0.15    0.12

FLKY       First Lancaster Bancshares        1.70    0.55     0.32
MRKF       Market Financial Corp.            0.39    0.00     0.10
NSLB       NS&L Bancorp Inc.                 0.19    0.00     0.08
CKFB       CKF Bancorp Inc.                  0.54    0.00     0.22
ATSB       AmTrust Capital Corp.             1.81    0.14     0.73
HCFC       Home City Financial Corp.          NA     0.00     0.57
MSBF       MSB Financial Inc.                0.79    0.00     0.49
KYF        Kentucky First Bancorp Inc.       0.18    0.00     0.46
FFBI       First Financial Bancorp Inc.      1.00    0.00     0.64
PFFC       Peoples Financial Corp.            NA      NA       NA
PSFI       PS Financial Inc.                  NA      NA      0.21
PCBC       Perry County Financial Corp.      0.00    0.00     0.03
SFFC       StateFed Financial Corp.           NA      NA       NA
SOBI       Sobieski Bancorp Inc.             0.29    0.17     0.22
LOGN       Logansport Financial Corp.        0.26    0.00     0.27
HZFS       Horizon Financial Svcs Corp.      0.92    0.02     0.42
LXMO       Lexington B&L Financial Corp.     0.48    0.00     0.63
HHFC       Harvest Home Financial Corp.      0.09    0.00     0.13
NWEQ       Northwest Equity Corp.            1.73    0.32     0.49
CNSB       CNS Bancorp Inc.                  0.07    0.05     0.38
THR        Three Rivers Financial Corp.      1.00    0.06     0.48
FFDF       FFD Financial Corp.               0.08    0.00     0.27
FTSB       Fort Thomas Financial Corp.       1.93    0.00     0.59
CIBI       Community Investors Bancorp       0.56    0.01     0.55
HFFB       Harrodsburg First Fin Bancorp     0.55    0.00     0.37
FTNB       Fulton Bancorp Inc.               0.70    0.18     0.88
AMFC       AMB Financial Corp.               0.19    0.00     0.41
DCBI       Delphos Citizens Bancorp Inc.      NA     0.00      NA
ASBP       ASB Financial Corp.               0.14    0.00     0.70
NBSI       North Bancshares Inc.             0.00    0.00     0.17
CBES       CBES Bancorp Inc.                  NA     0.04     0.54
WEHO       Westwood Homestead Fin. Corp.     0.19    0.00     0.22
PTRS       Potters Financial Corp.           0.32    0.00     1.72
HFSA       Hardin Bancorp Inc.               0.14    0.00     0.20
RIVR       River Valley Bancorp              0.62    0.06     0.82
FKKY       Frankfort First Bancorp Inc.       NA      NA      0.07
CLAS       Classic Bancshares Inc.           0.29    0.20     0.62
GTPS       Great American Bancorp            0.08    0.00     0.39
SMBC       Southern Missouri Bancorp Inc.    1.49    0.12     0.83
MWBI       Midwest Bancshares Inc.           0.66    0.12     0.29
FFWD       Wood Bancorp Inc.                 0.35    0.02     0.38
EGLB       Eagle BancGroup Inc.              0.73    0.41     0.55
FBSI       First Bancshares Inc.             0.87    0.00     0.29
BWFC       Bank West Financial Corp.         0.44    0.08     0.16
MARN       Marion Capital Holdings           1.02    0.02     1.08
PFED       Park Bancorp Inc.                 0.07    0.00     0.25
FFED       Fidelity Federal Bancorp          0.38    0.00     2.34
NEIB       Northeast Indiana Bancorp         0.18    0.01     0.65
FFWC       FFW Corp.                         0.33    0.08     0.37
FFBZ       First Federal Bancorp Inc.        0.54    0.00     1.02
MBLF       MBLA Financial Corp.              0.55    0.00     0.33
BFFC       Big Foot Financial Corp.          0.09    0.00     0.14
LSBI       LSB Financial Corp.                NA     0.00      NA
CMRN       Cameron Financial Corp            1.06    0.01     0.72
MFFC       Milton Federal Financial Corp.    0.41    0.00     0.28
FFHS       First Franklin Corp.              0.90    0.00     0.45
OHSL       OHSL Financial Corp.              0.16    0.04     0.22
CBK        Citizens First Financial Corp.     NA     0.21     0.37
MFBC       MFB Corp.                         0.11    0.00     0.14
GFCO       Glenway Financial Corp.           0.19    0.01     0.35
PFDC       Peoples Bancorp                   0.18    0.00     0.30
WCBI       Westco Bancorp Inc.               0.44    0.00     0.28
FFFD       North Central Bancshares Inc.      NA      NA      0.79
WOFC       Western Ohio Financial Corp.      1.29    0.09     0.96
WFI        Winton Financial Corp.             NA     0.15      NA
HBFW       Home Bancorp                      0.10    0.00     0.39
ASBI       Ameriana Bancorp                  0.56    0.04     0.31
FMBD       First Mutual Bancorp Inc.         0.33    0.02     0.39
INBI       Industrial Bancorp Inc.           0.30    0.00     0.48
KNK        Kankakee Bancorp Inc.             1.12    0.34     0.60
EFBI       Enterprise Federal Bancorp        0.06    0.00     0.19
FFKY       First Federal Financial Corp.     0.53    0.03     0.45
PVFC       PVF Capital Corp.                 0.69    0.21     0.66
CASH       First Midwest Financial Inc.       NA     0.26      NA
HALL       Hallmark Capital Corp.            0.33    0.00     0.54
CBCI       Calumet Bancorp Inc.              1.21    0.45     1.20
FBCI       Fidelity Bancorp Inc.             0.24    0.08     0.11
PERM       Permanent Bancorp Inc.            0.18    0.02     0.40
FCBF       FCB Financial Corp.               0.22    0.01     0.72
AVND       Avondale Financial Corp.          1.25    0.19     1.06
FFOH       Fidelity Financial of Ohio        0.18    0.03     0.30
FDEF       First Defiance Financial          0.29    0.08     0.49
MSBK       Mutual Savings Bank FSB           0.09    0.04     0.29
EMLD       Emerald Financial Corp.           0.30    0.05     0.26
FFYF       FFY Financial Corp.               0.51    0.00     0.42
FNGB       First Northern Capital Corp.      0.12    0.03     0.48

       (1) Based on average interest-earning assets.

                                   EXHIBIT 39


KELLER & COMPANY
Dublin, Ohio
614-766-1426


                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS





                                                                                                         Total
                                                               Cash &              1-4 Fam.  Total Net Net Loans  Borrowed
                                                     Total    Invest./    MBS/      Loans/    Loans/     & MBS/    Funds/  Equity/
                                                    Assets     Assets    Assets     Assets    Assets     Assets    Assets   Assets
                                          IPO Date  ($000)       (%)       (%)       (%)        (%)       (%)       (%)      (%)
                                         ------------------------------------------------------------------------------------------

      LINCOLN FEDERAL
         SAVINGS BANK                        --       304,500     13.82     14.49      54.25     66.56      81.05    15.73    14.05

      DEFINED PARAMETERS FOR              Prior to                                   25.00 -   45.00 -    65.00 -            7.00 -
      INCLUSION IN COMPARABLE GROUP       03/31/97  * 700,000    & 30.00   & 20.00      75.00     90.00      95.00  & 30.00    20.00

ASBP  ASB Financial Corp.             OH  05/11/95    114,907     21.96      8.47      42.17     67.69      76.16     3.71    15.20
MWBI  Midwest Bancshares Inc.         IA  11/12/92    159,460     25.12     12.41      39.52     59.46      71.87    25.71     7.15
NEIB  Northeast Indiana Bancorp       IN  06/28/95    203,263      2.84      7.46      49.57     87.52      94.97    26.62    13.04
FFWC  FFW Corp.                       IN  04/05/93    203,311     13.95     15.67      32.88     68.56      84.23    27.79     9.41
FFHS  First Franklin Corp.            OH  01/26/88    237,679     17.71     16.21      50.27     64.11      80.32     3.87     9.12
MFBC  MFB Corp.                       IN  03/25/94    290,936     15.64      0.99      50.63     82.03      83.02    27.59    11.38
ASBI  Ameriana Bancorp                IN  03/02/87    375,297     18.42      6.77      60.20     71.22      78.00     3.40    12.16
HALL  Hallmark Capital Corp.          WI  01/03/94    428,237     19.10     12.75      42.96     66.07      78.82    27.34     7.76
FFOH  Fidelity Financial of Ohio      OH  03/04/96    531,926      5.91     10.96      28.17     79.66      90.62     8.24    12.41
FNGB  First Northern Capital Corp.    WI  12/29/83    690,372      6.21      1.38      55.06     88.56      89.94    13.92    10.89


                                          AVERAGE     323,539     14.69      9.31      45.14     73.49      82.79    16.82    10.85
                                           MEDIAN     264,308     16.68      9.72      46.26     69.89      81.67    19.82    11.14
                                      HIGH            690,372     25.12     16.21      60.20     88.56      94.97    27.79    15.20
                                       LOW            114,907      2.84      0.99      28.17     59.46      71.87     3.40     7.15

* less than or = to
& less than

                                   EXHIBIT 40

KELLER & COMPANY
Dublin, Ohio
614-766-1426


                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters




                                                               OPERATING PERFORMANCE                            ASSET QUALITY
                                                             Most Recent Four Quarters                        Most Recent Quarter

                                                                                                                *
                                                                                Net     Operating Noninterest
                                                      Total    Core   Core   Interest  Expenses/  Income/    NPA/   REO/  Reserves/
                                                     Assets    ROAA   ROAE   Margin (1)  Assets     Assets   Assets Assets  Assets
                                           IPO Date  ($000)     (%)    (%)     (%)        (%)       (%)      (%)     (%)     (%)
                                           ---------------------------------------------------------------- ------------------------


      LINCOLN FEDERAL
         SAVINGS BANK                         --      304,500   0.69   5.53     2.84      1.82       0.17      0.57    0.03     0.47

      DEFINED PARAMETERS FOR               Prior to             0.60 - 4.00 -   2.25 -    1.50 -
      INCLUSION IN COMPARABLE GROUP        03/31/97  * 700,000  1.20   12.00    3.60      2.50      & 0.75    & 1.00  & 0.15  ^ 0.12

ASBP  ASB Financial Corp.             OH   05/11/95    114,907 0.95   6.09     3.24      2.04       0.24      0.14    0.00     0.70
MWBI  Midwest Bancshares Inc.         IA   11/12/92    159,460 0.76   10.90    2.80      1.78       0.23      0.66    0.12     0.29
NEIB  Northeast Indiana Bancorp       IN   06/28/95    203,263 1.18   8.55     3.57      1.73       0.22      0.18    0.01     0.65
FFWC  FFW Corp.                       IN   04/05/93    203,311 0.86   9.02     3.20      1.98       0.44      0.33    0.08     0.37
FFHS  First Franklin Corp.            OH   01/26/88    237,679 0.70   7.65     2.71      1.78       0.20      0.90    0.00     0.45
MFBC  MFB Corp.                       IN   03/25/94    290,936 0.78   6.28     3.23      2.03       0.19      0.11    0.00     0.14
ASBI  Ameriana Bancorp                IN   03/02/87    375,297 0.83   7.28     3.24      2.36       0.63      0.56    0.04     0.31
HALL  Hallmark Capital Corp.          WI   01/03/94    428,237 0.62   8.30     2.57      1.63       0.21      0.33    0.00     0.54
FFOH  Fidelity Financial of Ohio      OH   03/04/96    531,926 0.86   6.91     2.98      1.72       0.21      0.18    0.03     0.30
FNGB  First Northern Capital Corp.    WI   12/29/83    690,372 0.91   8.20     3.19      2.04       0.45      0.12    0.03     0.48


                                            AVERAGE    323,539 0.85   7.92     3.07      1.91       0.30      0.35    0.03     0.42
                                             MEDIAN    264,308 0.85   7.93     3.20      1.88       0.22      0.26    0.02     0.41
                                      HIGH             690,372 1.18   10.90    3.57      2.36       0.63      0.90    0.12     0.70
                                       LOW             114,907 0.62   6.09     2.57      1.63       0.19      0.11    0.00     0.14


(1)  Based on average interest-earning assets.
*    Less than or equal to
&    Less than
^    Greater than

                                   EXHIBIT 41
KELLER & COMPANY
Dublin, Ohio
614-766-1426



            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS




                                                                                                             -

                                                                           Number                Conversion    Total   Int.
                                                                                                                        Earning
                                                                             of                  (IPO)        Assets    Assets
                                                                           Offices   Exchange     Date        ($000)    ($000)
                                                                          -------------------------------------------------------

SUBJECT
               LINCOLN FEDERAL
                 SAVINGS BANK                        Plainfield    IN         4         NA         NA          304,500   291,833


COMPARABLE GROUP
   ASBI        Ameriana Bancorp                      New Castle    IN         9       NASDAQ    03/02/87       375,297   362,422
   ASBP        ASB Financial Corp.                   Portsmouth    OH         1       NASDAQ    05/11/95       114,907   112,765
   FFWC        FFW Corporation                       Wabash        IN         4       NASDAQ    04/05/93       203,311   196,708
   FFOH        Fidelity Financial of Ohio, Inc.      Cincinnati    OH        12       NASDAQ    03/04/96       531,926   515,210
   FFHS        First Franklin  Corporation           Cincinnati    OH         7       NASDAQ    01/26/88       237,679   229,075
   FNGB        First Northern Capital Corporation    Green Bay     WI        19       NASDAQ    12/29/83       690,372   652,328
   HALL        Hallmark Capital Corp.                West Allis    WI         3       NASDAQ    01/03/94       428,237   417,965
   MFBC        MFB Corp.                             Mishawaka     IN         5       NASDAQ    03/25/94       290,936   280,107
   MWBI        Midwest Bancshares, Inc.              Burlington    IA         5       NASDAQ    11/12/92       159,460   154,747
   NEIB        Northeast Indiana Bancorp, Inc.       Huntington    IN         3       NASDAQ    06/28/95       203,263   198,820


               Average                                                       6.8                               323,539   312,015
               Median                                                        5.0                               264,308   254,591
               High                                                         19.0                               690,372   652,328
               Low                                                           1.0                               114,907   112,765



                                                                 Most Recent Quarter

                                                     Total   Goodwill
                                                      Net       and      Total     Total

                                                     Loans    Intang.  Deposits   Equity
                                                    ($000)    ($000)    ($000)    ($000)
                                                   ---------------------------------------------

SUBJECT
               LINCOLN FEDERAL
                 SAVINGS BANK                        202,683         0   211,160    42,795


COMPARABLE GROUP
   ASBI        Ameriana Bancorp                      267,304       806   310,624    45,641
   ASBP        ASB Financial Corp.                    77,778         0    91,017    17,462
   FFWC        FFW Corporation                       139,394     1,531   125,256    19,129
   FFOH        Fidelity Financial of Ohio, Inc.      423,728     7,285   418,404    66,015
   FFHS        First Franklin  Corporation           152,377        84   205,504    21,680
   FNGB        First Northern Capital Corporation    611,397         0   507,823    75,208
   HALL        Hallmark Capital Corp.                282,945         0   271,619    33,233
   MFBC        MFB Corp.                             238,657         0   175,594    33,100
   MWBI        Midwest Bancshares, Inc.               94,809         0   105,806    11,400
   NEIB        Northeast Indiana Bancorp, Inc.       177,889         0   122,040    26,512


               Average                               246,628       971   233,369    34,938
               Median                                208,273         0   190,549    29,806
               High                                  611,397     7,285   507,823    75,208
               Low                                    77,778         0    91,017    11,400



                                   EXHIBIT 42

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER

                                                                                                  As a Percent of Total Assets
                                                                  *
                                                                                                      Real
                                                      Total      Cash &           Net    Loan      Estate  Goodwill  Other   High
                                                                                           Loss                                Risk
                                                     Assets     Invest.  MBS     Loans   Reserves  Owned   &         Assets  R.E.
                                                                                                           Intang.            Loans
                                                     ($000)       (%)    (%)      (%)      (%)      (%)      (%)      (%)      (%)
                                                     ---------  -------------------------------------------------------------------

SUBJECT
                        LINCOLN FEDERAL
                          SAVINGS BANK                 304,500     13.82  14.49    66.56     0.47     0.03   0.00     3.77     5.70

COMPARABLE GROUP
     ASBI               Ameriana Bancorp               375,297     18.42   6.77    71.22     0.31     0.04   0.21     3.12     5.09
     ASBP               ASB Financial Corp.            114,907     21.96   8.47    67.69     0.70     0.00   0.00     1.88    12.16
     FFWC               FFW Corp.                      203,311     13.95  15.67    68.56     0.37     0.08   0.75     0.99     4.55
     FFOH               Fidelity Financial of Ohio     531,926      5.91  10.96    79.66     0.30     0.03   1.37     2.07     8.68
     FFHS               First Franklin Corp.           237,679     17.71  16.21    64.11     0.45     0.00   0.04     1.84    12.39
     FNGB               First Northern Capital Corp.   690,372      6.21   1.38    88.56     0.48     0.03   0.00     3.76     7.81
     HALL               Hallmark Capital Corp.         428,237     19.10  12.75    66.07     0.54     0.00   0.00     2.08    12.23
     MFBC               MFB Corp.                      290,936     15.64   0.99    82.03     0.14     0.00   0.00     1.34     2.18
     MWBI               Midwest Bancshares Inc.        159,460     25.12  12.41    59.46     0.29     0.12   0.00     2.59     6.67
     NEIB               Northeast Indiana Bancorp      203,263      2.84   7.46    87.52     0.65     0.01   0.00     2.18    11.41

                        Average                        323,539     14.69   9.31    73.49     0.42     0.03   0.24     2.18     8.32
                        Median                         264,308     16.68   9.72    69.89     0.41     0.02   0.00     2.07     8.25
                        High                           690,372     25.12  16.21    88.56     0.70     0.12   1.37     3.76    12.39
                        Low                            114,907      2.84   0.99    59.46     0.14     0.00   0.00     0.99     2.18

ALL THRIFTS  (365)
                        Average                      1,594,275     18.63  10.46    66.84     0.58     0.58   0.28     3.01    11.71

MIDWEST THRIFTS  (139)
                        Average                        622,390     17.23   6.87    70.92     0.49     0.49   0.21     3.33    11.61

INDIANA THRIFTS  (25)
                        Average                        332,537     14.43   6.95    71.85     0.53     0.08   0.16     6.79    10.38



                                                              Interest Interest Capitalized
                                                        Non-Perf.Earning  Bearing    Loan

                                                         Assets   Assets  LiabilitiServicing

                                                          (%)      (%)      (%)      (%)
                                                     ------------------------------------------

SUBJECT
                        LINCOLN FEDERAL
                          SAVINGS BANK                    0.57    95.84    85.07     0.25

COMPARABLE GROUP
     ASBI               Ameriana Bancorp                  0.56    96.57    84.44     0.20
     ASBP               ASB Financial Corp.               0.14    98.14    82.40     0.00
     FFWC               FFW Corp.                         0.33    96.75    87.99     0.00
     FFOH               Fidelity Financial of Ohio        0.18    96.86    87.18     0.00
     FFHS               First Franklin Corp.              0.90    96.38    88.49     0.10
     FNGB               First Northern Capital Corp.      0.12    94.49    86.98     0.06
     HALL               Hallmark Capital Corp.            0.33    97.60    90.20     0.00
     MFBC               MFB Corp.                         0.11    96.28    84.43     0.00
     MWBI               Midwest Bancshares Inc.           0.66    97.04    90.93     0.00
     NEIB               Northeast Indiana Bancorp         0.18    97.81    85.72     0.00

                        Average                           0.35    96.79    86.88     0.04
                        Median                            0.26    96.80    87.08     0.00
                        High                              0.90    98.14    90.93     0.20
                        Low                               0.11    94.49    82.40     0.00

ALL THRIFTS  (365)
                        Average                           0.62    94.67    82.66     0.13

MIDWEST THRIFTS  (139)
                        Average                           0.56    95.48    82.74     0.11

INDIANA THRIFTS  (25)
                        Average                           0.58    92.65    82.69     0.05


                                   EXHIBIT 43
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER




                                                                                                          As a Percent of Assets
                                                                  *
                                                                                                                 FASB 115
                                            Total      Total       Total     Total    Other   Preferred Common  Unrealized Retained
                                          Liabilities Equity      Deposits BorrowingsLiabilitieEquity   Equity  Gain       Earnings
                                                                                                                (Loss)
                                            ($000)    ($000)      (%)       (%)      (%)      (%)      (%)       (%)       (%)
                                          -----------------------------------------------------------------------------------------

SUBJECT
              LINCOLN FEDERAL
                SAVINGS BANK                 261,705    42,795     69.35     15.73     0.87        -        -       0.18    13.87

COMPARABLE GROUP
   ASBI       Ameriana Bancorp               329,656    45,641     82.77      3.40     1.67     0.00    12.16       0.00     6.13
   ASBP       ASB Financial Corp.             97,445    17,462     79.21      3.71     1.89     0.00    15.20       0.65     8.76
   FFWC       FFW Corp.                      184,182    19,129     61.61     27.79     1.19     0.00     9.41         NA     3.97
   FFOH       Fidelity Financial of Ohio     465,911    66,015     78.66      8.24     0.69     0.00    12.41         NA     4.94
   FFHS       First Franklin Corp.           215,999    21,680     86.46      3.87     0.54     0.00     9.12       0.09     3.46
   FNGB       First Northern Capital Corp.   615,164    75,208     73.56     13.92     1.63     0.00    10.89       0.10     7.13
   HALL       Hallmark Capital Corp.         395,004    33,233     63.43     27.34     1.48     0.00     7.76         NA     3.98
   MFBC       MFB Corp.                      257,836    33,100     60.35     27.59     0.68     0.00    11.38       0.01     7.15
   MWBI       Midwest Bancshares Inc.        148,060    11,400     66.35     25.71     0.79     0.00     7.15       0.24     2.84
   NEIB       Northeast Indiana Bancorp      176,751    26,512     60.04     26.62     0.29     0.00    13.04         NA     6.07

              Average                        288,601    34,938     71.24     16.82     1.08     0.00    10.85       0.18     5.44
              Median                         236,918    29,806     69.96     19.82     0.99     0.00    11.14       0.10     5.50
              High                           615,164    75,208     86.46     27.79     1.89     0.00    15.20       0.65     8.76
              Low                             97,445    11,400     60.04      3.40     0.29     0.00     7.15       0.00     2.84

ALL THRIFTS  (365)
              Average                      1,465,299   128,975     69.16     15.81     2.03     0.04    12.97       0.16     5.22

MIDWEST THRIFTS  (139)
              Average                        564,316    58,074     68.45     15.16     2.26     0.00    14.13       0.15     6.42

INDIANA THRIFTS  (25)
              Average                        306,218    26,319     65.33     18.14     5.72     0.00    10.81       0.02     6.09




                                            Reg.    Reg.     Reg.
                                            Total   Tangible Core   TangibleRisk-Based
                                            Equity  Equity  Capital Capital  Capital

                                           (%)      (%)     (%)     (%)      (%)
                                          --------------------------------------------

SUBJECT
              LINCOLN FEDERAL
                SAVINGS BANK                14.04   13.87   13.87   13.87     24.68

COMPARABLE GROUP
   ASBI       Ameriana Bancorp              12.16   11.97      NA      NA     19.21
   ASBP       ASB Financial Corp.           15.20   15.20   12.66   12.66     36.43
   FFWC       FFW Corp.                      9.41    8.72      NA      NA     14.71
   FFOH       Fidelity Financial of Ohio    12.41   11.19      NA      NA     31.69
   FFHS       First Franklin Corp.           9.12    9.09    6.44    6.44     14.47
   FNGB       First Northern Capital Corp.  10.89   10.89    9.64    9.64     18.75
   HALL       Hallmark Capital Corp.         7.76    7.76      NA      NA        NA
   MFBC       MFB Corp.                     11.38   11.38   10.49   10.49     32.65
   MWBI       Midwest Bancshares Inc.        7.15    7.15    6.40    6.40     15.27
   NEIB       Northeast Indiana Bancorp     13.04   13.04      NA      NA     22.28

              Average                       10.85   10.64    9.13    9.13     22.83
              Median                        11.14   11.04    9.64    9.64     19.21
              High                          15.20   15.20   12.66   12.66     36.43
              Low                            7.15    7.15    6.40    6.40     14.47

ALL THRIFTS  (365)
              Average                       13.00   12.81   11.07   11.18     23.35

MIDWEST THRIFTS  (139)
              Average                       14.13   14.00   12.38   12.39     24.44

INDIANA THRIFTS  (25)
              Average                       10.81   10.86   10.74   10.74     22.57


                                   EXHIBIT 44

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)





                                                                 Net             Gain    Total  Goodwill Net     Total   Non-
                                             Interest Interest Interest Provisio(Loss)  Non-Int.&      Real     Non-Int.Recurrin
                                                                                                Intang.  Est.
                                              Income  Expense   Income  for     on Sale Income  Amtz.  Expense  Expense Expense
                                                                         Loss
                                             -----------------------------------------------------------------------------------

SUBJECT
              LINCOLN FEDERAL
                SAVINGS BANK                   23,843   14,762    9,081     656     426     571      0        0   5,981       0


COMPARABLE GROUP
   ASBI       Ameriana Bancorp                 28,627   16,581   12,046     227     868   2,375     62     (34)   9,192       0
   ASBP       ASB Financial Corp.               8,512    4,911    3,601     (6)       5     274      0        0   2,298       0
   FFWC       FFW Corp.                        14,589    8,591    5,998     705     371     894    164       19   3,800       0
   FFOH       Fidelity Financial of Ohio       38,449   23,202   15,247      98     301   1,131    687    (139)   9,168       0
   FFHS       First Franklin Corp.             16,838   10,720    6,118      84     398     486     44        0   4,145       0
   FNGB       First Northern Capital Corp.     48,483   28,031   20,452     390     755   3,080      0        0  13,629       0
   HALL       Hallmark Capital Corp.           32,227   21,586   10,641     800     289     919      0        0   6,847       0
   MFBC       MFB Corp.                        20,161   11,717    8,444      57      84     543      0        0   5,439       0
   MWBI       Midwest Bancshares Inc.          11,202    7,069    4,133      48     437     359      0       29   2,724       0
   NEIB       Northeast Indiana Bancorp        15,569    8,721    6,848     327       0     635      0        0   3,379       0

              Average                          23,466   14,113    9,353     273     351   1,070     96     (13)   6,062       0
              Median                           18,500   11,219    7,646     163     336     765      0        0   4,792       0
              High                             48,483   28,031   20,452     800     868   3,080    687       29  13,629       0
              Low                               8,512    4,911    3,601     (6)       0     274      0    (139)   2,298       0

ALL THRIFTS  (365)
              Average                         112,446   68,500   43,946   2,158   2,338   8,903    902      (9)  29,034   2,960

MIDWEST THRIFTS  (139)
              Average                          45,335   27,208   18,127     951     573   4,294    208     (97)  12,314     913

INDIANA THRIFTS  (25)
              Average                          22,639   13,228    9,411     801     665   1,510   (11)       43   6,490      40



                                            Net                 Net Inc.
                                           Income          Before
                                           Before  Income  ExtraordExtraord.Net    Core

                                            Taxes   Taxes   Items  Items  Income  Income

                                           ---------------------------------------------------

SUBJECT
              LINCOLN FEDERAL
                SAVINGS BANK                 3,011     546   2,467      0   2,467   2,284


COMPARABLE GROUP
   ASBI       Ameriana Bancorp               5,870   2,060   3,810      0   3,810   3,246
   ASBP       ASB Financial Corp.            1,588     517   1,071      0   1,071   1,067
   FFWC       FFW Corp.                      2,758     858   1,900      0   1,900   1,659
   FFOH       Fidelity Financial of Ohio     7,413   2,629   4,784      0   4,784   4,588
   FFHS       First Franklin Corp.           2,773     895   1,878      0   1,878   1,620
   FNGB       First Northern Capital Corp.  10,268   3,717   6,551      0   6,551   6,060
   HALL       Hallmark Capital Corp.         4,202   1,403   2,799      0   2,799   2,611
   MFBC       MFB Corp.                      3,575   1,423   2,152      0   2,152   2,098
   MWBI       Midwest Bancshares Inc.        2,157     709   1,448      0   1,448   1,164
   NEIB       Northeast Indiana Bancorp      3,777   1,469   2,308      0   2,308   2,308

              Average                        4,438   1,568   2,870      0   2,870   2,642
              Median                         3,676   1,413   2,230      0   2,230   2,203
              High                          10,268   3,717   6,551      0   6,551   6,060
              Low                            1,588     517   1,071      0   1,071   1,067

ALL THRIFTS  (365)
              Average                       21,088   7,937  13,151   (48)  13,104  13,521

MIDWEST THRIFTS  (139)
              Average                        8,835   3,147   5,688   (22)   5,666   5,896

INDIANA THRIFTS  (25)
              Average                        4,255   1,602   2,653      0   2,653   2,247



                                   EXHIBIT 45
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS



                                                                                                                               Net
                                                               Net            Gain   Total  Goodwill  Net    Total    Non-   Income
                                          Interest Interest  InterestProvisio(Loss)  Non-Int&       Real    Non-Int.RecurringBefore
                                                                                            Intang.  Est.
                                           Income   Expense  Income  for     on Sale Income  Amtz.  Expense Expense Expense   Taxes
                                                                      Loss
                                            (%)       (%)      (%)     (%)     (%)    (%)     (%)     (%)     (%)     (%)      (%)
                                          ------------------------------------------------------------------------------------------

SUBJECT
           LINCOLN FEDERAL
             SAVINGS BANK                     7.24      4.48    2.76    0.20    0.13   0.17    0.00    0.00    1.82     0.00    0.91


COMPARABLE GROUP
   ASBI    Ameriana Bancorp                   7.35      4.25    3.09    0.06    0.22   0.61    0.02  (0.01)    2.36     0.00    1.51
   ASBP    ASB Financial Corp.                7.56      4.36    3.20  (0.01)    0.00   0.24    0.00    0.00    2.04     0.00    1.41
   FFWC    FFW Corp.                          7.60      4.47    3.12    0.37    0.19   0.47    0.09    0.01    1.98     0.00    1.44
   FFOH    Fidelity Financial of Ohio         7.22      4.36    2.86    0.02    0.06   0.21    0.13  (0.03)    1.72     0.00    1.39
   FFHS    First Franklin Corp.               7.25      4.61    2.63    0.04    0.17   0.21    0.02    0.00    1.78     0.00    1.19
   FNGB    First Northern Capital Corp.       7.27      4.20    3.07    0.06    0.11   0.46    0.00    0.00    2.04     0.00    1.54
   HALL    Hallmark Capital Corp.             7.69      5.15    2.54    0.19    0.07   0.22    0.00    0.00    1.63     0.00    1.00
   MFBC    MFB Corp.                          7.53      4.38    3.16    0.02    0.03   0.20    0.00    0.00    2.03     0.00    1.34
   MWBI    Midwest Bancshares Inc.            7.32      4.62    2.70    0.03    0.29   0.23    0.00    0.02    1.78     0.00    1.41
   NEIB    Northeast Indiana Bancorp          7.99      4.47    3.51    0.17    0.00   0.33    0.00    0.00    1.73     0.00    1.94

           Average                            7.48      4.49    2.99    0.09    0.11   0.32    0.02  (0.00)    1.91     0.00    1.42
           Median                             7.44      4.43    3.08    0.05    0.09   0.24    0.00    0.00    1.88     0.00    1.41
           High                               7.99      5.15    3.51    0.37    0.29   0.61    0.13    0.02    2.36     0.00    1.94
           Low                                7.22      4.20    2.54  (0.01)    0.00   0.20    0.00  (0.03)    1.63     0.00    1.00

ALL THRIFTS  (365)
           Average                            7.44      4.13    3.31    0.13    0.15   0.46    0.03  (0.01)    2.28     0.06    1.45

MIDWEST THRIFTS  (139)
           Average                            7.48      4.19    3.29    0.12    0.13   0.40    0.02  (0.01)    2.19     0.05    1.46

INDIANA THRIFTS  (25)
           Average                            7.57      4.37    3.20    0.18    0.15   0.41    0.01    0.01    2.25     0.02    1.32


                                                         Net Inc.
                                                  Before
                                           Income ExtraordExtraord. Net    Core

                                           Taxes   Items   Items  Income  Income

                                            (%)     (%)     (%)     (%)     (%)
                                          --------------------------------------------
SUBJECT
           LINCOLN FEDERAL
             SAVINGS BANK
                                             0.17    0.75    0.00    0.75    0.69

COMPARABLE GROUP
   ASBI    Ameriana Bancorp
   ASBP    ASB Financial Corp.               0.53    0.98    0.00    0.98    0.83
   FFWC    FFW Corp.                         0.46    0.95    0.00    0.95    0.95
   FFOH    Fidelity Financial of Ohio        0.45    0.99    0.00    0.99    0.86
   FFHS    First Franklin Corp.              0.49    0.90    0.00    0.90    0.86
   FNGB    First Northern Capital Corp.      0.39    0.81    0.00    0.81    0.70
   HALL    Hallmark Capital Corp.            0.56    0.98    0.00    0.98    0.91
   MFBC    MFB Corp.                         0.33    0.67    0.00    0.67    0.62
   MWBI    Midwest Bancshares Inc.           0.53    0.80    0.00    0.80    0.78
   NEIB    Northeast Indiana Bancorp         0.46    0.95    0.00    0.95    0.76
                                             0.75    1.18    0.00    1.18    1.18
           Average
           Median                            0.50    0.92    0.00    0.92    0.85
           High                              0.48    0.95    0.00    0.95    0.85
           Low                               0.75    1.18    0.00    1.18    1.18
                                             0.33    0.67    0.00    0.67    0.62
ALL THRIFTS  (365)
           Average
                                             0.52    0.94  (0.00)    0.93    0.88
MIDWEST THRIFTS  (139)
           Average
                                             0.53    0.93  (0.00)    0.93    0.88
INDIANA THRIFTS  (25)
           Average
                                             0.49    0.84    0.00    0.84    0.75


                                   EXHIBIT 46


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS




                                          Yield on     Cost of       Net          Net
                                        Int. Earning    Int.       Interest     Interest                   Core              Core
                                                       Bearing
                                           Assets    Liabilities    Spread      Margin *      ROAA         ROAA     ROAE     ROAE
                                            (%)          (%)         (%)          (%)          (%)         (%)       (%)     (%)
                                        ------------------------------------------------------------------------------------------

SUBJECT
            LINCOLN FEDERAL
              SAVINGS BANK                  7.49        5.23         2.26         2.85        0.75         0.69     5.98     5.53


   ASBI     Ameriana Bancorp                7.71        5.01         2.70         3.24        0.98         0.83     8.55     7.28
   ASBP     ASB Financial Corp.             7.67        5.27         2.40         3.24        0.95         0.95     6.12     6.09
   FFWC     FFW Corp.                       7.78        5.01         2.77         3.20        0.99         0.86     10.33    9.02
   FFOH     Fidelity Financial of Ohio      7.51        5.05         2.46         2.98        0.90         0.86     7.20     6.91
   FFHS     First Franklin Corp.            7.45        5.13         2.32         2.71        0.81         0.70     8.87     7.65
   FNGB     First Northern Capital Corp.    7.57        4.78         2.79         3.19        0.98         0.91     8.87     8.20
   HALL     Hallmark Capital Corp.          7.80        5.66         2.14         2.57        0.67         0.62     8.90     8.30
   MFBC     MFB Corp.                       7.72        5.13         2.59         3.23        0.80         0.78     6.44     6.28
   MWBI     Midwest Bancshares Inc.         7.58        5.05         2.53         2.80        0.95         0.76     13.56   10.90
   NEIB     Northeast Indiana Bancorp       8.11        5.22         2.89         3.57        1.18         1.18     8.55     8.55

            Average                         7.69        5.13         2.56         3.07        0.92         0.85     8.74     7.92
            Median                          7.69        5.09         2.56         3.20        0.95         0.85     8.71     7.93
            High                            8.11        5.66         2.89         3.57        1.18         1.18     13.56   10.90
            Low                             7.45        4.78         2.14         2.57        0.67         0.62     6.12     6.09

ALL THRIFTS  (365)
            Average                         7.74        4.90         2.85         3.44        0.93         0.88     8.38     7.77

MIDWEST THRIFTS  (139)
            Average                         7.75        5.00         2.75         3.41        0.93         0.88     7.32     6.87

INDIANA THRIFTS  (25)
            Average                         7.88        5.09         2.79         3.33        0.84         0.75     6.44     5.75

                                   EXHIBIT 47


   KELLER & COMPANY
   Columbus, Ohio
   614-766-1426

                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA



                                                                    DIVIDENDS
                                            *                                      *
                                                     12 Month           12 Month
                                            12 Month  Common   Current  Dividend   Reserves/ Reserves/
                                            Preferred Div./   Dividend   Payout      Gross   Non-Perf.
                                            Dividends Share     Yield    Ratio       Loans     Assets

                                             ($000)    ($)       (%)      (%)         (%)       (%)
                                            -----------------------------------------------------------

SUBJECT
            LINCOLN FEDERAL
              SAVINGS BANK                         -        -         -        -        0.70      82.25

COMPARABLE GROUP
   ASBI     Ameriana Bancorp                       0     0.64      3.46    55.17        0.43      54.99
   ASBP     ASB Financial Corp.                    0     2.40      3.20    58.82        1.03     513.38
   FFWC     FFW Corp.                              0     0.38      2.29    28.41          NA         NA
   FFOH     Fidelity Financial of Ohio             0     0.30      2.08    34.09          NA         NA
   FFHS     First Franklin Corp.                   0     0.28      2.07    26.45        0.69      49.39
   FNGB     First Northern Capital Corp.           0     0.35      2.80    47.22        0.54     400.84
   HALL     Hallmark Capital Corp.                 0     0.00      0.00     0.00        0.82     163.10
   MFBC     MFB Corp.                              0     0.34      1.43    32.17        0.18     131.25
   MWBI     Midwest Bancshares Inc.                0     0.27      2.37    18.32        0.48      43.79
   NEIB     Northeast Indiana Bancorp              0     0.34      1.55    23.59        0.73         NA

            Average                                0     0.53      2.12    32.42        0.61     193.82
            Median                                 0     0.34      2.18    30.29        0.62     131.25
            High                                   0     2.40      3.46    58.82        1.03     513.38
            Low                                    0     0.00      0.00     0.00        0.18      43.79

ALL THRIFTS  (365)
            Average                              155     0.36      1.36    24.02        0.72     121.48

MIDWEST THRIFTS  (139)
            Average                                0     0.40      1.69    31.49        0.69     149.09

INDIANA THRIFTS  (25)
            Average                                0     0.30      1.75    31.53        0.69     136.75



                                         RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD

                                             Net
                                          Chargeoffs/Provisions/ 1 Year            Total
                                           Average      Net     Repricing EffectivAssets/
                                            Loans    Chargeoffs    Gap    Tax     Employee
                                                                           Rate
                                             (%)        (%)        (%)      (%)    ($000)
                                         ----------------------------------------------------------

SUBJECT
            LINCOLN FEDERAL
              SAVINGS BANK                      0.15        194        NA   18.13    4,115

COMPARABLE GROUP
   ASBI     Ameriana Bancorp                    0.07      76.60        NA   37.07       NA
   ASBP     ASB Financial Corp.                -0.04         NM        NA   33.49    5,745
   FFWC     FFW Corp.                             NA         NA        NA   35.93       NA
   FFOH     Fidelity Financial of Ohio            NA         NA        NA   36.54       NA
   FFHS     First Franklin Corp.                0.00         NM        NA   32.78    4,571
   FNGB     First Northern Capital Corp.        0.02     403.85        NA   33.69    3,138
   HALL     Hallmark Capital Corp.                NA         NA        NA   29.34       NA
   MFBC     MFB Corp.                           0.00         NM        NA   51.00    4,098
   MWBI     Midwest Bancshares Inc.             0.06      85.71    -13.61   31.03    3,797
   NEIB     Northeast Indiana Bancorp             NA         NA        NA   38.41       NA

            Average                             0.02     188.72    -13.61   35.93    4,270
            Median                              0.01      85.71    -13.61   34.81    4,098
            High                                0.07     403.85    -13.61   51.00    5,745
            Low                                -0.04      76.60    -13.61   29.34    3,138

ALL THRIFTS  (365)
            Average                             0.07     144.13     -4.04   28.83    4,318

MIDWEST THRIFTS  (139)
            Average                             0.09     189.02     -4.38   35.03    3,904

INDIANA THRIFTS  (25)
            Average                             0.09     218.85     -7.45   38.07    3,509


                                   EXHIBIT 48


KELLER & COMPANY
Dublin, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CALCULATION

                  Lincoln Federal Savings Bank/Lincoln Bancorp
                       Stock Prices as of August 14, 1998



Valuation assumptions:                                                          Comparable Group                  All Thrifts
                                           Symbol              Value          Average       Median        Average        Median
                                         ----------      ----------------  ------------------------------------------ --------------
Post conv. price to earnings                 P/E                     17.51         15.63         15.72          20.40         17.59
Post conv. price to book value               P/B                    68.10%       128.30%       127.42%        146.62%       129.61%
Post conv. price to assets                   P/A                    18.75%        14.00%        14.61%         17.70%        16.58%
Post conv. price to core earnings           P/CE                     18.38         16.92         17.10          22.78         18.68
Pre conversion earnings ($)                   Y        $         2,467,000   For the twelve months ended June 30, 1998
Pre conversion book value ($)                 B        $        42,795,000   At June 30, 1998.
Pre conversion assets ($)                     A        $       304,500,000   At June 30, 1998.
Pre conversion core earnings ($)             CY        $         2,284,000   For the twelve months ended June 30, 1998
Conversion expense (%)                        X                      2.07%
Fixed asset allocation  (%)                  FA                      0.00%
ESOP stock purchase  (%)                      E                      8.00%
ESOP cost of borrowings, net (%)              S                      0.00%
ESOP term of borrowings (yrs.)                T                         20
RRP amount  (%)                               M                      4.00%
RRP term  (yrs.)                              N                          5
Tax rate (%)                                 TAX                    34.00%
Investment rate of return, net (%)            R                      3.47%
Investment rate of return, pretax (%)                                5.25%
Foundation  (%)                              FDN                     3.70%
Tax benefit  ($)                             BEN       $           850,000

Formulae to indicate value after conversion:

1.  P/E method:     Value  =                                                                         $     67,527,704
P/E*Y                                         =
                                              1-P/E*((1-X-E-M-FDN-FA)*R-(1-TAX)*E/T-(1-TAX)*MN))

2.  P/B method:     Value  =             P/B*(B+BEN)                                   =             $     67,545,204
                                               1-P/B*(1-X-E-M-FDN)

3.  P/A method:     Value  =                 P/A*A                                     =             $     67,506,476
                                               1-P/A*(1-X-E-M-FDN)



VALUATION CORRELATION AND CONCLUSIONS:
                                                                                 Gross Proceeds                Total Number
                                         Shares Offered        Price         of Public   Shares Issued   of Shares        TOTAL
                                             to Public       Per Share                   to Foundation                     VALUE
                                                                             Offering                     Issued

Appraised value - midrange                 6,500,000          $10.00        $65,000,000        250,000      6,750,000  $67,500,000

Minimum - 85% of midrange                  5,487,500          $10.00        $54,875,000        250,000      5,737,500  $57,375,000
Maximum - 115% of midrange                 7,512,500          $10.00        $75,125,000        250,000      7,762,500  $77,625,000
Superrange - 115% of maximum               8,676,875          $10.00        $86,768,750        250,000      8,926,875  $89,268,750







P/E reconciliation:                                          Midpoint         Minimum       Maximum       Supermax

Appraised value                                                 67,500,000    57,375,000    77,625,000     89,268,750
Value from P/E                                                                57,375,000    77,625,000     89,268,750
Value from P/E - CORE                                           67,527,704    57,375,000    77,625,000     89,268,750
                                                                67,545,204    57,375,000    77,625,000     89,268,750
Offering net of foundation                                      65,000,000    54,875,000    75,125,000     86,768,750

EARNINGS                                 Y                       2,467,000     2,467,000     2,467,000      2,467,000
CORE EARNINGS                            CY                      2,284,000     2,284,000     2,284,000      2,284,000
BOOK VALUE                               B                      42,795,000    42,795,000    42,795,000     42,795,000
ASSETS                                   A                     304,500,000   304,500,000   304,500,000    304,500,000
REINV. RATE - NET                        RR                          3.47%         3.47%         3.47%          3.47%
CONV. EXPENSES                           X                           2.07%         0.00%         0.00%          0.00%
TAX RATE                                 TAX                        34.00%        34.00%        34.00%         34.00%
ESOP %                                   E                           8.00%         8.00%         8.00%          8.00%
ESOP COST OF BORR.                       S                           0.00%         0.00%         0.00%          0.00%
ESOP TERM                                T                              20            20            20             20
RRP %                                    M                           4.00%         4.00%         4.00%          4.00%
RRP TERM                                 N                               5             5             5              5
FOUNDATION %                             FDN                         3.70%         3.70%         3.70%          3.70%
TAX BENEFIT                              BEN                       850,000
FIXED ASSETS                             FA                          0.00%
P/E                                      PE                          17.51
P/B                                      PB                         68.10%
P/A                                      PA                         18.75%

                                   EXHIBIT 49


KELLER & COMPANY
Dublin, Ohio
614-766-1426

              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                       Stock Prices as of August 14, 1998



                                                       Market Data                         Pricing Ratios
                                             *                                 *
                                                                      Book             Price/          Price/  Price/
                                             Market  Price/  12 Mo.   Value/   Price/   Book   Price/   Tang.   Core
                                              Value   Share    EPS    Share    Earnings Value  Assets  Bk.     Earnings
                                                                                                        Val.
                                              ($M)     ($)     ($)     ($)       (X)     (%)     (%)     (%)     (%)
                                             --------------------------------- ------------------------------------------

LINCOLN FEDERAL SAVINGS BANK
          Appraised value - midpoint           67.50   10.00    0.59   14.69     17.51   68.10   18.75   68.46   18.38

          Minimum of range                     57.38   10.00    0.65   15.72     15.80   63.61   16.34   63.99   16.64
          Maximum of range                     77.63   10.00    0.54   13.92     19.02   71.82   21.05   72.18   19.92
          Superrange maximum                   89.27   10.00    0.50   13.26     20.57   75.42   23.56   75.76   21.48

ALL THRIFTS  (365)
          Average                             233.78   19.61    1.13   13.90     20.40  146.62   17.70  152.58   22.78
          Median                               56.07   17.13    1.03   13.76     17.59  129.61   16.58  133.85   18.68

INDIANA THRIFTS  (24)
          Average                              54.01   18.71    1.04   14.75     18.50  131.63   16.65  134.15   22.86
          Median                               34.40   17.50    1.17   14.31     16.76  123.50   16.72  134.25   19.33

COMPARABLE GROUP  (10)
          Average                              46.31   16.55    1.08   13.00     15.63  128.30   14.00  131.43   16.92
          Median                               37.03   14.94    1.10   12.10     15.72  127.42   14.61  129.34   17.10

COMPARABLE GROUP
   ASBI   Ameriana Bancorp                     60.18   18.50    1.16   14.03     15.95  131.86   16.03  134.25   18.50
   ASBP   ASB Financial Corp.                  20.44   12.50    0.68   10.68     18.38  117.04   17.79  117.04   18.38
   FFWC   FFW Corp.                            26.79   18.38    1.32   13.12     13.92  140.05   13.18  152.24   15.98
   FFOH   Fidelity Financial of Ohio           86.07   15.38    0.88   11.79     17.47  130.41   16.18  146.57   18.09
   FFHS   First Franklin Corp.                 25.85   14.50    1.04   12.16     13.94  119.24   10.88  119.74   16.11
   FNGB   First Northern Capital Corp.        114.06   12.88    0.72    8.49     17.88  151.65   16.52  151.65   19.22
   HALL   Hallmark Capital Corp.               41.44   14.13    0.97   12.04     14.56  117.32    9.68  117.32   15.69
   MFBC   MFB Corp.                            37.77   23.75    1.29   20.81     18.41  114.13   12.98  114.13   18.85
   MWBI   Midwest Bancshares Inc.              14.18   13.50    1.31   10.85     10.31  124.42    8.90  124.42   12.86
   NEIB   Northeast Indiana Bancorp            36.29   22.00    1.42   16.07     15.49  136.90   17.85  136.90   15.49


                                                   Dividends              Financial Ratios
                                             *                         *

                                              Div./  Dividend Payout   Equity/ Core    Core
                                              Share   Yield  Ratio     Assets  ROAA    ROAE

                                               ($)     (%)    (%)       (%)     (%)     (%)
                                             ------------------------- -----------------------

LINCOLN FEDERAL SAVINGS BANK
          Appraised value - midpoint            0.00    0.00   0.00     27.54    1.05    3.80

          Minimum of range                      0.00    0.00   0.00     25.69    1.00    3.91
          Maximum of range                      0.00    0.00   0.00     29.31    1.09    3.71
          Superrange maximum                    0.00    0.00   0.00     31.24    1.13    3.62

ALL THRIFTS  (365)
          Average                               0.45    1.67  30.64     13.00    0.88    7.77
          Median                                0.30    1.65  30.33     10.71    0.86    7.23

INDIANA THRIFTS  (24)
          Average                               0.30    1.75  31.53     10.81    0.75    5.75
          Median                                0.30    1.55  28.42     11.92    0.80    6.14

COMPARABLE GROUP  (10)
          Average                               0.53    2.12  32.42     10.85    0.85    7.92
          Median                                0.34    2.18  30.29     11.14    0.85    7.93

COMPARABLE GROUP
   ASBI   Ameriana Bancorp                      0.64    3.46  55.17     12.16    0.83    7.28
   ASBP   ASB Financial Corp.                   2.40    3.20  58.82     15.20    0.95    6.09
   FFWC   FFW Corp.                             0.38    2.29  28.41      9.41    0.86    9.02
   FFOH   Fidelity Financial of Ohio            0.30    2.08  34.09     12.41    0.86    6.91
   FFHS   First Franklin Corp.                  0.28    2.07  26.45      9.12    0.70    7.65
   FNGB   First Northern Capital Corp.          0.35    2.80  47.22     10.89    0.91    8.20
   HALL   Hallmark Capital Corp.                0.00    0.00   0.00      7.76    0.62    8.30
   MFBC   MFB Corp.                             0.34    1.43  32.17     11.38    0.78    6.28
   MWBI   Midwest Bancshares Inc.               0.27    2.37  18.32      7.15    0.76   10.90
   NEIB   Northeast Indiana Bancorp             0.34    1.55  23.59     13.04    1.18    8.55


                                   EXHIBIT 50

       KELLER & COMPANY
       Dublin,
       Ohio
       614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Lincoln Federal Savings Bank/Lincoln Bancorp
                           At the MINIMUM of the Range




       1.  Gross Conversion Proceeds

           Minimum market value  (1)                                                         $       54,875,000
                   Less:  Estimated conversion expenses                                               1,304,000

           Net conversion proceeds                                                           $       53,571,000


       2.  Generation of Additional Income

           Net conversion proceeds                                                           $       53,571,000
                   Less:  Proceeds not invested  (2)                                                  4,590,000
           Total conversion proceeds invested                                                $       48,981,000

           Investment rate                                                                                3.47%

           Earnings increase - return on  proceeds invested                                  $        1,697,192
                   Less:  Estimated cost of ESOP borrowings                                                   0
                   Less:  Amortization of ESOP borrowings, net of taxes                                 151,470
                   Less:  RRP expense, net of taxes                                                     302,940

           Net earnings increase                                                             $        1,242,782


       3.  Comparative Earnings
                                                                                                   Regular              Core
                                                                                               -----------------  -----------------

           Before conversion - 12 months ended 06/30/98                                      $        2,467,000          2,284,000
           Net earnings increase                                                                      1,242,782          1,242,782
           After conversion                                                                  $        3,709,782          3,526,782




       4.  Comparative Net Worth  (3)                                           Total              Tangible
                                                                           -----------------   -----------------

           Before conversion - 06/30/98                                  $       42,795,000          42,249,000
           Net cash conversion proceeds  (4)                                     47,408,500          47,408,500
           After conversion                                              $       90,203,500          89,657,500


       5.  Comparative Net Assets

           Before conversion - 06/30/98                                  $      304,500,000
           Conversion proceeds  (5)                                              46,686,000
           After conversion                                              $      351,186,000


(1)  Represents gross proceeds of public offering.
(2)  Includes ESOP and proceeds invested in fixed assets.
(3)  ESOP and RRP are omitted from net worth.
(4)  Includes addition of tax benefit of stock contribution to foundation.
(5) Net cash conversion proceeds less tax benefit of stock contribution to foundation.

                                   EXHIBIT 51
KELLER & COMPANY
Dublin, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Lincoln Federal Savings Bank/Lincoln Bancorp
                          At the MIDPOINT of the Range


       1.  Gross Conversion Proceeds

           Midpoint market value  (1)                                                                 $       65,000,000
                             Less:  Estimated conversion expenses                                              1,400,000

           Net conversion proceeds                                                                    $       63,600,000


       2.  Generation of Additional Income

           Net conversion proceeds                                                                   $        63,600,000
                             Less:  Proceeds not invested  (2)                                                 5,400,000
           Total conversion proceeds invested                                                        $        58,200,000

           Investment rate                                                                                         3.47%

           Earnings increase - return on  proceeds invested                                          $         2,016,630
                             Less:  Estimated cost of ESOP borrowings                                                  0
                             Less:  Amortization of ESOP borrowings, net of taxes                                178,200
                             Less:  RRP expense, net of taxes                                                    356,400

           Net earnings increase                                                                     $         1,482,030


       3.  Comparative Earnings
                                                                                         Regular              Core
                                                                                     -----------------  -----------------

           Before conversion - 12 months ended 06/30/98                           $         2,467,000          2,284,000
           Net earnings increase                                                            1,482,030          1,482,030
           After conversion                                                       $         3,949,030          3,766,030


       4.  Comparative Net Worth  (3)                                                    Total              Tangible
                                                                                    -----------------   -----------------

           Before conversion - 06/30/98                                           $       42,795,000          42,249,000
           Conversion proceeds  (4)                                                       56,350,000          56,350,000
           After conversion                                                       $       99,145,000          98,599,000


       5.  Comparative Net Assets

           Before conversion - 06/30/98                                           $      304,500,000
           Conversion proceeds  (5)                                                       55,500,000
           After conversion                                                       $      360,000,000


(1)  Represents gross proceeds of public offering.
(2)  Includes ESOP and proceeds invested in fixed assets.
(3)  ESOP and RRP are omitted from net worth.
(4)  Includes addition of tax benefit of stock contribution to foundation.
(5) Net cash conversion proceeds less tax benefit of stock contribution to foundation.

                                   EXHIBIT 52


       KELLER & COMPANY
       Dublin, Ohio
       614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Lincoln Federal Savings Bank/Lincoln Bancorp
                           At the MAXIMUM of the Range


       1.  Gross Conversion Proceeds

           Maximum market value  (1)                                                                             $       75,125,000
                                    Less:  Estimated conversion expenses                                                  1,496,000

           Net conversion proceeds                                                                               $       73,629,000


       2.  Generation of Additional Income

           Net conversion proceeds                                                                               $       73,629,000
                                    Less:  Proceeds not invested  (2)                                                     6,210,000
           Total conversion proceeds invested                                                                    $       67,419,000

           Investment rate                                                                                                    3.47%

           Earnings increase - return on  proceeds invested                                                      $        2,336,068
                                    Less:  Estimated cost of ESOP borrowings                                                      0
                                    Less:  Amortization of ESOP borrowings, net of taxes                                    204,930
                                    Less:  RRP expense, net of taxes                                                        409,860

           Net earnings increase                                                                                 $        1,721,278


       3.  Comparative Earnings
                                                                                                Regular              Core
                                                                                            -----------------  -----------------

           Before conversion - 12 months ended 06/30/98                                   $        2,467,000          2,284,000
           Net earnings increase                                                                   1,721,278          1,721,278
           After conversion                                                               $        4,188,278          4,005,278


       4.  Comparative Net Worth  (3)                                                        Total              Tangible
                                                                                            -------------   -----------------

           Before conversion - 06/30/98                                                    $  42,795,000          42,249,000
           Conversion proceeds  (4)                                                           65,291,500          65,291,500
           After conversion                                                                $ 108,086,500         107,540,500


       5.  Comparative Net Assets

           Before conversion - 06/30/98                                                    $      304,500,000
           Conversion proceeds  (5)                                                                64,314,000
           After conversion                                                                $      368,814,000


(1)  Represents gross proceeds of public offering.
(2)  Includes ESOP and proceeds invested in fixed assets.
(3)  ESOP and RRP are omitted from net worth.
(4)  Includes addition of tax benefit of stock contribution to foundation.
(5) Net cash conversion proceeds less tax benefit of stock contribution to foundation.

                                   EXHIBIT 53
       KELLER & COMPANY
       Dublin, Ohio
       614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Lincoln Federal Savings Bank/Lincoln Bancorp
                            At the SUPERRANGE Maximum


       1.  Gross Conversion Proceeds

           Superrange market value  (1)                                                                          $       86,768,750
                              Less:  Estimated conversion expenses                                                        1,606,000

           Net conversion proceeds                                                                               $       85,162,750


       2.  Generation of Additional Income

           Net conversion proceeds                                                                               $       85,162,750
                              Less:  Proceeds not invested  (2)                                                           7,141,500
           Total conversion proceeds invested                                                                    $       78,021,250

           Investment rate                                                                                                    3.47%

           Earnings increase - return on  proceeds invested                                                      $        2,703,436
                              Less:  Estimated cost of ESOP borrowings                                                            0
                              Less:  Amortization of ESOP borrowings, net of taxes                                          235,670
                              Less:  RRP expense, net of taxes                                                              471,339

           Net earnings increase                                                                                 $        1,996,428


       3.  Comparative Earnings
                                                                                        Regular               Core
                                                                                    -----------------   -----------------

           Before conversion - 12 months ended 06/30/98                           $        2,467,000           2,284,000
           Net earnings increase                                                           1,996,428           1,996,428
           After conversion                                                       $        4,463,428           4,280,428


       4.  Comparative Net Worth  (3)                                                   Total             Tangible
                                                                                   -----------------  -----------------

           Before conversion - 06/30/98                                          $       42,795,000         42,249,000
           Conversion proceeds  (4)                                                      75,574,625         75,574,625
           After conversion                                                      $      118,369,625        117,823,625


       5.  Comparative Net Assets

           Before conversion - 06/30/98                                          $      304,500,000
           Conversion proceeds  (5)                                                      74,450,500
           After conversion                                                      $      378,950,500


(1)  Represents gross proceeds of public offering.
(2)  Includes ESOP and proceeds invested in fixed assets.
(3)  ESOP and RRP are omitted from net worth.
(4)  Includes addition of tax benefit of stock contribution to foundation.
(5) Net cash conversion proceeds less tax benefit of stock contribution to foundation.

                                   EXHIBIT 54

KELLER & COMPANY
Dublin, Ohio
614-766-1426



                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT



                                                     Premium or (discount)
                                                     from comparable group.
                                                     --------------------------

                                         Lincoln        Average        Median
                                          Federal

 Midpoint:
    Price/earnings                         17.51 x        12.03%        11.40%
    Price/book value                       68.10 %      (46.92)%      (46.55)%
    Price/assets                           18.75 %        33.95%        28.39%
    Price/tangible book value              68.46 %      (47.91)%      (47.07)%
    Price/core earnings                    18.38 x         8.68%         7.51%




 Minimum of range:
    Price/earnings                         15.80 x         1.11%         0.54%
    Price/book value                       63.61 %      (50.42)%      (50.08)%
    Price/assets                           16.34 %        16.70%        11.86%
    Price/tangible book value              63.99 %      (51.31)%      (50.52)%
    Price/core earnings                    16.64 x       (1.62)%       (2.67)%




 Maximum of range:
    Price/earnings                         19.02 x        21.70%        21.01%
    Price/book value                       71.82 %      (44.02)%      (43.63)%
    Price/assets                           21.05 %        50.35%        44.11%
    Price/tangible book value              72.18 %      (45.08)%      (44.19)%
    Price/core earnings                    19.92 x        17.73%        16.47%




 Super maximum of range:
    Price/earnings                         20.57 x        31.60%        30.85%
    Price/book value                       75.42 %      (41.22)%      (40.81)%
    Price/assets                           23.56 %        68.28%        61.29%
    Price/tangible book value              75.76 %      (42.35)%      (41.42)%
    Price/core earnings                    21.48 x        26.95%        25.59%

                                    EXHIBIT A

                               PROFILE OF THE FIRM

      KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

      Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

      It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM


MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JAMES E. CAMPBELL has over twenty-five years experience in the banking and thrift industry. He served in upper management and was involved in asset and liability management, lending policy, retail management, public policy and Community Reinvestment Act policy.

From 1969 to 1991, Mr. Campbell was employed by National City Bank of Columbus, Ohio. He was appointed Executive Vice President of the Retail Banking Group in 1984. He had management responsibility for 135 banking officers with over 1,500 associates in Central and Southern Ohio. He also managed the consumer and real estate functions of the Bank.

Mr. Campbell became Chairman, President and Chief Executive Officer of Jefferson Savings Bank, West Jefferson, Ohio in 1993 and remained with them until the bank was sold in 1997.

Mr. Campbell graduated from Stonier School of Bank, Rutgers University in 1979.

                                    EXHIBIT B







                                      RB 20
                                  CERTIFICATION



         I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

         (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

         (ii)     violation of securities or commodities laws or regulations;

         (iii)    violation of depository institution laws or regulations;

         (iv)     violation of housing authority laws or regulations;

         (v)      violation  of the  rules,  regulations,  codes or  conduct  or
                  ethics   of   a   self-regulatory    trade   or   professional
                  organization;

         (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

                                                     Conversion Appraiser

September 15, 1998                           /s/ Michael R. Keller
------------------------------              ------------------------------------
                  Date                               Michael R. Keller

                                    EXHIBIT C











                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


         I, Michael R. Keller, being first duly sworn hereby depose and say that:

         The fee which I received directly from the applicant, Lincoln Federal Savings Bank, Plainfield, Indiana, in the amount of $25,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

         Further, affiant sayeth naught.


                                                              MICHAEL R. KELLER


         Sworn to before me and subscribed in my presence this 15th day of September 1998.

                                                              NOTARY PUBLIC